                                                                EXECUTION COPY





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                                CREDIT AGREEMENT
                          Dated as of February 8, 1995

                                      among


                               HEXCEL CORPORATION


                       THE INSTITUTIONS FROM TIME TO TIME
                             PARTY HERETO AS LENDERS

                       THE INSTITUTIONS FROM TIME TO TIME
                          PARTY HERETO AS ISSUING BANKS

                                       and

                               CITICORP USA, INC.
                                    as Agent




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





                              TABLE OF CONTENTS

                                                                        PAGE

                                   ARTICLE I
                                  DEFINITIONS

      1.01.  Certain Defined Terms.........................................  1
      1.02.  Computation of Time Periods................................... 41
      1.03.  Accounting Terms.............................................. 41
      1.04.  Other Definitional Provisions................................. 41
      1.05.  Other Terms................................................... 42

                                  ARTICLE II
                          AMOUNTS AND TERMS OF LOANS

      2.01.  Revolving Credit Facility..................................... 42
      2.02.  Swing Loans................................................... 44
      2.03.  Letters of Credit............................................. 45
      2.04.  Promise to Repay; Evidence of Indebtedness.................... 53
      2.05.  Settlement.................................................... 53
      2.06.  Authorized Officers and Agents................................ 54

                                  ARTICLE III
                           PAYMENTS AND PREPAYMENTS

      3.01.  Prepayments; Reductions in Revolving Credit
                Commitments................................................ 55
      3.02.  Payments...................................................... 57
      3.03.  Taxes......................................................... 62
      3.04.  Increased Capital............................................. 65
      3.05.  Cash Management............................................... 65

                                  ARTICLE IV
                               INTEREST AND FEES

      4.01.  Interest on the Loans and Other Obligations................... 67
      4.02.  Special Provisions Governing Eurodollar Rate
                Loans...................................................... 70
      4.03.  Fees.......................................................... 73

                                   ARTICLE V
                   CONDITIONS TO LOANS AND LETTERS OF CREDIT

      5.01.  Conditions Precedent to the Initial Loans and
                Letters of Credit.......................................... 74
      5.02.  Conditions Precedent to All Subsequent Revolving
                Loans, Swing Loans and Letters of Credit................... 78

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                                                                        PAGE

                                  ARTICLE VI
                        REPRESENTATIONS AND WARRANTIES

      6.01.  Representations and Warranties of the Borrower................ 80

                                  ARTICLE VII
                              REPORTING COVENANTS

      7.01.  Financial Statements.......................................... 94
      7.02.  Borrowing Base Certificate.................................... 97
      7.03.  Events of Default............................................. 97
      7.04.  Lawsuits...................................................... 97
      7.05.  Insurance..................................................... 98
      7.06.  ERISA Notices................................................. 98
      7.07.  Environmental Notices........................................ 100
      7.08.  Labor Matters................................................ 101
      7.09.  Public Filings and Reports................................... 101
      7.10.  Bank Accounts................................................ 102
      7.11.  Government Contracts......................................... 102
      7.12.  Other Information............................................ 102

                                 ARTICLE VIII
                             AFFIRMATIVE COVENANTS

      8.01.  Corporate Existence, Etc......................................102
      8.02.  Corporate Powers; Conduct of Business, Etc....................103
      8.03.  Compliance with Laws, Etc.....................................103
      8.04.  Payment of Taxes and Claims; Tax Consolidation................103
      8.05.  Insurance.....................................................103
      8.06.  Inspection of Property; Books and Records;
                Discussions................................................104
      8.07.  Insurance and Condemnation Proceeds...........................105
      8.08.  ERISA Compliance..............................................106
      8.09.  Foreign Employee Benefit Plan Compliance......................106
      8.10.  Maintenance of Property.......................................106
      8.11.  Condemnation..................................................106
      8.12.  Future Liens on Real Property.................................106
      8.13.  Future Liens on Personal Property.............................107
      8.14.  Rights Offering...............................................107
      8.15.  Landlord Waivers..............................................108
      8.16.  Government Contracts..........................................108
      8.17.  Environmental Compliance......................................108
      8.18.  Interest Rate Contracts.......................................108
      8.19.  Hexcel Lyon Subordinated Note.................................108
      8.20.  Post-Closing Deliveries.......................................108

                                  ARTICLE IX
                              NEGATIVE COVENANTS

      9.01.  Indebtedness..................................................109

                                                                        PAGE


      9.02.  Sales of Assets...............................................111
      9.03.  Liens.........................................................112
      9.04.  Investments...................................................113
      9.05.  Accommodation Obligations.....................................114
      9.06.  Restricted Junior Payments....................................115
      9.07.  Conduct of Business...........................................115
      9.08.  Transactions with Affiliates..................................116
      9.09.  Restriction on Fundamental Changes............................116
      9.10.  Sales and Leasebacks; Operating Leases........................116
      9.11.  Margin Regulations; Securities Laws...........................117
      9.12.  ERISA.........................................................117
      9.13.  Issuance or Sale of Capital Stock.............................118
      9.14.  Constituent Documents.........................................118
      9.15.  Fiscal Year...................................................118
      9.16.  Cancellation of Debt; Prepayment..............................119
      9.17.  Environmental Matters.........................................119
      9.18.  Cash Management...............................................119
      9.19.  Unrestricted Subsidiary.......................................119
      9.20.  Accounting Changes............................................119


                                   ARTICLE X
                              FINANCIAL COVENANTS

      10.01.  Minimum Net Worth............................................120
      10.02.  Minimum Fixed Charge Coverage Ratio..........................120
      10.03.  Minimum Interest Coverage Ratio..............................121
      10.04.  Minimum Cash Flow............................................121
      10.05.  Maximum Capital Expenditures.................................122

                                  ARTICLE XI
                    EVENTS OF DEFAULT; RIGHTS AND REMEDIES

      11.01.  Events of Default............................................122
      11.02.  Rights and Remedies..........................................126
      11.03.  The Cash Collateral Account; the Investment
                  Account..................................................127

                                  ARTICLE XII
                                   THE AGENT
      12.01.  Appointment..................................................129
      12.02.  Nature of Duties.............................................130
      12.03.  Rights, Exculpation, Etc.....................................131
      12.04.  Reliance.....................................................131
      12.05.  Indemnification..............................................132
      12.06.  Citicorp Individually........................................132
      12.07.  Successor Agent; Resignation of Agent........................132
      12.08.  Relations Among Lenders......................................133
      12.09.  Concerning the Collateral and the Loan
                  Documents................................................133

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                                                                        PAGE

                                 ARTICLE XIII
                                 MISCELLANEOUS

      13.01.  Assignments..................................................136
      13.02.  Expenses.....................................................140
      13.03.  Indemnity....................................................141
      13.04.  Change in Accounting Principles..............................142
      13.05.  Setoff.......................................................142
      13.06.  Ratable Sharing..............................................143
      13.07.  Amendments and Waivers.......................................144
      13.08.  Notices......................................................146
      13.09.  Survival of Warranties and Agreements........................146
      13.10.  Failure or Indulgence Not Waiver; Remedies
                  Cumulative...............................................146
      13.11.  Marshalling; Payments Set Aside..............................147
      13.12.  Severability.................................................147
      13.13.  Headings.....................................................147
      13.14.  Governing Law................................................147
      13.15.  Limitation of Liability......................................147
      13.16.  Successors and Assigns.......................................148
      13.17.  Certain Consents and Waivers.................................148
      13.18.  Counterparts; Effectiveness; Inconsistencies.................149
      13.19.  Limitation on Agreements.....................................149
      13.20.  Confidentiality..............................................149
      13.21.  Entire Agreement.............................................150
      13.22.  Termination..................................................150



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                                  EXHIBITS

Exhibit A  --     Form of Assignment and Acceptance

Exhibit B  --     Form of Collection Account Agreement

Exhibit C  --     Form of Borrowing Base Certificate

Exhibit D  --     Form of Notice of Borrowing

Exhibit E  --     Form of Notice of Conversion/Continuation

Exhibit F  --     List of Closing Documents

Exhibit G  --     Form of Officer's Certificate to Accompany Reports

Exhibit H  --     Form of Swing Loan Note

Exhibit I  --     Form of Revolving Loan Note

Exhibit J  --     Form of Borrower Security Agreement

Exhibit K  --     Form of Subsidiary Guaranty

Exhibit L  --     Form of Borrower Trademark Security Agreement

Exhibit M  --     Form of Borrower Patent Security Agreement

Exhibit N  --     Form of Borrower Pledge Agreement

Exhibit O  --     Form of Subsidiary Security Agreement

Exhibit P  --     Form of Hexcel Lyon Subordinated Note

                                  SCHEDULES

Schedule 1.01.1         --    Initial Projections

Schedule 1.01.2         --    Sources and Uses

Schedule 1.01.3         --    Permitted Existing Accommodation Obligations

Schedule 1.01.4         --    Permitted Existing Indebtedness

Schedule 1.01.5         --    Permitted Existing Investments

Schedule 1.01.6         --    Permitted Existing Liens

Schedule 1.01.7         --    Existing Industrial Revenue Development Bonds

Schedule 6.01-C         --    Authorized, Issued and Outstanding Capital Stock;

                              Subsidiaries



Schedule 6.01-D         --    Conflicts with Contractual Obligations and

                              Requirements of Law

Schedule 6.01-E         --    Governmental Consents

Schedule 6.01-I         --    Litigation; Adverse Effects

Schedule 6.01-K         --    Tax Payments

Schedule 6.01-O         --    Environmental Matters

Schedule 6.01-P         --    ERISA Matters

Schedule 6.01-R         --    Labor Matters

Schedule 6.01-U         --    Patent, Trademark & Permits

Schedule 6.01-V         --    Assets and Properties

Schedule 6.01-W         --    Insurance

Schedule 6.01-Y         --    Transactions with Affiliates

Schedule 6.01-Z         --    Collection Account Banks; Bank Accounts

Schedule 6.01-AA        --    Outstanding Letters of Credit


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Schedule 6.01-BB        --    Government Contracts

Schedule 9.01           --    BNP Letters of Credit

Schedule 9.02           --    Properties to be Sold

Schedule 9.13           --    Management Incentive Plans

Schedule 9.16           --    Existing Industrial Revenue Bond Payments

                                                      EXECUTION COPY


                               CREDIT AGREEMENT


            This Credit Agreement dated as of February 8, 1995 (as amended, supplemented or otherwise modified from time to time, this "AGREEMENT") is entered into among Hexcel Corporation, a Delaware corporation (with its successors and permitted assigns, the "BORROWER"), the institutions from time to time party hereto as Lenders, whether by execution of this Agreement or an Assignment and Acceptance, the institutions from time to time party hereto as Issuing Banks, whether by execution of this Agreement or an Assignment and Acceptance and Citicorp USA, Inc. ("Citicorp"), in its separate capacity as agent for the Lenders and Issuing Banks (with its successors in such capacity, the AGENT").


                                   ARTICLE I
                                  DEFINITIONS

            1.01. CERTAIN DEFINED TERMS. In addition to the terms defined above, the following terms used herein shall have the following meanings, applicable both to the singular and the plural forms of the terms defined:

            "ACCOMMODATION OBLIGATION" means any Contractual Obligation, contingent or otherwise, of one Person with respect to any Indebtedness, obligation or liability of another, if the primary purpose or intent thereof by the Person incurring the Accommodation Obligation is to provide assurance to the obligee of such Indebtedness, obligation or liability of another that such Indebtedness, obligation or liability shall be paid or discharged, or that any agreements relating thereto shall be complied with, or that the holders thereof shall be protected (in whole or in part) against loss in respect thereof including, without limitation, direct and indirect guarantees, endorsements (except for collection or deposit in the ordinary course of business), notes co-made or discounted, recourse agreements, take-or-pay agreements, keep-well agreements, agreements to purchase security therefor (other than such agreements to purchase in the ordinary course of business) or to provide funds for the payment or discharge thereof, agreements to maintain solvency, assets, level of income, or other financial condition, and agreements to make payment other than for value received.

            "ADVANCE" means advance in the principal amount of $41,000,000 to be made to the Borrower by Mutual Series pursuant to the terms of the Standby Commitment Documents.

            "AFFILIATE" of any specified Person means any other Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person, (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock or other equity interest of such specified Person or (iii) of which 5% or more of the Voting Stock or other equity interest is beneficially owned or held by such specified Person or a Subsidiary of such specified Person; PROVIDED, HOWEVER, that American Body Armor and Equipment, Inc. shall not be deemed an Affiliate of the Borrower for purposes of this definition and PROVIDED, FURTHER, that Hexcel Foundation shall not be deemed an Affiliate of the Borrower for so long as it maintains its status as a not-for-profit corporation for purposes of California law. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "AGENT" is defined in the preamble hereto and shall include any successor Agent appointed pursuant to SECTION 12.07.

            "AGENT'S ACCOUNT" means the Agent's account number 4058-5488
(CUSA funding account re: Hexcel Corporation) maintained at the office of Citibank at 399 Park Avenue, 10th Floor, New York, New York 10043, Attention:
Patricia Ellis or such other deposit account as the Agent may from time to time specify in writing to the Borrower and the Lenders.

            "ALTERNATIVE CURRENCY" means lawful currency other than Dollars which is freely convertible into Dollars.

            "APPLICABLE LENDING OFFICE" means, with respect to a particular Lender, its Eurodollar Lending Office in respect of provisions relating to Eurodollar Rate Loans and its Domestic Lending Office in respect of provisions relating to Base Rate Loans.

            "APPRAISED VALUE" means, with respect to any Equipment, personal property or Real Property of the Borrower or any of the Restricted Subsidiaries, the value of such Property as set forth on (i) the fixed asset appraisal dated January, 1995 prepared by Binswanger with respect to personal property and Equipment and (ii) the fixed asset appraisal dated December, 1994 prepared by Accuval Associates Incorporated with respect to Real Property, or on any subsequent fixed asset appraisals with respect to personal property, Equipment and Real Property delivered to the Agent by the Borrower prepared by such firms or another appraisal firm acceptable to the Agent in form, scope and substance satisfactory to the Agent or as otherwise determined by the Agent in its sole discretion.

            "ASSIGNMENT AND ACCEPTANCE" means an Assignment and Acceptance in substantially the form of EXHIBIT A attached hereto and made a part hereof (with blanks appropriately completed) delivered to the Agent in connection with an assignment of a Lender's interest hereunder in accordance with the provisions of SECTION 13.01.

            "ASSIGNMENT OF CLAIMS ACT" has the meaning ascribed to such term in SECTION 8.16.

            "AVAILABILITY RESERVES" means, at any time, as of three days after the date of written notice of any determination thereof to the Borrower by the Agent (or such later date set forth in such notice), such amounts as the Agent, in the exercise of its sole discretion exercised in a commercially reasonable manner, may from time to time establish against the Revolving Credit Availability that are needed to (i) preserve the value of, or the Agent's Lien on, the Collateral or (ii) reflect future liabilities of the Borrower. Availability Reserves shall include (A) at all times an amount equal to the aggregate amount of interest payable with respect to each of the Existing IRDBs on the next interest payment date for each such Existing IRDB as reported to the Agent by the Borrower on or prior to the Closing Date and following each interest payment made with respect thereto at all times after the Closing Date, and (B) an amount (determined in a manner acceptable to the Agent) equal to the lower of (I) the Fair Market Value of any portion of Eligible Real Property or Eligible Equipment purchased with proceeds of the Existing IRDBs (or industrial development bonds refinanced with the Existing IRDBs) and (II) the aggregate amount of outstanding principal and interest payable with respect to the Existing IRDBs issued in connection with Eligible Real Property.

            "BANKRUPTCY CODE" means Title 11 of the United States Code (11 U.S.C. Sections 101 ET SEQ.), as amended from time to time, and any successor statute.

            "BANKRUPTCY COURT" means the United States Bankruptcy Court for the Northern District of California.

            "BASE RATE" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the highest of:

            (i) the rate of interest announced publicly by Citibank in New York, New York from time to time, as Citibank's base rate; and

          (ii) the sum (adjusted to the nearest one quarter of one percent (0.25%) or, if there is no nearest one quarter of one percent (0.25%), to the next higher one quarter of one percent (0.25%)) of (A) one half of one percent (0.50%) per annum PLUS (B) the rate per annum obtained by dividing (I) the latest three-week moving average of secondary market

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      morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday (or, if such day is not a Business Day, on the next preceding Business Day) by Citibank on the basis of such rates reported by certificate of deposit dealers to, and published by, the Federal Reserve Bank of New York, or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three (3) New York certificate of deposit dealers of recognized standing selected by Citibank, by (II) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank in respect of liabilities which consist of or which include (among other liabilities) three-month Dollar nonpersonal time deposits in the United States PLUS (C) the average during such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring Dollar deposits of Citibank in the United States; and

            (iii) the sum of (A) one half of one percent (0.50%) per annum PLUS (B) the Federal Funds Rate in effect from time to time during such period.

            "BASE RATE LOANS" means all Loans which bear interest at a rate determined by reference to the Base Rate as provided in SECTION 4.01(a).

            "BASE RATE MARGIN" means one and one-half percent (1.5%) per annum; PROVIDED, HOWEVER, so long as no Event of Default has occurred and is continuing under the Loan Documents, the Base Rate Margin shall be reduced (i) to 1.25% per annum beginning on the first day of the month following the month during which financial statements are required to be delivered pursuant to
SECTION 7.01 covering any fiscal period in which the Borrower maintains a Level I Status and ending on the last day of the month during which financial statements are required to be delivered pursuant to SECTION 7.01 covering any fiscal period in which the Borrower no longer maintains a Level I Status and
(ii) to one percent ( 1.0%) per annum beginning on the first day of the month following the month during which financial statements are required to be delivered pursuant to SECTION 7.01 covering any fiscal period in which the Borrower maintains a Level II Status and ending on the last day of the month during which financial statements are required to be delivered pursuant to SECTION 7.01 covering any fiscal period in which the Borrower no longer maintains a Level II Status.

            "BENEFIT PLAN" means a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which the Borrower or any ERISA Affiliate is, or within the immediately preceding three
(3) years was, an "employer" as defined in Section 3(5) of ERISA.

            "BNP" means Banque Nationale de Paris acting through its San Francisco agency and its successors.

            "BNP COLLATERAL AGREEMENT" means the Collateral Agreement dated as of the Reorganization Effective Date between the Borrower and BNP as the same may be amended, supplemented or otherwise modified from time to time.

            "BNP LETTERS OF CREDIT" means the letters of credit issued by BNP for the account of the Borrower as credit support for the Existing IRDBs, as such letters of credit have been modified or extended through the Closing Date.

            "BNP LETTER OF CREDIT REIMBURSEMENT AGREEMENT" means the Restated and Amended Reimbursement Agreement dated as of the Reorganization Effective Date between BNP and the Borrower as the same may be amended, supplemented or otherwise modified from time to time.

            "BNP LETTER OF CREDIT DOCUMENTS" means the BNP Letters of Credit, the BNP Letter of Credit Reimbursement Agreement, the BNP Collateral
Agreement, the Escrow Agreement (as defined in the BNP Collateral Agreement) and all other documents or instruments entered into in connection with the BNP Letter of Credit Reimbursement Agreement.

            "BORROWER PATENT SECURITY AGREEMENT" means the patent security agreement by and between the Borrower and the Agent substantially in the form of Exhibit M hereto, as such patent security agreement may be amended, supplemented or otherwise modified from time to time.

            "BORROWER PLEDGE AGREEMENT" means the pledge agreement by and between the Borrower and the Agent substantially in the form of Exhibit N hereto, as such pledge agreement may be amended, supplemented or otherwise modified from time to time.

            "BORROWER SECURITY AGREEMENT" means the security agreement by and between the Borrower and the Agent substantially in the form of Exhibit J hereto, as such security agreement may be amended, supplemented or otherwise modified from time to time.

            "BORROWER TRADEMARK SECURITY AGREEMENT" means the trademark security agreement by and between the Borrower and the Agent substantially in the form of Exhibit L hereto, as such trademark security agreement may be amended, supplemented or otherwise modified from time to time.

            "BORROWING" means a borrowing consisting of Loans of the same type made on the same day.

            "BORROWING BASE" means, as of any date of determination, an amount equal to the sum of the following:

            (i) up to eighty-five percent (85%) of the face amount of Eligible Receivables (net of maximum discounts, allowances, retainage and any other amounts adjusted or deferred with respect thereto) of the Borrower at such time;

            (ii) the lesser of (A) $16,500,000 and (B) up to the percentages set forth opposite each type of Eligible Inventory set forth below:

            TYPE OF ELIGIBLE INVENTORY                    PERCENTAGE

                  Eligible Finished Goods                       50 %
                  Eligible Raw Materials                        55 %
                  Eligible Work in Process                      10 %;

      PROVIDED, HOWEVER, in connection with Eligible Inventory manufactured or used in the manufacturing process at the Borrower's Seguin, Texas plant, such percentages for Eligible Finished Goods, Eligible Raw Materials and Eligible Work in Process shall be up to 55%, 65% and 30%, respectively.

            (iii) (A) up to seventy percent (70%) of the Appraised Value of Eligible Equipment owned by the Borrower as of the review date contained in the most recent fixed asset appraisals delivered to the Agent prior to the Closing Date and at such time, PLUS (B) up to seventy percent
      (70%) of the Appraised Value of Eligible Equipment purchased by the Borrower during the period beginning immediately after the review date contained in the most recent fixed asset appraisals delivered to the Agent prior to the Closing Date and ending 18 months after the Closing Date and owned at such time, PLUS (C) up to fifty percent (50%) of the Appraised Value of Eligible Real Property of the Borrower in which the Borrower has a fee, leasehold or equitable interest on the Closing Date and at such time, PLUS (D) up to the lesser of (a) $3,000,000 and (b) fifty percent (50%) of (I) EBITDA of Hexcel Lyon for the most recently ended four fiscal quarter period ending on the last day of the second fiscal quarter and the fourth fiscal quarter of each Fiscal Year (or such interim rolling four fiscal quarter period as the Agent may select in its sole discretion) MULTIPLIED BY two
      (2) MINUS (II) the average Indebtedness for borrowed money and any guarantees of Indebtedness for borrowed money outstanding of Hexcel Lyon during the four fiscal quarter period ending on such date, all as calculated by the Agent in its sole discretion based on the average exchange rates in effect during such four fiscal quarter period;
      PROVIDED, HOWEVER, in no case shall the aggregate amount of this clause (iii) exceed the Maximum Fixed Asset Availability applicable at such time.

For purposes of this definition, Eligible Receivables, Eligible Equipment, Eligible Real Property, each type of Eligible Inventory and the Hexcel Lyon Capital Stock Valuation, as of any date of determination, shall be determined after deduction of all Eligibility Reserves then in effect with respect to such items.

            "BORROWING BASE CERTIFICATE" means a certificate, in substantially the form of Exhibit C attached hereto and made a part hereof, setting forth Eligible Receivables, Eligible Equipment, Eligible Real Property, each type of Eligible Inventory and the Hexcel Lyon Capital Stock Valuation.

            "BUSINESS DAY" means a day, in the applicable local time, which is not a Saturday or Sunday or a legal holiday and on which banks are not required or permitted by law or other governmental action to close (i) in New York, New York or (ii) in the case of Eurodollar Rate Loans, in London, England or (iii) in the case of Letter of Credit transactions for a particular Issuing Bank, in the place where its office for issuance or administration of the pertinent Letter of Credit is located.

            "CAPITAL EXPENDITURES" means, for any period, the aggregate of all expenditures (whether payable in cash or other Property or accrued as a liability (but without duplication)) during such period that, in conformity with GAAP, are required to be included in or reflected by the Borrower's or any of the Restricted Subsidiaries' fixed asset accounts as reflected in any of their respective balance sheets; PROVIDED, HOWEVER, (i) Capital Expenditures shall include (A) that portion of Capital Leases which is incurred and capitalized during such period on the balance sheet of the Borrower and the Restricted Subsidiaries and (B) expenditures for Equipment which is purchased simultaneously with the trade-in or disposal of existing Equipment owned by the Borrower or any of the Restricted Subsidiaries, to the extent the gross purchase price of the purchased Equipment exceeds the actual value attributed to such Equipment at the time of such trade-in or disposal; and (ii) Capital Expenditures shall exclude expenditures made in connection with the replacement or restoration of Property, to the extent reimbursed or financed from insurance or condemnation proceeds and permitted pursuant to SECTION 8.07.

            "CAPITAL LEASE", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

            "CAPITAL STOCK", with respect to any Person, means any capital stock of such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

            "CASE" means the case under Chapter 11 of the Bankruptcy Code commenced by the Borrower in the Bankruptcy Court, styled In re Hexcel Corporation, Case No. 93-48535 T (Chapter 11), in respect of which the Borrower will seek to obtain the Confirmation Order.

            "CASH COLLATERAL" means cash or Cash Equivalents held by the Agent, any of the Issuing Banks or any of the Lenders as security for the Obligations.

            "CASH COLLATERAL ACCOUNT" means an interest bearing account at Citibank's offices in New York, New York in which Cash Collateral of the Borrower shall be deposited. The Cash Collateral Account shall be under the sole dominion and control of the Agent, PROVIDED that all amounts deposited therein shall be held by the Agent for the benefit of the Agent, the Lenders and the Issuing Banks and shall be subject to the terms of SECTION 11.03.

            "CASH EQUIVALENTS" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government; (ii) domestic and Eurodollar certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations), which, at the time of acquisition, are rated A-1 (or better) by Standard & Poor's Corporation (or its successors) or P-1 (or better) by Moody's Investors Service, Inc. (or its successors); (iii) commercial paper of United States and foreign banks and bank holding companies and their subsidiaries and United States and foreign finance, commercial industrial or utility companies which, at the time of acquisition, are rated A-1 (or better) by Standard & Poor's Corporation (or its successors) or P-1 (or better) by Moody's Investors Service, Inc. (or its successors); (iv) marketable direct obligations of any state of the United States of America or any political subdivision of any such state given on the date of such investment the highest credit rating by Moody's Investor Service, Inc. (or its successors) and Standard & Poor's Corporation (or its successors); and (v) reverse purchase agreements covering obligations of the type specified in clause (i); PROVIDED, that the maturities of any such Cash Equivalents referred to in clauses (i) through (v) shall not exceed one hundred eighty (180) days.

            "CASH INTEREST EXPENSE" means, for any period on a combined basis for any Person, all of the following as determined in conformity with GAAP, (i) total interest expense, whether paid or accrued (without duplication) (including the interest component of Capital Lease obligations for such period), including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Interest Rate Contracts, but excluding, however, (w) interest accrued prior to the Reorganization Effective Date and paid on the Reorganization Effective Date in respect of Indebtedness repaid or extinguished on the Reorganization Effective Date, (x) amortization of discount, (y) interest paid in property other than cash and (z) any other interest expense not payable in cash, MINUS (ii) any net payments received during such period under Interest Rate Contracts.

            "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601 ET SEQ., as amended, any successor statutes, and any regulations or legally enforceable guidelines promulgated thereunder.

            "CERCLIS" is defined in SECTION 6.01(o).

            "CHANGE OF CONTROL" means (i) a Person or entity or group of Persons or entities (other than Mutual Series) acting in concert, shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the beneficial owner (within the meaning of Rule 13d.3 under the Securities Exchange Act of 1934, as amended) of securities of the Borrower representing more than the greater of (a) 20% of the Borrower's Voting Stock and (b) the percentage of the Borrower's Voting Stock beneficially owned by Mutual Series after giving effect to such purchases; or
(ii) the Borrower shall cease to own and control 100% of the outstanding Capital Stock of each Guarantor.

            "CHANGE OF CONTROL EVENT" means the occurrence and continuance of a Change of Control; PROVIDED, HOWEVER, if a Change of Control of the type described in CLAUSE (i) of the definition of Change of Control shall have occurred and be continuing, such Change of Control shall not constitute a Change of Control Event until the earlier to occur of the following: (i) 60 days after the Agent or the Requisite Lenders shall have given written notice to the Borrower that a Change of Control Event will occur in 60 days and (ii) 90 days after the Borrower knows of such Change of Control.

            "CITIBANK" means Citibank, N.A., a national banking association, and its successors and Subsidiaries.

            "CLAIM" means any claim or demand, by any Person, of whatsoever kind or nature for any alleged Liabilities and Costs, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, Permit, ordinance or regulation, common law or otherwise.

            "CLASS" shall have the meaning ascribed to such term in the Plan of Reorganization.

            "CLOSING DATE" means the initial Funding Date of the Loans.

            "COLLATERAL" means all Property and interests in Property now owned or hereafter acquired by the Borrower or any of its Subsidiaries upon which a Lien is granted under any of the Loan Documents.

            "COLLECTION ACCOUNT AGREEMENT" means a collection account agreement executed by each Collection Account Bank, the Borrower and the Agent substantially in the form of EXHIBIT B (with such changes thereto requested by the Collection Account Bank as may be acceptable to the Agent and the Borrower), as such agreement may be amended, supplemented or otherwise modified from time to time.

            "COLLECTION ACCOUNT BANK" means each bank identified as such on
SCHEDULE 6.01-Z, as such schedule may be modified from time to time pursuant to SECTION 7.10, that has executed a Collection Account Agreement, at which the Borrower deposits proceeds of Collateral.

            "COLLECTION ACCOUNTS" means, collectively, the collection accounts established at the Collection Account Banks; and "COLLECTION ACCOUNT" means any one of the Collection Accounts.

            "COMMERCIAL LETTER OF CREDIT" means any documentary letter of credit issued by an Issuing Bank pursuant to SECTION 2.03 for the account of the Borrower, which is drawable upon presentation of documents evidencing the sale or shipment of goods purchased by the Borrower in the ordinary course of its business.

            "COMPLIANCE CERTIFICATE" is defined in SECTION 7.01(d).

            "CONCENTRATION ACCOUNT" means account number 4066-6421 (CUSA-f.a.o. Hexcel Corporation) of the Borrower at the offices of Citibank at 399 Park Avenue, 10th Floor, New York, New York 10043, Attention: Patricia Ellis, into which all funds from the

Collection Accounts shall be transferred on a daily basis in accordance with
SECTION 3.05. The Concentration Account shall be under the sole dominion and control of the Agent; PROVIDED that all amounts deposited therein shall be held by the Agent as Cash Collateral for the benefit of the Agent, the Lenders, the Issuing Banks and the other Holders and shall be subject to the terms of this Agreement.

            "CONFIRMATION ORDER" means an order of the Bankruptcy Court entered pursuant to Sections 1129 and 1141 of the Bankruptcy Code confirming the Plan of Reorganization.

            "CONSTITUENT DOCUMENT" means, with respect to any entity, (i) the articles/certificate of incorporation (or the equivalent organizational documents) of such entity, (ii) the by-laws (or the equivalent governing documents) of such entity and (iii) any document setting forth the designation, amount and/or relative rights, limitations and preferences of any class or series of such entity's Capital Stock.

            "CONTAMINANT" means any pollutant, hazardous substance, radioactive substance, toxic substance, hazardous waste, radioactive waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls (PCBs), or any hazardous or toxic constituent thereof and includes, but is not limited to, as these terms are defined under Environmental, Health or Safety Requirements of Law.

            "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any Securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

            "CUMULATIVE CASH FLOW" means, with respect to the Borrower and the Restricted Subsidiaries for any period, (i) EBITDA of the Borrower and the Restricted Subsidiaries for such period, MINUS (ii) current federal, state and local income taxes accrued by the Borrower and the Restricted Subsidiaries during such period, MINUS (iii) increases (or PLUS decreases) in Working
Capital of the Borrower and the Restricted Subsidiaries during such period; PROVIDED, that (A) liabilities subject to compromise that are reinstated on the Effective Date and (B) any changes in the classification of liabilities relating to DIC shall not be considered changes in Working Capital, MINUS
(iv) cash charges taken by the Borrower and the Restricted Subsidiaries against restructuring reserves during such period, MINUS (v) bankruptcy reorganization charges taken by the Borrower and the Restricted Subsidiaries in connection with the Case during such period,

MINUS (vi) any extraordinary cash losses of the Borrower and the Restricted Subsidiaries during such period.

            "CURE LOANS" is defined in SECTION 3.02(b)(v)(C).

            "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

            "CUSTOMARY PERMITTED LIENS" means Liens (other than Environmental Liens and Liens in favor of the PBGC)

            (i) with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

          (ii) of landlords arising by statute and Liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

         (iii) incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), deposits for utility services and operating Leases, surety, appeal, customs and performance bonds; PROVIDED that all such Liens do not in the aggregate materially detract from the value of the Borrower's or such Subsidiary's assets or Property or materially impair the use thereof in the operation of the Borrower's and its Subsidiaries' businesses;

            (iv) arising as a result of progress payments under Government Contracts;

          (v) arising with respect to zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges or encumbrances on the use of Real Property which do not materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

            (vi) arising as a result of leases or subleases of Real Property in effect on the Closing Date and any other leases or subleases of Real Property approved by the Agent, PROVIDED that all such Liens do not in the aggregate materially detract from the value of the Borrower's or such Subsidiary's assets or Property or materially impair the use thereof in the operation of the businesses; and

          (vii) constituting the filing of notice financing statements of a lessor's rights in and to personal property leased to the Borrower in the ordinary course of the Borrower's business.

            "DECISION PERIOD" is defined in SECTION 8.07.

            "DEFAULT" means an event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

            "DIC" means the joint venture entered into between the Borrower and Dainippon Ink & Chemicals, Inc. ("Dainippon"), pursuant to that certain Parent Company Agreement dated as of April 17, 1990 under which the Borrower and Dainippon caused Hexcel Technologies, Inc. and DIC Technologies, Inc., (wholly-owned subsidiaries of the Borrower and Dainippon Ink & Chemicals, Inc., respectively) to enter into that certain Participants Agreement dated as of September 14, 1990 pursuant to which Hexcel Technologies, Inc. and DIC Technologies, Inc. formed Hexcel-DIC Partnership ("HDP") and pursuant to which Hexcel Technologies, Inc. and DIC Technologies Inc., caused HDP to form DIC-Hexcel, Ltd. as a wholly-owned subsidiary of HDP.

            "DIP FACILITY" means the Borrower's existing debtor-in-possession facility with The CIT Group/Business Credit, Inc. ("CIT") pursuant to the Debtor in Possession Credit Agreement dated as of December 8, 1993 between the Borrower and CIT, as amended, supplemented or otherwise modified from time to time.

            "DISBURSEMENT ACCOUNT" means the disbursement account of the Borrower designated as such by the Borrower by written notice to the Agent.

            "DISCLOSURE STATEMENT" means the written statement, dated November 7, 1994, as amended, supplemented, or modified from time to time, describing the Plan of Reorganization (and the transactions and events contemplated thereby) that is prepared and distributed in accordance with Sections 1125 and 1126(b) of the Bankruptcy Code and Rule 3018 promulgated thereunder, as amended.

            "DOL" means the United States Department of Labor and any successor department or agency.

            "DOLLARS" and "$" mean the lawful money of the United States.

            "DOLLAR EQUIVALENT" means, with respect to any Alternative
Currency at the time of determination thereof, the equivalent of such currency in Dollars determined at the rate of exchange quoted by the Agent in New York, New York at 11:00 a.m. (New York time) on the date of determination, to prime banks in New York for the spot purchase in the New York foreign exchange market of such amount of Dollars with such Alternative Currency.

            "DOMESTIC LENDING OFFICE" means, with respect to any Lender, such Lender's office, located in the United States, specified as the "Domestic Lending Office" under its name on the signature pages hereof or on the Assignment and Acceptance by which it became a Lender or such other United States office of such Lender as it may from time to time specify by written notice to the Borrower and the Agent.

            "EBITDA" means, for any period on a combined basis for any Person, (i) the sum of the amounts for such period for such Person of (A) Net Income, (B) depreciation and amortization expense, (C) total interest expense,
(D) charges for federal, state, local and foreign income taxes and (E) extraordinary losses (including restructuring charges and bankruptcy reorganization charges in connection with the Case and charges in connection with DIC) which have been deducted in the determination of Net Income, MINUS
(ii) the sum of (A) extraordinary gains not already excluded from the determination of Net Income (including, without limitation, gains in connection with the sale of Property and gains based upon market valuation, GAAP valuation or sale of Securities) and (B) interest and other income, including without limitation, equity income from Unrestricted Subsidiaries (or minus equity loss from Unrestricted Subsidiaries).

            "EQUITY COMMITTEE" means the Official Committee of Equity Security Holders of Hexcel Corporation.

            "ELIGIBILITY RESERVES" means, as of five (5) days after the date of written notice of any determination thereof to the Borrower by the Agent, or to the Borrower and the Agent by the Requisite Lenders, such amounts as the Agent, or the Requisite Lenders, as the case may be, in the exercise of its or their reasonable credit judgment and in accordance with its or their customary criteria, may from time to time establish against the gross amounts of Eligible Receivables, Eligible Equipment, Eligible Real Property and each type of Eligible Inventory or against the Hexcel Lyon Capital Stock Valuation to reflect risks or contingencies arising after the Closing Date which may affect such items and which have not already been taken into account in the determination of Eligible Receivables, Eligible Equipment,

Eligible Real Property, each type of Eligible Inventory, or the Hexcel Lyon Capital Stock Valuation, as the case may be.

            "ELIGIBLE ASSIGNEE" means (i) a Lender or any Affiliate thereof;
(ii) a commercial bank having total assets in excess of $500,000,000; (iii) a finance company, insurance company, other financial institution or fund, reasonably acceptable to the Agent, which is regularly engaged in making, purchasing or investing in loans and having total assets in excess of $500,000,000; (iv) a savings and loan association or savings bank organized under the laws of the United States or any state thereof which has a net worth, determined in accordance with GAAP, in excess of $350,000,000; or (v) a finance company, insurance company, bank, other financial institution or fund acceptable to the Agent which acceptance shall not be unreasonably withheld.

            "ELIGIBLE EQUIPMENT" means any Equipment of the Borrower (i) with respect to which the Agent has a valid and perfected first priority Lien, (ii) with respect to which no warranty contained in any of the Loan Documents has been breached and (iii) which the Agent deems to be Eligible Equipment, based on such credit and collateral considerations as the Agent may deem appropriate.

            "ELIGIBLE FINISHED GOODS" means Inventory of the Borrower which is classified, consistent with past practice, on the Borrower's accounting system as Finished Goods, which is otherwise Eligible Inventory.

            "ELIGIBLE INVENTORY" means Inventory of the Borrower (other than any Inventory which has been consigned to the Borrower) (i) with respect to which the Agent has a valid and perfected first priority Lien, (ii) with respect to which no warranty contained in any of the Loan Documents has been breached,
(iii) which is not in the reasonable opinion of the Agent, obsolete or unmerchantable and (iv) which the Agent deems to be Eligible Inventory, based on such credit and collateral considerations as the Agent may deem appropriate. Eligible Inventory shall be valued at the lower of cost on a first-in, first-out basis or Fair Market Value. No Inventory of the Borrower shall be Eligible Inventory if such Inventory is located, stored, used or held at the premises of a third party unless (A) the Agent shall have received a landlord, bailee or similar letter from such third party in form and substance satisfactory to the Agent and (B) an appropriate UCC-1 financing statement shall have been executed with respect to such location. The Agent reserves the right, in accordance with its customary practices, to create, from time to time, additional categories of ineligible Inventory.

            "ELIGIBLE RAW MATERIALS" means Inventory of the Borrower which is classified, consistent with past practice, on the Borrower's accounting system as Raw Materials, which is otherwise Eligible Inventory.

            "ELIGIBLE REAL PROPERTY" means any Real Property of the Borrower
(i) with respect to which the Agent has a valid and perfected first priority Lien, (ii) with respect to which no warranty contained in any of the Loan Documents has been breached, (iii) with respect to which the Agent has received a fixed asset appraisal in form, scope and substance satisfactory to the Agent and (iv) which the Agent deems to be Eligible Real Property, based on such credit and collateral considerations as the Agent may deem appropriate.

            "ELIGIBLE RECEIVABLE" means each Receivable of the Borrower which, when scheduled to the Agent and at all times thereafter, is not, except as otherwise agreed by the Agent in its sole discretion, of any of the following types:

            (i) (A) it arises out of a sale the original terms of which provide for payment more than 90 days after the date of the original invoice issued by the Borrower in connection with such sale or (B) it is more than 60 days past due, according to the original terms of sale; or

            (ii) it arises out of a sale not made in the ordinary course of the Borrower's business or a sale to a Person which is an Affiliate of the Borrower or controlled by an Affiliate of the Borrower; PROVIDED, HOWEVER, that directors of the Borrower shall not be deemed to be Affiliates for purposes of this clause (ii); or

            (iii) it fails to meet or violates any warranty, representation or covenant contained in this Agreement or any of the other Loan Documents; or

            (iv) the account debtor is also the Borrower's supplier or creditor and (A) the Receivable is or may become subject to any right of setoff by the account debtor, if such account debtor has not entered into an agreement, in form and substance satisfactory to the Agent, with the Agent with respect to the waiver of rights of setoff or (B) the account debtor has disputed liability with respect to such Receivable, or made any claim with respect to any other Receivable due from such account debtor to the Borrower in which case the Receivable shall be ineligible to the extent of such dispute, claim or setoff; or

            (v) the account debtor has filed a petition for bankruptcy or any other petition for relief under the Bankruptcy Code or any similar statute, made an assignment for the benefit of creditors, or if any petition or other application for relief under the Bankruptcy Code or any similar statute has been filed against the account debtor, or if the account debtor has failed, suspended its business operations, become insolvent, suffered a receiver or a trustee to be appointed for any of its assets or affairs, or is generally failing to pay its debts as they become due; provided that the Agent may, in its sole discretion, deem any such Receivable to be an Eligible Receivable if the relevant account debtor has entered into postpetition financing arrangements satisfactory to the Agent; or

            (vi) it arises in respect of a sale to an account debtor outside the United States, unless the account debtor's obligations (or that portion of such obligations which is acceptable to the Agent) with respect to such sale are secured by a letter of credit, guaranty or eligible bankers' acceptance having terms, and from such issuers and confirming banks, as are reasonably acceptable to the Agent; or

            (vii) the sale is on a bill-and-hold, sale conditioned upon future delivery of products, guaranteed sale, sale-and-return, sale on approval, consignment, or any other repurchase or return basis; or

            (viii) the Agent determines and advises the Borrower in writing that, in the exercise of the Agent's reasonable credit judgment, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the account debtor's financial inability to pay; or

            (ix) the account debtor is the United States of America or any department, agency or instrumentality thereof, unless the Borrower or its applicable Subsidiary assigns its right to payment of such Receivable to the Agent pursuant to the Assignment of Claims Act; or

            (x) the goods, the delivery of which has given rise to such Receivable, have not been delivered to and accepted by the account debtor, or the services, the performance of which has given rise to such Receivable, have not been performed by the Borrower and accepted by the account debtor; or

            (xi) the Receivable(s) of the respective account debtor exceed(s) a credit limit determined by the Agent, in the exercise of its reasonable credit judgment, at any time or times hereafter, in which case such Receivable(s) shall be ineligible to the extent such Receivable(s) exceed(s) such limit; or

            (xii) the Agent does not have a senior, perfected security interest in such Receivable or such Receivable is subject to a Lien which is not permitted under SECTION 9.03; or

            (xiii) the account debtor is located in either of the states of New Jersey or Minnesota and the Borrower has not filed and maintained effective a current Business Activity Report with the appropriate Governmental Authority in the state of New Jersey or Minnesota, as applicable, or, with respect to the State of New Jersey, the Borrower has not received and maintained effective a certificate of authority to do business in such state; or

            (xiv) the sale is to an account debtor with respect to which fifty percent (50%) or more of all Receivables owing by such account debtor are ineligible for any reason; or

            (xv) it arises out of or in connection with a retainage or similar arrangement; or

            (xvi) it is deemed ineligible by the Agent in accordance with the Agent's customary criteria.

            "ELIGIBLE WORK IN PROCESS" means Inventory (net of any inventory where progress payments are being received) of the Borrower which is classified, consistent with past practice, on the Borrower's accounting system as Work in Process or Goods in Process, which is otherwise Eligible Inventory.

            "EMT SALE" means the sale by the Borrower of its Chandler, Arizona plant and its EMT technology pursuant to the Asset Purchase Agreement dated as of November 3, 1994 by and between the Borrower and Northrop Grumman Corporation.

            "ENVIRONMENTAL, HEALTH OR SAFETY REQUIREMENTS OF LAW" means all Requirements of Law derived from or relating to federal, state and local laws or regulations relating to or addressing the environment, health or safety, including but not limited to any law, regulation, or order relating to the use, handling, or disposal of any Contaminant, any law, regulation, or order relating to Remedial Action and any law, regulation, or order relating to workplace or worker safety and health, and such Requirements as are promulgated by the specifically authorized Governmental Authority responsible for administering such Requirements, each as from time to time hereafter in effect.

            "ENVIRONMENTAL LIEN" means a Lien in favor of any Governmental Authority for any (i) liabilities under any Environmental, Health or Safety Requirements of Law, or (ii) damages arising from, or costs incurred by such Governmental

Authority in response to, a Release or threatened Release of a Contaminant into the environment.

            "ENVIRONMENTAL PROPERTY TRANSFER ACTS" means any applicable Requirement of Law that conditions, restricts, prohibits or requires any notification or disclosure triggered by the closure of any Property or the transfer, sale or lease of any Property or deed or title for any Property for environmental reasons, including, but not limited to, any so-called "Environmental Cleanup Responsibility Acts" or "Responsible Transfer Acts".

            "EQUIPMENT" means all of the Borrower's and its Subsidiaries' present and future (i) equipment, including, without limitation, machinery, manufacturing, distribution, selling, data processing and office equipment, assembly systems, tools, molds, dies, fixtures, appliances, furniture, furnishings, vehicles, vessels, aircraft, aircraft engines, and trade fixtures,
(ii) other tangible personal Property (other than the Borrower's and its Subsidiaries' Inventory), and (iii) any and all accessions, parts and appurtenances attached to any of the foregoing or used in connection therewith, and any substitutions therefor and replacements, products and proceeds thereof.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

            "ERISA AFFILIATE" means any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Borrower, (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Borrower, and
(iii) member of the same affiliated service group (within the meaning of section 414(m) of the Internal Revenue Code) as the Borrower, any corporation described in clause (i) above or any partnership or trade or business described in clause
(ii) above.

            "EURODOLLAR AFFILIATE" means, with respect to each Lender, the Affiliate of such Lender (if any) set forth below such Lender's name under the heading "Eurodollar Affiliate" on the signature pages hereof or on the Assignment and Acceptance by which it became a Lender or such Affiliate of a Lender as it may from time to time specify by written notice to the Borrower and the Agent.

            "EURODOLLAR INTEREST PAYMENT DATE" means (i) with respect to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and (ii) with respect to any Eurodollar Rate Loan having an Interest Period in excess of three (3) calendar months, the last day of each three (3) calendar month interval during such Interest Period.

            "EURODOLLAR LENDING OFFICE" means, with respect to any Lender, the office or offices of such Lender (if any) set forth below such Lender's name under the heading "Eurodollar Lending Office" on the signature pages hereof or on the Assignment and Acceptance by which it became a Lender or such office or offices of such Lender as it may from time to time specify by written notice to the Borrower and the Agent.

            "EURODOLLAR RATE" shall mean, with respect to any Interest Period applicable to a Borrowing of Eurodollar Rate Loans, (a) an interest rate per annum obtained by DIVIDING (i) the interest rate per annum determined by the Agent to be the average (rounded upward to the nearest whole multiple of one-sixteenth of one percent (0.0625%) per annum if such average is not such a multiple) of the rates per annum specified by notice to the Agent by Citibank as the rates per annum at which deposits in Dollars are offered by the principal office of Citibank in London, England to major banks in the London interbank market at approximately 11:00 a.m. (London time) on the Eurodollar Interest Rate Determination Date for such Interest Period for a period equal to such Interest Period and in an amount substantially equal to the amount of the Eurodollar Rate Loan to be outstanding to Citicorp for such Interest Period, BY (ii) a percentage equal to 100% MINUS the Eurodollar Reserve Percentage PLUS (b) the Eurodollar Rate Margin to such Interest Period. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

            "EURODOLLAR RATE MARGIN" means two and one-half percent (2.50%) per annum; PROVIDED, HOWEVER, so long as no Event of Default has occurred and is continuing, the Eurodollar Rate Margin shall be reduced (i) to two and one-quarter percent (2.25%) per annum beginning on the first day of the month following the month during which financial statements are required to be delivered pursuant to SECTION 7.01 covering any fiscal period in which the Borrower maintains a Level I Status and ending on the last day of the month during which financial statements are delivered pursuant to SECTION 7.01 covering any fiscal period in which the Borrower no longer maintains a Level I Status and (ii) to two percent ( 2.0%) per annum beginning on the first day of the month following the month during which financial statements are delivered pursuant to SECTION 7.01 covering any fiscal period in which the Borrower maintains a Level II Status and ending on the last day of the month during which financial statements are required to be delivered pursuant to SECTION 7.01 covering any fiscal period in which the Borrower no longer maintains a Level II Status.

            "EURODOLLAR RATE LOANS" means those Loans outstanding which bear interest at a rate determined by reference to the Eurodollar Rate and the Eurodollar Rate Margin as provided in SECTION 4.01(a).

            "EURODOLLAR RESERVE PERCENTAGE" means, for any day, that percentage which is in effect on such day, as prescribed by the Federal Reserve Board for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York, New York with deposits exceeding five billion Dollars in respect of "Certificate of Deposit Liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any bank to United States residents).

            "EUROPEAN RESINS SALE" means the sale by the Borrower of its resins business in France, Germany, Italy and Spain to an investor group sponsored by management pursuant to the Stock Purchase Agreement dated as of December 27, 1994 by and between the Borrower and Axson S.A.

            "EVENT OF DEFAULT" means any of the occurrences set forth in
SECTION 11.01 after the expiration of any applicable grace period and the giving of any applicable notice, in each case as expressly provided in SECTION 11.01.

            "EXISTING IRDBS" means the industrial revenue development bonds identified on SCHEDULE 1.01.7.

            "EXISTING JOINT VENTURE" means (i) Knytex, (ii) DIC and (iii)
Fyfe.

            "FAIR MARKET VALUE" means, with respect to any asset or group of assets, the value of the consideration obtainable in a sale of such asset in the open market, assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time, each having reasonable knowledge of the nature and characteristics of such asset, neither being under any compulsion to act, determined (a) in good faith by the board of directors of the Borrower, PROVIDED that the value of any asset or group of assets with a book value of less than $500,000 shall be determined in good faith by the management of the Borrower or (b) in an appraisal of such asset, PROVIDED that such appraisal was performed relatively contemporaneously with such determination of the fair market value by an independent third party appraiser and the basic assumptions underlying such appraisal have not materially changed since the date thereof.

            "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day in New York, New York, for the next preceding Business Day) in New York, New York by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day in New York, New York, the average of the quotations for such day on such transactions received by Citibank from three federal funds brokers of recognized standing selected by the Agent.

            "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System or any Governmental Authority succeeding to its functions.

            "FINAL ORDER" shall have the meaning set forth in the Plan of Reorganization.

            "FISCAL YEAR" means the fiscal year of the Borrower, which shall be the four fiscal quarter period ending on the closest Sunday to December 31 of each calendar year.

            "FIXED CHARGES" means, for any period for any Person, the sum of the amounts for such period of (i) Cash Interest Expense of such Person, (ii) the higher of scheduled or actual payments of principal on Indebtedness of such Person, including, without limitation, the principal component of Capital Lease obligations, the amount of cash payments or sinking fund deposits made or Letters of Credit issued in connection with the BNP Reimbursement Agreement and the amount of payments made to DIC, but excluding Indebtedness repaid or extinguished on the Reorganization Effective Date and (iii) cash dividends paid by the Borrower.

            "FIXED CHARGE COVERAGE RATIO" means, with respect to any period, the ratio of (i) EBITDA of the Borrower and the Restricted Subsidiaries for such period, MINUS Capital Expenditures paid by the Borrower and the Restricted Subsidiaries during such period, MINUS current federal, state and local income taxes accrued by the Borrower and the Restricted Subsidiaries during such period, MINUS Investments made by the Borrower and the Restricted Subsidiaries in Unrestricted Subsidiaries, PLUS Net Cash Proceeds of the type set forth in clause (i) of the definition thereof received after the Closing Date (including, without limitation, Net Cash Proceeds received after the Closing Date in respect of the EMT Sale, the Borrower's domestic resins business and the Graham, Texas Real Property) received during such period to the extent not included in the calculation of EBITDA for such period to (ii) Fixed Charges of the Borrower and the Restricted Subsidiaries for such period.

            "FOREIGN EMPLOYEE BENEFIT PLAN" means any employee benefit plan as defined in Section 3(3) of ERISA which is maintained or contributed to for the benefit of the employees of the Borrower, any of its Subsidiaries or any of its ERISA

Affiliates, but which is not covered by ERISA pursuant to ERISA Section 4(b)(4).

            "FOREIGN PENSION PLAN" means any Foreign Employee Benefit Plan which under applicable local law, is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained by a Governmental Authority.

            "FUNDING DATE" means, with respect to any Loan, the date of the funding of such Loan.

            "FYFE" means the joint venture entered into between the Borrower and Fyfe Associates pursuant to an Agreement dated as of October 13, 1992 for the sale and installation of high strength architectural wrap.

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board, the American Institute of Certified Public Accountants and the Financial Accounting Standards Board or in such other statements by such other entity as may be in general use by significant segments of the accounting profession as in effect on the date hereof (unless otherwise specified pursuant to SECTION 13.04).

            "GENERAL INTANGIBLES" means all of the Borrower's and its Subsidiaries' present and future choses in action, causes of action, and all other intangible personal property of every kind and nature (other than Receivables), including, without limitation, corporate, partnership and other business records, inventions, designs, patents, patent applications, trademarks, service marks, trademark and service mark applications and registrations, trade names, trade secrets, goodwill, registrations, copyrights and copyright applications, licenses, franchises, customer lists, tax refunds, tax refund claims, rights and claims against carriers, shippers, franchisees, lessors, and lessees, and rights to indemnification.

            "GOVERNMENT CONTRACT" means any bid, quotation, proposal, contract, agreement, work authorization, lease, commitment or sale or purchase order of Borrower or its Subsidiaries that is with the United States Government, or any state, local or foreign government, including, without limitation, all contracts and work authorizations to supply goods and services to the United States Government or its agencies.

            "GOVERNMENTAL AUTHORITY" means any nation or government, any federal, state or local government or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to such government or political subdivision.

            "GUARANTOR" means each Restricted Subsidiary party to the Subsidiary Guaranty.

            "HEXCEL ALPHA" means Hexcel Alpha Corp., a Delaware corporation.

            "HEXCEL BETA" means Hexcel Beta Corp., a Delaware corporation.

            "HEXCEL LYON" means Hexcel S.A., a French corporation.

            "HEXCEL LYON CAPITAL STOCK VALUATION" means the value attributable to the Capital Stock of Hexcel Lyon based on the calculations set forth in CLAUSE (iii) (D) of the definition of "BORROWING BASE".

            "HEXCEL LYON SUBORDINATED NOTE" means the subordinated promissory note substantially in the form of EXHIBIT P hereto in the principal amount of $2,613,000, dated the Reorganization Effective Date, payable by the Borrower to Hexcel Lyon and subordinated to the payment of the Obligations, to be delivered to Hexcel Lyon pursuant to SECTION 8.19.

            "HOLDER" means any Person entitled to enforce any of the Obligations, whether or not such Person holds any evidence of Indebtedness, including, without limitation, the Agent, each Lender and each Issuing Bank.

            "INDEBTEDNESS", as applied to any Person, at any time, shall mean any obligation for the payment of money which is a Contractual Obligation, and shall include, without limitation but without duplication, (a) all indebtedness, obligations or other liabilities of such Person (i) for borrowed money or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, and any accrued interest, fees and charges relating thereto, (ii) in respect of obligations to redeem, repurchase or exchange any Securities of such Person or to pay cash dividends in respect of any stock, (iii) with respect to letters of credit issued for such Person's account, (iv) to pay the deferred purchase price of property or services, except accounts payable and accrued expenses arising in the ordinary course of business, (v) in respect of Capital Leases, (vi) which are Accommodation Obligations, (vii) upon which interest charges are customarily paid (including zero coupon instruments) or (viii) under conditional sale or other title retention agreements relating to property purchased by such Person; (b) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien on any property of such Person, whether or not such indebtedness, obligations or liabilities are assumed by such Person, all as of such time; (c) all indebtedness, obligations or other liabilities of such Person in respect of Interest Rate Contracts and Currency Agreements, net of liabilities owed to such Person by the counterparts thereon; and (d) all contingent Contractual Obligations with respect to any of the foregoing.

            "INDEMNITEE" is defined in SECTION 13.03.

            "INDEMNIFIED MATTER" is defined in SECTION 13.03.

            "INITIAL PROJECTIONS" means the financial projections dated as of February 2, 1995 and set forth on SCHEDULE 1.01.1 prepared by the management of the Borrower with respect to the Borrower and the Restricted Subsidiaries on a combined basis and on a quarterly basis for Fiscal Years 1995 through 1997 and supporting materials delivered in connection therewith, delivered by the Borrower to the Lenders prior to the Closing Date.

            "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement dated as of the Reorganization Effective Date among Mutual Series, the Lenders and the Agent.

            "INTEREST COVERAGE RATIO" means, with respect to any period, the ratio of (i) EBITDA of the Borrower and the Restricted Subsidiaries for such period to (ii) Cash Interest Expense of the Borrower and the Restricted Subsidiaries for such period.

            "INTEREST PERIOD" is defined in SECTION 4.02(b).

            "INTEREST RATE CONTRACTS" means interest rate exchange, swap, collar or cap or similar agreements providing interest rate protection.

            "INTEREST RATE DETERMINATION DATE" is defined in SECTION
4.02(c).

            "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, any successor statute and any regulations or guidance promulgated thereunder.

            "INVENTORY" means all of the Borrower's and each of the Restricted Subsidiaries' present and future (i) inventory (including unbilled accounts receivable), (ii) goods, merchandise and other personal Property furnished or to be furnished under any contract of service or intended for sale or lease, and all goods consigned by the Borrower or such Restricted Subsidiary and all other items which have previously constituted Equipment but are then currently being held for sale or lease in the ordinary course of the Borrower's or such Restricted Subsidiary's business, (iii) raw materials, work-in-process and finished goods, (iv) materials and supplies of any kind, nature or description used or consumed in the Borrower's or such Restricted Subsidiary's business or in connection with the manufacture, production, packing, shipping, advertising, finishing or sale of any of the Property described in CLAUSES (i) through (iii) above, (v) goods in which the Borrower or such Restricted Subsidiary has a joint or other interest to the extent of the Borrower's or such Restricted Subsidiary's interest therein or right of any kind (including, without limitation, goods in which the Borrower or such Restricted Subsidiary has an interest or right as consignee), and (vi) goods which are returned to or repossessed by the Borrower or such Restricted Subsidiary; in each case whether in the possession of the Borrower or such Restricted Subsidiary, a bailee, a consignee, or any other Person for sale, storage, transit, processing, use or otherwise, and any and all documents for or relating to any of the foregoing.

            "INVESTMENT" means, with respect to any Person, (i) any purchase or other acquisition by that Person of Securities, or of a beneficial interest in Securities issued by or other equity ownership interest in any other Person,
(ii) any purchase by that Person of all or a significant part of the assets of a business conducted by another Person, (iii) any loan, advance (other than prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business as presently conducted), or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business and (iv) any deposit and cash collateral accounts with financial institutions.

            "INVESTMENT ACCOUNT" means account number 4066-7301 of the Borrower at the Citibank's offices in New York, New York into which certain cash proceeds of Collateral may be transferred in accordance with SECTION 3.02(b). The Investment Account shall be under the sole dominion and control of the Agent; PROVIDED that all amounts deposited therein shall be held by the Agent as Cash Collateral for the benefit of the Agent, the Lenders, the Issuing Banks and the other Holders and shall be subject to the terms of SECTION 11.03.

            "ISSUE" means, with respect to any Letter of Credit, either to issue, or to extend the expiry of, or to renew, or to increase the amount of, such Letter of Credit and the terms "ISSUED" and "ISSUANCE" shall have corresponding meanings.

            "ISSUING BANKS" means Citibank and each other Lender (or Affiliate of a Lender) approved by the Agent and the Borrower who has agreed to become an Issuing Bank for the purpose of issuing Letters of Credit pursuant to SECTION 2.03.

            "KNYTEX" means the joint venture entered into between the Borrower and Owens-Corning Fiberglas Corporation pursuant to a Limited Liability Company Agreement dated as of June 14, 1993 for the production and marketing of stitchbonded fabrics.

            "KNYTEX CREDIT FACILITY" means that certain $4,500,000 revolving credit facility to be entered into between Knytex and Creekwood Capital Corporation in connection with which the Borrower will agree, among other things, to subordinate certain amounts payable to it by Knytex upon the occurrence of an event of default under the loan documents relating thereto.

            "LEASES" means those leases, tenancies or occupancies entered into by the Borrower or one of its Subsidiaries, as tenant, sublessor or sublessee either directly or as the successor in interest to the Borrower or any of the Restricted Subsidiaries.

            "LENDER" means, as of the Closing Date, Citicorp and each other institution (other than the Borrower) which is a signatory hereto and, at any other given time, each institution which is a party hereto as a Lender, whether as a signatory hereto or pursuant to an Assignment and Acceptance.

            "LETTER AGREEMENT" means the fee letter dated January 6, 1995 from Citicorp and accepted and agreed to by the Borrower.

            "LETTER OF CREDIT" means any Commercial Letter of Credit or Standby Letter of Credit.

            "LETTER OF CREDIT AVAILABILITY" means, at any particular time, the amount by which the Letter of Credit Sublimit exceeds the Letter of Credit Obligations outstanding at such time.

            "LETTER OF CREDIT FEE" is defined in SECTION 4.03(a).

            "LETTER OF CREDIT OBLIGATIONS" means, at any particular time, the sum of (i) all outstanding Reimbursement Obligations, PLUS (ii) the aggregate undrawn face amount of all outstanding Letters of Credit, PLUS (iii) the aggregate face amount of all Letters of Credit requested by the Borrower but not yet issued (unless the request for an unissued Letter of Credit has been denied pursuant to SECTION 2.03(c)(i)). For purposes of determining the amount of Letter of Credit Obligations (or any component thereof) in respect of any Letter of Credit which is denominated in an Alternative Currency, such amount shall equal the Dollar Equivalent of the amount of such Alternative Currency at the time of determination thereof.

            "LETTER OF CREDIT REIMBURSEMENT AGREEMENT" means, with respect to a Letter of Credit, such form of application therefor and form of reimbursement agreement therefor (whether in a single or several documents, taken together) as the Issuing Bank from which the Letter of Credit is requested may employ in the ordinary course of business for its own account, with such modifications thereto as may be agreed upon by the Issuing Bank and the Borrower and as are not materially adverse (in the judgment of the Issuing Bank) to the interests of the Lenders; PROVIDED, HOWEVER, in the event of any conflict between the terms hereof and of any Letter of Credit Reimbursement Agreement, the terms hereof shall control.

            "LETTER OF CREDIT SUBLIMIT" means Twenty Million Dollars ($20,000,000).

            "LEVEL I STATUS" means any fiscal quarter during which the Fixed Charge Coverage Ratio as determined as of the last day of such fiscal quarter for the four quarter fiscal period ending on such last day (or if the period from the Closing Date to such last day is less than four full fiscal quarters, such shorter period) is at least 1.3 to 1.

            "LEVEL II STATUS" means any fiscal quarter during which the Fixed Charge Coverage Ratio as determined as of the last day of such fiscal quarter for the four quarter fiscal period ending on such last day (or if the period from the Closing Date to such last day is less than four full fiscal quarters, such shorter period) is at least 2 to 1.

            "LIABILITIES AND COSTS" means all liabilities, obligations, responsibilities, losses and damages with respect to or arising out of any of the following: personal injury, death, punitive damages, economic damages, consequential damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment or public health or welfare, costs and expenses (including, without limitation, attorney, expert and consulting fees and costs of investigation, feasibility or Remedial Action studies), fines, penalties and monetary sanctions, voluntary disclosures made to, or settlements with, the United States Government, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future, including interest, if any, thereon.

            "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment, conditional sale agreement, deposit arrangement, security interest, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement (including, without limitation, any negative pledge arrangement and any agreement to provide equal and ratable security) of any kind or nature whatsoever in respect of any property of a Person intended to assure payment of any Indebtedness, obligation or other liability, whether granted voluntarily or imposed by law, and includes the interest of a lessor under a Capital Lease or under any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement or similar notice (other than a financing statement filed by a "true" lessor pursuant to Section 9-408 of the Uniform Commercial naming the owner of such property as debtor, under the Uniform Commercial

Code or other comparable law of any jurisdiction, but does not include the interest of a lessor under an Operating Lease.

            "LOAN ACCOUNT" is defined in SECTION 2.04(b).

            "LOAN DOCUMENTS" means this Agreement, the Notes, the Subsidiary Guaranty, the Borrower Security Agreement, the Subsidiary Security Agreement, the Borrower Patent Security Agreement, the Borrower Trademark Security Agreement, the Borrower Pledge Agreement, the Letter Agreement, the Letter of Credit Reimbursement Agreements, the Collection Account Agreements, the other documents executed or delivered pursuant to SECTIONS 5.01(a) by the Borrower, any Guarantor or any other Subsidiary of the Borrower, any Currency Agreements to which the Agent or any Affiliate of the Agent is a party, any Interest Rate Contracts to which the Agent or any Affiliate of the Agent is a party, and all other instruments, agreements and written Contractual Obligations between the Borrower or any Subsidiary of the Borrower, on the one hand, and any of the Agent, the Lenders or the Issuing Banks, on the other hand, in each case delivered to either the Agent, such Lender or such Issuing Bank pursuant to or in connection with the transactions contemplated hereby.

            "LOANS" means all the Revolving Loans, the Swing Loans and all Base Rate Loans and Eurodollar Rate Loans.

            "LOCKBOXES" means, collectively, the lockboxes established at the Collection Account Banks for collection of payments in respect of Receivables or other Collateral; and "LOCKBOX" means any one of the Lockboxes.

            "MARGIN STOCK" means "margin stock" as such term is defined in Regulation U and Regulation G.

            "MATERIAL ADVERSE EFFECT" means a material adverse effect upon (i) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or Hexcel Lyon, individually, or the Borrower and the Guarantors, taken as a whole, or the Borrower and its Subsidiaries, taken as a whole, (ii) the ability of the Borrower and the Guarantors to perform their obligations under the Loan Documents or (iii) the ability of the Lenders, the Issuing Banks, or the Agent to enforce the Loan Documents.

            "MAXIMUM FIXED ASSET AVAILABILITY" means, at any time, the lesser of (i) $12,000,000 less (but not less than zero) the amount of Net Cash Proceeds received by the Borrower resulting in a reduction in the Revolving Credit Commitments pursuant to SECTION 3.01(b)(i) and (ii) an amount equal to (A) $12,000,000 less (but not less than zero) the amount of Net Cash Proceeds received by the Borrower resulting in a reduction in the Revolving Credit Commitments pursuant to SECTION 3.01(b)(i) MINUS (B) $250,000 multiplied by the number of full fiscal quarters of the Borrower ended prior to such time since the Closing Date PLUS (C) the amount by which the Borrowing Base has been increased as a result of purchases of Eligible Equipment purchased by the Borrower during the period beginning immediately after the review date contained in the most recent fixed asset appraisals delivered to the Agent prior to the Closing Date and ending 18 months after the Closing Date.

            "MAXIMUM REVOLVING CREDIT AMOUNT" means, at any particular time, an amount equal to (i) the lesser of (A) the Revolving Credit Commitments and
(B) the Borrowing Base at such time MINUS (ii) the amount of any Availability Reserves in effect at such time.

            "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA which is, or within the immediately preceding three
(3) years was, contributed to by either the Borrower or any ERISA Affiliate.

            "MUTUAL SERIES" means Mutual Series Fund Inc.

            "NET CASH PROCEEDS" means (i) proceeds received by the Borrower or any of its Restricted Subsidiaries in cash or Cash Equivalents from the sale (including, without limitation, any Sale and Leaseback Transaction but excluding any payments or proceeds received by or for the account of the Borrower with respect to the YIP Transaction to the extent required to be remitted to First Trust of California, as trustee or escrow agent for the Industrial Development Authority of the County of Los Angeles), assignment or other disposition, of any Property, other than sales, assignments and other dispositions of Property between the Borrower and wholly owned Restricted Subsidiaries of the Borrower to the extent permitted hereunder and sales, assignments and other dispositions permitted under CLAUSES (i) through (v) of SECTION 9.02, net of (A) the reasonable cash costs of sale, assignment or other disposition (B) taxes paid or payable as a result thereof and (C) the amount of any Indebtedness (other than the Obligations) secured by such Property (to the extent permitted hereunder) and repaid in connection with such sale; PROVIDED that evidence of each of
(A), (B) and (C) are provided to the Agent; (ii) proceeds of insurance on account of the loss of or damage to any such Property or Properties, and payments of compensation for any such Property or Properties taken by condemnation or eminent domain, to the extent such proceeds or payments are required pursuant to SECTION 8.07 to be applied to prepay the Loans, and (iii) proceeds received after the Closing Date by the Borrower or any of the Borrower's Restricted Subsidiaries in cash or Cash Equivalents from (A) the issuance of any Capital Stock by the Borrower (other than any such issuance occurring in the ordinary course of business to any member of the management of the Borrower in connection with such member's employment with the Borrower or in connection with the Rights Offering), or any other additions to the equity of the

Borrower (other than retained earnings) or any contributions to capital of the Borrower or (B) issuance of any Indebtedness by the Borrower or any Restricted Subsidiary (except for such Indebtedness permitted under SECTION 9.01 and any such Indebtedness incurred in connection with Currency Agreements or Interest Rate Contracts to the extent the Borrower is permitted to enter into such contracts pursuant to the terms hereof), in each case net of reasonable costs incurred in connection with such transaction; PROVIDED that evidence of such costs is provided to the Agent.

            "NET INCOME" means, for any period for any Person, the net income (or loss) after taxes for such period taken as a single accounting period, determined in conformity with GAAP.

            "NET WORTH" means, with respect to any Person, at any time, (i) total consolidated assets of such Person PLUS (ii) any negative (or MINUS any positive) cumulative foreign currency translation adjustments applicable to such Person in accordance with GAAP MINUS (iii) total consolidated liabilities of such Person PLUS any negative (or MINUS any positive) in minimum pension obligation adjustment included in the shareholders' equity account of such Person in accordance with GAAP. Assets and liabilities shall be determined in accordance with GAAP.

            "NON PRO RATA LOAN" is defined in SECTION 3.02(b)(v).

            "NOTE" is defined in SECTION 2.04(a).

            "NOTICE OF BORROWING" means a notice substantially in the form of EXHIBIT D.

            "NOTICE OF CONTINUATION/CONVERSION" means a notice substantially in the form of EXHIBIT E.

            "NPL" is defined in SECTION 6.01(o).

            "OBLIGATIONS" means, to the extent arising hereunder, under the Notes or under any other Loan Document, all Loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to the Agent, any Lender, any Issuing Bank, any Affiliate of the Agent, any Lender or any Issuing Bank, or any Person entitled to indemnification pursuant to SECTION 13.03, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising (i) under or in connection with (A) a Currency Agreement with the Agent or any Affiliate of the Agent, (B) an Interest Rate Contract with the Agent or any Affiliate of the Agent or (C) any cash management services provided by the Agent or any Affiliate of the Agent, or (ii) by reason of (A) an extension of credit, (B) opening or amendment of a Letter of Credit or payment of any draft drawn thereunder, (C) loan, (D) guaranty or (E) indemnification or

(iii) in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, reasonable attorneys' fees and disbursements and any other sum chargeable to the Borrower hereunder or under any other Loan Document.

            "OFFICER'S CERTIFICATE" means, as to a corporation, a certificate executed on behalf of such corporation by an officer or director of such corporation.

            "OPERATING LEASE" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which is not a Capital Lease.

            "PBGC" means the Pension Benefit Guaranty Corporation and any Person succeeding to the functions thereof.

            "PERMITS" means any permit, approval, authorization license, variance, or permission required from a Governmental Authority under an applicable Requirement of Law.

            "PERMITTED EXISTING ACCOMMODATION OBLIGATIONS" means those Accommodation Obligations of the Borrower and its Subsidiaries identified as such on SCHEDULE 1.01.3.

            "PERMITTED EXISTING INDEBTEDNESS" means the Indebtedness of the Borrower and its Subsidiaries identified as such on SCHEDULE 1.01.4.

            "PERMITTED EXISTING INVESTMENTS" means those Investments identified as such on SCHEDULE 1.01.5.

            "PERMITTED EXISTING LIENS" means the Liens on assets of the Borrower or any of the Restricted Subsidiaries identified as such on SCHEDULE 1.01.6.

            "PERMITTED SUBORDINATED INDEBTEDNESS" means Indebtedness evidenced by, or in respect of, principal and interest on (i) the Subordinated Debentures not in excess of a principal amount of $28,500,000, (ii) the Hexcel Lyon Subordinated Note and (iii) prior to the closing of the Rights Offering, the obligations of the Borrower in respect of the Advance not in excess of a principal amount of $41,000,000.

            "PERSON" means any natural person, corporation, limited partnership, limited liability company, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any Governmental Authority.

            "PLAN" means an employee benefit plan defined in Section 3(2) of ERISA in respect of which the Borrower or any ERISA Affiliate is, or within the immediately preceding three (3) years was, an "employer" as defined in Section 3(5) of ERISA.

            "PLAN OF REORGANIZATION" means the First Amended Plan of Reorganization Jointly Proposed by the Borrower and certain of its Subsidiaries and the Official Joint Committee of Unsecured Creditors attached as Appendix A to the Disclosure Statement, as amended or modified from time to time.

            "PLAN OF REORGANIZATION DOCUMENTS" means the Plan of
Reorganization, the Confirmation Order, the Disclosure Statement and all other documents, instruments or agreements distributed, filed or consummated in connection with the Plan of Reorganization, as the same may be amended, supplemented or modified from time to time.

            "PRO RATA SHARE" means, with respect to any Lender, the percentage obtained by dividing (a) such Lender's Revolving Credit Commitment at such time by (b) the aggregate amount of all Revolving Credit Commitments at such time; PROVIDED, HOWEVER, if all of the Revolving Credit Commitments are terminated pursuant to the terms hereof, then "PRO RATA SHARE" means the percentage obtained by dividing (x) such Lender's Revolving Credit Obligations by (y) the aggregate amount of all Revolving Credit Obligations.

            "PROCESS AGENT" is defined in SECTION 13.17.

            "PROPERTY" means any Real Property or personal property, plant, building, facility, structure, underground storage tank or unit, Equipment, Inventory, General Intangible, Receivable, or other asset owned, leased or operated by the Borrower or any of its Subsidiaries, as applicable (including any surface water thereon or adjacent thereto, and soil and groundwater thereunder).

            "PROTECTIVE ADVANCE" is defined in SECTION 12.09.

            "REAL PROPERTY" means all of the Borrower's and each of its Subsidiaries' respective present and future right, title and interest (including, without limitation, any leasehold estate) in (i) any plots, pieces or parcels of land, (ii) any improvements, buildings, structures and fixtures now or hereafter located or erected thereon or attached thereto of every nature whatsoever (the rights and interests described in CLAUSES (i) and (ii) above being the "Premises"), (iii) all easements, rights of way, gores of land or any lands occupied by streets, ways, alleys, passages, sewer rights, water courses, water and mineral rights and powers, and public places adjoining such land, and any other interests in property constituting appurtenances to the Premises, or which hereafter shall in any way belong, relate or be appurtenant thereto, (iv) all hereditaments, gas, oil, minerals (with the right to extract, sever and remove such gas, oil and minerals), and easements, of every nature whatsoever, located in or on the Premises and (v) all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the rights and interests described in CLAUSES (iii) and (iv) above.

            "RECEIVABLES" means all of the Borrower's and its Subsidiaries present and future (i) accounts, (ii) accounts receivable, (iii) rights to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether or not earned by performance, (iv) all rights in any merchandise or goods which any of the same may represent, and (v) all rights, title, security and guaranties with respect to each of the foregoing, including, without limitation, any right of stoppage in transit.

            "REGISTER" is defined in SECTION 13.01(c).

            "REGULATION A" means Regulation A of the Federal Reserve Board as in effect from time to time.

            "REGULATION D" means Regulation D of the Federal Reserve Board as in effect from time to time.

            "REGULATION G" means Regulation G of the Federal Reserve Board as in effect from time to time.

            "REGULATION U" means Regulation U of the Federal Reserve Board as in effect from time to time.

            "REGULATION X" means Regulation X of the Federal Reserve Board as in effect from time to time.

            "REIMBURSEMENT DATE" is defined in SECTION 2.03(d)(i)(A).

            "REIMBURSEMENT OBLIGATIONS" means, as to the Borrower, the aggregate non-contingent reimbursement or repayment obligations of the Borrower with respect to amounts drawn under Letters of Credit.

            "RELEASE" means release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any Property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Property.

            "REMEDIAL ACTION" means actions required to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (ii) prevent the Release or threat of Release or minimize the further Release of Contaminants; or (iii) investigate and determine if a remedial response is needed and to design such a response and post-remedial investigation, monitoring, operation and maintenance and care.

            "REORGANIZATION EFFECTIVE DATE" means the first date on which (i) the Confirmation Order shall have become a Final Order and the Agent has received a certified copy of such Final Order and (ii) all conditions precedent to the confirmation of the Plan of Reorganization, as set forth in the Plan of Reorganization, shall have occurred or have been waived by the Borrower and the Equity Committee.

            "REORGANIZED COMMON STOCK" means the Common Stock, par value $.01 per share, of the Borrower to be issued on and after the Reorganization Effective Date.

            "REPORTABLE EVENT" means any of the events described in Section 4043 of ERISA, the reporting of which has not been waived pursuant to regulations promulgated thereunder.

            "REQUIREMENTS OF LAW" means, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act, the Securities Exchange Act, Regulations G, U and X, ERISA, the Fair Labor Standards Act and any certificate of occupancy, zoning ordinance, building, or land use requirement or Permit or labor or employment rule or regulation, including Environmental, Health or Safety Requirements of Law.

            "REQUISITE LENDERS" means, at any time, Lenders holding, in the aggregate, at least fifty-five percent (55%) of the then aggregate amount of the Revolving Credit Commitments in effect at such time; PROVIDED, HOWEVER, that, in the event any of the Lenders shall have failed to fund its Pro Rata Share, of any Revolving Loan requested by the Borrower which such Lenders are obligated to fund under the terms hereof and any such failure has not been cured, then for so long as such failure continues, "REQUISITE LENDERS" means Lenders (excluding Lenders whose failure to fund their respective Pro Rata Share of such Loans have not been so cured) whose Pro Rata Shares represent at least fifty-five percent (55%) of the aggregate Pro Rata Shares of such Lenders; PROVIDED, FURTHER, HOWEVER, that, in the event that the Revolving Credit Commitments have been terminated pursuant to the terms hereof, "REQUISITE LENDERS" means Lenders (without regard to such Lenders' performance of their respective obligations hereunder) whose aggregate ratable shares (stated as a percentage) of the aggregate outstanding principal balance of all

Revolving Credit Obligations are at least fifty-five percent (55%).

            "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of the Borrower or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in (y) shares of that class of stock and/or (z) shares of any class of stock which is junior to that class of stock, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of the Borrower or any of the Borrower's Subsidiaries now or hereafter outstanding, (iii) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of the Borrower or any of its Subsidiaries now or hereafter outstanding and (iv) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to Permitted Subordinated Indebtedness.

            "RESTRICTED SUBSIDIARY" means a Subsidiary of the Borrower which is organized and existing under the laws of the United States of America, any State thereof, the District of Columbia, Puerto Rico or the United States Virgin Islands.

            "REVOLVING CREDIT AVAILABILITY" means, at any particular time, the amount by which the Maximum Revolving Credit Amount exceeds the Revolving Credit Obligations outstanding at such time.

            "REVOLVING CREDIT COMMITMENT" means, with respect to any Lender, the obligation of such Lender to make Revolving Loans and to participate in Letters of Credit and Swing Loans pursuant to the terms and conditions hereof, which obligation shall not exceed the principal amount set forth below such Lender's name opposite the heading "Revolving Credit Commitment" on the signature pages hereof or the signature page of the Assignment and Acceptance by which it became a Lender, as modified from time to time pursuant to the terms hereof or to give effect to any applicable Assignment and Acceptance, and "REVOLVING CREDIT COMMITMENTS" means the aggregate principal amount of the Revolving Credit Revolving Credit Commitments of all the Lenders, the maximum aggregate principal amount of which shall not exceed $45,000,000, as reduced from time to time pursuant to the terms hereof.

            "REVOLVING CREDIT NOTES" means notes evidencing the Borrower's Obligation to repay the Revolving Loans.

            "REVOLVING CREDIT OBLIGATIONS" means, at any particular time, the sum of (i) the outstanding principal amount of the Swing Loans at such time, PLUS (ii) the outstanding principal amount of the Revolving Loans at such time, PLUS (iii) the Letter of Credit Obligations outstanding at such time PLUS (iv) the aggregate principal amount of Protective Advances outstanding at such time.

            "REVOLVING CREDIT TERMINATION DATE" means the earlier to occur of
(i) the date of termination of the Revolving Credit Commitments pursuant to the terms hereof and (ii) the third anniversary of the Closing Date.

            "REVOLVING LOAN" is defined in SECTION 2.01(a).

            "RIGHTS" means the transferable rights offered by the Borrower to its existing shareholders to subscribe for and purchase an aggregate of 8,864,865 shares of Reorganized Common Stock at a price of $4.625 a share together with certain oversubscription rights to purchase additional shares of Reorganized Common Stock offered to each such shareholder.

            "RIGHTS OFFERING" shall have the meaning ascribed to such term in the Plan of Reorganization.

            "SALE AND LEASEBACK TRANSACTION" means, with respect to any Person, any direct or indirect arrangement pursuant to which Property is sold or transferred by such Person and is thereafter leased back from the purchaser thereof by such Person.

            "SECURITIES" means any stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or any certificates of interest, shares, or participation in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include any evidence of the Obligations.

            "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

            "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

            "SETTLEMENT DATE" is defined in SECTION 2.05(a).

            "SOLVENT", when used with respect to any Person, means that at the time of determination:

            (i) the fair market value of its assets is in excess of the total amount of its liabilities (including, without limitation, contingent liabilities); and

            (ii) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

            (iii) it is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and

            (iv) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

            "SOURCES AND USES" means SCHEDULE 1.01.2, which specifies the anticipated sources and uses of funds on the Closing Date.

            "STANDBY COMMITMENT DOCUMENTS" means the Standby Purchase
Commitment dated October 24, 1994 of Mutual Series to purchase all of the shares of Reorganized Common Stock which are offered and not sold in the Rights Offering at a price of $4.625 per share and all documents and instruments entered into between the Borrower and Mutual Series in connection therewith, including, without limitation, the Note, the Security Agreement and the Registration Rights Agreement (as such terms are defined in such Standby Purchase Commitment).

            "STANDBY LETTER OF CREDIT" means any letter of credit issued by an Issuing Bank pursuant to SECTION 2.03 for the account of the Borrower, which is not a Commercial Letter of Credit.

            "SUBORDINATED DEBENTURES" means the 7% Convertible Subordinated Debentures due 2011 issued by the Borrower in the aggregate original principal amount of up to $35,000,000 and governed by the terms of the Subordinated Debenture Indenture.

            "SUBORDINATED DEBENTURE INDENTURE" means the Indenture dated as of August 1, 1986 between the Borrower and The Bank of California, N.A., as trustee, as such agreement may be amended, supplemented or otherwise modified from time to time.

            "SUBSIDIARY" of a Person means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned or controlled by such Person, one or more of the other subsidiaries of such Person or any combination thereof; PROVIDED, HOWEVER, that Hexcel Foundation shall not be deemed a Subsidiary of the Borrower for so long as it maintains its status as a not-for-profit corporation for purposes of California law.

            "SUBSIDIARY GUARANTY" means the guaranty duly executed and delivered to the Agent by the Guarantors substantially in the form of EXHIBIT K hereto, as such guaranty may be amended, supplemented or otherwise modified from time to time.

            "SUBSIDIARY SECURITY AGREEMENT" means the security agreement duly executed and delivered to the Agent by the Restricted Subsidiaries substantially in the form of EXHIBIT O hereto, as such agreement may be amended, supplemented or otherwise modified from time to time.

            "SURVEY" means a survey of the Real Property owned by the Borrower and the Borrower's Subsidiaries, dated no earlier than ninety (90) days prior to the date of the delivery of mortgage or deed of trust on such property in favor of the Agent pursuant to the terms hereof and reasonably acceptable to the Administrative Agent, showing lot lines and monuments, building lines, easements (both burdening and/or benefitting such Real Property), all Liens permitted by
SECTION 9.03 herein (to the extent that such items can be located by the surveyor), access locations, the buildings and improvements thereon (including, but not limited to, roads, streets, driveways and sidewalks), loading docks and parking lots, acreage of such Real Property, and encroachments, if any, onto such Real Property and over onto adjoining properties. The Survey shall contain flood plain designation, if appropriate.

            "SWING LOAN" is defined in SECTION 2.02(a).

            "SWING LOAN BANK" means Citicorp, in its individual capacity or, in the event Citicorp is not the Agent, the Agent (or any Affiliate of the Agent designated by the Agent), in its individual capacity.

            "SWING LOAN NOTE" means one or more notes evidencing the Borrower's Obligation to repay the Swing Loans.

            "TAXES" is defined in SECTION 3.03(a).

            "TERMINATION EVENT" means (i) a Reportable Event with respect to any Benefit Plan; (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Benefit Plan during a plan year in which the Borrower or such ERISA Affiliate was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or the cessation of operations which results in the termination of employment of 20% of Benefit Plan participants who are employees of the Borrower or any ERISA Affiliate; (iii) the imposition of an obligation on the Borrower or any ERISA Affiliate under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC or any similar foreign Governmental Authority of proceedings to terminate a Benefit Plan or a Foreign Pension Plan; (v) any event or condition which would reasonably constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; (vi) a foreign Governmental Authority shall appoint or institute proceedings to appoint a trustee to administer any Foreign Pension Plan; or (vii) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan or a Foreign Pension Plan.

            "TITLE COMPANY" means Chicago Title Insurance Company.

            "TITLE POLICY" means an ALTA Mortgagee Policy (or equivalent) of title insurance with extended coverage over the standard or general exceptions and such endorsements reasonably required by the Agent issued by the Title Company covering each parcel of Real Property for which the Agent will obtain a Lien, showing title vested in either the Borrower or the Borrower's Subsidiaries subject only to the Liens set forth in SECTION 9.03 herein, which Title Policy shall show the Agent as the proposed insured and an insurance amount equal to the lesser of the Loans or the Appraised Value of the Real Property covered by the Title Policy.

            "TRANSACTION COSTS" means the fees, costs and expenses payable by the Borrower in connection with the execution, delivery and performance of the Loan Documents and the Plan of Reorganization.

            "TRANSACTION DOCUMENTS" means the Loan Documents, the Plan of Reorganization Documents, the Subordinated Debentures, the Subordinated Debenture Indenture, the Hexcel Lyon Subordinated Note, the Intercreditor Agreement, the Standby Commitment Documents, the BNP Letter of Credit Documents and all other agreements or instruments executed and delivered or to be executed and delivered pursuant hereto or thereto or in connection herewith or therewith or any of the transactions contemplated hereby or thereby.

            "UNIFORM COMMERCIAL CODE" means the Uniform Commercial Code as enacted in the State of New York, as it may be amended from time to time.

            "UNRESTRICTED SUBSIDIARY" means any Subsidiary of the Borrower other than a Restricted Subsidiary.

            "UNUSED COMMITMENT FEE" is defined in SECTION 4.03(b).

            "UNUSED COMMITMENT FEE RATE" means, as of any date, one-half of one percent (0.5%) per annum.

            "VOTING STOCK" means, with respect to any Person, securities with respect to any class or classes of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the board of directors of such Person.

            "WORKING CAPITAL" means, as at any date of determination, (i) the Borrower's and the Restricted Subsidiaries' combined current assets (excluding cash and Cash Equivalents and net assets held for sale in connection with the domestic resins business of the Borrower and receivables arising from asset sales that were consummated prior to December 31, 1994) as of such date MINUS
(ii) the Borrower's and the Restricted Subsidiaries' combined current liabilities for such period, excluding Revolving Credit Obligations, accrued restructuring charges and current portions of long-term Indebtedness as of such date and all Indebtedness repaid or extinguished on the Reorganization Effective Date.

            "YIP TRANSACTION" means the transaction pursuant to which BCY Industrial Enterprises acquired the Borrower's Real Property located in The City of Industry, California by assuming the Borrower's obligation to repay $2,340,000 in aggregate principal amount of Existing IRDBs issued by the Industrial Development Authority of the County of Los Angeles to finance such Real Property.

            1.02. COMPUTATION OF TIME PERIODS. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed. Any period determined hereunder by reference to a month or months or year or years shall end on the day in the relevant calendar month in the relevant year, if applicable, immediately preceding the date numerically corresponding to the first day of such period, PROVIDED that if such period commences on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month during which such period is to end), such period shall, unless otherwise expressly required by the other provisions of this Agreement, end on the last day of the calendar month.

            1.03. ACCOUNTING TERMS. Subject to SECTION 13.04, for purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

            1.04. OTHER DEFINITIONAL PROVISIONS. References to "Articles", "Sections", "subsections", "Schedules" and "Exhibits" shall be to Articles, Sections, subsections, Schedules and

Exhibits, respectively, of this Agreement unless otherwise specifically provided. The words "hereof", "herein", and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

            1.05. OTHER TERMS. All other terms contained herein shall, unless the context indicates otherwise, have the meanings assigned to such terms by the Uniform Commercial Code to the extent the same are defined therein.


                                  ARTICLE II
                          AMOUNTS AND TERMS OF LOANS

            2.01. REVOLVING CREDIT FACILITY. (a) Subject to the terms and conditions set forth herein, each Lender hereby severally and not jointly agrees to make revolving loans, in Dollars (each individually, a "REVOLVING LOAN" and, collectively, the "REVOLVING LOANS") to the Borrower from time to time during the period from the Closing Date to the Business Day next preceding the Revolving Credit Termination Date, in an amount not to exceed at any time such Lender's Pro Rata Share of the Revolving Credit Availability at such time. All Revolving Loans comprising the same Borrowing hereunder shall be made by such Lenders simultaneously and proportionately to their then respective Revolving Credit Commitments. Subject to the provisions hereof (including, without limitation, SECTION 5.02), the Borrower may repay any outstanding Revolving
Loan on any day which is a Business Day and any amounts so repaid may be reborrowed, up to the amount available under this SECTION 2.01(a) at the time of such Borrowing, until the Business Day next preceding the Revolving Credit Termination Date.

            (b) NOTICE OF BORROWING. When the Borrower desires to borrow under this SECTION 2.01, it shall deliver to the Agent an irrevocable Notice of Borrowing, signed by it, (x) on the Closing Date, in the case of a Borrowing of Revolving Loans on the Closing Date and (y) no later than 1:30 p.m. (New York time) (I) on the proposed Funding Date, in the case of a Borrowing of Base Rate Loans after the Closing Date and (II) at least three (3) Business Days in advance of the proposed Funding Date, in the case of a Borrowing of Eurodollar Rate Loans after the Closing Date. Such Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount of the proposed Borrowing, (iii) the Revolving Credit Availability as of the date of such Notice of Borrowing (it being understood that for purposes of such Notice of Borrowing, Revolving Credit Availability shall be calculated based upon the Borrowing Base set forth in the most recent Borrowing Base Certificate delivered to the Agent pursuant to SECTION 7.02), (iv) whether the proposed Borrowing will be of Base Rate Loans or Eurodollar Rate Loans, (v) in the case of Eurodollar Rate Loans, the requested Interest

Period, and (vi) instructions for the disbursement of the proceeds of the proposed Borrowing.

            (c) MAKING OF REVOLVING LOANS. (i) Promptly after receipt of a Notice of Borrowing under SECTION 2.01(b), the Agent shall notify each Lender by telex or telecopy, or other similar form of transmission, of the proposed Borrowing. Each Lender shall deposit an amount equal to its Pro Rata Share of the amount requested by the Borrower to be made as Revolving Loans with the Agent at its office in New York, New York, in immediately available funds,
(A) on the Closing Date specified in the initial Notice of Borrowing and (B) not later than 4:00 p.m. (New York time) on any other Funding Date applicable thereto. Subject to the fulfillment of the conditions precedent set forth in
SECTION 5.01 or SECTION 5.02, as applicable, the Agent shall make the proceeds of such amounts received by it available to the Borrower at the Agent's office in New York, New York on such Funding Date (or on the date received if later than such Funding Date) and shall disburse such proceeds to the Disbursement Account. The failure of any Lender to deposit the amount described above with the Agent on the applicable Funding Date shall not relieve any other Lender of its obligations hereunder to make its Revolving Loan on such Funding Date. No Lender shall be responsible for any failure by any other Lender to perform its obligation to make a Revolving Loan hereunder nor shall the Revolving Credit Commitment of any Lender be increased or decreased as a result of any such failure.

            (ii) Unless the Agent shall have been notified by any Lender on the applicable Funding Date in respect of any Borrowing of Revolving Loans that such Lender does not intend to fund its Revolving Loan requested to be made on such Funding Date, the Agent may assume that such Lender has funded its Revolving Loan and is depositing the proceeds thereof with the Agent on the Funding Date, and the Agent in its sole discretion may, but shall not be obligated to, disburse a corresponding amount to the Borrower on the Funding Date. If the Revolving Loan proceeds corresponding to that amount are advanced to the Borrower by the Agent but are not in fact deposited with the Agent by such Lender on or prior to the applicable Funding Date, such Lender agrees to pay, and in addition the Borrower agrees to repay, to the Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is disbursed to or for the benefit of the Borrower until the date such amount is paid or repaid to the Agent, (A) in the case of the Borrower, at the interest rate applicable to such Borrowing and (B) in the case of such Lender, at the Federal Funds Rate for the first Business Day, and thereafter at the interest rate applicable to such Borrowing. If such Lender shall pay to the Agent the corresponding amount, the amount so paid shall constitute such Lender's Revolving Loan, and if both such Lender and the Borrower shall pay and repay such corresponding amount, the Agent shall promptly pay to the Borrower such corresponding amount. This SECTION 2.01(C)(II) does not relieve any Lender of its obligation to make its Revolving Loan on any Funding Date.

            (d)   USE OF PROCEEDS OF REVOLVING LOANS.  Proceeds of the
Revolving Loans shall be used (i) to fund disbursements to be made on Reorganization Effective Date under the Plan of Reorganization and pay Transaction Costs and (ii) to provide for ongoing working capital needs in the ordinary course of the business of the Borrower and its Subsidiaries and for other lawful general corporate purposes not prohibited hereunder.
Notwithstanding the foregoing, Revolving Loans made on the Closing Date shall not exceed $15,000,000.

            (e) REVOLVING CREDIT TERMINATION DATE. The Revolving Credit Commitments shall terminate, and all outstanding Revolving Credit Obligations shall be paid in full (or, in the case of unmatured Letter of Credit Obligations, provision for payment of Cash Collateral shall be made to the satisfaction of the Issuing Banks and the Agent), on the Revolving Credit Termination Date. Each Lender's obligation to make Revolving Loans shall terminate at the close of business in New York City on the Business Day next preceding the Revolving Credit Termination Date.

            2.02. SWING LOANS. (a) AVAILABILITY. Subject to the terms and conditions set forth herein, the Swing Loan Bank may, in its sole discretion, make loans (the "SWING LOANS") to the Borrower, from time to time during the period from the Closing Date and at any time up to the Business Day next preceding the Revolving Credit Termination Date, up to an aggregate principal amount at any one time outstanding which shall not exceed an amount equal to the Swing Loan Bank's Pro Rata Share of the Revolving Credit Availability at such time or, at the Swing Loan Bank's option, up to $5,000,000. The Swing Loan Bank shall have no duty to make or to continue to make Swing Loans. All Swing Loans shall be payable on demand with accrued interest thereon and shall be secured as part of the Obligations by the Collateral and shall otherwise be subject to all the terms and conditions applicable to Revolving Loans, except that all interest on the Swing Loans made by the Swing Loan Bank shall be payable to the Swing Loan Bank solely for its own account.

            (b) NOTICE OF BORROWING. When the Borrower desires to borrow under this SECTION 2.02, it shall deliver to the Agent an irrevocable Notice of Borrowing, signed by it, no later than 1:30 p.m. (New York time) on the day of the proposed Borrowing of a Swing Loan. Such Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount of the proposed Borrowing, (iii) the Revolving Credit Availability as of the date of such Notice of Borrowing (it being understood that for purposes of such Notice of Borrowing, Revolving Credit Availability shall be calculated based upon the Borrowing Base set forth in the most recent Borrowing Base Certificate delivered to the Agent pursuant to SECTION 7.02) and

(iv) instructions for the disbursement of the proceeds of the proposed Borrowing. Any Notice of Borrowing delivered pursuant to this SECTION 2.02(b) shall be deemed to constitute a Notice of Borrowing under SECTION 2.01(b) for Base Rate Loans in the event the Agent determines in its sole discretion that a
Borrowing of Swing Loans is not possible or feasible.   All Swing Loans shall be
Base Rate Loans.

            (c) MAKING OF SWING LOANS. The Swing Loan Bank shall deposit the amount it intends to fund, if any, in respect of the Swing Loans requested by the Borrower with the Agent at its office in New York, New York not later than 3:00 p.m. (New York time) in immediately available funds on the date of the proposed Borrowing applicable thereto. The Swing Loan Bank shall not make any Swing Loan in the period commencing on the first Business Day after it receives written notice from any Lender that one or more of the conditions precedent contained in SECTION 5.02 shall not on such date be satisfied, and ending when such conditions are satisfied, and the Swing Loan Bank shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in SECTION 5.02 hereof have been satisfied in connection with the making of any Swing Loan. Subject to the preceding sentence, the Agent shall make such proceeds of each funding of a Swing Loan available to the Borrower at the Agent's office in New York, New York on the date of the proposed Borrowing and shall disburse such proceeds to the Disbursement Account.

            (d)   REPAYMENT OF SWING LOANS.  Repayment of the outstanding
Swing Loans owing to the Swing Loan Bank shall be made (i) in accordance with
SECTION 3.01(b)(iii), on a daily basis, to the extent funds are on deposit in the Concentration Account and, if applicable, the Investment Account, (ii) on each Settlement Date in accordance with SECTION 2.05 and (iii) in any event, on the Revolving Credit Termination Date. In connection with the repayment of Swing Loans pursuant to the preceding clause (i), the Borrower hereby irrevocably authorizes the Agent to apply the withdrawn funds in accordance with such clause.

            (e) USE OF PROCEEDS OF SWING LOANS. The proceeds of the Swing Loans may be used to provide for ongoing working capital needs in the ordinary course of the Borrower's business and for lawful corporate purposes of the Borrower not prohibited hereunder.

            2.03. LETTERS OF CREDIT. Subject to the terms and conditions set forth herein, each Issuing Bank hereby severally agrees to Issue for the account of the Borrower one or more Letters of Credit, up to an aggregate face amount at any one time outstanding equal to the Letter of Credit Availability, subject to the following provisions:

            (a) TYPES AND AMOUNTS. An Issuing Bank shall not have any obligation to Issue, and shall not, except as otherwise agreed by the Requisite Lenders and Issuing Bank, Issue any Letter of Credit at any time:

            (i) if the aggregate Letter of Credit Obligations with respect to such Issuing Bank, after giving effect to the Issuance of the Letter of Credit requested hereunder, shall exceed any limit imposed by law or regulation upon such Issuing Bank;

           (ii) if the Issuing Bank receives written notice (A) from the Agent at or before 11:00 a.m. (New York time) on the date of the proposed Issuance of such Letter of Credit that immediately after giving effect to the Issuance of such Letter of Credit, the Revolving Credit Obligations at such time would exceed the Maximum Revolving Credit Amount at such time, or (B) from any of the Lenders at or before 11:00 a.m. (New York time) on the date of the proposed Issuance of such Letter of Credit that one or more of the conditions precedent contained in SECTIONS 5.01 or 5.02, as applicable, would not on such date be satisfied (or waived pursuant to SECTION 13.07), unless such conditions are thereafter satisfied or waived and written notice of such satisfaction or waiver is given to the Issuing Bank by the Agent (and an Issuing Bank shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in SECTIONS 5.01 or 5.02, as applicable, have been satisfied or waived); or

          (iii) which has an expiration date later than the earlier of (A) the date one (1) year after the date of issuance (after taking into account any automatic renewal provisions thereof) or (B) the Business Day next preceding the Revolving Credit Termination Date; PROVIDED, HOWEVER, at the request of the Borrower, the Agent may, but shall not be obligated to, cause the Issuing Bank to Issue a Letter of Credit with an expiration date after the date in clause (A) or (B) above; or

           (iv) which is in a currency other than Dollars; PROVIDED, HOWEVER, at the request of the Borrower, the Agent may, but shall not be obligated to, cause the Issuing Bank to Issue a Letter of Credit in an Alternative Currency.

If the Agent decides, in its sole discretion, to cause the Issuing Bank to Issue a Letter of Credit pursuant to clause (iii) above, the Borrower agrees that on the Revolving Credit Termination Date it shall deposit with the Agent in the Cash Collateral Account for the benefit of the Lenders and the Issuing

Banks with respect to each Letter of Credit then outstanding cash or Cash Equivalents equal to 105% of the greatest amount that such Letter of Credit may be drawn. Such deposits shall be held as Cash Collateral by the Agent for the benefit of the Lenders and the Issuing Banks as security for, and to provide for the payment of, the Reimbursement Obligations.

            (b) CONDITIONS. In addition to being subject to the satisfaction of the conditions precedent contained in SECTIONS 5.01 and 5.02, as applicable, the obligation of an Issuing Bank to Issue any Letter of Credit is subject to the satisfaction in full of the following conditions:

            (i) if the Issuing Bank so requests, the Borrower shall have executed and delivered to such Issuing Bank and the Agent a Letter of Credit Reimbursement Agreement and such other documents and materials as may be required pursuant to the terms thereof; and

           (ii) the terms of the proposed Letter of Credit shall conform to the customary terms of letters of credit issued by the Issuing Bank as in existence on the date of such Issuance.

            (c) ISSUANCE OF LETTERS OF CREDIT. (i) The Borrower shall give an Issuing Bank and the Agent written notice that it has selected such Issuing Bank to Issue a Letter of Credit not later than 11:00 a.m. (New York time) on the third Business Day preceding the requested date for Issuance thereof hereunder, or such shorter notice as may be acceptable to such Issuing Bank and the Agent. Such notice shall be irrevocable unless and until such request is denied by the applicable Issuing Bank and shall specify (A) that the requested Letter of Credit is either a Commercial Letter of Credit or a Standby Letter of Credit, (B) the stated amount of the Letter of Credit requested, (C) the effective date (which shall be a Business Day) of Issuance of such Letter of Credit, (D) the date on which such Letter of Credit is to expire, (E) the Person for whose benefit such Letter of Credit is to be Issued, (F) other relevant terms of such Letter of Credit and (G) the amount of the then outstanding Letter of Credit Obligations. Such Issuing Bank shall notify the Agent immediately upon receipt of a written notice from the Borrower requesting that a Letter of Credit be Issued and, upon the Agent's request therefor, send a copy of such notice to the Agent.

            (ii) The Issuing Bank shall give the Agent written notice, or telephonic notice confirmed promptly thereafter in writing, of the Issuance of a Letter of Credit (which notice the Agent shall promptly transmit by telegram, telex, telecopy, telephone or similar transmission to each Lender).

            (d) REIMBURSEMENT OBLIGATIONS; DUTIES OF ISSUING BANKS. (i) Notwithstanding any provisions to the contrary in any Letter of Credit Reimbursement Agreement:

            (A) the Borrower shall reimburse the Issuing Bank for amounts drawn under such Letter of Credit pursuant to SUBSECTION (e)(ii) below, in Dollars, no later than the date (the "REIMBURSEMENT DATE") which is one (1) Business Day after the Borrower receives written notice from the Issuing Bank that payment has been made under such Letter of Credit by the Issuing Bank; and

            (B) all Reimbursement Obligations with respect to any Letter of Credit shall bear interest at the rate applicable in accordance with
      SECTION 4.01(a) from the date of the relevant drawing under such Letter of Credit until the Reimbursement Date and thereafter at the rate applicable in accordance with SECTION 4.01(d).

           (ii) The Issuing Bank shall give the Agent written notice, or telephonic notice confirmed promptly thereafter in writing, of all drawings under a Letter of Credit and the payment (or the failure to pay when due) by the Borrower on account of a Reimbursement Obligation (which notice the Agent shall promptly transmit by telegram, telex, telecopy or similar transmission to each Lender).

          (iii) No action taken or omitted in good faith by an Issuing Bank under or in connection with any Letter of Credit shall put such Issuing Bank under any resulting liability to any Lender, the Borrower or, so long as such Letter of Credit is not Issued in violation of SECTION 2.03(a), relieve any Lender of its obligations hereunder to such Issuing Bank. Solely as between the Issuing Banks and such Lenders, in determining whether to pay under any Letter of Credit, the respective Issuing Bank shall have no obligation to the Lenders other than to confirm that any documents required to be delivered under a respective Letter of Credit appear to have been delivered and that they appear on their face to comply with the requirements of such Letter of Credit.

            (e)   PARTICIPATIONS.  (i)  Immediately upon Issuance by an
Issuing Bank of any Letter of Credit in accordance with the procedures set forth in this SECTION 2.03, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from that Issuing Bank, without recourse or warranty, an undivided interest and participation in such Letter of Credit to the extent of such Lender's Pro Rata Share, including, without limitation, all obligations of the Borrower with respect thereto (other than amounts owing to the Issuing Bank under SECTION 2.03(g)) and any security therefor and guaranty pertaining thereto.

          (ii) If any Issuing Bank makes any payment under any Letter of Credit and the Borrower does not repay such amount to the Issuing Bank on the Reimbursement Date, the Issuing Bank shall promptly notify the Agent, which shall either effect the settlement procedures set forth in SECTION 2.05 or promptly notify each Lender, and each such Lender shall promptly and unconditionally pay to the Agent for the account of such Issuing Bank, in immediately available funds, the amount of such Lender's Pro Rata Share of such payment (net of that portion of such payment, if any, made by such Lender in its capacity as an Issuing Bank), and the Agent shall promptly pay to the Issuing Bank such amounts received by it, and any other amounts received by the Agent for the Issuing Bank's account, pursuant to this SECTION 2.03(e). All such payments shall constitute Revolving Loans made to the Borrower pursuant to
SECTION 2.01 (irrespective of the satisfaction of the conditions in SECTION
5.02 or the requirement in SECTION 2.01(b) to deliver a Notice of Borrowing which conditions and requirement, for the purpose of refunding any Reimbursement Obligation owing to any Issuing Bank, the Lenders irrevocably waive) and shall thereupon cease to be unpaid Reimbursement Obligations. If a Lender does not make its Pro Rata Share of the amount of such payment available to the Agent, such Lender agrees to pay to the Agent for the account of the Issuing Bank, forthwith on demand, such amount together with interest thereon, for the first Business Day after the date such payment was first due at the Federal Funds Rate, and thereafter at the interest rate then applicable in accordance with
SECTION 4.01(a). The failure of any such Lender to make available to the Agent for the account of an Issuing Bank its Pro Rata Share of any such payment shall neither relieve any other Lender of its obligation hereunder to make available to the Agent for the account of such Issuing Bank such other Lender's Pro Rata Share of any payment on the date such payment is to be made nor increase the obligation of any other Lender to make such payment to the Agent. This Section does not relieve any Lender of its obligation to purchase Pro Rata Share participations in Letters of Credit; nor does this Section relieve the Borrower of its obligation to pay or repay any Issuing Bank funding its Pro Rata Share of such payment pursuant to this Section interest on the amount of such payment from such date such payment is to be made until the date on which payment is repaid in full.

         (iii) Whenever an Issuing Bank receives a payment on account of a Reimbursement Obligation, including any interest thereon, as to which any Lender has made a Revolving Loan pursuant to clause (ii) of this Section, such Issuing Bank shall promptly pay to the Agent such payment in accordance with SECTION
3.02. Whenever the Agent receives (pursuant to the immediately preceding sentence or otherwise) a payment on account of a Reimbursement Obligation, including any interest thereon, as to which any Lender has made a Revolving Loan pursuant to clause (ii) of this Section, the Agent shall distribute such payment in accordance with Section 3.02. Each such payment shall be made by such Issuing Bank or the Agent, as the case may be, on the Business Day on which such Person receives the funds paid to such Person pursuant to the preceding sentence, if received prior to 11:00 a.m. (New York time) on such Business Day, and otherwise on the next succeeding Business Day.

          (iv) Upon the request of any Lender, an Issuing Bank shall furnish such Lender copies of any Letter of Credit or Letter of Credit Reimbursement Agreement to which such Issuing Bank is party and such other documentation as reasonably may be requested by such Lender.

            (v) The obligations of a Lender to make payments to the Agent for the account of any Issuing Bank with respect to a Letter of Credit shall be irrevocable, shall not be subject to any qualification or exception whatsoever except willful misconduct or gross negligence of such Issuing Bank as determined in a final, non-appealable judgment by a court of competent jurisdiction, and shall be honored in accordance with this ARTICLE II (irrespective of the satisfaction of the conditions described in SECTIONS 5.01 and 5.02, as applicable which conditions, for the purposes of the repayment of Letters of Credit to the Issuing Bank, such Lenders irrevocably waive) under all circumstances, including, without limitation, any of the following circumstances:

            (A) any lack of validity or enforceability hereof or of any of the other Loan Documents;

            (B) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of a beneficiary named in a Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, any Issuing Bank, any Lender, or any other Person, whether in connection herewith, with any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the account party and beneficiary named in any Letter of Credit);

            (C) any draft, certificate or any other document presented under the Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (D) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

            (E) any failure by such Issuing Bank to make any reports required pursuant to SECTION 2.03(h) or the inaccuracy of any such report; or

            (F)   the occurrence of any Event of Default or Default.

            (f) PAYMENT OF REIMBURSEMENT OBLIGATIONS. (i) The Borrower unconditionally agrees to pay to each Issuing Bank, in Dollars, the amount of all Reimbursement Obligations, interest and other amounts payable to such Issuing Bank under or in connection with the Letters of Credit when such amounts are due and payable, irrespective of any claim, setoff, defense or other right which the Borrower may have at any time against any Issuing Bank or any other Person.

           (ii) In the event any payment by the Borrower received by an Issuing Bank with respect to a Letter of Credit and distributed by the Agent to the Lenders on account of their participation is thereafter set aside, avoided or recovered from such Issuing Bank in connection with any receivership, liquidation or bankruptcy proceeding, each such Lender which received such distribution shall, upon demand by such Issuing Bank, contribute such Lender's Pro Rata Share of the amount set aside, avoided or recovered together with interest at the rate required to be paid by such Issuing Bank upon the amount required to be repaid by it.

            (g)   ISSUING BANK CHARGES.  The Borrower shall pay to each
Issuing Bank, solely for its own account, the standard charges assessed by such Issuing Bank in connection with the issuance, administration, amendment and payment or cancellation of Letters of Credit and such compensation in respect of such Letters of Credit for the Borrower's account as may be agreed upon by the Borrower and such Issuing Bank from time to time.

            (h) ISSUING BANK REPORTING REQUIREMENTS. Each Issuing Bank shall, no later than the tenth (10th) Business Day following the last day of each calendar month, provide to the Agent and the Borrower separate schedules for Commercial Letters of Credit and Standby Letters of Credit Issued by it, in form and substance reasonably satisfactory to the Agent, setting forth the aggregate Letter of Credit Obligations outstanding to it at the end of each month and any information requested by the Agent or the Borrower relating to the date of issue, account party, amount, expiration date and reference number of each Letter of Credit Issued by it.

            (i) INDEMNIFICATION; EXONERATION. (A) In addition to all other amounts payable to an Issuing Bank, the Borrower hereby agrees to defend, indemnify, and save the Agent, each Issuing Bank and each Lender harmless from and against any and all claims, demands, liabilities, penalties, damages, losses (other than loss of profits), costs, charges and expenses (including reasonable attorneys' fees but excluding taxes) which the Agent, such Issuing Bank or such Lender may incur or be subject to as a consequence, direct or indirect, of (i) the Issuance of any Letter of Credit other than as a result of the gross negligence or willful misconduct of the Issuing Bank, as determined by a court of competent jurisdiction, or (ii) the failure of the Issuing Bank issuing a Letter of Credit to honor a drawing under such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future DE JURE or DE FACTO government or Governmental Authority.

          (B) As between the Borrower on the one hand and the Agent, the Lenders and the Issuing Banks on the other hand, the Borrower assumes all risks of the acts and omissions of, or misuse of Letters of Credit by, the respective beneficiaries of the Letters of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the Letter of Credit Reimbursement Agreements, the Agent, the Issuing Banks and the Lenders shall not be responsible for: (i) the form, validity, legality, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and Issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity, legality or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;
(iii) failure of the beneficiary of a Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;
(v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; (viii) any litigation, proceeding or charges with respect to such Letter of Credit; and (ix) any consequences arising from causes beyond the control of the Agent, the Issuing Banks or the Lenders.

            (j) OBLIGATIONS SEVERAL. The obligations of each Issuing Bank and each Lender under this SECTION 2.03 are several and not joint, and no Issuing Bank or Lender shall be responsible for the obligation to Issue Letters of Credit or participation obligation hereunder, respectively, of any other Issuing Bank or Lender.

            2.04.  PROMISE TO REPAY; EVIDENCE OF INDEBTEDNESS.

            (a) PROMISE TO REPAY. The Borrower hereby agrees to pay when due the principal amount of each Loan which is made to it, and further agrees to pay when due all unpaid interest accrued thereon, in accordance with the terms hereof and of the Notes. The Borrower shall execute and deliver to each Lender, as applicable on the Closing Date, Swing Loan Notes substantially in the form of EXHIBIT H and Revolving Credit Notes substantially in the form of EXHIBIT I evidencing the Loans and thereafter shall execute and deliver such other promissory notes as are necessary to evidence the Loans owing to the Lenders after giving effect to any assignment thereof pursuant to SECTION 13.01, all in form and substance acceptable to the Agent and the parties to such assignment (all such promissory notes and all amendments thereto, replacements thereof and substitutions therefor being collectively referred to as the "NOTES"; and "NOTE" means any one of the Notes).

            (b) LOAN ACCOUNT. Each Lender shall maintain in accordance with its usual practice an account or accounts (a "LOAN ACCOUNT") evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan owing to such Lender from time to time, including the amount of principal and interest payable and paid to such Lender from time to time hereunder and under each of the Notes.

            2.05.  SETTLEMENT.    (a) The Agent shall from time to time notify
each Lender by 12:00 noon (New York time) on a date to be selected weekly or more frequently by the Agent, in its sole discretion, of the aggregate amount of the Revolving Credit Obligations outstanding and such Lender's Pro Rata Share thereof as of the close of business on the Business Day immediately preceding the date of such notice (each such Business Day and the Closing Date being a "SETTLEMENT DATE"). Upon receipt of such notice, each Lender shall, before 3:00 p.m. (New York time) on the date of such notice unconditionally pay by depositing in the Agent's Account immediately available funds the amount by which the net amount of such Lender's Pro Rata Share of the Revolving Credit Obligations outstanding on the Settlement Date referred to in such notice exceeds the net amount of such Lender's Pro Rata Share of the Revolving Credit Obligations on the Settlement Date immediately preceding such Settlement Date, in each case after giving effect to the following adjustments: (i) Revolving Loans if any, to be made by such Lender on such Settlement Date, or the purchase by such Lender of its Pro Rata Share of any outstanding Swing Loans pursuant to
SECTION 2.02(d); (ii) any Revolving Loans to be made by such Lender on such date pursuant to SECTION 2.01; (iii) any amount owing by such Lender pursuant to SECTION 2.01(c)(ii) or this SECTION 2.05; (iv) any amount owing by such Lender pursuant to SECTION 2.03(e)(ii) or to such Lender pursuant to SECTION 2.03(e)(iii); and (v) such Lender's Pro Rata Share of the net amount of all prepayments and repayments of Revolving

Loans made by the Borrower since the Settlement Date immediately preceding such Settlement Date LESS the amounts applied by the Agent to the repayment of the outstanding Swing Loans pursuant to SECTION 2.02(b) and Protective Advances pursuant to SECTION 12.09(a). Upon each such adjustment pursuant to this
SECTION 2.05, each Lender shall then be deemed for all purposes under this Agreement, under the Notes and the other Loan Documents to have Revolving Credit Obligations owed to it ratably as provided above.

            (b) In the event that the net amount of any Lender's Pro Rata Share of the Revolving Credit Obligations outstanding on such Settlement Date is less than the net amount of such Lender's Pro Rata Share of the Revolving Credit Obligations on the Settlement Date immediately preceding such Settlement Date, in each case after giving effect to the adjustments set forth in clauses (i) through (v) of subsection (a) of this SECTION 2.05, the Agent shall, before 3:00 p.m. (New York time) on such Settlement Date, disburse to each Lender such Lender's Pro Rata Share of the funds remaining in the Agent's Account.

            (c) If and to the extent any Lender shall not have made available to the Agent on any Settlement Date any amount payable by such Lender on such Settlement Date pursuant to subsection (a) of this SECTION 2.05, such Lender agrees to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from such Settlement Date until the date such amount is paid to the Agent, for three (3) Business Days at the Federal Funds Rate and thereafter at the interest rate applicable to the Loans hereunder and under the Notes. If such Lender shall pay to the Agent such amount, such amount so paid shall constitute such Lender's Revolving Loan for purposes of this Agreement and such Lender's Note.

            (d) The failure of any Lender to make any payment required to be made by it on any Settlement Date shall not relieve any other Lender of its obligation to make any payment required to be made by it on any Settlement Date.

            2.06. AUTHORIZED OFFICERS AND AGENTS. On the Closing Date and from time to time thereafter, the Borrower shall deliver to the Agent an Officers' Certificate setting forth the names of the officers, employees and agents authorized to request Revolving Loans, Swing Loans and Letters of Credit and containing a specimen signature of each such officer, employee or agent.
The officers, employees and agents so authorized shall also be authorized to act for the Borrower in respect of all other matters relating to the Loan Documents. The Agent shall be entitled to rely conclusively on such officer's or employee's authority to request such Loan or Letter of Credit until the Agent receives written notice to the contrary. In addition, the Agent shall be entitled to rely conclusively on any written notice sent to it by telecopy. The Agent shall have no duty to verify the authenticity of the signature appearing on, or any telecopy or facsimile of, any written Notice of Borrowing or any other document, and, with respect to an oral request for such a Loan or Letter of Credit, the Agent shall have no duty to verify the identity of any person representing himself or herself as one of the officers, employees or agents authorized to make such request or otherwise to act on behalf of the Borrower. None of the Agent, any Lender or any Issuing Bank shall incur any liability to the Borrower or any other Person in acting upon any telecopy or facsimile or telephonic notice referred to above which the Agent reasonably believes to have been given by a duly authorized officer or other person authorized to borrower on behalf of the Borrower.


                                  ARTICLE III
                           PAYMENTS AND PREPAYMENTS

            3.01.  PREPAYMENTS; REDUCTIONS IN REVOLVING CREDIT COMMITMENTS.

             (a) VOLUNTARY PREPAYMENTS/REDUCTIONS. REVOLVING CREDIT COMMITMENT. The Borrower, upon at least five (5) Business Days' (or less at the Agent's sole discretion) prior written notice to the Agent, shall have the right, from time to time, to terminate in whole or permanently reduce in part the Revolving Credit Commitments, provided that the Borrower shall have made whatever payment may be required to reduce the Revolving Credit Obligations to an amount less than or equal to the Maximum Revolving Credit Amount after giving effect to such reduction or termination of the Revolving Credit Commitments.
Any partial reduction of the Revolving Credit Commitments shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount, and shall reduce the Revolving Credit Commitment of each Lender proportionately in accordance with its Pro Rata Share. Any notice of termination or reduction given to the Agent under this SECTION 3.01(a) shall specify the date (which shall be a Business Day) of such termination or reduction and, with respect to a partial reduction, the aggregate principal amount thereof. When notice of termination or reduction is delivered as provided herein, the principal amount of the Revolving Loans specified in the notice shall become due and payable on the date specified in such notice. The payments in respect of reductions and terminations described in this SECTION 3.01(a) may be made without premium or penalty (except as provided in SECTION 4.02(f)).

            (b)   MANDATORY PREPAYMENTS OF LOANS.

            (i) Immediately after the Borrower's or any of the Restricted Subsidiaries' receipt of any Net Cash Proceeds, the Borrower shall make or cause to be made a mandatory prepayment of the Loans in an amount equal to one hundred percent (100%) of such Net Cash Proceeds. Notwithstanding the preceding sentence, the Borrower shall be entitled to use any Net Cash Proceeds received in respect of the sale of the Borrower's Real Property located in Graham, Texas to repay obligations under the Existing IRDBs issued in connection with such Real Property PROVIDED that any such repayment shall reduce the Borrower's obligation to reduce the contingent liability of BNP on the next Payment Date (as defined in the BNP Reimbursement Agreement) by the amount of such repayment pursuant to the BNP Letter of Credit Documents. On the date any mandatory prepayment is received by the Agent pursuant to this CLAUSE (i), such prepayment shall be applied
FIRST to the outstanding principal amount of the Swing Loans, SECOND to any remaining non-contingent Revolving Credit Obligations (with a corresponding reduction in the Revolving Credit Commitments equal to 100% of such prepayment) and THIRD to the extent no Obligations (other than contingent Obligations) are outstanding, to the Investment Account to be held as Cash Collateral in accordance with this Agreement; PROVIDED (A) that any Net Cash Proceeds received after the Closing Date in respect of the EMT Sale (to the extent up to $3,000,000), the European Resin Sale, the sale of the Borrower's domestic resins business (to the extent less than $3,000,000), the sale of the Borrower's Real Property located in Graham, Texas, indemnification obligations owing to the Borrower pursuant to the terms of the YIP Transaction arising from the failure of BCY Industrial Enterprises to make required payments in connection with the Existing IRDBs and up to $1,000,000 in any Fiscal Year of Net Cash Proceeds arising from the sale of assets in a single transaction or series of related transactions PROVIDED that the Net Cash Proceeds of each such single transaction or series of related transactions do not exceed $250,000, shall not reduce the Revolving Credit Commitments and (B) after Net Cash Proceeds applied pursuant to this clause (i) shall have caused a reduction in the Revolving Credit Commitments of $12,000,000, any additional Net Cash Proceeds received by the Borrower shall result in a corresponding reduction in the Revolving Credit Commitments equal to only 50% of such additional Net Cash Proceeds. Any such prepayments shall be applied in accordance with SECTION 3.02(b)(ii) first to Base Rate Loans and then to any Eurodollar Rate Loans with those Loans which have earlier expiring Interest Periods being repaid prior to those which have later expiring Interest Periods; PROVIDED, HOWEVER, so long as no Event of Default has occurred and is continuing, the Borrower may elect to have prepayments that would otherwise be applied to Eurodollar Rate Loans prior to the end of the applicable Interest Period held as Cash Collateral in the Cash Collateral Account and applied to such Loan at the expiration of the relevant Interest Period.

            (ii) Immediately, if at any time the Revolving Credit Obligations are greater than the Maximum Revolving Credit Amount, the Borrower shall make a mandatory repayment of the Revolving Credit Obligations in an amount equal to such excess, such amount to be applied to the Obligations in accordance with SECTION 3.02. In addition, to the extent the Maximum Revolving Credit Amount is at any time less than the amount of contingent Letter of Credit Obligations outstanding at such time, the Borrower shall deposit Cash Collateral in the Cash Collateral Account in an amount equal to the amount by which such Letter of Credit Obligations exceed such Maximum Revolving Credit Amount.

            (iii) On a daily basis from funds on deposit in (x) the Concentration Account and (y) if necessary to repay in full all such Revolving Credit Obligations, the Investment Account, in each case prior to 1:00 p.m. on any Business Day, the Agent shall transfer funds in accordance with SECTION
3.05 and thereby cause the Borrower to make a mandatory repayment of the Revolving Credit Obligations on such Business Day in an amount equal to:
FIRST, any and all Non Pro Rata Loans on a pro rata basis, SECOND, any and all outstanding Swing Loans, and THIRD, the repayment of the Revolving
Credit Obligations then outstanding in accordance with the provisions of
SECTION 3.02.

          (iv) Nothing in this SECTION 3.01(b) shall be construed to constitute the Lenders' consent to any transaction which is not expressly permitted by ARTICLE IX.

            3.02. PAYMENTS. (a) MANNER AND TIME OF PAYMENT. All payments of principal of and interest on the Loans and Reimbursement Obligations and other Obligations (including, without limitation, fees and expenses) which are payable to the Agent, the Lenders or any Issuing Bank shall be made without condition or reservation of right, in immediately available funds, delivered to the Agent (or, in the case of Reimbursement Obligations, to the pertinent Issuing Bank) not later than 1:00 p.m. (New York time) on the date and at the place due, to the Agent's Account (or such account of the Issuing Bank, as it may designate, if applicable). Thereafter, payments in respect of any Swing Loans received by the Agent shall be distributed to the Swing Loan Bank and payments in respect of any Revolving Loan received by the Agent shall be distributed to each Lender in accordance with its Pro Rata Share in accordance with the provisions of SECTION 3.02(b) on the date received, if received prior to 1:00 p.m., and (except in the case of repayment of Swing Loans) on the next succeeding Business Day if received thereafter, by the Agent.

            (b)  APPORTIONMENT OF PAYMENTS.  (i)  Subject to the provisions of
SECTION 3.02(b)(ii) and (v), except as otherwise provided herein (A) all payments of principal and interest in respect of outstanding Revolving Loans, and all payments in respect of Reimbursement Obligations, shall be allocated among such of the Lenders and Issuing Banks as are entitled thereto, in proportion to their respective Pro Rata Shares and (B) all payments of fees and all other payments in respect of any other Obligations shall be allocated among such of the Lenders and

Issuing Banks as are entitled thereto, in proportion to their respective Pro Rata Shares. All such payments and any other amounts received by the Agent from or for the benefit of the Borrower shall be applied FIRST, to pay principal of and interest on any portion of the Loans which the Agent may have advanced pursuant to the express provisions of this Agreement on behalf of any Lender other than the Lender then acting as Agent, for which the Agent has not then been reimbursed by such Lender or the Borrower, SECOND, to pay principal of and interest on any Protective Advance for which the Agent has not then been paid by the Borrower or reimbursed by the Lenders, THIRD, to pay all other Obligations then due and payable and FOURTH, to the Investment Account to be held as Cash Collateral in accordance with this Agreement; PROVIDED that, notwithstanding anything contained in this Agreement to the contrary, if no Revolving Credit Obligations are then outstanding and no Default shall have occurred and be continuing, all funds remaining in the Concentration Account shall be transferred to the Investment Account and invested in accordance with account instructions applicable thereto agreed to by the Borrower and the Agent. The Borrower hereby grants to the Agent a security interest for the benefit of the Agent, the Lenders and the Issuing Banks in all funds deposited in the Investment Account. Except as set forth in SECTIONS 3.01(a) AND (b) and unless otherwise designated by the Borrower, all principal payments in respect of outstanding Swing Loans or Revolving Loans, as the case may be, shall be applied FIRST, to the outstanding Swing Loans and SECOND, to the outstanding Revolving Loans, in each case, FIRST, to repay outstanding Base Rate Loans, and THEN to repay outstanding Eurodollar Rate Loans with those Loans which have earlier expiring Interest Periods being repaid prior to those which have later expiring Interest Periods.

          (ii) After the occurrence and during the continuance of an Event of Default, the Agent may, and shall upon the acceleration of the Obligations pursuant to SECTION 11.02(a), apply all payments in respect of any Obligations and all proceeds of Collateral (including, without limitation, all amounts held as Cash Collateral or in the Investment Account) in the following order:

            (A) FIRST, to pay interest on and then principal of any portion of the Revolving Loans which the Agent may have advanced on behalf of any Lender for which the Agent has not then been reimbursed by such Lender or the Borrower;

            (B) SECOND, to pay interest on and then principal of first any outstanding Protective Advance and then any Swing Loan;

            (C) THIRD, to pay Obligations in respect of any expense reimbursements or indemnities then due to the Agent, including, without limitation, fees and expenses in respect of cash management services provided to the Borrower and its Subsidiaries by the Agent;

            (D) FOURTH, to pay Obligations in respect of any expense reimbursements or indemnities then due to the Lenders and the Issuing Banks;

            (E) FIFTH, to pay Obligations in respect of any fees then due to the Agent, the Lenders and the Issuing Banks;

            (F) SIXTH, to pay interest due in respect of the Loans and Reimbursement Obligations;

            (G) SEVENTH, to pay or prepay (or, to the extent such Obligations are contingent, provide Cash Collateral pursuant to SECTION 11.02(b) in respect of) principal outstanding on Loans and all outstanding Letter of Credit Obligations;

            (H) EIGHTH, to the ratable payment of Interest Rate Contracts and Currency Agreements to which the Agent or any Affiliate of the Agent is a party;

            (I)  NINTH, to the ratable payment of all other Obligations;

PROVIDED, HOWEVER, if sufficient funds are not available to fund all payments to be made in respect of any of the Obligations described in any of the foregoing CLAUSES (A) through (H), the available funds being applied with respect to any such Obligations referred to in any one of such clauses (unless otherwise specified in such clause) shall be allocated to the payment of such Obligations ratably, based on the proportion of the Agent's and each Lender's or Issuing Bank's interest in the aggregate outstanding Obligations described in such clauses.

The order of priority set forth in this SECTION 3.02(b)(ii) and the related provisions hereof are set forth solely to determine the rights and priorities of the Agent, the Lenders, the Issuing Banks and other Holders as among themselves. The order of priority set forth in CLAUSES (A) through (H) of this SECTION 3.02(b)(ii) may at any time and from time to time be changed by the agreement of the Requisite Lenders without necessity of notice to or consent of or approval by the Borrower, any Holder which is not a Lender or Issuing Bank, or any other Person; PROVIDED, HOWEVER, the order of priority set forth in CLAUSES (A) through (E) of this SECTION 3.02(b)(ii) may not be changed without the prior written consent of the Agent.

            (iii) The Agent, in its sole discretion subject only to the terms of this SECTION 3.02(b)(iii), may pay from the proceeds of Revolving Loans (which Loans have not been requested by the Borrower pursuant to a Notice of Borrowing) made to the Borrower hereunder, whether made following a request by the Borrower pursuant to SECTION 2.01 or 2.02 or a deemed request as provided in this SECTION 3.20(b)(iii), all amounts then due and payable by the Borrower hereunder, including, without limitation, amounts payable with respect to payments of principal, interest, Reimbursement Obligations and fees and all reimbursements for expenses pursuant to SECTION
13.02. The Borrower hereby irrevocably authorizes the Swing Loan Bank and the Lenders to make Revolving Loans, which Revolving Loans shall be Base Rate Loans, in each case, upon notice from the Agent as described in the following sentence for the purpose of paying principal, interest, Reimbursement Obligations and fees due from such Borrower, reimbursing expenses pursuant to SECTION 13.02 and paying any and all other amounts due and payable by such Borrower hereunder or under the Notes, and agrees that all such Revolving Loans so made shall be deemed to have been requested by it pursuant to SECTION 2.01 and 2.02 as of the date of the aforementioned notice. The Agent shall request Revolving Loans on behalf of the Borrower as described in the preceding sentence by notifying the Lenders by telex, telecopy, telegram or other similar form of transmission (which notice the Agent shall thereafter promptly transmit to such Borrower), of the amount and Funding Date of the proposed Borrowing and that such Borrowing is being requested on such Borrower's behalf pursuant to this SECTION
3.02(b)(iii). On the proposed Funding Date, the Lenders shall make the requested Loans in accordance with the procedures and subject to the conditions specified in SECTION 2.01 or 2.02 (irrespective of the satisfaction of the conditions described in SECTION 5.02 or the requirement to deliver a Notice of Borrowing in SECTION 2.01(b), which conditions and requirements, for the purposes of the payment of Revolving Loans at the request of the Agent as described in the preceding sentence, the Lenders irrevocably waive).

          (v) If any Lender fails to fund its Pro Rata Share of any Revolving Loan Borrowing requested by the Borrower which such Lender is obligated to fund under the terms hereof (the funded portion of such Revolving Loan Borrowing being hereinafter referred to as a "NON PRO RATA LOAN"), excluding any such Lender who has delivered to the Agent written notice that one or more of the conditions precedent contained in SECTION 5.02 shall not on the date of such request be satisfied and until such conditions are satisfied, THEN until the earlier of such Lender's cure of such failure and the termination of the Revolving Credit Commitments, the proceeds of all amounts thereafter repaid to the Agent by the Borrower and otherwise required to be applied to such Lender's share of all other Obligations pursuant to the terms hereof shall be advanced to the Borrower by the Agent on behalf of such Lender to cure, in full or in part, such failure by such Lender, but shall nevertheless be deemed to have been paid to such Lender in satisfaction of such other Obligations. Notwithstanding anything contained herein to the contrary:

            (A) the foregoing provisions of this SECTION 3.02(b)(v) shall apply only with respect to the proceeds of payments of Obligations;

            (B) a Lender shall be deemed to have cured its failure to fund its Pro Rata Share of any Revolving Loan at such time as an amount equal to such Lender's original Pro Rata Share of the requested principal portion of such Revolving Loan is fully funded to the Borrower, whether made by such Lender itself or by operation of the terms of this SECTION 3.02(b)(v), and whether or not the Non Pro Rata Loan with respect thereto has been repaid;

            (C) amounts advanced to the Borrower to cure, in full or in part, any such Lender's failure to fund its Pro Rata Share of any Revolving Loan Borrowing ("CURE LOANS") shall bear interest at the rate applicable to the other Revolving Loans comprising such Borrowing and shall be treated as Revolving Loans comprising such Borrowing for all purposes herein;

            (D) regardless of whether or not an Event of Default has occurred or is continuing, and notwithstanding the instructions of the Borrower as to its desired application, all repayments of principal which, in accordance with the other terms of this SECTION 3.02, would be applied to the outstanding Revolving Loans shall be applied FIRST, ratably to all Revolving Loans constituting Non Pro Rata Loans, SECOND, ratably to Revolving Loans other than those constituting Non Pro Rata Loans or Cure Loans and, THIRD, ratably to Revolving Loans constituting Cure Loans;
      and

            (E) No Lender shall be relieved of any obligation such Lender may have to the Borrower under the terms of this Agreement as a result of the provisions of this SECTION 3.02(b)(v).

            (c) PAYMENTS ON NON-BUSINESS DAYS. Whenever any payment to be made by the Borrower hereunder or under the Notes is stated to be due on a day which is not a Business Day, the payment shall instead be due on the next succeeding Business Day (or, as set forth in SECTION 4.02(b)(iv), the next preceding Business Day), and any such extension of time shall be included in the computation of the payment of interest and fees hereunder.

            3.03.  TAXES.

            (a) PAYMENT OF TAXES. Any and all payments by the Borrower hereunder or under any Note or other document evidencing any Obligations shall be made free and clear of and without reduction for any and all taxes, levies, imposts, deductions, charges, withholdings, and all stamp or documentary taxes, excise taxes, ad valorem taxes and other taxes imposed on the value of the Property, charges or levies which arise from the execution, delivery or registration, or from payment or performance under, or otherwise with respect to, any of the Loan Documents or the Revolving Credit Commitments and all other liabilities with respect thereto excluding, in the case of each Lender, each Issuing Bank and the Agent, taxes imposed on its income, capital, profits or gains and franchise taxes imposed on it by (i) the United States, except certain withholding taxes contemplated pursuant to SECTION 3.03(d)(ii)(C), (ii) the Governmental Authority of the jurisdiction in which such Lender's Lending Office is located or any political subdivision thereof, (iii) the Governmental Authority in which such Person is organized, managed and controlled or any political subdivision thereof or (iv) any political subdivision of the United States unless such taxes are imposed solely as a result of such Lender's performance of any of the Loan Documents (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to withhold or deduct any Taxes from or in respect of any sum payable hereunder or under any such Note or document to any Lender, any Issuing Bank or the Agent, (x) the sum payable to such Lender, such Issuing Bank or the Agent shall be increased as may be necessary so that after making all required withholding or deductions (including withholding or deductions applicable to additional sums payable under this SECTION 3.03) such Lender, such Issuing Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such withholding or deductions been made, (y) the Borrower shall make such withholding or deductions, and (z) the Borrower shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with applicable law.

            (b) INDEMNIFICATION. The Borrower will indemnify each Lender, each Issuing Bank and the Agent against, and reimburse each on demand for, the full amount of all Taxes (including, without limitation, any Taxes imposed by any Governmental Authority on amounts payable under this SECTION 3.03 and any additional income or franchise taxes resulting therefrom) incurred or paid by such Lender, such Issuing Bank or the Agent (as the case may be) or any of their respective Affiliates and any liability (including penalties, interest, and out-of-pocket expenses paid to third parties) arising therefrom or with respect thereto, whether or not such Taxes were lawfully payable. A certificate as to any additional amount payable to any Person under this
SECTION 3.03 submitted by it to the Borrower shall, absent manifest error, be final, conclusive and binding upon all parties hereto. Each Lender, the Agent and each Issuing Bank agrees, within a reasonable time after receiving a written request from the Borrower, to provide the Borrower and the Agent with such certificates as are reasonably required, and take such other actions as are reasonably necessary to claim such exemptions as such Lender, the Agent or such Issuing Bank or Affiliate may be entitled to claim in respect of all or a portion of any Taxes which are otherwise required to be paid or deducted or withheld pursuant to this SECTION 3.03 in respect of any payments under this Agreement or under the Notes.

            (c) RECEIPTS. Within thirty (30) days after the date of any payment of Taxes by the Borrower or any of its Subsidiaries, the Borrower will furnish to the Agent at its request, at its address referred to in SECTION 13.08, the original or a certified copy of a receipt, if any, or other documentation reasonably satisfactory to the Agent, evidencing payment thereof. The Borrower shall furnish to the Agent upon the request of the Agent from time to time an Officer's Certificate stating that all Taxes of which it is aware are due have been paid and that no additional Taxes of which it is aware are due.

            (d)   FOREIGN BANK CERTIFICATIONS.  (i) Each Lender or Issuing
Bank that is not created or organized under the laws of the United States or a political subdivision thereof has delivered to the Borrower and the Agent on the date on which such Lender became a Lender or such Issuing Bank became an Issuing Bank or shall deliver to the Borrower on the date such Lender becomes a Lender or such Issuing Bank becomes an Issuing Bank, if such date is after the Closing Date, a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender or Issuing Bank to the effect that such Lender or Issuing Bank is eligible to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax (I) under the provisions of an applicable tax treaty concluded by the United States (in which case the certificate shall be accompanied by two duly completed copies of IRS Form 1001 (or any successor or substitute form or forms)) or (II) under
Section 1441(c)(1) as modified for purposes of Section 1442(a) of the Internal Revenue Code (in which case the certificate shall be accompanied by two duly completed copies of IRS Form 4224 (or any successor or substitute form or forms)).

            (ii) Each Lender and each Issuing Bank further agrees to deliver to the Borrower and the Agent from time to time, a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender or such Issuing Bank before or promptly upon the occurrence of any event requiring a change in the most recent certificate previously delivered by it to the Borrower and the Agent pursuant to this SECTION 3.03(d) (including, but not limited to, a change in such Lender's or such Issuing Bank's lending office). Each certificate required to be delivered pursuant to this SECTION 3.03(d)(ii) shall certify as to one of the following:

            (A) that such Lender or such Issuing Bank can continue to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax;

            (B) that such Lender or such Issuing Bank cannot continue to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax as specified therein but does not require additional payments pursuant to SECTION 3.03(a) because it is entitled to recover the full amount of any such deduction or withholding from a source other than the Borrower;

            (C) that such Lender or Issuing Bank is no longer capable of receiving payments hereunder and under the Notes without deduction or withholding of United States federal income tax as specified therein by reason of a change in law (including the Internal Revenue Code or applicable tax treaty) after the later of the Closing Date or the date on which such Lender became a Lender or such Issuing Bank became an Issuing Bank and that it is not capable of recovering the full amount of the same from a source other than the Borrower; or

            (D) that such Lender or such Issuing Bank is no longer capable of receiving payments hereunder without deduction or withholding of United States federal income tax as specified therein other than by reason of a change in law (including the Internal Revenue Code or applicable tax treaty) after the later of the Closing Date or the date on which such Lender became a Lender or such Issuing Bank became an Issuing Bank.

Each Lender and each Issuing Bank agrees to deliver to the Borrower and the Agent further duly completed copies of the above-mentioned IRS forms on or before the earlier of (x) the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from withholding from United States federal income tax and (y) fifteen (15) days after the occurrence of any event requiring a change in the most recent form previously delivered by such Lender or such Issuing Bank to the Borrower and the Agent, unless any change in treaty, law, regulation, or official interpretation thereof which would render such form inapplicable or which would prevent the Lender from duly completing and delivering such form has occurred prior to the date on which any such delivery would otherwise be required and the Lender or the Issuing Bank promptly advises the Borrower that it is not capable of receiving payments hereunder or under the Notes without any deduction or withholding of United States federal income tax.

            3.04. INCREASED CAPITAL. If after the date hereof any Lender or Issuing Bank determines that (i) the adoption or implementation of or any change in or in the interpretation or administration of any law or regulation or any guideline or request from any central bank or other Governmental Authority or quasi-governmental authority exercising jurisdiction, power or control over any Lender, Issuing Bank or banks or financial institutions generally (whether or not having the force of law), compliance with which affects or would affect the amount of capital required or expected to be maintained by such Lender or Issuing Bank or any corporation controlling such Lender or Issuing Bank and (ii) the amount of such capital is increased by or based upon (A) the making or maintenance by any Lender of its Loans, any Lender's participation in or obligation to participate in the Loans, Letters of Credit or other advances made hereunder or the existence of any Lender's obligation to make Loans or (B) the issuance or maintenance by any Issuing Bank of, or the existence of any Issuing Bank's obligation to Issue, Letters of Credit, then, in any such case, upon written demand by such Lender or Issuing Bank (with a copy of such demand to the Agent), the Borrower shall immediately pay to the Agent for the account of such Lender or Issuing Bank, from time to time as specified by such Lender or Issuing Bank, additional amounts sufficient to compensate such Lender or Issuing Bank or such corporation therefor. Such demand shall be accompanied by a statement as to the amount of such compensation and include a summary of the basis for such demand with detailed calculations. Such statement shall be conclusive and binding for all purposes, absent manifest error.

            3.05. CASH MANAGEMENT. (a) The Borrower has established the Lockboxes listed on SCHEDULE 6.01-Z and the Collection Accounts listed on
SCHEDULE 6.01-Z. The Borrower has directed all account debtors of the Borrower to remit all monies, checks, notes, drafts or funds received by it including, without limitation, all payments in respect of the Receivables, other Collateral, Net Cash Proceeds and other cash proceeds of operations directly to a Lockbox or Collection Account; PROVIDED, HOWEVER, that nothing contained herein shall require any payments or proceeds of the YIP Transaction to be remitted to a Lockbox or Collection Account to the extent that such payments or proceeds are required to be remitted by the Borrower to First Trust of California, as trustee or escrow agent for the Industrial Development Authority of the County of Los Angeles. The contents of each Lockbox shall automatically be deposited into a Collection Account or be emptied and deposited into a Collection

Account by a representative of the Collection Account Bank at which the applicable Collection Account has been established. Only the Agent and the applicable Collection Account Bank, if any, shall have power of withdrawal from each Lockbox and the related Collection Account and the Borrower acknowledges that the Borrower shall not have any right, title or interest in such Lockbox or Collection Account or any items deposited therein. The Borrower agrees to cause all collections of Receivables, all proceeds of Collateral and all Net Cash Proceeds now or hereafter received directly or indirectly by the Borrower or any Restricted Subsidiary of the Borrower or in the possession of the Borrower or any such Restricted Subsidiary to be held in trust for the Agent for the benefit of the Lenders and, promptly upon receipt thereof, to be deposited into a Collection Account or the Concentration Account on a daily basis. All of the funds in the Collection Accounts shall be automatically transferred into the Concentration Account. The Agent alone shall have power of withdrawal from the Concentration Account and the Borrower acknowledges that, except as expressly provided in this Agreement, the Borrower shall not have any right, title or interest in the Concentration Account or the amounts at any time appearing to the credit of the Concentration Account. Funds on deposit in the Concentration Account FIRST, shall be applied to the outstanding Obligations in accordance with SECTION 3.01(b)(i) (subject to the applicable provisions of SECTION
3.02); and THEN, to the extent any such funds remain after such application, shall be transferred to the Investment Account in accordance with SECTION 3.02(b)(i). In the event that any payments or proceeds of the YIP Transaction are received by the Agent, such payments or proceeds shall be remitted promptly by the Agent to First Trust of California, as trustee or escrow agent for the Industrial Development Authority of the County of Los Angeles.

      (b) The Borrower agrees to pay to the Agent any and all reasonable fees, costs and expenses which the Agent incurs in connection with opening and maintaining the Collection Accounts, lock box or other similar payment collection mechanism for the Borrower and depositing for collection any check or item of payment received by and/or delivered to the Collection Account Banks or the Agent on account of the Obligations. The Borrower agrees to reimburse the Agent for any amounts paid to any Collection Account Bank arising out of any required indemnification by the Agent of such Collection Account Bank against damages incurred by the Collection Account Bank in the operation of a Collection Account.

      (c) The Borrower agrees (i) within ninety days after the Closing Date or such longer period as may be acceptable to the Agent, to close each of its Lockboxes and Collection Accounts with Wells Fargo Bank N.A. and The Northern Trust Bank and (ii) within sixty days after the Closing Date, to enter into substitute agreements with Collection Account Banks satisfactory to the Agent.


                                  ARTICLE IV
                               INTEREST AND FEES

            4.01. INTEREST ON THE LOANS AND OTHER OBLIGATIONS. (a) RATE OF INTEREST. All Loans and the outstanding principal balance of all other Obligations shall bear interest on the unpaid principal amount thereof from the date such Loans are made and such other Obligations are due and payable until paid in full, except as otherwise provided in SECTION 4.01(d), as follows:

            (i) If a Base Rate Loan or such other Obligation, at a rate per annum equal to the sum of (A) the Base Rate as in effect from time to time as interest accrues, PLUS (B) the Base Rate Margin in effect from time to time during such Interest Period;

          (ii) If a Eurodollar Rate Loan, at a rate per annum equal to the sum of (A) the Eurodollar Rate determined for the applicable Interest Period, PLUS (B) the Eurodollar Rate Margin in effect from time to time during such Interest Period;

The applicable basis for determining the rate of interest on the Loans shall be selected by the Borrower at the time a Notice of Borrowing or a Notice of Conversion/Continuation is delivered by the Borrower to the Agent; PROVIDED, HOWEVER, the Borrower may not select the Eurodollar Rate as the applicable basis for determining the rate of interest on such a Loan if (x) such Loan is to be made on the Closing Date or (y) at the time of such selection an Event of Default or Default would occur or has occurred and is continuing. If on any day any Loan is outstanding with respect to which notice has not been timely delivered to the Agent in accordance with the terms hereof specifying the basis for determining the rate of interest on that day, then for that day interest on that Loan shall be determined by reference to the Base Rate.

            (b) INTEREST PAYMENTS. (i) Interest accrued on each Base Rate Loan shall be payable in arrears (A) on the first day of each calendar month for the preceding calendar month, commencing on the first such day following the making of such Base Rate Loan and (B) if not theretofore paid in full, at maturity (whether by acceleration or otherwise) of such Base Rate Loan and interest accrued on Swing Loans shall be payable in arrears on the first Business Day of the immediately succeeding calendar month.

          (ii) Interest accrued on each Eurodollar Rate Loan shall be payable in arrears (A) on the first day of each calendar month for the preceding calendar month, commencing on the first such day following the making of such Eurodollar Rate Loan and (B) if not theretofore paid in full, at maturity (whether by acceleration or otherwise) of such Eurodollar Rate Loan.

          (iii) Interest accrued on the principal balance of all other Obligations shall be payable in arrears (A) on the first day of each month, commencing on the first such day following the incurrence of such Obligation and
(B) if not theretofore paid in full, at the time such other Obligation becomes due and payable (whether by acceleration or otherwise).

            (c) CONVERSION OR CONTINUATION. (i) The Borrower shall have the option (A) to convert at any time all or any part of outstanding Base Rate Loans (other than Swing Loans) to Eurodollar Rate Loans; (B) to convert all or any part of outstanding Eurodollar Rate Loans having Interest Periods which expire on the same date to Base Rate Loans on such expiration date; or (C) to continue all or any part of outstanding Eurodollar Rate Loans having Interest Periods which expire on the same date as Eurodollar Rate Loans, and the succeeding Interest Period of such continued Loans shall commence on such expiration date; PROVIDED, HOWEVER, no such outstanding Loan may be continued as, or be converted into, a Eurodollar Rate Loan (i) if the continuation of, or the conversion into, would violate any of the provisions of SECTION 4.02 or (ii) if an Event of Default or Default would occur or has occurred and is continuing. Any conversion into or continuation of Eurodollar Rate Loans under this SECTION 4.01(c) shall be in a minimum amount of $5,000,000 and in integral multiples of $1,000,000 in excess of that amount.

          (ii) To convert or continue a Loan under SECTION 4.01(c)(i), the Borrower shall deliver a Notice of Conversion/Continuation to the Agent no later than 12:00 noon (New York time) at least three (3) Business Days in advance of the proposed conversion/continuation date. A Notice of Conversion/Continuation shall specify (A) the proposed conversion/continuation date (which shall be a Business Day), (B) the principal amount of the Loan to be converted/continued,
(C) whether such Loan shall be converted and/or continued and (D) in the case of a conversion to, or continuation of, a Eurodollar Rate Loan, the requested Interest Period. Promptly after receipt of a Notice of Conversion/Continuation under this SECTION 4.01(c)(ii), the Agent shall notify each Lender by telex or telecopy, or other similar form of transmission, of the proposed conversion/continuation. Any Notice of Conversion/Continuation for conversion to, or continuation of, a Loan shall be irrevocable, and the Borrower shall be bound to convert or continue in accordance therewith.

            (d) DEFAULT INTEREST. Notwithstanding the rates of interest specified in SECTION 4.01(a) or elsewhere herein, effective immediately upon the occurrence of any Event of Default and for as long thereafter as such Event of Default shall be continuing, the principal balance of all Loans and of all other Obligations shall bear interest at a rate which is two percent (2.0%) per annum in excess of the rate of interest applicable to such Loans and Obligations from time to time.

            (e) COMPUTATION OF INTEREST. Interest on all Obligations shall be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of 360 days. In computing interest on any Loan, the date of the making of the Loan shall be included and the date of payment shall be excluded.

            (f) CHANGES; LEGAL RESTRICTIONS. If after the date hereof any Lender or Issuing Bank determines that the adoption or implementation of or any change in or in the interpretation or administration of any law or regulation or any guideline or request from any central bank or other Governmental Authority or quasi-governmental authority exercising jurisdiction, power or control over any Lender, Issuing Bank or over banks or financial institutions generally (whether or not having the force of law), compliance with which, in each case after the date hereof:

            (i) subjects a Lender or an Issuing Bank (or its Applicable Lending Office) to charges (other than Taxes) of any kind which is applicable to the Revolving Credit Commitments of the Lenders and/or the Issuing Banks to make Eurodollar Rate Loans or to Issue and/or participate in Letters of Credit; or

          (ii) imposes, modifies, or holds applicable, any reserve (other than reserves taken into account in calculating the Eurodollar Rate), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities (including those pertaining to Letters of Credit) in or for the account of, advances or loans by, commitments made, or other credit extended by, or any other acquisition of funds by, a Lender or an Issuing Bank or any Applicable Lending Office or Eurodollar Affiliate of that Lender or Issuing Bank;

and the result of any of the foregoing is to increase the cost to that Lender or Issuing Bank of making, renewing or maintaining the Loans or its Revolving Credit Commitments or issuing or participating in the Letters of Credit or to reduce any amount receivable thereunder; then, in any such case, upon written demand by such Lender or Issuing Bank (with a copy of such demand to the Agent), the Borrower shall immediately pay to the Agent for the account of such Lender or Issuing Bank, from time to time as specified by such Lender or Issuing Bank, such amount or amounts as may be necessary to compensate such Lender or Issuing Bank or its Eurodollar Affiliate for any such additional cost incurred or reduced amount received. Such demand shall be accompanied by a statement as to the amount of such compensation and include a summary of the basis for such demand. Such statement shall be conclusive and binding for all purposes, absent manifest error.

            (g) CONFIRMATION OF EURODOLLAR RATE. Upon the reasonable request of the Borrower from time to time, the Agent shall promptly provide to the Borrower such information with respect to the applicable Eurodollar Rate as may be so requested.

            4.02. SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE LOANS. With respect to Eurodollar Rate Loans:

            (a) AMOUNT OF ADVANCE. Each Eurodollar Rate Loan shall be for a minimum amount of $5,000,000 and in integral multiples of $1,000,000 in excess of that amount.

            (b) DETERMINATION OF INTEREST PERIOD. By giving notice as set forth in SECTION 2.01(b) (with respect to a Borrowing of a Eurodollar Rate
Loan) or SECTION 4.01(c) (with respect to a conversion into or continuation of a Eurodollar Rate Loan), the Borrower shall have the option, subject to the other provisions of this SECTION 4.02, to select an interest period (each, an "INTEREST PERIOD") to apply to the Loans described in such notice, subject to the following provisions:

            (i) The Borrower may only select, as to a particular Borrowing of Eurodollar Rate Loans, an Interest Period of either one or three months in duration;

          (ii) In the case of immediately successive Interest Periods applicable to a Borrowing of Eurodollar Rate Loans, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

         (iii) If any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall be extended to expire on the next succeeding Business Day if the next succeeding Business Day occurs in the same calendar month, and if there shall be no succeeding Business Day in such calendar month, such Interest Period shall expire on the immediately preceding Business Day;

          (iv) The Borrower may not select an Interest Period as to any Loan if such Interest Period terminates later than the Revolving Credit Termination Date; and

           (v) There shall be no more than five (5) Interest Periods in effect at any one time.

            (c) DETERMINATION OF INTEREST RATE. As soon as practicable on the second Business Day prior to the first day of each Interest Period (the "INTEREST RATE DETERMINATION DATE"), the Agent shall determine (pursuant to the procedures set forth in the definition of "EURODOLLAR RATE") the interest rate which shall apply to Eurodollar Rate Loans, for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower and to each Lender. The Agent's determination shall be presumed to be correct, absent manifest error, and shall be binding upon the Borrower.

            (d) INTEREST RATE UNASCERTAINABLE, INADEQUATE OR UNFAIR. In the event that at least one (1) Business Day before the Interest Rate Determination
Date:

            (i) the Agent determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurodollar Rate then being determined is to be fixed;

          (ii) the Requisite Lenders advise the Agent that Dollar deposits in the principal amounts of the Eurodollar Rate Loans comprising such Borrowing are not generally available in the London interbank market for a period equal to such Interest Period; or

         (iii) the Requisite Lenders advise the Agent that the Eurodollar Rate, as determined by the Agent, after taking into account the adjustments for reserves and increased costs provided for in SECTION 4.01(f), will not adequately and fairly reflect the cost to such Lenders of funding their Eurodollar Rate Loans;

then the Agent shall forthwith give notice thereof to the Borrower, whereupon (until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist) the right of the Borrower to elect to have Loans bear interest based upon the Eurodollar Rate shall be suspended and each outstanding Eurodollar Rate Loan shall be converted into a Base Rate Loan on the last day of the then current Interest Period therefor, and any Notice of Borrowing for which Revolving Loans have not then been made shall be deemed to be a request for Base Rate Loans, notwithstanding any prior election by the Borrower to the contrary.

            (e) ILLEGALITY. (i) If at any time any Lender determines (which determination shall, absent manifest error, be final and conclusive and binding upon all parties) that the making or continuation of any Eurodollar Rate Loan has become unlawful or impermissible by compliance by that Lender with any law, governmental rule, regulation or order of any Governmental Authority (whether or not having the force of law and whether or not failure to comply therewith would be unlawful or would result in costs or penalties), then, and in any such event, such Lender may give notice of that determination, in writing, to the Borrower and the Agent, and the Agent shall promptly transmit the notice to each other Lender.

          (ii)    When notice is given by a Lender under SECTION 4.02(e)(i),
(A) the Borrower's right to request from such Lender and such Lender's obligation, if any, to make Eurodollar Rate Loans shall be immediately suspended, and such Lender shall make a Base Rate Loan as part of any requested Borrowing of Eurodollar Rate Loans and (B) if the affected Eurodollar Rate Loan or Loans are then outstanding, the Borrower shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one
(1) Business Day's prior written notice to the Agent and the affected Lender, convert each such Loan into a Base Rate Loan.

         (iii) If at any time after a Lender gives notice under SECTION 4.02(e)(i) in respect of a Eurodollar Rate Loan such Lender determines that it may lawfully make Eurodollar Rate Loans, such Lender shall promptly give notice of that determination, in writing, to the Borrower and the Agent, and the Agent shall promptly transmit the notice to each other Lender. The Borrower's right to request, and such Lender's obligation, if any, to make Eurodollar Rate Loans shall thereupon be restored.

            (f) COMPENSATION. In addition to all amounts required to be paid by the Borrower pursuant to SECTION 4.01, the Borrower shall compensate each Lender, upon demand, for all losses, expenses and liabilities (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Lender's Eurodollar Rate Loans to the Borrower but excluding any loss of the Eurodollar Rate Margin on the relevant Loans) which that Lender may sustain (i) if for any reason a Borrowing, conversion into or continuation of Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion/Continuation given by the Borrower or in a telephonic request by it for borrowing or conversion/continuation or a successive Interest Period does not commence after notice therefor is given pursuant to SECTION 4.01(c), including, without limitation, pursuant to
SECTION 4.02(d), (ii) if for any reason any Eurodollar Rate Loan is prepaid (including, without limitation, mandatorily pursuant to

SECTION 3.01) on a date which is not the last day of the applicable Interest Period, (iii) as a consequence of a required conversion of a Eurodollar Rate Loan to a Base Rate Loan as a result of any of the events indicated in SECTION 4.02(d) or (e) or (iv) as a consequence of any failure by the Borrower to repay Eurodollar Rate Loans when required by the terms hereof. The Lender making demand for such compensation shall deliver to the Borrower concurrently with such demand a written statement in reasonable detail as to such losses, expenses and liabilities, and this statement shall be conclusive as to the amount of compensation due to that Lender, absent manifest error.

            (g) BOOKING OF EURODOLLAR RATE LOANS. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of, its Eurodollar Lending Office or Eurodollar Affiliate or its other offices or Affiliates. No Lender shall be entitled, however, to receive any greater amount under SECTIONS 3.03, 3.04, 4.01(f) or 4.02(f) as a result of the transfer of any such Eurodollar Rate Loan to any office (other than such Eurodollar Lending Office) or any Affiliate (other than such Eurodollar Affiliate) than such Lender would have been entitled to receive immediately prior thereto, unless (i) the transfer occurred at a time when circumstances giving rise to the claim for such greater amount did not exist and (ii) such claim would have arisen even if such transfer had not occurred.

            (h) AFFILIATES NOT OBLIGATED. No Eurodollar Affiliate or other Affiliate of any Lender shall be deemed a party hereto or shall have any liability or obligation hereunder.

            4.03. FEES. (a) LETTER OF CREDIT FEE. In addition to any charges paid pursuant to SECTION 2.03(g), the Borrower shall pay to the Agent, for the account of the Lenders as provided in the following sentence, with respect to any Letter of Credit Issued by any Issuing Bank, a fee per annum (the "LETTER OF CREDIT FEE") equal to the Eurodollar Rate Margin (LESS 0.25% per annum) as of the date of each such payment on the undrawn face amount of such Letter of Credit, payable in arrears on the first day of each calendar month for the preceding calendar month and on the date on which such Letter of Credit expires in accordance with its terms; PROVIDED, HOWEVER, effective immediately upon the occurrence of any Default and for so long thereafter as such Default shall be continuing, the rate at which the Letter of Credit Fees shall accrue and be payable shall be equal to two percent (2.0%) per annum PLUS the Eurodollar Rate Margin (less 0.25% per annum). The Agent shall pay each Letter of Credit Fee to the Lenders in accordance with their respective Pro Rata Shares.

            (b) UNUSED COMMITMENT FEE. The Borrower shall pay to the Agent, for the account of the Lenders in accordance with their respective Pro Rata Shares, a fee (the "UNUSED COMMITMENT

FEE"), accruing from the Closing Date at the Unused Commitment Fee Rate on the average amount by which the Revolving Credit Commitments exceed the Revolving Credit Obligations for the period commencing on the Closing Date and ending on the Revolving Credit Termination Date, the accrued portion of such fee being payable (A) monthly, in arrears, on the first day of the immediately succeeding calendar month, commencing on the first such day after the Closing Date and (B) on the Revolving Credit Termination Date (whether or not such date occurs on, before or after the Closing Date). Notwithstanding the foregoing, in the event that any Lender fails to fund its Pro Rata Share of any Loan requested by the Borrower which such Lender is obligated to fund under the terms hereof, such Lender shall not be entitled to any Unused Commitment Fees with respect to its Revolving Credit Commitment until such failure has been cured in accordance with
SECTION 3.02(b)(v)(B) and the Borrower shall not be required to pay any Unused Commitment Fees to such Lender for such period.

            (c) OTHER FEES. The Borrower shall pay to the Agent solely for its own account such other fees as are set forth in the Letter Agreement.

            (d) CALCULATION AND PAYMENT OF FEES. All of the above fees shall be calculated on the basis of the actual number of days elapsed in a 360 day year. All such fees shall be payable in addition to, and not in lieu of, interest, expense reimbursements, indemnification and other Obligations. Fees shall be payable to the Agent's Account in accordance with SECTION 3.02. All fees shall be fully earned and nonrefundable when paid. All fees specified or referred to herein due to the Agent, any Issuing Bank or any Lender, including, without limitation, those referred to in this SECTION 4.03, shall bear interest, if not paid when due, at the interest rate for Loans in accordance with SECTION 4.01(d), shall constitute Obligations and shall be secured by the Collateral.


                                   ARTICLE V
                   CONDITIONS TO LOANS AND LETTERS OF CREDIT

            5.01. CONDITIONS PRECEDENT TO THE INITIAL LOANS AND LETTERS OF CREDIT. The obligation of each Lender on the Closing Date to make its Revolving Loan requested to be made by it and the agreement of each Issuing Bank on the Closing Date to Issue Letters of Credit, shall be subject to the satisfaction of all of the following conditions precedent:

            (a) DOCUMENTS. The Agent (on behalf of itself and the Lenders) shall have received on or before the Closing Date all of the following:

            (i) this Agreement, the Notes, the Borrower Security Agreement, the Subsidiary Guaranty and all other agreements, documents and instruments described in the List of Closing Documents attached hereto and made a part hereof as EXHIBIT F, each duly executed where appropriate and in form and substance satisfactory to the Lenders and in sufficient copies for each of the Lenders; without limiting the foregoing, the Borrower hereby directs its counsel, (A) Kronish, Lieb, Weiner & Hellman and (B) each of its other counsel listed in such List of Closing Documents to prepare and deliver to the Agent, the Lenders, the Issuing Banks and Sidley & Austin, the opinions referred to in such List of Closing Documents with respect to such counsel;

          (ii) a PRO FORMA estimated balance sheet of the Borrower and its Subsidiaries as of the Closing Date, as referred to in SECTION 6.01(h) giving effect to the transactions contemplated in the Loan Documents and confirming the flow of funds set forth in the Sources and Uses; and

         (iii) such additional documentation as the Agent and the Lenders may reasonably request.

            (b) COLLATERAL INFORMATION; PERFECTION OF LIENS. The Agent shall have received complete and accurate information from the Borrower with respect to the name and the location of the principal place of business and chief executive office for the Borrower and each of the Restricted Subsidiaries; all Uniform Commercial Code and other filing and recording fees and taxes shall have been paid or duly provided for; and the Agent shall have received evidence to the satisfaction of the Lenders that all Liens granted to the Agent with respect to all Collateral are valid and effective and, upon the filing of the duly executed Uniform Commercial Code financing statements, which shall have been delivered to the Agent, will be perfected and of first priority, except as otherwise permitted under this Agreement. All certificates representing Capital Stock included in the Collateral (it being understood that the Capital Stock of Hexcel Lyon and Hexcel S.A., a Belgium corporation, is represented by uncertificated securities) shall have been delivered to the Agent (with duly executed stock powers, as appropriate) and all instruments included in the Collateral shall have been delivered to the Agent (duly endorsed to the Agent, as appropriate). The Agent shall have received UCC-1 Financing Statements duly executed that shall, when filed in the appropriate jurisdictions, be sufficient to perfect Liens on all of the Collateral.

            (c) NO LEGAL IMPEDIMENTS. No law, regulation, order, judgment or decree of any Governmental Authority shall, and the

Agent shall not have received any notice that any action, suit, investigation, litigation or proceeding is pending or threatened in any court or before any arbitrator or Governmental Authority which (i) purports to enjoin, prohibit, restrain or otherwise affect (A) the making of the Loans on the Closing Date or
(B) the consummation of the transactions contemplated pursuant to the Transaction Documents or (ii) would be reasonably expected to impose or result in the imposition of a Material Adverse Effect.

            (d) NO CHANGE IN CONDITION. No change deemed material by the Lenders, in their opinion, in the condition (financial or otherwise), business, performance, assets, operations or prospects of the Borrower or any Guarantor, individually, or of the Borrower and its Restricted Subsidiaries, taken as a whole, shall have occurred that would (i) cause the Initial Projections to be unreasonable in light of then current circumstances, (ii) have a material adverse effect on the ability of the Borrower and the Guarantors to perform their obligations under the Loan Documents or (iii) have a material adverse affect on the ability of the Lenders, the Issuing Banks or the Agent to enforce the Loan Documents.

            (e) NO DEFAULT. No Event of Default or Default shall have occurred and be continuing or would result from the making of the Loans.

            (f) REPRESENTATIONS AND WARRANTIES. All of the representations and warranties contained in SECTION 6.01 and in any of the other Loan Documents shall be true and correct on and as of the Closing Date, both before and after giving effect to the making of the Loans.

            (g) FEES AND EXPENSES PAID. There shall have been paid to the Agent, for the account of the Lenders and the Agent, for their respective individual accounts, all fees (including, without limitation, the reasonable legal fees of counsel to the Agent and local counsel to the Agent for the benefit of the Lenders) due and payable on or before the Closing Date (including, without limitation, all such fees described in the Letter Agreement), and all expenses (including, without limitation, legal expenses) due and payable on or before the Closing Date.

            (h) CLOSING DATE; REORGANIZATION EFFECTIVE DATE. The Reorganization Effective Date shall have occurred and both the Closing Date and the Reorganization Effective Date shall have occurred prior to February 28, 1995.

            (i) CONSENTS, ETC. Except as set forth on SCHEDULE 6.01-E, each of the Borrower and the Restricted Subsidiaries shall have received all consents and authorizations required pursuant to any material Contractual Obligation with any other

Person and shall have obtained all consents and authorizations of, and effected all notices to and filings with, any Governmental Authority as may be necessary to allow each of the Borrower and the Restricted Subsidiaries lawfully (A) to execute, deliver and perform, in all material respects, their respective obligations hereunder, under the other Transaction Documents to which each of them is, or shall be, a party and each other agreement or instrument to be executed and delivered by each of them pursuant thereto or in connection therewith and (B) to create and perfect the Liens on the Collateral to be owned by each of them in the manner and for the purpose contemplated by the Loan Documents. No such consent or authorization shall impose any conditions upon the Borrower or any of its Subsidiaries that are not acceptable to the Lenders.

            (j) TERMINATION OF THE DIP FACILITY. The obligations of the Borrower under the DIP Facility shall have been terminated, all non-contingent obligations thereunder shall have been paid in full (except for the outstanding letters of credit set forth on SCHEDULE 6.01-AA hereto to the extent secured by and not replaced with Letters of Credit) and the Liens on the Property of the Borrower securing the DIP Facility shall have been released and terminated on terms satisfactory to the Agent.

            (k) CONFIRMATION ORDER. The Agent and the Lenders shall have received and approved the Confirmation Order. The Confirmation Order shall not contain any provision providing or purporting to provide for the retention by the Bankruptcy Court of jurisdiction over the Lenders, the Loan Documents, any securities issued pursuant to the Plan, the Borrower or the Borrower's subsidiaries. No official committee or representative (including a trustee or examiner) shall have any supervisory responsibility over the Borrower or any of its subsidiaries after the Reorganization Effective Date. The Confirmation Order shall have become a Final Order.

            (l) PLAN OF REORGANIZATION. The terms and conditions of the Plan of Reorganization shall not have been amended, waived or modified without the prior written consent of the Lenders. All conditions precedent to the effectiveness of the Plan of Reorganization shall have been satisfied (or, with the prior written consent of the Lenders, waived) in the sole judgment of the Lenders. The Plan shall have received sufficient acceptances by each impaired Class to satisfy the confirmation requirements of Section 1129(a)(8) of the Bankruptcy Code.

            (m) OTHER AGREEMENTS. The Borrower shall have delivered to the Agent and the Lenders, and the Lenders shall have approved, copies of all documentation implementing the Plan of Reorganization, including, without limitation, all such documents specified in the List of Closing Documents attached hereto as EXHIBIT F, and all such documents shall not have been modified from the forms set forth in the Plan of Reorganization without the prior written consent of the Lenders.

            (n) IMPLEMENTATION OF THE PLAN. Mutual Series shall have (i) invested in the Reorganized Common Stock of the Borrower cash in an amount not less than $9,000,000 and (ii) made the Advance, the gross proceeds of which shall not be less than $41,000,000 pursuant to the terms of the Standby Commitment Documents. In accordance with the terms of Plan of Reorganization and pursuant to the Confirmation Order, the Principal Mutual Claims shall have been paid in full. In addition, the Subordinated Debenture Indenture shall have been reinstated and no Event of Default (as defined therein) shall have occurred and be continuing.

            (o) SALE OF EMT BUSINESS. The Borrower shall have received not less than $25,500,000 in Net Cash Proceeds from the EMT Sale.

            (p) SALE OF EUROPEAN RESINS BUSINESS. The Borrower shall have received not less than $7,100,000 in gross proceeds from the European Resins Sale.

            (q) ENVIRONMENTAL ISSUES. The environmental review report of Environ Corporation in respect of the Borrower's compliance with Environmental, Health or Safety Requirements of Law and Liabilities and Costs relating thereto shall have been approved by the Lenders. The Lenders shall be satisfied with the status of all Environmental Claims (as defined in the Plan of Reorganization) arising in connection with the Lodi, New Jersey property formerly owned by the Borrower.

            (r) CASH PAYMENTS ON THE REORGANIZATION EFFECTIVE DATE. Cash payments required to be made under the Plan of Reorganization at or immediately following the Reorganization Effective Date shall not exceed $85,000,000.

            5.02.  CONDITIONS PRECEDENT TO ALL SUBSEQUENT REVOLVING LOANS,
SWING LOANS AND LETTERS OF CREDIT. The obligation of each Lender to make any Revolving Loan and of the Swing Loan Bank to make any Swing Loan, requested to be made by it on any date after the Closing Date, and the agreement of each Issuing Bank to Issue any Letter of Credit on any date after the Closing Date is subject to the following conditions precedent as of each such date:

            (a) REPRESENTATIONS AND WARRANTIES. As of such date, both before and after giving effect to the Loans to be made or the Letter of Credit to be Issued on such date, all of the representations and warranties of the Borrower and the Borrower's Subsidiaries contained in SECTION 6.01 and in any other Loan Document (other than representations and warranties which expressly speak as of a different date) shall be true and correct in all material respects.

            (b) NO DEFAULT. No Event of Default or Default (other than a Default of the type referred to in SECTION 11.01(p)) shall have occurred and be continuing or would result from the making of the requested Loan or the Issuance of the requested Letter of Credit.

            (c) NO LEGAL IMPEDIMENTS. No law, regulation, order, judgment or decree of any Governmental Authority shall, and the Agent shall not have received from any Lender, the Swing Loan Bank or Issuing Bank, as the case may be, notice that, in the judgment of such Person, any action, suit, investigation, litigation or proceeding is pending or threatened in any court or before any arbitrator or Governmental Authority which is likely to enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, (i) such Lender's making of the requested Loan or participation in the requested Letter of Credit, (ii) the Swing Loan Bank's making of the requested Swing Loan or (iii) such Issuing Bank's issuance of the requested Letter of Credit.

            (d) NO MATERIAL ADVERSE CHANGE. No change deemed material by the Lenders, in their opinion, in the condition (financial or otherwise), business, performance, assets, operations or prospects of the Borrower or any Guarantor, individually, or of the Borrower and its Restricted Subsidiaries, taken as a whole, shall have occurred since the Closing Date, which change has had or is reasonably likely to have a Material Adverse Effect.

Each submission by the Borrower to the Agent of a Notice of Borrowing with respect to a Revolving Loan or Swing Loan, each acceptance by the Borrower of the proceeds of each such Loan so made, each submission by the Borrower to an Issuing Bank of a request for issuance of a Letter of Credit and the issuance of such Letter of Credit, shall constitute a representation and warranty by the Borrower as of the Funding Date in respect of such Revolving Loan, as of the Swing Loan Funding Date in respect of such Swing Loan, and as of the date of issuance of such Letter of Credit, that all the conditions contained in subsections (a), (b) and (c) of this SECTION 5.02 have been satisfied or waived in accordance with SECTION 13.07.

                                  ARTICLE VI
                        REPRESENTATIONS AND WARRANTIES

            6.01. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. In order to induce the Lenders and the Issuing Banks to enter into this Agreement and to make the Loans and the other financial accommodations to the Borrower and to Issue the Letters of Credit described herein, the Borrower represents and warrants to each Lender, each Issuing Bank and the Agent as of the Closing Date and thereafter on each date as required by SECTION 5.02(a) that the following statements are true, correct and complete:

            (a) ORGANIZATION; CORPORATE POWERS. Each of the Borrower and the Borrower's Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization,
(ii) is duly qualified to do business as a foreign corporation and is in good standing (or, with respect to the Unrestricted Subsidiaries, has maintained the equivalent status) under the laws of each jurisdiction in which failure to be so qualified and in good standing (or, with respect to the Unrestricted Subsidiaries, maintain equivalent status) has or is reasonably likely to have a Material Adverse Effect and (iii) has all requisite corporate power and authority to own, operate and encumber its Property and to conduct its business as presently conducted.

            (b) AUTHORITY. (i) Each of the Borrower and the Restricted Subsidiaries has the requisite corporate power and authority to execute, deliver and perform each of the Transaction Documents to which it is a party.

          (ii) The execution, delivery and performance, as the case may be, of each of the Transaction Documents which have been executed and to which any of the Borrower or the Restricted Subsidiaries is a party and the consummation of the transactions contemplated thereby, have been duly approved by each of the boards of directors and (to the extent required by law) the shareholders of the Borrower and the Restricted Subsidiaries, respectively, and such approvals have not been rescinded, revoked or modified in any manner. No other corporate action or proceedings on the part of the Borrower or the Restricted Subsidiaries is necessary to consummate such transactions.

         (iii) Each of the Transaction Documents to which the Borrower or the Restricted Subsidiaries is a party has been duly executed, or delivered on behalf of the Borrower or the Restricted Subsidiaries, as the case may be, and constitutes its legal, valid and binding obligation, enforceable against such Person in accordance with its terms, is in full force and effect and no term or condition thereof has been amended, modified or waived from the terms and conditions contained in the Transaction Documents delivered to the Agent pursuant to Sections 5.01(a) without the prior written consent of the Requisite Lenders. No default, event of default or breach of any covenant by any of the Borrower or the Restricted Subsidiaries that is a party to the Transaction Documents or, to the best knowledge of the Borrower, any other party thereto, exists thereunder.

            (c)  SUBSIDIARIES; OWNERSHIP OF CAPITAL STOCK.  SCHEDULE 6.01-C
(i) contains a diagram indicating the corporate structure of the Borrower, the Borrower's Subsidiaries and the Existing Joint Ventures as of the Closing Date; and (ii) accurately sets forth as of the Closing Date, (A) the correct legal name, the jurisdiction of incorporation, and Employer Identification Number of each of the Borrower and the Borrower's Subsidiaries, and the jurisdictions in which each of the Borrower and the Borrower's Subsidiaries is qualified to transact business as a foreign corporation, (B) the authorized, issued and outstanding shares of each class of Capital Stock of the Borrower and each of the Borrower's Subsidiaries and, with respect to the Borrower's Subsidiaries, the owners of such shares and (C) a summary of the direct and indirect partnership, joint venture, or other equity interests, if any, of the Borrower and each Subsidiary of the Borrower in any Person that is not a corporation. Except as set forth on SCHEDULE 6.01-C, none of the issued and outstanding Capital Stock of the Borrower or the Borrower's Subsidiaries is subject to any vesting, redemption, or repurchase agreement, and there are no warrants or options outstanding with respect to such Capital Stock other than the Rights. The outstanding Capital Stock of the Borrower and each of its Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and the outstanding Capital Stock of the Borrower's Subsidiaries is not Margin Stock. The Reorganized Common Stock has been duly authorized, and when issued and delivered pursuant to the Rights Offering and the Standby Commitment Documents, will be validly issued and outstanding, fully paid and nonassessable and free of any preemptive rights.

            (d) NO CONFLICT. The execution, delivery and performance of each of the Transaction Documents to which the Borrower or any of the Restricted Subsidiaries is a party do not and shall not (i) conflict with the Constituent Documents of the Borrower or any Subsidiary of the Borrower, (ii) constitute a tortious interference with any Contractual Obligation of any Person, (iii) except as set forth on SCHEDULE 6.01-D, conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any material Requirement of Law or under any of the Transaction Documents or any other material Contractual Obligation of the Borrower or any Subsidiary of the Borrower, or require the termination of any material Contractual Obligation,
(iv) result in or require the creation or imposition of any Lien whatsoever upon any of the Property or assets of the Borrower or any Restricted Subsidiary, other than Liens contemplated by the Loan Documents, or (v) require any approval of the Borrower's or any such Restricted Subsidiary's shareholders that has not been obtained.

            (e) GOVERNMENTAL CONSENTS, ETC. Except as set forth on SCHEDULE 6.01-E, the execution, delivery and performance of each of the Transaction Documents to which the Borrower or any of the Restricted Subsidiaries is a party do not and shall not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, except (i) filings, consents or notices which have been made, obtained or given, or, in a timely manner, shall be made, obtained, or given and (ii) filings necessary to perfect security interests in the Collateral. The Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or the Investment Company Act of 1940, or any other federal or state statute or regulation which limits its ability to incur indebtedness or its ability to consummate the transactions contemplated in the Transaction Documents.

            (f) ACCOMMODATION OBLIGATIONS; CONTINGENCIES. Except as set forth on SCHEDULE 1.01.3, none of the Borrower or any of the Borrower's Subsidiaries has any Accommodation Obligation, contingent liability or liability for any Taxes, long-term lease or commitment, not reflected in its financial statements delivered to the Agent on or prior to the Closing Date or otherwise disclosed to the Agent and the Lenders in the other Schedules hereto, which has or is reasonably likely to have a Material Adverse Effect, except as permitted pursuant to SECTION 9.05.

            (g) RESTRICTED JUNIOR PAYMENTS. Neither the Borrower nor any Restricted Subsidiary nor Hexcel Lyon has directly or indirectly declared, ordered, paid or made or set apart any sum or Property for any Restricted Junior Payment or agreed to do so, except as permitted pursuant to SECTION 9.06 hereof.

            (h) FINANCIAL POSITION. (i) Borrower's PRO FORMA estimated balance sheet referred to in SECTION 5.01(a)(ii) and each of Borrower's business plans and all other financial projections and related materials and documents delivered to the Lenders pursuant hereto were prepared in good faith and are based upon facts and assumptions that were reasonable in light of the then current and foreseeable business conditions and prospects of the Borrower and represented management's opinion of the Borrower's projected financial performance based on the information available to the Borrower at the time so furnished.

            (ii) The Initial Projections were prepared in good faith and are based upon facts and assumptions that were reasonable in light of the then current and foreseeable business conditions and prospects of the Borrower and represented management's opinion of the projected financial performance of the Borrower, the Restricted Subsidiaries and the Existing Joint Ventures based on the information available to the Borrower at the time so furnished.

            (i)   LITIGATION; ADVERSE EFFECTS.  Except as set forth in
SCHEDULE 6.01-I, (A) there is no action, suit, audit, proceeding, investigation or arbitration (or series of related actions, suits, proceedings, investigations or arbitrations) before or by any Governmental Authority or private arbitrator pending or, to the knowledge of the Borrower, threatened against the Borrower, any of the Restricted Subsidiaries or Hexcel Lyon or any Property of any of them (i) challenging the validity or the enforceability of any of the Transaction Documents, (ii) which has a reasonable possibility of resulting in or, if instituted after the Closing Date, is reasonably likely to result in the suspension or debarment of the Borrower or any of the Restricted Subsidiaries from any federal government contracting program or (iii) which has had, shall have or is reasonably likely to have a Material Adverse Effect and
(B) none of the Borrower or any of the Borrower's Subsidiaries is (i) in violation of any applicable Requirements of Law which violation shall have or is reasonably likely to result in a Material Adverse Effect, or (ii) subject to or in default with respect to any final judgment, writ, injunction, restraining order or order of any nature, decree, rule or regulation of any court or Governmental Authority, in each case which shall have or is reasonably likely to have a Material Adverse Effect.

            (j) NO MATERIAL ADVERSE CHANGE. As of the Closing Date, no material change in the condition (financial or otherwise), business, performance, assets, operations or prospects of the Borrower or any Guarantor, individually, or of the Borrower and its Subsidiaries, taken as a whole, shall have occurred that would (i) cause the Initial Projections to be unreasonable in light of then current circumstances, (ii) have a material adverse effect on the ability of the Borrower and the Guarantors to perform their obligations under the Loan Documents or (iii) have a material adverse affect on the ability of the Lenders, the Issuing Banks or the Agent to enforce the Loan Documents. After the Closing Date, no change in the condition (financial or otherwise), business, performance, assets, operations or prospects of the Borrower or any Guarantor, individually, or of the Borrower and its Subsidiaries, taken as a whole, shall have occurred since the Closing Date, which change has had or is reasonably likely to have a Material Adverse Effect.

            (k) PAYMENT OF TAXES. All tax returns and reports of each of the Borrower, the Restricted Subsidiaries and Hexcel Lyon required to be filed have been timely filed, and, except as otherwise provided under the Plan of Reorganization and set forth on SCHEDULE 6.01-K hereto, all taxes, assessments, fees and other governmental charges thereupon and upon their respective Property, assets, income and franchises which are shown in such returns or reports to be due and payable have been paid, other than such taxes, assessments, fees and other governmental charges (i) which are being contested in good faith by the Borrower, such Restricted Subsidiary or Hexcel Lyon, as the case may be, by appropriate proceedings diligently instituted and conducted and without danger of any material risk to the Collateral and
(ii) with respect to which a reserve or other appropriate provision, if any, as is required in conformity with GAAP shall have been made. The Borrower has no knowledge of any proposed tax assessment against the Borrower, any of the Restricted Subsidiaries or Hexcel Lyon that shall have or is reasonably likely to have a Material Adverse Effect.

            (l) PERFORMANCE. None of the Borrower, any of Restricted Subsidiaries or Hexcel Lyon has received notice or has actual knowledge that (i) it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it or (ii) any condition exists which, with the giving of notice or the lapse of time or both, would constitute a default with respect to any such Contractual Obligation, in each case, except where such default or defaults, if any, shall not have or are not reasonably likely to have a Material Adverse Effect.

            (m) DISCLOSURE. The representations and warranties of each of the Borrower and the Restricted Subsidiaries contained in the Transaction Documents, and all schedules, certificates and documents delivered to the Agent and the Lenders pursuant to the terms hereof and the other Transaction Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. The Borrower has not intentionally withheld any fact from the Agent, any Issuing Bank or any Lender in regard to any matter which shall have or is reasonably likely to have a Material Adverse Effect.

            (n) REQUIREMENTS OF LAW. Each of the Borrower, the Restricted Subsidiaries and Hexcel Lyon is in compliance with all Requirements of Law applicable to it and its business, in each case where the failure to so comply individually or in the aggregate shall have or is reasonably likely to have a Material Adverse Effect.

            (o) ENVIRONMENTAL MATTERS. (i) Except as set forth in SCHEDULE 6.01-O, and, solely with respect to the Unrestricted Subsidiaries, to the extent the Borrower knows or reasonably should know:

            (A) the operations of the Borrower and the Borrower's Subsidiaries comply in all material respects with all applicable Environmental, Health or Safety Requirements of Law;

            (B) the Borrower and each of the Borrower's Subsidiaries have obtained or have taken appropriate steps, as required by Environmental, Health or Safety Requirements of Law, to obtain all material environmental, health and safety Permits necessary for their respective operations, and all such Permits are in good standing and each of the Borrower and each of the Borrower's Subsidiaries are currently in compliance in all material respects with all terms and conditions of such Permits;

            (C) none of the Borrower or the Borrower's Subsidiaries or any of their respective operations or present or past Property are subject to any investigation by, or any judicial or administrative proceeding, order, judgment, settlement, decree, or other agreement alleging or addressing
      (i) a material violation of any Environmental, Health or Safety Requirement of Law; (ii) any Remedial Action; or (iii) any material Claims or Liabilities and Costs arising from the Release or threatened Release of a Contaminant into the environment nor has the Borrower or the Borrower's Subsidiaries received any notice of the foregoing;

            (D) none of the Borrower or the Borrower's Subsidiaries is the owner or operator of any Property which has any of the following which could result in a material liability:

                  (i) any past or present on-site generation, treatment, recycling, storage or disposal of any hazardous waste, as that term is defined under 40 C.F.R. Part 261 or any state or local equivalent;

                 (ii) any past or present landfill, waste-pile, underground storage tank or surface impoundment;

                (iii)   any asbestos-containing material; or

                 (iv) any polychlorinated biphenyls (PCBs) used in hydraulic oils, electrical transformers or other Equipment;

            (E) no Environmental Lien has attached to any Property of the Borrower or any of the Borrower's Subsidiaries;

            (F) there have been no Releases of any Contaminants into the environment in reportable quantities by the

      Borrower or the Borrower's Subsidiaries that could result in a material liability of the Borrower or any of the Borrower's Subsidiaries;

            (G) the Borrower and the Borrower's Subsidiaries have no material contingent liability in connection with any Release or threatened Release of any Contaminants into the environment;

            (H) the Borrower and the Borrower's Subsidiaries have not sent or directly arranged for the transport of any waste to any site listed or proposed for listing on the National Priorities List ("NPL") pursuant to CERCLA or on the Comprehensive Environmental Response Compensation Liability Information System List ("CERCLIS"), or any similar state list;

            (I) none of the Borrower's or the Borrower's Subsidiaries' present or past Property is listed or proposed for listing on the NPL pursuant to CERCLA or on the CERCLIS or any similar state list of sites requiring Remedial Action, and the Borrower and the Borrower's Subsidiaries are unaware of any conditions on such Property which would qualify such Property for inclusion on any such list.

            (J) none of the Borrower or the Borrower's Subsidiaries is subject to any Environmental Property Transfer Act as a result of the transactions contemplated by the Loan Documents or to the extent such acts are applicable to any such property, the Borrower has fully complied with the requirements of such acts.

            (ii) the Borrower and its Subsidiaries, taken as a whole, have not been, and have no reason to believe that they shall be, subject to Liabilities and Costs arising out of or relating to environmental, health or safety matters (including, but not limited to, any Release of Contaminants) that have or will result in cash expenditures (A) by the Borrower and the Restricted Subsidiaries in excess of $4,000,000 in the aggregate in Fiscal Year 1995, $1,900,000 in the aggregate in Fiscal Year 1996, and $1,300,000 in Fiscal Year 1997 and (B) by Hexcel Lyon in excess of the Dollar Equivalent of $1,000,000 in the aggregate in Fiscal Year 1995, the Dollar Equivalent of $500,000 in the aggregate in Fiscal Year 1996, and the Dollar Equivalent of $500,000 in Fiscal Year 1997.

            (p) ERISA MATTERS. Neither the Borrower nor any ERISA Affiliate maintains or contributes to any Plan other than those listed on SCHEDULE 6.01-P hereto. With respect to each Plan which is intended to be qualified under
Section 401(a) of the Internal Revenue Code as currently in effect, the Borrower or an ERISA Affiliate has received or is in the process of seeking, a favorable determination letter that the Plan is so qualified and that each trust related to any such Plan is exempt from federal income tax under Section 501(a) of the Internal Revenue Code as currently in effect. Neither Borrower nor any ERISA Affiliate knows of any reason why such Plans or trusts are not qualified. Except as disclosed in SCHEDULE 6.01-P, neither the Borrower nor any of its Subsidiaries maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(l) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA. To the extent the Borrower knows or reasonably should know, the Borrower and all of its ERISA Affiliates are in compliance in all material respects with the responsibilities, obligations or duties imposed on them by ERISA, the Internal Revenue Code and regulations promulgated thereunder with respect to all Plans. No Benefit Plan has incurred any accumulated funding deficiency (as defined in Sections 302(a)(2) of ERISA and 412(a) of the Internal Revenue Code) whether or not waived which would subject the Borrower or any ERISA Affiliate to a liability in excess of $1,000,000. Except as disclosed in SCHEDULE 6.01-P, neither the Borrower nor any ERISA Affiliate nor, to the knowledge of the Borrower, any fiduciary of any Plan which is not a Multiemployer Plan (i) has engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code or (ii) has taken or failed to take any action which would constitute or result in a Termination Event which would be subject to the Borrower or any ERISA Affiliate to a liability in excess of $1,000,000. Neither the Borrower nor any ERISA Affiliate has incurred any potential liability under Sections 4063, 4064, 4069, 4204 or 4212(c) of ERISA in excess of $1,000,000. Neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC which remains outstanding which would subject the Borrower or any ERISA Affiliate to a liability in excess of $1,000,000. There are no premium payments which have become due to the PBGC which are unpaid. Schedule B to the most recent annual report filed with the IRS with respect to each Benefit Plan and furnished to the Agent is complete and accurate. Since the date of each such Schedule B, there has been no material adverse change in the funding status or financial condition of the Benefit Plan relating to such
Schedule B.   Neither the Borrower nor any ERISA Affiliate has (i) failed to make a required contribution or payment to a Multiemployer Plan or (ii) made a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan. Except as disclosed in SCHEDULE 6.01-P, neither the Borrower nor any ERISA Affiliate has failed to make a required installment or any other required payment under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment. Neither the Borrower nor any ERISA Affiliate is required to provide security to a Benefit Plan under
Section 401(a)(29) of the Internal Revenue Code due to a Plan amendment that results in an increase in current liability for the plan year. Except as disclosed on SCHEDULE 6.01-P and to the extent the Borrower knows or reasonably should know, the Borrower does not have, by reason of the transactions contemplated hereby any obligation to make any payment to any employee pursuant to any Plan or existing contract or arrangement. The Borrower has made available to the Agent copies of all of the following: each Benefit Plan and related trust agreement (including all amendments to such Plan and trust) in existence, or for which the Borrower or any ERISA Affiliate has taken any corporate action to authorize the adoption thereof, as of the Closing Date and in respect of which the Borrower or any ERISA Affiliate is currently an "employer" as defined in section 3(5) of ERISA, and the most recent summary plan description, actuarial report, determination letter issued by the IRS and Form 5500 filed in respect of each such Benefit Plan in existence; a listing of all of the Multiemployer Plans currently contributed to by the Borrower or any ERISA Affiliate with the aggregate amount of the most recent annual contributions required to be made by the Borrower and all ERISA Affiliates to each such Multiemployer Plan, any information which has been provided to the Borrower or an ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan and the collective bargaining agreement pursuant to which such contribution is required to be made; each employee welfare benefit plan within the meaning of
Section 3(l) of ERISA which provides benefits to employees of the Borrower or any of its Subsidiaries after termination of employment other than as required by Section 601 of ERISA, the most recent summary plan description for such plan and the aggregate amount of the most recent annual payments made to terminated employees under each such plan.

            (q)   FOREIGN EMPLOYEE BENEFIT MATTERS.  To the extent the
Borrower knows or should reasonably know, each Foreign Employee Benefit Plan is in compliance in all material respects with all Requirements of Law applicable thereto and the respective requirements of the governing documents for such Plan. The aggregate of the liabilities to provide all of the accrued benefits under any Foreign Pension Plan does not exceed the current fair market value of the assets held in the trust or other funding vehicle for such Plan by an amount in excess of $1,000,000. With respect to any Foreign Employee Benefit Plan maintained by the Borrower, any of its subsidiaries or any ERISA Affiliate (other than a Foreign Pension Plan), reasonable reserves have been established in accordance with prudent business practice or where required by ordinary accounting practices in the jurisdiction in which such Plan is maintained. The aggregate unfunded liabilities, after giving effect to any reserves for such liabilities, with respect to such Plans are not material. There are no actions, suits or claims (other than routine claims for benefits) pending or threatened against the Borrower, any of its subsidiaries or any ERISA Affiliate with respect to any Foreign Employee Benefit Plan that would subject the Borrower or an ERISA Affiliate to a liability in excess of $1,000,000.

            (r) LABOR MATTERS. (i) Except as set forth in SCHEDULE 6.01-R, as of the Closing Date there is no collective bargaining agreement covering any of the employees of the Borrower or any Restricted Subsidiary. To the knowledge of the Borrower, except as set forth on SCHEDULE 6.01-R, as of the Closing
Date no attempt to organize the employees of Borrower or any Restricted Subsidiary is pending, threatened, planned or contemplated.

          (ii) Set forth in SCHEDULE 6.01-R or SCHEDULE 6.01-P, as the case may be, is a list, as of the Closing Date, of all material consulting agreements, executive employment agreements, executive compensation plans, deferred compensation agreements, employee pension plans or retirement plans, employee profit sharing plans, employee stock purchase and stock option plans, severance plans, group life insurance, hospitalization insurance or other employee benefit plans of Borrower and its Restricted Subsidiaries providing for benefits for employees of Borrower and its Subsidiaries.

            (s) SECURITIES ACTIVITIES. None of the Borrower or any of the Borrower's Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

            (t) SOLVENCY. After giving effect to the transactions contemplated in the Transaction Documents, the payment and accrual of all Transaction Costs payable on the Closing Date, the Loans to be made on the Closing Date or such other date as Loans requested hereunder are made and the disbursement of the proceeds of such Loans pursuant to the Borrower's instructions, each of the Borrower and the Borrower's Subsidiaries is Solvent.

            (u)   PATENTS, TRADEMARKS, PERMITS, ETC.; GOVERNMENT APPROVALS.
(i) The Borrower, each of the Restricted Subsidiaries and Hexcel Lyon own, are licensed or otherwise have the lawful right to use, or have all permits and other governmental approvals, patents, trademarks, service marks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of their businesses as currently conducted except where the failure to do so would not have or be reasonably likely to have a Material Adverse Effect. Except as set forth on SCHEDULE 6.01-U, no claims are pending or, to the best of Borrower's knowledge following diligent inquiry, threatened that the Borrower, any of the Restricted Subsidiaries or Hexcel Lyon is infringing upon the rights of any Person with respect to such permits and other governmental approvals, patents, trademarks, service marks, trade names, copyrights, technology, know-how and processes. Except as set forth on

SCHEDULE 6.01-U, the Borrower has no knowledge after diligent inquiry of any use by any Person that infringes upon the rights of the Borrower, any of the Restricted Subsidiaries or Hexcel Lyon in such patents, trademarks, service marks, trade names, copyrights, technology, know-how and processes.

          (ii) Except for Liens granted to the Agent for the benefit of the Agent, the Issuing Banks, the Lenders and the other Holders, the transactions contemplated by the Loan Documents shall not impair the ownership of or rights under (or the license or other right to use, as the case may be) any permits and governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how or processes by the Borrower, any of the Restricted Subsidiaries or Hexcel Lyon in any manner which shall have or is reasonably likely to have a Material Adverse Effect.

            (v) ASSETS AND PROPERTIES. Each of the Borrower, the Restricted Subsidiaries and Hexcel Lyon has good, and in the case of Real Property, marketable title to all of its assets and Property (tangible and intangible) owned by it (other than the Real Property located in Schuylkill County, Pennsylvania with respect to which Borrower has an equitable interest pursuant to that certain Installment Sale Agreement dated June 13, 1980 between Borrower and Schuylkill County Industrial Development Authority ("SCIDA"), as amended by that certain Amendment to Installment Sale Agreement dated March 15, 1988 among SCIDA, Schuylkill Economic Development Corporation and Borrower) or a valid leasehold interest in all of its leased assets (except insofar as marketability may be limited by any laws or regulations of any Governmental Authority affecting such assets), and all such assets and Property are free and clear of all Liens, except Liens securing the Obligations and Liens permitted under SECTION 9.03. SCHEDULE 6.01-V contains a true and complete list of all of the Real Property owned in fee simple by each of the Borrower and the Restricted Subsidiaries as of the Closing Date with an Appraised Value in excess of $250,000, and a true and complete list of all Leases in effect on the Closing Date with respect to which the annual rental payments thereunder are in excess of $250,000. All material assets and Property owned by or leased to the Borrower and/or each such Restricted Subsidiary or Hexcel Lyon and required to be used by the Borrower and/or each such Restricted Subsidiary or Hexcel Lyon in their normal operations are in adequate operating condition and repair or in the process of being repaired, reasonable and ordinary wear and tear excepted, and are free and clear of any known defects except such defects that do not substantially interfere with the continued use thereof in the conduct of normal operations. Except for Liens granted to the Agent for the benefit of the Agent, the Issuing Banks, the Lenders and the other Holders, neither this Agreement nor any other Transaction Document, nor any transaction contemplated herein or therein, shall affect any right, title or interest of the Borrower, any Restricted Subsidiary or Hexcel Lyon in and to any of such assets in a manner that has or is reasonably likely to have a Material Adverse Effect.

            (w) INSURANCE. SCHEDULE 6.01-W accurately sets forth as of the Closing Date all insurance policies and programs (including self-insurance programs) currently in effect with respect to the respective assets and business of the Borrower and the Restricted Subsidiaries, specifying for each such policy and program, (i) the amount thereof, (ii) the risks insured against thereby,
(iii) the name of the insurer, if any, and each insured party thereunder, (iv) the policy or other identification number thereof, (v) the expiration date thereof and (vi) the annual premium, if any, with respect thereto. Such insurance policies and programs are, except as disclosed on SCHEDULE 6.01-W, in amounts sufficient to cover the replacement value of the respective assets of the Borrower and the Restricted Subsidiaries subject to applicable deductibles and co-payment amounts and self-insurance.

            (x) PLEDGE OF COLLATERAL. The grant and perfection of the security interests in the Capital Stock of each of the Borrower's Subsidiaries constituting a portion of the Collateral for the benefit of the Agent, the Issuing Banks, the Lenders and the other Holders, as contemplated by the terms of the Loan Documents, is not made in violation of the registration provisions of the Securities Act, any applicable provisions of other federal securities laws, state securities or "Blue Sky" law, foreign securities law, or applicable general corporation law or in violation of any other Requirement of Law.

            (y) TRANSACTIONS WITH AFFILIATES. SCHEDULE 6.01-Y lists as of the Closing Date each and every existing agreement and arrangement that any of the Borrower or the Borrower's Subsidiaries has entered into with any of their respective Affiliates.

            (z) BANK ACCOUNTS. SCHEDULE 6.01-Z sets forth as of the date hereof (i) all of the Borrower's and the Restricted Subsidiaries' Collection Account Banks and (ii) all other banks where funds are from time to time deposited, including the Lockboxes, their addresses and the relevant account numbers, and with respect to the banks referred to in clause (ii) the Borrower has disclosed all additions, subtractions and modifications to such Schedule to the Agent and the Lenders.

            (aa) TERMINATION OF THE DIP FACILITY. The obligations of the Borrower and its Subsidiaries under the DIP Facility have been terminated, all non-contingent obligations thereunder have been paid in full (except for the outstanding letters of credit set forth on SCHEDULE 5.01-J hereto to the extent secured by and not replaced with Letters of Credit) and the Liens on the Property of the Borrower and its Subsidiaries securing the DIP Facility have been terminated.

            (bb) GOVERNMENT CONTRACTS. (i) None of the Borrower or any of the Restricted Subsidiaries or any of their respective Affiliates is party to any Contractual Obligation or subject to any Requirement of Law as a result of any conflict of interest by, between or among the Borrower, such Restricted Subsidiaries or such Affiliates or otherwise that would result in the termination of any Government Contract or that would impose any material limitation on the Borrower's or such Restricted Subsidiary's ability to perform such contract or to continue its business as presently conducted and proposed to be conducted.

            (ii) No payment has been made by the Borrower or any of the Restricted Subsidiaries, or by any Person authorized to act on their behalf, to any Person in connection with any Government Contract of the Borrower or any such Restricted Subsidiary, which payment would be a material violation of applicable procurement laws or regulations or of the Foreign Corrupt Practices Act or of any other material Requirement of Law.

            (iii) With respect to each Government Contract to which the Borrower or any of the Restricted Subsidiaries is a party: (A) all representations and certifications executed, acknowledged or set forth in or pertaining to such Government Contract were complete and correct in all material respects as of their effective date, and the Borrower and each such Restricted Subsidiary have complied in all material respects with all such representations and certifications; (B) except as set forth on SCHEDULE 6.01-BB, neither the United States Government nor any prime contractor, subcontractor or other Person has notified Borrower or any such Restricted Subsidiary, either orally or in writing, that Borrower or such Restricted Subsidiary has breached or violated any material Requirement of Law, or any material certificate, representation, clause, provision or requirement pertaining to such Government Contract; and (C) no termination for convenience, termination for default, cure notice or show cause notice is currently in effect pertaining to any such Government Contract.

            (iv) Except as set forth on SCHEDULE 6.01-BB, (A) none of the Borrower or any of the Restricted Subsidiaries or any of their respective directors, officers or employees is (or during the last three (3) years has been) under administrative, civil or criminal investigation or indictment by any Governmental Authority, with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract; and (B) during the last three (3) years, none of the Borrower or any of the Restricted Subsidiaries has conducted or initiated any internal investigation or made a voluntary disclosure to the

United States Government, with respect to any alleged irregularity, misstatement or omission arising under or relating to a Government Contract, in each case except (with respect to such matters occurring after the Closing Date) as disclosed to the Lenders.

            (v) Except as set forth on SCHEDULE 6.01-BB, there exist (A) no outstanding material claims against the Borrower or any of the Restricted Subsidiaries, either by the United States Government or by any prime contractor, subcontractor, vendor or other third party, arising under or relating to any Government Contract; and (B) no material disputes between the Borrower or any of the Restricted Subsidiaries and the United States Government under the Contract Disputes Act or any other Federal statute or between the Borrower or any of the Restricted Subsidiaries and any prime contractor, subcontractor or vendor arising under or relating to any such Government Contract.

            (vi) None of the Borrower or any of the Restricted Subsidiaries or any of their respective directors, officers or employees is (or during the last three (3) years has been) suspended or debarred from doing business with the United States Government or is (or during such period was) the subject of a finding of nonresponsibility or ineligibility for United States Government contracting.

            (cc) PLAN OF REORGANIZATION. The Borrower has received the Confirmation Order and the Confirmation Order has become a Final Order, unless receipt of the Final Order has been waived with the consent of the Lenders. All other conditions precedent to the Plan of Reorganization have been satisfied or, with the consent of the Lenders, waived by the Borrower and the Equity Committee, and the Plan of Reorganization has become effective in accordance with its terms.

            (dd)  RIGHTS OFFERING.      The Rights Offering has been duly
authorized by all necessary corporate action of the Borrower, and, when issued in accordance with such authorization and delivered by the Borrower, the Rights will constitute legal, valid, binding obligations of the Borrower, enforceable in accordance with their terms.

            (ee) FINANCIAL STATEMENTS. The (i) audited consolidated balance sheets of the Borrower and its Subsidiaries as at December 31, 1993 and December 31, 1992 and the related audited consolidated statements of income and of cash flows for the years then ended and (ii) unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at July 3, 1994 and the related consolidated statements of income and cash flows for the periods then ended, including the related notes and schedules thereto, are complete and correct in all material respects, have been prepared in accordance with GAAP, and present fairly the consolidated financial position, results of operations and cash flows of the Borrower and its Subsidiaries as at the dates and for the periods indicated.

            (ff) SEC FILINGS. As of their respective dates, the Borrower's annual Report on Form 10-K for its fiscal year ended December 31, 1993 and its quarterly reports on Form 10-Q for quarterly periods ending after that date (collectively, the "SEC Documents") were complete and correct in all material respects and complied in all material respect with the requirements of the Securities Exchange Act, and the rules and regulations of the Securities and Exchange Commission (the "SEC") promulgated thereunder applicable to such SEC Documents. None of the SEC Documents contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading at the date such SEC Documents were filed with the SEC.

            (gg) STANDBY COMMITMENT DOCUMENTS. All of the representations and warranties of the Borrower contained in the Standby Commitment Documents are true and correct as of the Closing Date.

            (hh) PAYMENTS ON THE REORGANIZATION EFFECTIVE DATE. The amounts set forth in the Sources and Uses are the only payments required to be made by the Borrower on the Reorganization Effective Date.


                                  ARTICLE VII
                              REPORTING COVENANTS

            The Borrower covenants and agrees that so long as any Revolving Credit Commitment is outstanding and thereafter until payment in full of all of the Obligations, unless the Requisite Lenders shall otherwise give prior written consent thereto:

            7.01. FINANCIAL STATEMENTS. The Borrower shall maintain, and shall cause each of the Borrower's Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated and consolidating financial statements in conformity with GAAP, and each of the financial statements described below shall be prepared from such system and records. The Borrower shall deliver or cause to be delivered to the Agent and the Lenders:


            (a) MONTHLY REPORTS. As soon as available and in any event within thirty (30) days after the end of each fiscal month in each Fiscal Year (except for the monthly reports for January,

1995 which shall be delivered within forty-five (45) days after the end of such fiscal month), (i) balance sheets of each of (A) the Borrower and the Restricted Subsidiaries and (B) the Unrestricted Subsidiaries and (ii) consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such period and the related statements of income and cash flow of each of the Persons described in clauses (i) and (ii) above for such fiscal month and for the period from the beginning of the then current Fiscal Year to the end of such fiscal month, and for the corresponding period during the previous Fiscal Year together with the comparison to the current annual budget for such period, all certified by the chief financial officer, treasurer or controller of the Borrower as fairly presenting the financial position of such Persons as at the dates indicated, the results of their operations and cash flow for the periods indicated in accordance with GAAP, subject to normal year end adjustments.

            (b) QUARTERLY REPORTS. As soon as available and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each Fiscal Year, (i) balance sheets of each of (A) the Borrower and Restricted Subsidiaries, (B) the Unrestricted Subsidiaries and (C) Hexcel Lyon and (ii) the consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such period and the related statements of income and cash flow of each of the Persons described in clauses (i) and (ii) above for such fiscal quarter and for the period from the beginning of the then current Fiscal Year to the end of such fiscal quarter, and for the corresponding period during the previous Fiscal Year together with the comparison to the current annual budget for such period, all certified by the chief financial officer, treasurer or controller of the Borrower as fairly presenting the financial position of such Persons as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP (except with respect to Hexcel Lyon, which shall be in conformity with general French accounting standards), subject to normal year end adjustments.

            (c) ANNUAL REPORTS. As soon as available and in any event within ninety (90) days after the end of each Fiscal Year, (i) audited financial statements of each of (A) the Borrower and the Restricted Subsidiaries, (B) Hexcel Lyon and (C) the Borrower and its Subsidiaries certified by independent certified public accountants of recognized national standing acceptable to the Lenders, which report shall be certified without qualification or modification as to the scope of the audit and as to the Borrower being a going concern and shall state that such financial statements fairly present the financial position of the Persons described in clauses (A) through (C) above as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP (except with respect to Hexcel Lyon, which shall be in conformity with general French accounting standards) applied on a basis consistent with prior years (except for changes with which such independent certified public accountants shall concur and which shall have been disclosed in the notes to the financial statements) and that the examination by such accountants in connection with such consolidated and combined financial statements has been made in accordance with generally accepted auditing standards and (ii) annual consolidating financial statements of the Borrower and its Subsidiaries prepared by the Company.

            (d) OFFICER'S CERTIFICATE. Together with each delivery of any financial statement pursuant to PARAGRAPHS (b) AND (c) of this SECTION 7.01, an Officer's Certificate of the Borrower substantially in the form of EXHIBIT G (the "COMPLIANCE CERTIFICATE"), signed by the Borrower's chief financial officer, treasurer or controller and setting forth calculations for the period then ended for SECTION 3.01(b) (including, without limitation, calculations of Net Cash Proceeds and Mandatory Prepayments), the negative covenants of
ARTICLE IX and the financial covenants of ARTICLE X.

            (e) BUSINESS PLANS; FINANCIAL PROJECTIONS. As soon as available and in any event within thirty (30) days prior to the end of each Fiscal Year, a combined annual budget (in the format customarily utilized by the Borrower for making financial projections) of (A) the Borrower and the Restricted Subsidiaries, (B) the Unrestricted Subsidiaries and (C) the Borrower and its Subsidiaries for the succeeding Fiscal Year, displaying on a monthly basis anticipated balance sheets as at the end of such period and the related statements of income and cash flow of each of the Persons described in clauses
(A) through (C), and on a monthly basis availability forecasts for each of the Borrower and the Restricted Subsidiaries.

            (f) ACCOUNTANT'S STATEMENT. Together with each delivery of the financial statements referred to in SECTION 7.01(c), a written statement of the firm of independent certified public accountants of recognized national standing acceptable to the Lenders giving the report stating (i) that their audit examination has included a review of the terms hereof as it relates to accounting matters and (ii) whether, in connection with their audit examination, any condition or event which constitutes an Event of Default or Default has come to their attention, and if such condition or event has come to their attention, specifying the nature and period of existence thereof. The statement referred to above shall be accompanied by a copy of the management letter or any similar report delivered to the Borrower or to any officer or employee thereof by such accountants in connection with such financial statements.

            (g) OPENING BALANCE SHEET. As soon as available and in any event within sixty (60) days after the Closing Date, balance sheets of each of (A) the Borrower and Restricted Subsidiaries, (B) the Unrestricted Subsidiaries and (C) the Borrower and its Subsidiaries as at January 29, 1995 giving effect to the transactions contemplated by the Sources and Uses.

            7.02. BORROWING BASE CERTIFICATE. Promptly and in any event within five (5) days (or up to an additional five (5) days with the consent of the Agent) after the close of each fiscal week the Borrower shall provide the Agent and the Lenders with a Borrowing Base Certificate, together with such supporting documents as the Agent requests (including weekly updated information concerning Receivables of the Borrower and monthly Inventory reports of the Borrower by the fifteenth day of each month for the preceding month or more frequently at the Agent's discretion), all certified as being true, accurate and complete by the chief financial officer, treasurer or controller of the Borrower.

            7.03. EVENTS OF DEFAULT. Promptly upon (and, in any event, within five (5) Business Days of) any of the chief executive officer, chief operating officer, chief financial officer, treasurer or controller of the Borrower obtaining knowledge (i) of any condition or event which constitutes an Event of Default or Default, or becoming aware that any Lender, any Issuing Bank or the Agent has given any written notice with respect to a claimed Event of Default or Default, (ii) that any Person has given any written notice to the Borrower or any Subsidiary of the Borrower or taken any other action with respect to a claimed default or event or condition of the type referred to in
SECTION 11.01(e), (iii) of any condition or event which has or is reasonably likely to have a Material Adverse Effect or materially and adversely affect the value of, or the Agent's interest in, the Collateral, the Borrower shall deliver to the Agent and the Lenders an Officer's Certificate specifying (A) the nature and period of existence of any such claimed default, Event of Default, Default, condition or event, (B) the notice given or action taken by such Person in connection therewith, and (C) the remedial action the Borrower has taken, is taking and proposes to take with respect thereto or (iv) the occurrence of an event (other than the consummation of the Rights Offering) which is likely to result in a Change of Control.

            7.04.  LAWSUITS.  (i)  Promptly upon (and in any event, within ten
(10) Business Days of) the Borrower obtaining knowledge of the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting the Borrower or any of the Restricted Subsidiaries or any Property of the Borrower or any of the Borrower's Subsidiaries not previously disclosed pursuant to SECTION 6.01(i), which action, suit, proceeding, governmental investigation or arbitration exposes, or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances which expose, in the Borrower's reasonable judgment, the Borrower or any of the Restricted Subsidiaries to liability in an amount aggregating $1,000,000 or more in excess of applicable insurance coverage, the Borrower shall give written notice thereof to the Agent, the Issuing Banks and the Lenders and provide such other information as may be reasonably available to enable each Lender, the Issuing Banks and Agent and its counsel to evaluate such matters; and (ii) in addition to the requirements set forth in clause (i) of this SECTION 7.04, the Borrower upon request of the Agent or the Requisite Lenders shall promptly give written notice of the status of any action, suit, proceeding, governmental investigation or arbitration covered by a report delivered pursuant to clause
(i) above and provide such other information as may be reasonably available to it (subject to applicable attorney-client privilege) to enable each Lender, each Issuing Bank and the Agent and its counsel to evaluate such matters.

            7.05. INSURANCE. As soon as practicable and in any event within thirty (30) days after the end of each Fiscal Year ending after the Closing Date and within thirty (30) days of the renewal of any insurance policy, the Borrower shall deliver to the Agent, and the Lenders (i) a report in form and substance satisfactory to the Agent, and the Lenders outlining all material insurance coverage (including any self-insurance provided by the Borrower) maintained as of the date of such report by the Borrower and the Restricted Subsidiaries and the duration of such coverage, (ii) to the extent such insurance coverage is not provided by the Borrower, an insurance broker's statement that all premiums then due and payable with respect to such coverage have been paid and (iii) evidence that the Agent is named as loss payee or additional insured under each insurance policy to the extent required pursuant to SECTION 8.07.

            7.06. ERISA NOTICES. The Borrower shall deliver or cause to be delivered to the Agent, at the Borrower's expense, the following information and notices as soon as reasonably possible, and in any event:

                  (i) within ten (10) Business Days after the Borrower or any ERISA Affiliate knows or reasonably should know that a Termination Event has occurred, a written statement of the chief financial officer of the Borrower describing such Termination Event and the action, if any, which the Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto;

                (ii) within ten (10) Business Days after the Borrower or any ERISA Affiliate knows or reasonably should know that a prohibited transaction (defined in Sections 406 of ERISA and 4975 of the Internal Revenue Code) has occurred for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL, a statement of the chief financial officer of the Borrower describing such transaction and the action which the Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto;

               (iii) within ten (10) Business Days after the filing thereof with the DOL, IRS or PBGC, copies of each annual report (form 5500 series), including Schedule B thereto, filed with respect to each Benefit Plan;

                (iv) within ten (10) Business Days after receipt by the Borrower or any ERISA Affiliate of each actuarial report for any Benefit Plan or Multiemployer Plan and each annual report for any Multiemployer Plan, copies of each such report;

                 (v) within ten (10) Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and, if requested by the Agent, all communications received by the Borrower or any ERISA Affiliate with respect to such request;

                (vi) within ten (10) Business Days upon the occurrence thereof, notification of any material increase in the benefits of any existing Benefit Plan or the establishment of any new Benefit Plan or the commencement of contributions to any Benefit Plan to which the Borrower or any ERISA Affiliate was not previously contributing;

               (vii) within ten (10) Business Days after receipt by the Borrower or any ERISA Affiliate of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice;

              (viii) within ten (10) Business Days after receipt by the Borrower or any ERISA Affiliate of any unfavorable determination letter from the IRS regarding the qualification of a Plan under
            Section 401(a) of the Internal Revenue Code, copies of each such letter;

                (ix) within ten (10) Business Days after receipt by the Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan regarding the imposition of withdrawal liability, copies of each such notice;

                  (x) within ten (10) Business Days after the Borrower or any ERISA Affiliate fails to make a required installment or any other required payment under Section 412 of the Internal Revenue Code on or before the due date for such installment or payment, a notification of such failure;

                (xi) within ten (10) Business Days after the Borrower or any ERISA Affiliate knows or reasonably should know (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan; and

               (xii) within ten (10) Business Days after receipt by the Borrower of a written notice from the Agent, copies of any Foreign Employee Benefit Plan and related documents, reports and correspondence as requested by the Agent in such notice.

For purposes of this SECTION 7.06, the Borrower and any ERISA Affiliate shall be deemed to know all facts known by the administrator of any Plan of which the Borrower or any ERISA Affiliate is the plan sponsor.

            7.07. ENVIRONMENTAL NOTICES. (a) The Borrower shall notify the Agent and the Lenders in writing, promptly and in any event within 10 Business Days upon the Borrower's learning thereof, of any:

            (i) notice or claim by a Governmental Authority or any third party to the effect that the Borrower or any of the Borrower's Subsidiaries is or may be liable to any Person, or is subject to an investigation by a Governmental Authority, relating to a material Release or threatened Release of any Contaminant into the environment;

          (ii) notice that any Property of the Borrower or any of the Borrower's Subsidiaries is subject to an Environmental Lien;

         (iii) commencement or threat of any judicial or administrative proceeding alleging a material violation by the Borrower or any of the Borrower's Subsidiaries of any Environmental, Health or Safety Requirement of Law;

          (iv) new and material changes to any existing Environmental, Health or Safety Requirement of Law that would or could reasonably be expected to have a Material Adverse Effect; or

            (v) any intent to execute an agreement, letter of intent or commitment to acquire stock, assets or real estate, or to lease property, or to take any other action by the Borrower or any of its Subsidiaries that would subject the Borrower or any of the Borrower's Subsidiaries to environmental, health or safety Liabilities and Costs that would or could reasonably be expected to have a Material Adverse Effect.

            (b) The Borrower shall notify the Agent and the Lenders in writing, promptly and in any event within 25 Business Days upon any filing or report made by the Borrower or any of its Subsidiaries with any Governmental Authority with respect to (i) the material violation of any Environmental, Health or Safety Requirement of Law, (ii) any material unpermitted Release or threatened Release of a Contaminant or (iii) any material unsafe or unhealthful condition at any Property of the Borrower or its Subsidiaries;

            (c) On March 31 of each calendar year, commencing on March 31, 1996, the Borrower shall submit to the Agent and the Lenders a report prepared by the appropriate officers of the Borrower summarizing the status of any environmental, health or safety non-compliance, hazard or liability issues identified in notices required pursuant to SECTION 7.07(A), disclosed on
SCHEDULE 6.01-O or identified in any notice or report required herein. Such report shall identify the cash expenditures for Liabilities and Costs arising out of or relating to environmental health or safety matters made by the Borrower and its Subsidiaries during the previous calendar year.

            7.08. LABOR MATTERS. The Borrower shall notify the Agent and the Lenders in writing, promptly after the Borrower knows thereof, of (i) any material labor dispute to which the Borrower or any of the Restricted Subsidiaries is or may become a party, including, without limitation, any strikes, lockouts or other disputes relating to such Persons' plants and other facilities and (ii) any Worker Adjustment and Retraining Notification Act or related liability incurred with respect to the closing of any plant or other facility of such Persons.

            7.09. PUBLIC FILINGS AND REPORTS. Promptly upon the filing thereof with any Governmental Authority (including, without limitation, the Securities and Exchange Commission) or the mailing thereof to the public shareholders or debtholders of the Borrower generally, the Borrower shall deliver to the Agent and the Lenders copies of all filings or reports made in connection with outstanding Indebtedness and Capital Stock of the Borrower.

            7.10. BANK ACCOUNTS. The Borrower shall (a) promptly notify the Agent in writing of all additions, deletions and modifications to the Borrower's collection accounts with banks other than the Collection Account Banks listed on
SCHEDULE 6.01-Z and (b) together with the financial statements delivered pursuant to SECTION 7.01(B) and (c), deliver to the Agent a list of all banks (other than Collection Account Banks) where funds of the Borrower are deposited, including the Lockboxes, their addresses and the relevant account numbers.

            7.11. GOVERNMENT CONTRACTS. (i) The Borrower shall notify the
Agent and the Lenders in writing promptly after the Borrower knows thereof, of any loss or threatened loss of the security clearances referenced in SECTION
8.16 unless disclosure thereof is prohibited by any Requirement of Law; and
(ii) the Borrower shall notify the Agent in writing promptly upon (and, in any event, within five (5) Business Days of) the Borrower obtaining knowledge of any material change in the status of any action, suit, proceeding, governmental investigation or other matter disclosed on or arising out of the matters disclosed on SCHEDULE 6.01-BB and shall provide such other information as may be reasonably available to it to enable each Lender and the Agent and its counsel to evaluate such matters.

            7.12. OTHER INFORMATION. Promptly upon receipt of a request therefor from the Agent, the Borrower shall prepare and deliver to the Agent and the Lenders such other information with respect to the Borrower, any of the Borrower's Subsidiaries or the Collateral including, without limitation, schedules identifying and describing the Collateral and any dispositions thereof and copies of each existing written agreement or arrangement set forth on
SCHEDULE 6.01-Y, as from time to time may be reasonably requested by the Agent.


                                 ARTICLE VIII
                             AFFIRMATIVE COVENANTS

            The Borrower covenants and agrees that so long as any Commitment is outstanding and thereafter until payment in full of all of the Obligations, unless the Requisite Lenders shall otherwise give prior written consent:

            8.01. CORPORATE EXISTENCE, ETC. The Borrower shall, and shall cause each of its Subsidiaries to, at all times maintain its respective corporate existence and preserve and keep, or cause to be preserved and kept, in full force and effect their respective rights and franchises material to their respective businesses except for actions in the ordinary course of business where the Board of Directors of such Person or such Subsidiary (as applicable) determines that the maintenance or preservation of such rights and franchises is not in the best interest of such Person or such Subsidiary (as applicable) and the failure to so maintain or preserve would not have or be reasonably likely to have a Material Adverse Effect.

            8.02. CORPORATE POWERS; CONDUCT OF BUSINESS, ETC. The Borrower shall, and shall cause each of its Subsidiaries to, qualify and remain qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified would not have or be reasonably likely to have a Material Adverse Effect.

            8.03. COMPLIANCE WITH LAWS, ETC. The Borrower shall, and shall cause each of its Subsidiaries to, (a) comply with all Requirements of Law and all restrictive covenants affecting such Person or the business, Property or operations of such Person, and (b) obtain as needed all Permits necessary for such Person's operations and maintain such Permits in good standing, except, in each case, where the failure to do so would not have or be reasonably likely to have a Material Adverse Effect.

            8.04.  PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION.  The
Borrower shall, and shall cause each of its Subsidiaries to, pay (a) all taxes, assessments and other governmental charges imposed upon it or on any of its Property or in respect of any of its franchises, business, income or Property before any penalty or interest for late payment (except as such penalty or interest relates to underpayment of estimated tax payments) accrues thereon, and
(b) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien (other than a Lien permitted by SECTION 9.03) upon any of the Borrower's or such Subsidiary's Property, prior to the time when any penalty or fine shall be incurred with respect thereto; PROVIDED, HOWEVER, that no such taxes, assessments and governmental charges referred to in CLAUSE (A) above or claims referred to in CLAUSE (B) above are required to be paid if being contested in good faith by the Borrower or such Subsidiary, as the case may be, by appropriate proceedings diligently instituted and conducted and without danger of any material risk to the Collateral and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor. The Borrower shall not permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than the Borrower and its Subsidiaries).

            8.05. INSURANCE. The Borrower shall maintain for itself and the Restricted Subsidiaries, or shall cause each of the Restricted Subsidiaries to maintain, in full force and effect the insurance policies and programs listed on SCHEDULE 6.01-W or substantially similar policies and programs or other policies and programs as are acceptable to the Agent. Each certificate and policy relating to Property damage, boiler and machinery and/or business interruption coverage of the Borrower and the Restricted Subsidiaries shall contain an endorsement, in form and substance acceptable to the Agent, showing loss payable to the Agent, for the benefit of the Agent, the Issuing Banks and the Lenders and naming the Agent as an additional insured under such policy and providing that no act, whether willful or negligent, or default of the Borrower, any of the Restricted Subsidiaries or any other Person shall affect the right of the Agent to recover under such policy or policies of insurance in case of loss or damage. Each certificate and policy relating to general liability, umbrella and excess insurance coverages other than the foregoing shall contain an endorsement naming the Agent as an additional insured under such policy. Such endorsement or an independent instrument furnished to the Agent shall provide that the insurance companies shall give the Agent at least thirty (30) days' written notice before any such policy or policies of insurance shall be cancelled or altered adversely to the interests of the Agent, the Issuing Banks and the Lenders. In the event that the Borrower or any of the Restricted Subsidiaries, at any time or times hereafter, shall fail to obtain or maintain any of the policies or insurance required herein or to pay any premium in whole or in part relating thereto, then the Agent, without waiving or releasing any obligations or resulting Event of Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Agent deems advisable. All sums so disbursed by the Agent shall constitute Protective Advances and be part of the Obligations, payable as provided herein.

            8.06.  INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS.
(a) The Borrower shall permit, and shall cause each of its respective Subsidiaries to permit, subject to applicable federal Requirements of Law concerning classified information, any authorized representative(s) designated by the Agent to visit and inspect any of the Properties of such Person or such Subsidiary, to examine, audit, check and make copies of their respective financial and accounting records, books, journals, orders, receipts and any correspondence and other data relating to their respective businesses or the transactions contemplated hereby and by the Transaction Documents (including, in connection with environmental compliance, hazard or liability), and to discuss their affairs, finances and accounts with their officers and independent certified public accountants, upon reasonable notice and at such times during normal business hours, as often as may be reasonably requested. All costs and expenses incurred by the Agent as a result of such inspection, audit or examination conducted pursuant to this SECTION 8.06 shall be paid by the Borrower.

            (b) The Borrower shall keep and maintain, and shall cause its respective Subsidiaries to keep and maintain, in all material respects proper books of record and account in which entries in conformity with GAAP shall be made of all dealings and transactions in relation to their respective businesses and activities, including, without limitation, transactions and other dealings with respect to the Collateral. If an Event of Default has occurred and is continuing, the Borrower, upon the Agent's request, shall promptly turn over true, correct and complete copies of all such records to the Agent or any of its representatives.

            8.07. INSURANCE AND CONDEMNATION PROCEEDS. The Borrower hereby directs (and, if applicable, shall cause its Restricted Subsidiaries to direct) all insurers under policies of Property damage, boiler and machinery and business interruption insurance and payors of any condemnation claim or award relating to the Property to pay all proceeds payable under such policies or with respect to such claim or award for any loss directly to the Agent, for the benefit of the Agent, the Issuing Banks, the Lenders and the other Holders, and in no case to the Borrower or one or more of its Subsidiaries. The Agent shall, upon receipt of such proceeds hold such proceeds in the Investment Account as Cash Collateral for the Obligations; PROVIDED, HOWEVER, that any proceeds received by the Agent relating to Property of any Unrestricted Subsidiary shall be released to the Borrower to the extent such proceeds are to be released to such Unrestricted Subsidiary. For up to 180 days from the date of any loss (the "Decision Period"), the Borrower may notify the Agent that it intends to restore, rebuild or replace the Property subject to the receipt of any insurance payment or condemnation award and shall, as soon as practicable thereafter, provide the Agent detailed information, including a construction schedule and cost estimates. Should the Borrower notify the Agent that it has decided not to rebuild or replace such Property during the Decision Period, or should the Borrower fail to notify the Agent of the Borrower's decision during the Decision Period, then the amounts held as Cash Collateral shall automatically be applied as a mandatory prepayment of the Loans pursuant to SECTION 3.01(b)(i).
Proceeds held as Collateral shall be disbursed as construction payments become due; PROVIDED, HOWEVER, should an Event of Default occur after the Borrower has notified the Agent that it intends to rebuild or replace the Property, the Collateral may, at the Agent's discretion, or shall, upon the direction of Requisite Lenders, be applied as a mandatory prepayment of the Loans pursuant to
SECTION 3.01(b)(i). Upon completion of the restoration, rebuilding or replacement of such Property, the unused proceeds held as Collateral shall constitute

Net Cash Proceeds and shall be applied as a mandatory prepayment of the Loans pursuant to SECTION 3.01(b)(i).

            8.08. ERISA COMPLIANCE. The Borrower shall, and shall cause each of its Subsidiaries and ERISA Affiliates to, establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA, the Internal Revenue Code, all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans.

            8.09. FOREIGN EMPLOYEE BENEFIT PLAN COMPLIANCE. The Borrower shall, and shall cause each of its Subsidiaries and ERISA Affiliates to establish, maintain and operate all Foreign Employee Benefit Plans to comply in all material respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Plans.

            8.10. MAINTENANCE OF PROPERTY. The Borrower shall cause all Property used or useful in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof; PROVIDED, HOWEVER, that nothing in this Section shall prevent the Borrower from discontinuing the operation or maintenance of any of such Property if such discontinuance is, in the judgment of the Borrower, necessary or appropriate in the conduct of its business or the business of any Restricted Subsidiary and not disadvantageous to the Agent, the Issuing Banks or the Lenders.

            8.11. CONDEMNATION. Immediately upon learning of the institution of any proceeding for the condemnation or other taking of any of the owned or leased Real Property of the Borrower or any of the Restricted Subsidiaries, the Borrower shall notify the Agent (who shall in turn forward such notice to the Lenders) of the pendency of such proceeding, and permit the Agent to participate in any such proceeding, and from time to time shall deliver to the Agent all instruments reasonably requested by the Agent to permit such participation.

            8.12. FUTURE LIENS ON REAL PROPERTY. At least fifteen (15) Business Days prior to the entering into of any Lease with respect to which the annual rental payments thereunder are anticipated to equal or exceed $250,000 or the acquisition of any Real Property acquired by the Borrower or any of its Restricted Subsidiaries after the date hereof and located in the United States with a book value in excess of $500,000, the Borrower shall, and shall cause its Restricted Subsidiaries to, provide the Agent written notice thereof (which notice the Agent shall forward to each Lender). Upon written request of the Agent, the Borrower shall, and shall cause its Restricted Subsidiaries to, execute and deliver to the Agent, for the benefit of the Agent, the Issuing Banks, the Lenders and the other Holders, (i) immediately upon the acquisition of any Real Property (other than Real Property acquired with the proceeds of Indebtedness permitted by
SECTION 9.01(vi) and subject to a Lien permitted by SECTION 9.03(iv)) and
(ii) if the Borrower's Chatsworth, California property has not been sold within 180 days from the Closing Date, at any time thereafter, a mortgage, deed of trust, assignment or other appropriate instrument evidencing a Lien upon any such Real Property, together with such Title Policies, certified Surveys, and local counsel opinions with respect thereto and such other agreements, documents and instruments which the Agent deems necessary or desirable, the same to be in form and substance substantially the same as the mortgages and other Loan Documents relating to Real Property executed and delivered on the Closing Date, and to be subject only to (A) Liens permitted under SECTION 9.03 and (B) such other Liens as the Agent may reasonably approve, it being understood that the granting of such additional security for the Obligations is a material inducement to the execution and delivery of this Agreement by each Lender.

            8.13. FUTURE LIENS ON PERSONAL PROPERTY. Upon written request of the Agent, (a) the Borrower shall, and shall cause its Restricted Subsidiaries (including, without limitation, Hexcel Foundation, to the extent it becomes a Subsidiary of the Borrower and applicable law does not otherwise prohibit) to, execute and deliver to the Agent, for the benefit of the Agent, the Issuing Banks, the Lenders and the other Holders a Lien upon the assets of each Restricted Subsidiary, the same to be in form and substance substantially the same as the Loan Documents relating to personal Property executed and delivered on the Closing Date, together with such other agreements, documents and instruments which the Agent deems necessary or desirable and to be subject only to such Liens as the Agent may reasonably approve and (b) the Borrower shall cause any wholly owned Restricted Subsidiary (including, without limitation, Hexcel Foundation, to the extent it becomes a Subsidiary of the Borrower and applicable law does not otherwise prohibit) to, unless otherwise prohibited by applicable law, become a Guarantor pursuant to the terms of the Subsidiary Guaranty, it being understood that the granting of the additional security for the Obligations pursuant to this SECTION 8.13 is a material inducement to the execution and delivery of this Agreement by each Lender.

            8.14. RIGHTS OFFERING. Within sixty days of the Closing Date, the Rights Offering shall be consummated in accordance with the terms thereof.

            8.15. LANDLORD WAIVERS. On or prior to the Closing Date, the Borrower shall obtain and deliver to the Agent landlord waivers (with copies of the relevant leases attached) in form and substance satisfactory to the Agent relating to the Borrower's Leases which are located in the locations set forth on SCHEDULE 6.01-V. The Borrower shall use its best efforts to obtain and deliver to the Agent landlord waivers (with copies of the relevant Lease attached) with respect to any Lease not listed on SCHEDULE 6.01-V or any Lease entered into after the Closing Date which relates to a location in which there is, or is reasonably expected to be, Collateral with a Fair Market Value of $250,000 or more.

            8.16. GOVERNMENT CONTRACTS. The Borrower shall apply for and maintain all facility security clearances and personnel security clearances required of the Borrower or any of the Restricted Subsidiaries under all Requirements of Law to perform and deliver under any and all Government Contracts and as otherwise may be necessary to continue to perform the Borrower's business.

            8.17. ENVIRONMENTAL COMPLIANCE. The Borrower and the Borrower's Subsidiaries shall comply in all material respects with all Environmental, Health or Safety Requirements of Law other than with respect to those matters set forth on SCHEDULE 6.01-O with respect to which (i) the Borrower or the Borrower's Subsidiaries are making good faith efforts to remedy or (ii) that the Borrower or the Borrower's Subsidiaries are appealing in good faith and with respect to which the Borrower or the Borrower's Subsidiaries have a reasonable basis to believe that they would prevail on appeal.

            8.18. INTEREST RATE CONTRACTS. Upon the request of the Agent, the Borrower shall take all steps necessary to arrange that payments owing to such Loan Party from any counterparty under any Interest Rate Contract shall be paid directly to the Agent to be applied to the Obligations and to take all such other action with respect to each such Interest Rate Contract as the Agent may request, including, without limitation, executing an assignment of such Interest Rate Contract in a form satisfactory to the Agent.

            8.19. HEXCEL LYON SUBORDINATED NOTE. Within 30 days after the Closing Date, the Borrower shall cause Hexcel Lyon to substitute the $2,613,000 promissory note made by the Borrower in favor of Hexcel Lyon prior to the Closing Date with the Hexcel Lyon Subordinated Note.

            8.20. POST-CLOSING DELIVERIES. (a) Within 30 days after the Closing Date, (i) the Borrower shall (A) pledge and deliver 100% of the issued and outstanding stock of Hexcel Alpha and Hexcel Beta to the Agent for the benefit of the Agent, the

Lenders and the Issuing Banks in accordance with the terms of the Borrower Pledge Agreement together with necessary stock powers and acknowledgements and an opinion to the Agent, the Lenders and the Issuing Banks in connection therewith in form and substance satisfactory to the Agent, (B) contribute 49% of the limited liability company interests of Knytex to Hexcel Beta and deliver an opinion to the Agent, the Lenders and the Issuing Banks in connection therewith in form and substance satisfactory to the Agent and (C) contribute all of the limited liability company interests of Fyfe owned by the Borrower to Hexcel Beta and deliver an opinion to the Agent, the Lenders and the Issuing Banks in connection therewith in form and substance satisfactory to the Agent, (ii) Hexcel Alpha shall (A) execute and deliver to the Agent a security agreement substantially in the form of EXHIBIT O, (B) become a Guarantor pursuant to the terms of the Subsidiary Guaranty and (C) execute and deliver to the Agent such other agreements, documents and instruments in connection therewith which the Agent deems necessary or desirable, including, without limitation, an opinion of counsel in form and substance satisfactory to the Agent, and (iii) Hexcel Beta shall (A) execute and deliver to the Agent a security agreement substantially in the form of EXHIBIT O, (B) become a Guarantor pursuant to the terms of the Subsidiary Guaranty and (C) execute and deliver to the Agent such other agreements, documents and instruments in connection therewith which the Agent deems necessary or desirable, including, without limitation, an opinion of counsel in form and substance satisfactory to the Agent, it being understood that the granting of the additional security for the Obligations pursuant to this SECTION 8.20 is a material inducement to the execution and delivery of this Agreement by each Lender. Notwithstanding anything to the contrary set forth herein, (i) the Borrower shall not be permitted to enter into any transaction with or make any Investment in either Hexcel Alpha or Hexcel Beta that would otherwise be permitted under ARTICLE IX and (ii) neither Hexcel
Alpha nor Hexcel Beta shall be permitted to enter into any transaction with or make any Investments in any Person that would otherwise be permitted under
ARTICLE IX, until such time as the the Borrower, Hexcel Alpha and Hexcel Beta shall have executed and delivered all of the documents and instruments provided for in, and otherwise comply with the provisions of, this SECTION 8.20(a) to the satisfaction of the Agent.

            (b) Within 30 days after the Closing Date, (i) the Borrower shall
(i) execute and deliver to the Agent a mortgage in respect of the parcel of the Pottsville, Pennsylvania property to be conveyed to the Borrower by SCIDA, together with such other agreements, documents and instruments in connection therwith which the Agent deems necessary or desirable, including, without limitation, an opinion of counsel in form and substance satisfactory to the Agent.

                                  ARTICLE IX
                              NEGATIVE COVENANTS

            The Borrower covenants and agrees that it shall comply with the following covenants so long as any Commitment is outstanding and thereafter until payment in full of all of the Obligations, unless (except as otherwise provided below) the Requisite Lenders shall otherwise give prior written consent thereto:

            9.01. INDEBTEDNESS. None of the Borrower or any of its Subsidiaries shall directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

            (i)   the Obligations;

          (ii) Permitted Existing Indebtedness, and any extensions, renewals, refundings or replacements of Permitted Existing Indebtedness (other than the Existing IRDBs); PROVIDED that with respect to Permitted Existing Indebtedness of the Borrower, any Restricted Subsidiary or Hexcel Lyon, any such extension, renewal, refunding or replacement is in an aggregate principal amount not greater than the principal amount of, and is on terms no less favorable to the Borrower, such Restricted Subsidiary or Hexcel Lyon than the terms of, the Permitted Existing Indebtedness so extended, renewed, refunded or replaced;

         (iii) the BNP Letters of Credit and the obligations of the Borrower under the BNP Letter of Credit Documents; PROVIDED, HOWEVER, the aggregate amount available for drawing under the BNP Letters of Credit shall not at any time exceed the amounts set forth with respect thereto on
      SCHEDULE 9.01 (less any permanent reductions in contingent liability made in accordance with the terms thereof);

          (iv) Indebtedness in respect of taxes, assessments, governmental charges and claims for labor, materials or supplies, to the extent that payment thereof is not required pursuant to SECTION 8.04;

           (v) Indebtedness constituting Accommodation Obligations permitted by SECTION 9.05;

          (vi) in addition to the Indebtedness permitted by CLAUSES (i) through (v) hereof and CLAUSES (vii) through (xii) hereof and to the extent permitted by ARTICLE X and in any event in an aggregate outstanding principal amount not to exceed $22,000,000 at any time, Capital Leases and purchase money Indebtedness incurred by the Borrower to finance the acquisition of fixed assets, and Indebtedness incurred by the Borrower to refinance such Capital Leases and purchase money Indebtedness;

         (vii) Indebtedness under appeal bonds in connection with judgments which do not result in an Event of Default or Default or any other breach hereunder;

        (viii)  Indebtedness arising from intercompany loans permitted under
      SECTION 9.04(v) and (vi);

        (ix)  Permitted Subordinated Indebtedness;

          (x) Indebtedness of the Borrower arising pursuant to Interest Rate Contracts or Currency Agreements to which the Agent or an Affiliate of the Agent is a party;

         (xi) Indebtedness not in excess of an aggregate principal amount of $3,500,000 in connection with borrowings to finance premiums of property, liability and directors' and officers' insurance policies maintained by the Borrower or any of the Restricted Subsidiaries; PROVIDED, HOWEVER, that the proceeds of such borrowings shall be used solely to pay the premiums with respect to such insurance policies and any accrued and unpaid interest on, and any premiums or penalties relating to, any such borrowings and PROVIDED, FURTHER, that the terms and conditions of such borrowings shall be in form and substance satisfactory to the Agent; and

          (xii) in addition to the Indebtedness permitted by CLAUSES (i) through (xi) above, Indebtedness incurred by (A) Hexcel Lyon not in excess of an aggregate principal amount of the Dollar Equivalent of $25,000,000, up to $15,000,000 of which may be secured by a Lien on the Property of Hexcel Lyon and (B) any Unrestricted Subsidiary other than Hexcel Lyon (other than Indebtedness owing to the Borrower) not in excess of an aggregate principal amount of the Dollar Equivalent of $10,000,000 in the aggregate for all Unrestricted Subsidiaries other than Hexcel Lyon at any time.

            9.02. SALES OF ASSETS. None of the Borrower or any of the Restricted Subsidiaries shall sell, assign, transfer, lease, convey or otherwise dispose of any Property, whether now owned or hereafter acquired, or any income or profits therefrom, or enter into any agreement to do so, except:

           (i) the sale of Inventory in the ordinary course of business; PROVIDED, HOWEVER, the aggregate net face amount of all Receivables arising from sales of Inventory made to Unrestricted Subsidiaries shall not, when netted against the amount of accounts payable owing by the Borrower to such Unrestricted Subsidiaries in respect of purchases of Inventory from such Unrestricted Subsidiaries, exceed $10,000,000 at any time;

          (ii) sales of assets outside of the ordinary course of business not in excess of $250,000 in a single transaction or series of related transactions or aggregating less than $1,000,000 in any Fiscal Year;

         (iii)    in addition to dispositions permitted under CLAUSES (i) and
      (ii) of this SECTION 9.02, the disposition of Equipment if such Equipment is obsolete or no longer useful in the ordinary course of the Borrower's or such Restricted Subsidiary's business or otherwise is not required to be maintained by the Borrower or such Restricted Subsidiary pursuant to Section 8.10; PROVIDED that the aggregate Fair Market Value of all such Equipment disposed of in any Fiscal Year shall not exceed $500,000;

          (iv) assignments and licenses of intellectual property of the Borrower in the ordinary course of business;

           (v) subleases of leases or leases of owned Real Property, to the extent such leases and subleases have anticipated annual rentals of less than $1,000,000 each;

          (vi) the transfer by Hexcel Technologies, Inc. to DIC Technologies, Inc. of up to 15% of the outstanding partnership interests in HDP in connection with the Investments permitted pursuant to SECTION 9.04(vi); and

          (vii) the Borrower may sell the Properties constituting the businesses described in SCHEDULE 9.02; PROVIDED that (A) the Agent shall have approved the documentation evidencing such sales, (B) such sales shall not be made for less than the Fair Market Value of such Properties and for consideration other than cash and (C) the Net Cash Proceeds arising from such sales shall not be less than the amount specified with respect to such Property on SCHEDULE 9.02.

            9.03. LIENS. None of the Borrower or any of the Restricted Subsidiaries shall directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of their respective Property or assets except:

            (i)   Liens created by the Loan Documents;

          (ii) Permitted Existing Liens and future Liens securing any extensions, renewals, refundings or replacements of Permitted Existing Indebtedness to the extent permitted pursuant to SECTION 9.01(ii) but only if such future Lien attaches to the same Property and secures only such permitted extensions, renewals, refundings and replacements;

         (iii)    Customary Permitted Liens;

          (iv) purchase money Liens granted by the Borrower (including the interest of a lessor under a Capital Lease) and Liens to which any Property is subject at the time of the Borrower's acquisition thereof) securing Indebtedness permitted under SECTION 9.01(vi) and limited in each case to the property purchased or subject to such lease;

           (v) any attachment or judgment Lien the existence of which does not constitute an Event of Default under SECTION 11.01(h);

          (vi) Liens on the proceeds of the Rights Offering securing the Borrower's obligations under the Standby Commitment Documents; and

         (vii) Liens on the Collateral (as defined in the BNP Collateral Agreement) securing the obligations of the Borrower under the BNP Letter of Credit Documents.

            9.04. INVESTMENTS. None of the Borrower or any of the Restricted Subsidiaries shall directly or indirectly make or own any Investment or make any contribution except:

            (i) Investments in cash and Cash Equivalents (including, without limitation, Cash Collateral) pledged to the Agent or deposited in the Concentration Account;

           (ii) Investments in the Investment Account (including any Investments in Cash and Cash Equivalents through such Account);

          (iii) Permitted Existing Investments in an amount not greater than the amount thereof on the Closing Date;

           (iv) Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

            (v) cash Investments arising from (A) intercompany loans made by the Borrower to any Restricted Subsidiary which Investments shall not exceed $1,000,000 in the aggregate at any time and (B) intercompany loans made by the Borrower to any Existing Joint Venture (other than DIC) or Unrestricted Subsidiary, which Investments shall not exceed $3,000,000 in the aggregate at any time; PROVIDED, HOWEVER, no such Investment under this CLAUSE (v) may be made so long as any Default or Event of Default has occurred and is continuing or would occur as a result of such Investment;

            (vi)  (A)   cash Investment made by the Borrower in Hexcel
      Technologies, Inc. or HDP, solely for the purpose of making Investments in or for the benefit of DIC and (B) cash Investments by Hexcel Technologies, Inc. in DIC, which Investments may result in a reduction in the ownership by Hexcel Technologies, Inc. in HDP from 50% of the outstanding partnership interests to 35% of such partnership interests and shall not exceed $3,000,000 in Fiscal Year 1995, $2,000,000 in Fiscal Year 1996 and $4,500,000 in Fiscal Year 1997, less any payments made by the Borrower to Dainippon Ink & Chemicals, Inc. permitted pursuant to
      SECTION 9.05(vii); PROVIDED, HOWEVER, if the maximum amount permitted for any Fiscal Year exceeds the amount of such Investments for such Fiscal Year, then such Investments made by the Borrower and Hexcel Technologies, Inc. for the immediately succeeding Fiscal Year may exceed the maximum amount set forth above with respect to such succeeding Fiscal Year by the amount of such excess from the immediately preceding Fiscal Year (such excess amount being treated as the last amount invested in such succeeding Fiscal Year) but in no event shall the amount of such Investments exceed $9,000,000 in the aggregate at any time and PROVIDED, FURTHER, no such Investment under subclause (A) of this CLAUSE (vi) may be made so long as any Default or Event of Default has occurred and is continuing or would occur as a result of such Investment;

          (vii) Investments in intercompany loans made by any Restricted Subsidiary of the Borrower to the Borrower;

          (viii) Investments in cash deposits with financial institutions for payroll accounts and other deposit accounts in the ordinary course of business not to exceed $500,000 at any one time outstanding in the aggregate;

          (ix) cash contributions to Hexcel Foundation not to exceed $50,000 in the aggregate in any Fiscal Year; and

          (x) cash Investments not otherwise permitted hereby not to exceed $1,000,000 at any one time outstanding in the aggregate.

            9.05. ACCOMMODATION OBLIGATIONS. None of the Borrower or any of the Restricted Subsidiaries shall directly or indirectly create or become or be liable with respect to any Accommodation Obligation, except:

           (i)    Permitted Existing Accommodation Obligations;

          (ii)    Accommodation Obligations arising under the Loan Documents;

         (iii) obligations, warranties and indemnities, not with respect to Indebtedness of any Person, which have been or are undertaken or made in the ordinary course of business or in connection with the sale of assets permitted under SECTION 9.02(vi) and not for the benefit of or in favor of an Affiliate of the Borrower or any of the Borrower's Subsidiaries;

          (iv) Accommodation Obligations of any Restricted Subsidiary in respect of obligations of the Borrower;

            (v) Accommodation Obligations with respect to obligations, warranties and indemnities (other than with respect to Indebtedness) in the ordinary course of business and with respect to customary representations, warranties and indemnities entered into in connection with the sale or other disposition of assets;

           (vi) Reimbursement obligations under the BNP Letters of Credit to the extent such letters of credit are permitted under SECTION 9.01(iii);

          (vii) Accommodation Obligations in respect of payments made by the Borrower in an amount not to exceed $4,500,000 in Fiscal Year 1997 to Dainippon Ink & Chemical, Inc.;

         (viii) subordination of certain amounts payable to the Borrower by Knytex as provided for in the Knytex Credit Facility; and

          (ix) unsecured guarantees made by the Borrower in respect of obligations of any of the Unrestricted Subsidiaries which do not exceed $20,000,000 in the aggregate PROVIDED that any such guaranty is on terms and conditions satisfactory to the Agent.

            9.06. RESTRICTED JUNIOR PAYMENTS. Subject to SECTION 9.16, none of the Borrower or any of the Restricted Subsidiaries shall declare or make any Restricted Junior Payment, except:

           (i) dividends or other distributions made to the Borrower or any of the Restricted Subsidiaries by any Subsidiary of the Borrower;

           (ii) regularly scheduled payments of interest on the Subordinated Debentures if such payments are permitted to be made under the terms of the Indenture;

         (iii) payments with respect to employee or director stock options, stock incentive plans or restricted stock plans of the Borrower; provided, the aggregate amount of such payments do not exceed $1,000,000 in any Fiscal Year or $3,000,000 in the aggregate; and

          (iv) payment of interest and principal owing with respect to the Advance, but only if such payment is permitted under the terms of the Intercreditor Agreement.

            9.07. CONDUCT OF BUSINESS. None of the Borrower or any of its Subsidiaries shall engage in any business (pursuant to an Existing Joint Venture or otherwise) other than the businesses engaged in by the Borrower or such Subsidiaries on the date hereof and any business or activities which are substantially similar, related or incidental thereto.

            9.08. TRANSACTIONS WITH AFFILIATES. The Borrower shall not, and shall not permit any of its Subsidiaries, except as otherwise expressly permitted herein, to do any of the following: (i) make any Investment in an Affiliate of the Borrower; (ii) transfer, sell, lease, assign or otherwise dispose of any asset to any Affiliate of the Borrower; (iii) merge into or consolidate with or purchase or acquire assets from any Affiliate of the Borrower; (iv) repay any Indebtedness to any Affiliate of the Borrower other than payments to Mutual Series with respect to the Advance to the extent permitted under the Intercreditor Agreement; (v) pay any royalties to any Affiliate of the Borrower (other than in connection with licensing arrangements with Unrestricted Subsidiaries with respect to intellectual property); (vi) pay any management fees to any Affiliate of the Borrower; or (vii) enter into any other transaction directly or indirectly with or for the benefit of any Affiliate of the Borrower (including, without limitation, guaranties and assumptions of obligations of any such Affiliate but excluding the subrogation agreement and related agreements entered into or to be entered into by the Borrower in connection with the Knytex Credit Facility) except in each case for transactions (A) in the ordinary course of business and (B) either on a basis no less favorable to the Borrower or such Subsidiary as would be obtained in a comparable arm's length transaction with a Person not an Affiliate, or in the case of compensation payable to any officer or director of the Borrower or such Subsidiary, in an amount approved by the Board of Directors of the Borrower or such Subsidiary.

            9.09. RESTRICTION ON FUNDAMENTAL CHANGES. None of the Borrower or any of the Restricted Subsidiaries shall (i) enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), except for a merger or consolidation of any wholly owned Restricted Subsidiary into the Borrower or another wholly owned Restricted Subsidiary (with the Borrower or such Restricted Subsidiary as the surviving corporation); PROVIDED that, after giving effect to any such merger or consolidation, no Default or Event of Default shall have occurred or be continuing, (ii) enter into any partnership or joint venture or create any Subsidiary or (iii) enter into or permit any transaction or series of transactions in which the Borrower and/or any of the Restricted Subsidiaries acquire all or any significant portion of the Capital Stock and/or assets of another Person or business or division of another Person.

            9.10. SALES AND LEASEBACKS; OPERATING LEASES. (a) None of the Borrower or any of the Restricted Subsidiaries shall enter into any Sale and Leaseback Transaction other than a Sale and Leaseback Transaction on terms and conditions satisfactory to the Agent relating to the sale and lease of Equipment where, after giving effect to such Sale and Leaseback Transaction, the aggregate Appraised Value of all such Equipment sold does not exceed $10,000,000.

            (b) None of the Borrower or any of the Restricted Subsidiaries shall become liable in any way, whether directly or by assignment or by Accommodation Obligation, for the obligations of a lessee under any Operating Lease unless, immediately after giving effect to the incurrence of liability with respect to such Operating Lease, the aggregate amount of all rents paid or accrued under all Operating Leases of the Borrower and its Restricted Subsidiaries as lessee (net of sublease income and determined in conformity with GAAP) shall not exceed $3,000,000 in any Fiscal Year.

            9.11. MARGIN REGULATIONS; SECURITIES LAWS. None of the Borrower or any of the Borrower's Subsidiaries, shall use all or any portion of the proceeds of any credit extended hereunder to purchase or carry Margin Stock.

            9.12. ERISA AND CERTAIN EMPLOYMENT MATTERS. To the extent the following actions, individually or in the aggregate, would subject or would be reasonably likely to subject, the Borrower or any ERISA Affiliate to a liability in excess of $1,000,000, the Borrower shall not:

            (i) engage, or permit any ERISA Affiliate to engage, in any prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL;

           (ii) permit to exist any accumulated funding deficiency (as defined in sections 302 of ERISA and 412 of the Internal Revenue Code), with respect to any Benefit Plan, whether or not waived;

         (iii) fail, or permit any ERISA Affiliate to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

          (iv) terminate, or permit any ERISA Affiliate to terminate, any Benefit Plan which would result in a material liability of Borrower or any ERISA Affiliate under Title IV of ERISA;

            (v) fail to make any contribution or payment to any Multiemployer Plan which Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto;

          (vi) fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment;

         (vii) amend, or permit any ERISA Affiliate to amend, a Plan resulting in an increase in current liability for the plan year such that the Borrower or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the Internal Revenue Code;

        (viii) permit any unfunded liabilities with respect to any Foreign Pension Plan other than as permitted under local law;

          (ix) fail, or permit any Subsidiary or ERISA Affiliate to fail, to pay any required contributions or payments to a Foreign Pension Plan on or before the due date for such required installment or payment; or

          (x) consent to an employee's election under an Executive Deferred Compensation and Consulting Agreement between such employee and the Borrower to pay benefits thereunder in the form of a lump sum or in installments over a period of less than five years.

            9.13. ISSUANCE OR SALE OF CAPITAL STOCK. None of the Borrower or any of the Borrower's Subsidiaries shall (i) grant any rights (either preemptive or others) to subscribe for or to purchase, or any option for the purchase of, its Capital Stock or (ii) create calls, commitments, claims of any character relating to any of its Capital Stock, other than as permitted pursuant to the management incentive plans listed on SCHEDULE 9.13 hereto or in connection with the Rights Offering. The Borrower shall not sell or otherwise dispose of, or permit the sale or disposition of, any shares of Capital Stock of any of its Subsidiaries except as required by applicable law for the qualification of directors or to satisfy minimum shareholder requirements under French law.

            9.14. CONSTITUENT DOCUMENTS. None of the Borrower or any of the Borrower's Subsidiaries shall materially amend, modify or otherwise change any of the terms or provisions in any of their respective Constituent Documents as in effect on the Closing Date.

            9.15. FISCAL YEAR. None of the Borrower or any of the Borrower's Subsidiaries shall change its Fiscal Year for accounting or tax purposes from a period consisting of the four fiscal quarter period ending on the closest Sunday to December 31 of each calendar year.


            9.16.  CANCELLATION OF DEBT; PREPAYMENT; CERTAIN AMENDMENTS.
Neither the Borrower nor any of the Restricted Subsidiaries nor Hexcel Lyon shall (i) cancel any material claim or debt or amend or modify the terms thereof, except in the ordinary course of its business or (ii) prepay, redeem, purchase, repurchase, defease or retire any long-term Indebtedness (other than the Obligations and other than repayments under the Existing IRDBs made in lieu of Issuing Letters of Credit or making sinking fund deposits pursuant to the BNP Letters of Credit Documents, including, without limitation, those repayments described on SCHEDULE 9.16) or (iii) amend, supplement or otherwise modify the terms of the Transaction Documents.

            9.17. ENVIRONMENTAL MATTERS. None of the Borrower nor any of Borrower's Subsidiaries shall:

            (i) become subject to any Liabilities and Costs which would have a Material Adverse Effect arising out of or related to (a) the Release or threatened Release at any location of any Contaminant into the environment, or any Remedial Action in response thereto, or (b) any violation of any Environmental, Health and Safety Requirements of Law; or

            (ii) either directly or indirectly, create, incur, assume or permit to exist any Environmental Lien on or with respect to any of its Property other than Permitted Existing Liens.

            9.18. CASH MANAGEMENT. Subject to SECTION 9.04, the Borrower or any Restricted Subsidiary may open deposit or payroll accounts with other financial institutions in the ordinary course of business and shall deliver to the Agent a substitute SCHEDULE

6.01-Z specifying the name of such financial institutions and the intended use for such account. The Borrower shall not authorize or direct any Person to take any action with respect to amounts deposited in the Lockboxes, the Collection Accounts, the Investment Account or the Concentration Account in contravention of the provisions hereof.

            9.19. UNRESTRICTED SUBSIDIARY. No Unrestricted Subsidiary shall enter into any Accommodation Obligation with respect to any Indebtedness of the Borrower or any Restricted Subsidiary (other than the Obligations) or grant or permit to exist any Lien on its Property to secure any such Indebtedness.

            9.20. ACCOUNTING CHANGES. The Borrower shall not make, nor permit any of its Subsidiaries to make, any material change in accounting treatment and reporting practices or tax reporting treatment, except as required by GAAP or law and disclosed to the Lenders and the Agent or as permitted by the Loan Documents.

                                   ARTICLE X
                              FINANCIAL COVENANTS

            The Borrower covenants and agrees that so long as any Commitment is outstanding and thereafter until payment in full of all of the Obligations, unless the Requisite Lenders shall otherwise give prior written consent thereto:

            10.01. MINIMUM NET WORTH. The Net Worth of the Borrower and the Restricted Subsidiaries during any period from the last day of the fiscal quarter preceding each fiscal quarter in each Fiscal Year set forth below to the day preceding the last day of such fiscal quarter set forth below shall not be less than the minimum amount set forth opposite such fiscal quarter:

            PERIOD                                        MINIMUM AMOUNT

      Second fiscal quarter of 1995                                $32,500,000
      Third fiscal quarter of 1995                                  33,500,000
      Fourth fiscal quarter of 1995                                 34,500,000
      First fiscal quarter of 1996                                  35,500,000
      Second fiscal quarter of 1996                                 38,000,000
      Third fiscal quarter of 1996                                  40,000,000
      Fourth fiscal quarter of 1996                                 42,000,000
      First fiscal quarter of 1997                                  45,000,000
      Second fiscal quarter of 1997                                 48,000,000
      Third fiscal quarter of 1997                                  51,000,000
      Fourth fiscal quarter of 1997                                 53,000,000
      First fiscal quarter of 1998 through
       the Revolving Credit Termination Date                        56,000,000

            10.02. MINIMUM FIXED CHARGE COVERAGE RATIO. The Fixed Charge Coverage Ratio of the Borrower and the Restricted Subsidiaries on a combined basis, as determined as of the last day of each fiscal quarter of the Borrower set forth below for the four fiscal quarter period ending on such date (or if the period from January 1, 1995 to such last day is less than four full fiscal quarters, such shorter period), shall not be less than the minimum ratio set forth opposite such fiscal quarter:

            FISCAL QUARTER                         MINIMUM RATIO


      Second fiscal quarter of 1995                   0.10 to 1
      Third fiscal quarter of 1995                    0.40 to 1
      Fourth fiscal quarter of 1995                   0.65 to 1
      First fiscal quarter of 1996                    0.80 to 1
      Second fiscal quarter of 1996                   0.90 to 1
      Third fiscal quarter of 1996                    0.90 to 1
      Fourth fiscal quarter of 1996                   1.00 to 1
      First fiscal quarter of 1997                    1.00 to 1
      Second fiscal quarter of 1997                   1.05 to 1
      Third fiscal quarter of 1997                    1.10 to 1
      Fourth fiscal quarter of 1997
       through the Revolving Credit
       Termination Date                               1.10 to 1

            10.03. MINIMUM INTEREST COVERAGE RATIO. The Interest Coverage Ratio of the Borrower and the Restricted Subsidiaries on a combined basis, as determined as of the last day of each fiscal quarter of the Borrower set forth below for the four fiscal quarter period ending on such date (or if the period from January 1, 1995 to such last day is less than four full fiscal quarters, such shorter period), shall not be less than the minimum ratio set forth opposite such fiscal quarter:

            FISCAL QUARTER                          MINIMUM RATIO


      Second fiscal quarter of 1995                   1.15 to 1
      Third fiscal quarter of 1995                    1.60 to 1
      Fourth fiscal quarter of 1995                   1.85 to 1
      First fiscal quarter of 1996                    2.00 to 1
      Second fiscal quarter of 1996                   2.25 to 1
      Third fiscal quarter of 1996                    2.50 to 1
      Fourth fiscal quarter of 1996                   2.75 to 1
      First fiscal quarter of 1997                    3.00 to 1
      Second fiscal quarter of 1997                   3.25 to 1
      Third fiscal quarter of 1997                    3.50 to 1
      Fourth fiscal quarter of 1997
       through the Revolving Credit
       Termination Date                               3.50 to 1

            10.04. MINIMUM CASH FLOW.  The Cumulative Cash Flow of the
Borrower and the Restricted Subsidiaries on a combined basis, as determined as of the last day of each fiscal quarter for the four fiscal quarter period ending on such date (or if the period from January 1, 1995 to such last day is less than four full fiscal quarters, such shorter period), shall not be less than the minimum amount set forth opposite such fiscal quarter:

            FISCAL QUARTER                         MINIMUM AMOUNT

      January 1, 1995 through
      First fiscal quarter of 1995                    $(12,000,000)
      Second fiscal quarter of 1995                    (12,000,000)
      Third fiscal quarter of 1995                     (8,000,000)
      Fourth fiscal quarter of 1995                    (6,000,000)
      First fiscal quarter of 1996                     6,000,000
      Second fiscal quarter of 1996                   10,000,000
      Third fiscal quarter of 1996                    13,000,000
      Fourth fiscal quarter of 1996                   18,000,000
      First fiscal quarter of 1997                    19,000,000
      Second fiscal quarter of 1997                   19,500,000
      Third fiscal quarter of 1997                    20,000,000
      Fourth fiscal quarter of 1997
       through the Revolving Credit
       Termination Date                               21,000,000

            10.05. MAXIMUM CAPITAL EXPENDITURES. Capital Expenditures made or incurred by the Borrower and the Restricted Subsidiaries on a combined basis during each Fiscal Year (or portion thereof) set forth below shall not exceed in the aggregate the amount set forth opposite such Fiscal Year:

            FISCAL YEAR                            MAXIMUM AMOUNT

      Fiscal Year 1995                                $8,400,000
      Fiscal Year 1996                                 8,500,000
      Fiscal Year 1997                                 7,000,000
      Fiscal Year 1998                                 1,000,000

PROVIDED, HOWEVER, if the maximum amount set forth above opposite any Fiscal Year exceeds the amount of Capital Expenditures made or incurred by the Borrower and the Restricted Subsidiaries on a combined basis for such Fiscal Year, then Capital Expenditures made or incurred by the Borrower and the Restricted Subsidiaries on a combined basis for the succeeding Fiscal Year may exceed the maximum amount set forth above opposite such succeeding Fiscal Year by the lesser of (i) $2,000,000 and (ii) the amount of such excess from the immediately preceding Fiscal Year (such excess amount being available only for use in such succeeding Fiscal Year and being treated as the last amount spent in such succeeding Fiscal Year).

                                  ARTICLE XI
                    EVENTS OF DEFAULT; RIGHTS AND REMEDIES

            11.01. EVENTS OF DEFAULT. Each of the following occurrences shall constitute an Event of Default hereunder:

            (a) FAILURE TO MAKE PAYMENTS WHEN DUE. The Borrower shall fail to pay (i) when due any principal or interest on the Loans (including the Reimbursement Obligations) or (ii) any other Obligation, and if such non-payment relates to Obligations other than interest or principal, such non-payment continues for a period of five (5) Business Days after the due date thereof.

            (b) BREACH OF CERTAIN COVENANTS. The Borrower or any Guarantor shall fail to perform or observe duly and punctually any agreement, covenant or obligation binding on such Person under (i) SECTIONS 7.03, 7.04, 7.05,
8.01, 8.02, 8.06, 8.07; or (ii) ARTICLE IX or ARTICLE X.

            (c) BREACH OF REPRESENTATION OR WARRANTY. Any representation or warranty made or deemed made by the Borrower, any Guarantor or any other Subsidiary of the Borrower to the Agent, any Lender or any Issuing Bank herein or in any other Loan Document or in any statement or certificate at any time given by any such Person pursuant to any Loan Document shall be false or misleading in any material respect on the date made (or deemed made).

            (d) OTHER DEFAULTS. The Borrower shall default in the performance of or compliance with any term contained herein (other than as covered by PARAGRAPHS (a), (b) or (c) of this SECTION 11.01), or the Borrower or any of its Subsidiaries shall default in the performance of or compliance with any term contained in any other Loan Document, and such default shall continue for (i) ten (10) Business Days after the occurrence thereof with respect to any term contained in SECTIONS 7.01, 7.02, 7.06 and 7.07; and (ii) thirty (30) days after the occurrence thereof with respect to any other term.

            (e) DEFAULT AS TO OTHER INDEBTEDNESS; OPERATING LEASES. The Borrower or any of its Subsidiaries shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) with respect to Permitted Subordinated Indebtedness, the BNP Letters of Credit or any other Indebtedness (other than an Obligation) in excess of $3,000,000; or any breach, default or event of default shall occur, or any other condition shall exist under any instrument, agreement or indenture pertaining to any other Indebtedness (other than an Obligation) in excess of $3,000,000, if the effect thereof is (or, with the giving of notice or lapse of time or both, would be) to cause an acceleration, mandatory redemption or other required repurchase of such Indebtedness, or permit the holders of such Indebtedness to accelerate the maturity of such Indebtedness or require the redemption or other repurchase of such Indebtedness; or any such Indebtedness shall be otherwise declared to be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed or otherwise repurchased by the Borrower or any of its Subsidiaries (other than by a regularly scheduled required prepayment, mandatory redemption or required repurchase) prior to the stated maturity thereof; or any breach, default or event of default remaining uncured for a period of sixty (60) days on the part of the Borrower or any of the Borrower's Subsidiaries shall occur under any Operating Lease to which the Borrower or any of its Subsidiaries is a party pursuant to which rental payments thereunder equal or exceed $3,000,000 per annum.

            (f)  INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

            (i) An involuntary case shall be commenced against the Borrower or any of its Subsidiaries and the petition shall not be dismissed, stayed, bonded or discharged within sixty (60) days after commencement of the case; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Borrower or any of the Borrower's Subsidiaries in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state, local or foreign law.

            (ii) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Borrower or any of its Subsidiaries or over all or a substantial part of the Property of the Borrower or any of its Subsidiaries shall be entered; or an interim receiver, trustee or other custodian of the Borrower or any of its Subsidiaries or of all or a substantial part of the property of the Borrower or any of its Subsidiaries shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the Property of the Borrower or any of its Subsidiaries shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within sixty (60) days after entry, appointment or issuance.

            (g) VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. The Borrower or any of its Subsidiaries shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or the Borrower or any of its Subsidiaries shall make any assignment for the benefit of creditors.

            (h) JUDGMENTS. Any judgment, writ, order or warrant of attachment, or other similar process shall be rendered against the Borrower or any of its Restricted Subsidiaries or any of their respective assets involving in any single case or in the aggregate an amount in excess of $1,000,000 (in excess of applicable insurance coverage) is (are) entered and remains undischarged, unvacated and unstayed for a period of sixty (60) days.

            (i) DISSOLUTION. Any order, judgment or decree shall be entered against the Borrower or any of its Subsidiaries, decreeing its involuntary dissolution or other similar proceeding, and such order shall remain undischarged and unstayed for a period in excess of sixty (60) days; or the Borrower or any of its Subsidiaries shall otherwise dissolve or cease to exist except as specifically permitted hereby.

            (j) LOAN DOCUMENTS; FAILURE OF SECURITY. At any time, for any reason, (i) any Loan Document ceases to be in full force and effect or the Borrower or any of the Borrower's Subsidiaries party thereto seeks to repudiate its obligations thereunder and the Liens intended to be created thereby are, or the Borrower or any such Subsidiary seeks to render such Liens, invalid or unperfected, or (ii) Liens in favor of the Agent, the Issuing Banks and/or the Lenders contemplated by the Loan Documents shall, at any time, for any reason, be invalidated or otherwise cease to be in full force and effect, or such Liens shall be subordinated or shall not have the priority contemplated hereby or by the other Loan Documents.

            (k) TERMINATION EVENT. Any Termination Event occurs which the Agent reasonably believes could subject either the Borrower or any ERISA Affiliate to a liability in excess of $1,000,000.

            (l) WAIVER OF MINIMUM FUNDING STANDARD. If the plan administrator of any Plan applies under Section 412(d) of the Internal Revenue Code for a waiver of the minimum funding standards of Section 412(a) of the Internal Revenue Code and the Agent believes the substantial business hardship upon which the application for the waiver is based could subject either the Borrower or any ERISA Affiliate to a material liability.

            (m) MATERIAL ADVERSE CHANGE. An event shall exist or occur which has a Material Adverse Effect.

            (n) PLAN OF REORGANIZATION. The Plan of Reorganization shall have been amended or modified in any material respect or the Bankruptcy Court shall have retained or reasserted jurisdiction over the Borrower after the Reorganization Effective Date for the purpose of amending or modifying the Plan of Reorganization, in each case without the prior written consent of the Requisite Lenders; or any of the conditions precedent to the effectiveness of the Plan of Reorganization set forth in Article X thereof shall have been waived without the prior written consent of the Requisite Lenders.

            (o)   INTERCREDITOR AGREEMENT; STANDBY COMMITMENT DOCUMENTS.
Any of the parties to the Intercreditor Agreement (other than the Agent and the Lenders) shall fail to perform any covenant or obligation binding on such party or the Intercreditor Agreement shall cease to be in full force and effect. Mutual Series shall not have purchased, pursuant to the Standby Commitment Documents, the Reorganized Common Stock remaining unsold after the consummation of the Rights Offering.

            (p) CHANGE OF CONTROL EVENT. A Change of Control Event shall have occurred.

An Event of Default shall be deemed "continuing" until cured or waived in accordance with SECTION 13.07.

            11.02.  RIGHTS AND REMEDIES.

            (a) ACCELERATION AND TERMINATION. Upon the occurrence of any Event of Default described in SECTIONS 11.01(f) or 11.01(g), the Revolving Credit Commitments shall automatically and immediately terminate and the unpaid principal amount of, and any and all accrued interest on, the Obligations and all accrued fees shall automatically become immediately due and payable, without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by the Borrower; and upon the occurrence and during the continuance of any other Event of Default, the Agent shall at the request, or may with the consent, of the Requisite Lenders, by written notice to the Borrower, (i) declare that all or any portion of the Revolving Credit Commitments are terminated, whereupon the Revolving Credit Commitments and the obligation of each Lender to make any Loan hereunder and of each Lender or Issuing Bank to Issue or participate in any Letter of Credit not then Issued shall immediately terminate, and/or (ii) declare the unpaid principal amount of and any and all accrued and unpaid interest on the Obligations to be, and the same shall thereupon be, immediately due and payable, without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by the Borrower.

            (b) DEPOSIT FOR LETTERS OF CREDIT. In addition, after the occurrence and during the continuance of an Event of Default, the Borrower shall, promptly upon demand by the Agent (given upon the written instructions of the Requisite Lenders or, in the absence of such instructions, in its sole discretion), deliver to the Agent, Cash Collateral in such form as requested by the Agent for deposit in the Cash Collateral Account, together with such endorsements, and execution and delivery of such documents and instruments as the Agent may request in order to perfect or protect the Agent's Lien with respect thereto, in an aggregate principal amount equal to the then outstanding Letter of Credit Obligations.

            (c) RESCISSION. If at any time after termination of the Revolving Credit Commitments and/or acceleration of the maturity of the Loans, the Borrower shall pay all arrears of interest and all payments on account of principal of the Loans and Reimbursement Obligations which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified herein) and all Events of Default and Defaults (other than nonpayment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to SECTION 13.07, then upon the written consent of the Requisite Lenders and written notice to the Borrower, the termination of the Revolving Credit Commitments and/or the acceleration and the consequences of such termination and/or acceleration may be rescinded and annulled; but such action shall not affect any subsequent Event of Default or Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders and the Issuing Banks to a decision which may be made at the election of the Requisite Lenders; they are not intended to benefit the Borrower and do not give the Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

            (d) ENFORCEMENT. The Borrower acknowledges that in the event the Borrower or any of its Subsidiaries fails to perform, observe or discharge any of its respective obligations or liabilities hereunder or under any other Loan Document, any remedy of law may prove to be inadequate relief to the Agent, the Issuing Banks and the Lenders; therefore, the Borrower agrees that the Agent, the Issuing Banks and the Lenders shall be entitled after the occurrence and during the continuance of an Event of Default to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

            11.03.  THE CASH COLLATERAL ACCOUNT; THE INVESTMENT ACCOUNT.  (a)
If requested by any Borrower and subject to the right of the Agent to withdraw funds from the Cash Collateral Account and the Investment Account as provided below, the Agent shall, so long as no Event of Default shall have occurred and be continuing, from time to time invest funds on deposit in the Cash Collateral Account and the Investment Account and accrued interest thereon, reinvest proceeds of any such investments which may mature or be sold, and invest interest or other income received from any such Investments, in each case in such Cash Equivalents as the Borrower may select and, in the case of the Investment Account, in such other investments as the Borrower selects and the Agent approves ("Approved Investments"). Such funds, interest, proceeds or income which are not so invested or reinvested in Cash Equivalents or Approved Investments shall, except as otherwise provided in this SECTION 11.03, be deposited and held by the Agent in the Cash Collateral Account or the Investment Account, as applicable. None of the Agent, any Lender or any Issuing Bank shall be liable to the Borrower for, or with respect to, any decline in value of amounts on deposit in the Cash Collateral Account or the Investment Accounts which shall have been invested pursuant to this SECTION 11.03(a) at the direction of the Borrower. Cash Equivalents and Approved Investments from time to time purchased and held pursuant to this SECTION 11.03(a) shall constitute Cash Collateral and shall, for purposes of this Agreement, be deemed to be part of the funds held in the Cash Collateral Account or the Investment Account, as applicable, in amounts equal to their respective outstanding principal amounts.

            (b) The Agent may, at any time after an Event of Default has occurred and is continuing, sell or cause to be sold any Cash Equivalents or Approved Investments being held by the Agent as Cash Collateral at any broker's board or at public or private sale, in one or more sales or lots, at such price as the Agent may deem best, without assumption of any credit risk, and the purchaser of any or all such Cash Equivalents or Approved Investments so sold shall thereafter own the same, absolutely free from any claim, encumbrance or right of any kind whatsoever. The Agent, any of the Lenders and any of the Issuing Banks may, in its own name or in the name of a designee or nominee, buy such Cash Equivalents or Approved Investments at any public sale and, if permitted by applicable law, buy such Cash Equivalents or Approved Investments at any private sale. The Agent shall apply the proceeds of any such sale, net of any expenses incurred in connection therewith, and any other funds deposited in the Cash Collateral Account or the Investment Account to the payment of the Obligations in accordance with this Agreement. The Borrower agrees that (i) any sale of Cash Equivalents or Approved Investments conducted in conformity with reasonable commercial practices of banks, commercial finance companies, insurance companies or other financial institutions disposing of property similar to such Cash Equivalents or Approved Investments shall be deemed to be commercially reasonable and (ii) any requirements of reasonable notice shall be met if such notice is received by the applicable Borrower at its notice address on the signature pages hereto at least ten (10) Business Days before the time of the sale or disposition. Any other requirement of notice, demand or advertisement for sale is waived to the extent permitted by law. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

            (c) Notwithstanding anything to the contrary contained in this Agreement, none of the Borrower or any Person or entity claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Investment Account, except, that (i) so long no Default or Event of Default has occurred and is continuing, the Borrower may direct the Agent to apply any funds held in the Investment Account to such Obligations as the Borrower may designate and (ii) upon the payment in full in cash of the Obligations and termination of the Revolving Credit Commitments, any funds remaining in any Investment Account shall be returned by the Agent to the Borrower or paid to whomever may be legally entitled thereto. None of the Borrower or any Person or entity claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Cash Collateral Account, except that upon the later to occur of (x) the expiration or termination of all of the Letters of Credit in accordance with their respective terms and (y) the payment in full in cash of the Obligations and termination of the Revolving Credit Commitments, any funds remaining in the Cash Collateral Account shall be returned by the Agent to the Borrower or paid to whomever may be legally entitled thereto.

            (d) If at any time the Agent determines that any funds held in the Cash Collateral Account or any Investment Account are subject to any interest, right, claim or Lien of any Person other than the Agent, the Borrower will, forthwith upon demand by the Agent, pay to the Agent, as additional funds to be deposited and held in the Cash Collateral Account or any Investment Account, as applicable, an amount equal to the amount of funds subject to such interest, right, claim or Lien.

            (e) The Agent shall exercise reasonable care in the custody and preservation of any funds held in the Cash Collateral Account and the Investment Accounts and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Agent accords its own like property, it being understood that the Agent shall not have any responsibility for taking any necessary steps to preserve rights against any third parties with respect to any such funds but may do so at its option. All expenses incurred in connection therewith shall be for the sole account of the Borrower and shall constitute Obligations hereunder.


                                  ARTICLE XII
                                   THE AGENT

            12.01. APPOINTMENT. (a) Each Lender and each Issuing Bank hereby designates and appoints Citicorp as the Agent hereunder, and each Lender and each Issuing Bank hereby irrevocably authorizes the Agent to execute such documents (including, without limitation, the Loan Documents to which the Agent is a party) and to take such other action on such Person's behalf under the provisions hereof and of the Loan Documents and to exercise such powers as are set forth herein or therein together with such other powers as are reasonably incidental thereto. As to any matters not expressly provided for hereby (including, without limitation, enforcement or collection of the Notes or any amount payable under any provision of ARTICLE III when due) or the other Loan Documents, the Agent shall not be required to exercise any discretion or take any action. Notwithstanding the foregoing, the Agent shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders and such instructions shall be binding upon all Lenders, Issuing Banks and Holders; PROVIDED, HOWEVER, the Agent shall not be required to take any action which
(i) the Agent reasonably believes shall expose it to personal liability unless the Agent receives an indemnification satisfactory to it from the Lenders with respect to such action or (ii) is contrary hereto, to the other Loan Documents or applicable law. The Agent agrees to act as such on the express conditions contained in this ARTICLE XII.

            (b) The provisions of this ARTICLE XII are solely for the benefit of the Agent, the Lenders and Issuing Banks, and none of the Borrower or any Subsidiary of the Borrower shall have any rights to rely on or enforce any of the provisions hereof (other than as expressly set forth in SECTIONS 12.07 and 12.09). In performing its functions and duties hereunder, the Agent shall act solely as agent of the Lenders and the Issuing Banks and does not assume and shall not be deemed to have assumed any obligation or relationship of agency, trustee or fiduciary with or for the Borrower or any Subsidiary of the Borrower. The Agent may perform any of its duties hereunder, or under the Loan Documents, by or through its agents or employees.

            12.02. NATURE OF DUTIES. The Agent shall not have any duties or responsibilities except those expressly set forth herein or in the Loan Documents. The duties of the Agent shall be mechanical and administrative in nature. The Agent shall not have by reason hereof a fiduciary relationship in respect of any

Holder. Nothing herein or in any of the Loan Documents, expressed or implied, is intended to or shall be construed to impose upon the Agent any obligations in respect hereof or any of the Loan Documents except as expressly set forth herein or therein. Each Lender and each Issuing Bank shall make its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with the making and the continuance of the Loans hereunder and with the issuance of the Letters of Credit and shall make its own appraisal of the creditworthiness of the Borrower and its Subsidiaries initially and on a continuing basis, and the Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Holder with any credit or other information with respect thereto (except for reports required to be delivered by the Agent under the terms hereof). If the Agent seeks the consent or approval of any of the Lenders to the taking or refraining from taking of any action hereunder, the Agent shall send notice thereof to each Lender. The Agent shall promptly notify each Lender at any time that the Lenders so required hereunder have instructed the Agent to act or refrain from acting pursuant hereto.

            12.03. RIGHTS, EXCULPATION, ETC. (a) LIABILITIES; RESPONSIBILITIES. None of the Agent or any Affiliate of the Agent, nor any of their respective officers, directors, employees or agents shall be liable to any Holder for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection therewith, except that no Person shall be relieved of any liability imposed by law for gross negligence or willful misconduct. The Agent shall not be liable for any apportionment or distribution of payments made by it in good faith pursuant to SECTION 3.02(b), and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Holder to whom payment was due, but not made, shall be to recover from other Holders any payment in excess of the amount to which they are determined to have been entitled. The Agent shall not be responsible to any Holder for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, legality, enforceability, collectability, or sufficiency hereof or of any of the other Loan Documents or the transactions contemplated thereby, or for the financial condition of the Borrower or any of its Subsidiaries. The Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions hereof or of any of the Loan Documents or the financial condition of the Borrower or any of its Subsidiaries, or the existence or possible existence of any Default or Event of Default.

            (b) RIGHT TO REQUEST INSTRUCTIONS. The Agent may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of any of the Loan

Documents the Agent is permitted or required to take or to grant, and the Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from those Lenders from whom the Agent is required to obtain such instructions for the pertinent matter in accordance with the Loan Documents. Without limiting the generality of the foregoing, no Holder shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting under the Loan Documents in accordance with the instructions of the Requisite Lenders or, where required by the express terms hereof, a greater proportion of the Lenders.

            12.04. RELIANCE. The Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining hereto or to any of the Loan Documents and its duties hereunder or thereunder, upon advice of legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it.

            12.05. INDEMNIFICATION. To the extent that the Agent is not reimbursed and indemnified by the Borrower, the Lenders shall reimburse and indemnify the Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Agent under the Loan Documents, in proportion to each Lender's Pro Rata Share; PROVIDED, HOWEVER, the Lenders shall have no obligation to the Agent with respect to the matters indemnified pursuant to this Section resulting from the willful misconduct or gross negligence of the Agent, as determined in a final, non-appealable judgment by a court of competent jurisdiction. The obligations of the Lenders under this
SECTION 12.05 shall survive the payment in full of the Loans, the Reimbursement Obligations and all other Obligations and the termination hereof.

            12.06.  CITICORP INDIVIDUALLY.  With respect to its Pro Rata
Shares of the Revolving Credit Commitments hereunder, if any, and the Loans made by it, if any, Citicorp shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders" or "Requisite Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include Citicorp in its individual capacity as a Lender or as one of the Requisite Lenders. Citicorp and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrower or any of its Subsidiaries as if Citicorp were not acting as Agent pursuant hereto.

            12.07.  SUCCESSOR AGENT; RESIGNATION OF AGENT.  (a)
RESIGNATION. The Agent may resign from the performance of its functions and duties hereunder at any time by giving at least thirty (30) Business Days' prior written notice to the Borrower and the Lenders. The resignation of the Agent shall take effect upon the acceptance by a successor Agent of appointment pursuant to this SECTION 12.07.

            (b) APPOINTMENT BY REQUISITE LENDERS. Upon any such notice of resignation by the Agent, the Requisite Lenders shall have the right to appoint a successor Agent selected from among the Lenders which appointment shall be subject to the prior written approval of the Borrower (which may not be unreasonably withheld, and shall not be required upon the occurrence and during the continuance of an Event of Default).

            (c) APPOINTMENT BY RETIRING AGENT. If a successor Agent shall not have been appointed within the thirty (30) Business Day period provided in PARAGRAPH (a) of this SECTION 12.07, the retiring Agent, with the consent of the Borrower (which may not be unreasonably withheld, and shall not be required upon the occurrence and during the continuance of an Event of Default), shall then appoint a successor Agent who shall serve as Agent until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above.

            (d) RIGHTS OF THE SUCCESSOR AND RETIRING AGENTS. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder thereafter to be performed. After any retiring Agent's resignation hereunder as Agent, the provisions of this ARTICLE XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent hereunder.

            12.08.  RELATIONS AMONG LENDERS.  Each Lender and each Issuing
Bank agrees that it shall not take any legal action, nor institute any actions or proceedings, against the Borrower or any other obligor hereunder or with respect to any Collateral without the prior written consent of the Requisite Lenders. Without limiting the generality of the foregoing, no Lender may accelerate or otherwise enforce its portion of the Obligations, or terminate its Revolving Credit Commitments except in accordance with SECTION 11.02(a) or a setoff permitted under SECTION 13.05.

            12.09. CONCERNING THE COLLATERAL AND THE LOAN DOCUMENTS. (a) PROTECTIVE ADVANCES. The Agent may from time to time, after the occurrence and during the continuance of an Event of Default, make such disbursements and advances pursuant to the Loan Documents which the Agent, in its sole discretion, deems necessary or desirable to preserve or protect the Collateral or any portion thereof or to enhance the likelihood or maximize the amount of repayment of the Loans and other Obligations up to an amount not in excess of the lesser of the Revolving Credit Availability at such time and $5,000,000 ("PROTECTIVE ADVANCES"). The Agent shall notify the Borrower and each Lender in writing of each such Protective Advance, which notice shall include a description of the purpose of such Protective Advance. The Borrower agrees to pay the Agent, upon demand, the principal amount of all outstanding Protective Advances, together with interest thereon at the rate from time to time applicable to the Loans from the date of such Protective Advance until the outstanding principal balance thereof is paid in full. If the Borrower fails to make payment in respect of any Protective Advance within one (1) Business Day after the date the Borrower receives written demand therefor from the Agent, the Agent shall promptly notify each Lender and each Lender agrees that it shall thereupon make available to the Agent, in Dollars in immediately available funds, the amount equal to such Lender's Pro Rata Share of such Protective Advance. If such funds are not made available to the Agent by such Lender within one (1) Business Day after the Agent's demand therefor, the Agent shall be entitled to recover any such amount from such Lender together with interest thereon at the Federal Funds Rate for each day during the period commencing on the date of such demand and ending on the date such amount is received. The failure of any Lender to make available to the Agent its Pro Rata Share of any such Protective Advance shall neither relieve any other Lender of its obligation hereunder to make available to the Agent such other Lender's Pro Rata Share of such Protective Advance on the date such payment is to be made nor increase the obligation of any other Lender to make such payment to the Agent. All outstanding principal of, and interest on, Protective Advances shall constitute Obligations secured by the Collateral until paid in full by the Borrower.

            (b) AUTHORITY. Each Lender and each Issuing Bank authorizes and directs the Agent to enter into the Loan Documents relating to the Collateral for the benefit of the Lenders and the Issuing Banks. Each Lender and each Issuing Bank agrees that any action taken by the Agent or the Requisite Lenders (or, where required by the express terms hereof, a different proportion of the Lenders) in accordance with the provisions hereof or of the other Loan Documents, and the exercise by the Agent or the Requisite Lenders (or, where so required, such different proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders and

Issuing Banks. Without limiting the generality of the foregoing, the Agent shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Lenders and the Issuing Banks with respect to all payments and collections arising in connection herewith and with the Loan Documents relating to the Collateral; (ii) execute and deliver each Loan Document relating to the Collateral and accept delivery of each such agreement delivered by the Borrower or any of its Subsidiaries; (iii) act as collateral agent for the Lenders and the Issuing Banks for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein, PROVIDED, HOWEVER, the Agent hereby appoints, authorizes and directs each Lender and each Issuing Bank to act as collateral sub-agent for the Agent, the Lenders and the Issuing Banks for purposes of the perfection of all security interests and Liens with respect to the Borrower's and its Subsidiaries' respective deposit accounts maintained with, and cash and Cash Equivalents held by, such Lender or such Issuing Bank;
(iv) manage, supervise and otherwise deal with the Collateral; (v) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and liens created or purported to be created by the Loan Documents; and (vi) except as may be otherwise specifically restricted by the terms hereof or of any other Loan Document, exercise all remedies given to the Agent, the Lenders or the Issuing Banks with respect to the Collateral under the Loan Documents relating thereto, applicable law or otherwise.

            (c) RELEASE OF COLLATERAL. (i) Each of the Agent, the Lenders and the Issuing Banks hereby directs the Agent to release any Lien held by the Agent for the benefit of the Agent, the Issuing Banks and the other Holders:

            (A) against all of the Collateral, upon final payment in full of the Obligations and termination hereof; and

            (B) against any part of the Collateral sold or disposed of by the Borrower or any of its Subsidiaries, if such sale or disposition is permitted by SECTION 9.02 (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited by such Section) or, if not pursuant to such sale or disposition, (1) against any other part of the Collateral with an Appraised Value less than or equal to $1,000,000 in the aggregate in any twelve month period, if such release is consented to by Requisite Lenders and (2) against any other part of the Collateral with an Appraised Value greater than $1,000,000, if such release is consented to by Lenders whose Pro Rata Shares, in the aggregate, are equal to 100%.

            (ii) Each of the Lenders and the Issuing Banks hereby directs the Agent to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to this SECTION 12.09(c) promptly upon the effectiveness of any such release.

            (d) CONFIRMATION BY LENDERS. Without in any manner limiting the Agent's authority to act without any specific or further authorization or consent by the Lenders (as set forth in subsection (c) above), each Lender agrees to confirm in writing, upon request by the Borrower, the authority to release Collateral conferred upon the Agent under clauses (A) and (B) of subsection (c) above. So long as no Event of Default is then continuing, upon receipt by the Agent of any such written confirmation from the Lenders of the Agent's authority to release any particular items or types of Collateral, and in any event upon any sale and transfer of Collateral which is expressly permitted pursuant to the terms of this Agreement, and upon at least five (5) Business Days' prior written request by the Borrower, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens upon such Collateral granted to the Agent for the benefit of Agent, the Lenders, the Issuing Banks and the other Holders; PROVIDED, HOWEVER, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Borrower or any of its Subsidiaries in respect of) all interests retained by the Borrower and/or any of its Subsidiaries, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

            (e) NO OBLIGATION. The Agent shall not have any obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by the Borrower or any of its Subsidiaries or is cared for, protected or insured or has been encumbered or that the Liens granted to the Agent herein or pursuant to the Loan Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent in this SECTION 12.09 or in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent's own interests in the Collateral as one of the Lenders and that the Agent shall not have any duty or liability whatsoever to any Lender.


                                 ARTICLE XIII
                                 MISCELLANEOUS

            13.01. ASSIGNMENTS. (a) ASSIGNMENTS. No assignments or participations of any Lender's rights or obligations hereunder shall be made except in accordance with this SECTION 13.01. Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations hereunder (including all of its rights and obligations with respect to the Revolving Loans and the Letters of Credit) in accordance with the provisions of this SECTION 13.01.

            (b) LIMITATIONS ON ASSIGNMENTS. Each assignment by a Lender shall be subject to the following conditions: (i) each assignment (other than to a Lender or an Affiliate of a Lender) shall be approved by the Agent and the Borrower, which approval shall not be unreasonably withheld; (ii) each such assignment shall be to an Eligible Assignee; (iii) each such assignment shall be in an amount at least equal to $7,500,000, except if the Eligible Assignee is a Lender or an Affiliate of Lender or if such assignment shall constitute all the assigning Lender's interest hereunder; (iv) any such assignment (other than any such assignment to an Affiliate of the Assigning Lender) shall consist of the simultaneous assignment of corresponding pro rata portions of the assigning Lender's Revolving Credit Commitment and Revolving Credit Loans, and (v) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance. Upon such execution, delivery, acceptance and recording in the Register, from and after the effective date specified in each Assignment and Acceptance and agreed to by the Agent, (x) the assignee thereunder shall, in addition to any rights and obligations hereunder held by it immediately prior to such effective date, if any, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and shall, to the fullest extent permitted by law, have the same rights and benefits hereunder as if it were an original Lender hereunder and (y) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations hereunder (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such assigning Lender's rights and obligations hereunder, the assigning Lender shall cease to be a party hereto).

            (c) THE REGISTER. The Agent shall maintain at its address referred to in SECTION 13.08 a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitment under each Loan of, and principal amount of the Loans under each facility owing to, each Lender from time to time and whether such Lender is an original Lender or the assignee of another Lender pursuant to an Assignment and Acceptance. The Register shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded
(i) the date and amount of each Borrowing made hereunder, (ii) the effective date and amount of each Assignment and Acceptance delivered to and accepted by it and the parties thereto, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder or under the Notes, and (iv) the amount of any sum received by the Agent from the Borrower or any Guarantor hereunder and each Lender's share thereof. The Agent shall deliver a statement of such account to the Borrower whenever an Assignment and Acceptance is accepted by it and the parties hereto; PROVIDED, HOWEVER, the Agent shall not be obligated to deliver such statement more frequently than once a month. Each such statement shall be deemed final, binding and conclusive upon the Borrower in all respects as to all matters reflected therein (absent manifest error) unless the Borrower, within thirty (30) days after the date such statement is delivered to the Borrower, delivers to the Agent written notice of any objections which the Borrower may have to any such statement. In that event, only those items expressly objected to in such notice shall be deemed to be disputed by the Borrower. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower and each of its Subsidiaries, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes hereof. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (d) FEE. Upon its receipt of an Assignment and Acceptance executed by the assigning Lender and an Eligible Assignee and a processing and recordation fee of $2,500 (payable by the assigning Lender or the assignee, as shall be agreed between them), the Agent shall, if such Assignment and Acceptance has been completed and is in compliance herewith and in substantially the form of EXHIBIT A hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower and the other Lenders.

            (e) INFORMATION REGARDING THE BORROWER. Any Lender may, in connection with any assignment or proposed assignment pursuant to this SECTION 13.01, disclose to the assignee or proposed assignee any information relating to the Borrower or its Subsidiaries furnished to such Lender by the Agent or by or on behalf of the Borrower; PROVIDED that, prior to any such disclosure, such assignee or proposed assignee shall agree (for the Borrower's benefit) to preserve in accordance with SECTION 13.20 the confidentiality of any confidential information described therein.

            (f) LENDERS' CREATION OF SECURITY INTERESTS. Notwithstanding any other provision set forth herein, any Lender may at any time create a security interest in all or any portion of its rights hereunder (including, without limitation, Obligations owing to it and Notes held by it) in favor of any Federal Reserve bank in accordance with Regulation A.

            (g) ASSIGNMENTS BY AN ISSUING BANK. If any Issuing Bank ceases to be a Lender hereunder by virtue of any assignment made pursuant to this
SECTION 13.01, then, as of the effective date of such cessation, such Issuing Bank's obligations to Issue Letters of Credit pursuant to SECTION 2.03 shall terminate and such Issuing Bank shall be an Issuing Bank hereunder only with respect to outstanding Letters of Credit Issued prior to such date.

            (h) PARTICIPATIONS. Each Lender may sell participations to one or more other financial institutions in or to all or a portion of its rights and obligations under and in respect of any and all facilities hereunder (including, without limitation, all or a portion of any or all of its Revolving Credit Commitments hereunder and the Loans owing to it and its undivided interest in the Letters of Credit); PROVIDED, HOWEVER, that (i) such Lender's obligations hereunder (including, without limitation, its Revolving Credit Commitments hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations hereunder and (iv) such participant's rights to agree or to restrict such Lender's ability to agree to the modification, waiver or release of any of the terms of the Loan Documents or to the release of any Collateral covered by the Loan Documents, to consent to any action or failure to act by any party to any of the Loan Documents or any of their respective Subsidiaries or Affiliates, or to exercise or refrain from exercising any powers or rights which any Lender may have under or in respect of the Loan Documents or any Collateral, shall be limited to the right to consent to (A) reduction of the principal of, or rate or amount of interest on the Loans(s) subject to such participation (other than by the payment or prepayment thereof), (B) postponement of any scheduled date for any payment of principal of, or interest on, the Loan(s) subject to such participation (except with respect to any modifications of the applicable provisions relating to the prepayments of Loans and other

Obligations) and (C) release of any Guarantor or all or any portion of the Collateral except as provided in SECTION 12.09(c). No holder of a participation in all or any part of the Loans shall be a "Lender" or a "Holder" for any purposes hereunder by reason of such participation; PROVIDED, HOWEVER, that each holder of a participation shall have the rights and obligations of a Lender (including any right to receive payment) under SECTIONS 3.03, 3.04, 4.01(f), 4.02(d), 4.02(f), 12.05, 13.02 and 13.05;
PROVIDED, HOWEVER, that all requests for any such payments shall be made by a participant through the Lender granting such participation. The right of each holder of a participation to receive payment under SECTIONS 3.03, 3.04, 4.01(f), 4.02(d), 4.02(f), 12.05, 13.02 and 13.05 shall be limited to the lesser of (i) the amounts actually incurred by such holder for which payment is provided under said Sections and (ii) the amounts that would have been payable under said Sections by the applicable Borrower to the Lender granting the participation in respect of the participated interest to such holder had such participation not been granted. The Lender shall promptly notify the Agent of the identity of any holder of a participation.

            (i) PAYMENT TO PARTICIPANTS. Anything herein to the contrary notwithstanding, in the case of any participation, all amounts payable by the Borrower under the Loan Documents shall be calculated and made in the manner and to the parties required hereby as if no such participation had been sold.

            13.02.  EXPENSES.

            (a) GENERALLY. The Borrower agrees upon demand to pay, or reimburse the Agent for, all of the Agent's internal and external audit, legal, appraisal, valuation, filing, document duplication and reproduction and investigation expenses and for all other out-of-pocket costs and expenses of every type and nature (including, without limitation, the reasonable fees, expenses and disbursements of the Agent's counsel, Sidley & Austin, local legal counsel, auditors, accountants, appraisers, printers, insurance and environmental advisers, and other consultants and agents incurred by the Agent in connection with (A) the Agent's audit and investigation of the Borrower and the Borrower's Subsidiaries in connection with the preparation, negotiation, and execution of the Loan Documents and the Agent's periodic audits of the Borrower or the Borrower's Subsidiaries; (B) the preparation, negotiation, execution and interpretation hereof (including, without limitation, the satisfaction or attempted satisfaction of any of the conditions set forth in ARTICLE V), the other Loan Documents and any proposal letter or commitment letter issued in connection therewith and the making of the Loans hereunder; (C) the creation, perfection or protection of the Liens under the Loan Documents (including, without limitation, any reasonable fees and expenses for local counsel in various jurisdictions); (D) the ongoing administration hereof and of the Loans, including consultation with attorneys in connection therewith and with respect to the Agent's rights and responsibilities hereunder and under the other Loan Documents; (E) the protection, collection or enforcement of any of the Obligations or the enforcement of any of the Loan Documents; (F) the commencement, defense or intervention in any court proceeding relating in any way to the Obligations, the Property, the Borrower, any of the Borrower's Subsidiaries, this Agreement or any of the other Loan Documents; (G) the response to, and preparation for, any subpoena or request for document production with which the Agent is served or deposition or other proceeding in which the Agent is called to testify, in each case, relating in any way to the Obligations, the Property, the Borrower, any of the Borrower's Subsidiaries, this Agreement or any of the other Loan Documents; and (H) any amendments, consents, waivers, assignments, restatements, or supplements to any of the Loan Documents and the preparation, negotiation, and execution of the same.

            (b) AFTER DEFAULT. The Borrower further agrees to pay or reimburse the Agent, the Issuing Banks and the Lenders upon demand for all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees, incurred by the Agent, any Issuing Bank or any Lender (i) in enforcing any Loan Document or Obligation or any security therefor or exercising or enforcing any other right or remedy available by reason of any Event of Default; (ii) in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or in any insolvency or bankruptcy proceeding; (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations, the Property, the Borrower or any of the Borrower's Subsidiaries and related to or arising out of the transactions contemplated hereby or by any of the other Loan Documents; and (iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in CLAUSES (i) through (iii) above.

            13.03.  INDEMNITY.  The Borrower further agrees to defend, protect, indemnify, and hold harmless the Agent and each and all of the Lenders and Issuing Banks and each of their respective Affiliates, and each of such Agent's, Lender's, Issuing Bank's or Affiliate's respective officers, directors, employees, attorneys and agents (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in ARTICLE V) (collectively, the "INDEMNITEES") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees in any manner relating to or arising out of or in connection with (a) the Case, this Agreement, the other Loan Documents, any of the other Transaction Documents or any act, event or transaction related or attendant thereto, whether or not such Indemnitee is a party thereto and whether or not such transactions are consummated, the making of the Loans, the issuance of and participation in Letters of Credit hereunder, the management of such Loans or Letters of Credit, the use or intended use of the proceeds of the Loans or Letters of Credit hereunder, the execution, delivery and/or performance of Currency Agreements or Interest Rate Contracts, or any of the other transactions contemplated by the Transaction Documents, or
(b) any Liabilities and Costs under Environmental, Health or Safety Requirements of Law arising from or in connection with the past, present or future operations of the Borrower, the Borrower's Subsidiaries or any of their respective predecessors in interest, or, the past, present or future environmental, health or safety condition of any respective Property of the Borrower or the Borrower's Subsidiaries, the presence of asbestos-containing materials at any respective Property of the Borrower or such Subsidiaries or the Release or threatened Release of any Contaminant into the environment (collectively, the "INDEMNIFIED MATTERS"); PROVIDED, HOWEVER, the Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Matters resulting from the willful misconduct or gross negligence of such Indemnitee, as determined in a final, non-appealable judgment by a court of competent jurisdiction. Notwithstanding anything herein to the contrary, the Borrower understands and hereby agrees that its obligation to indemnify pursuant to this SECTION 13.03 shall apply in the event of the sole, concurrent or contributory negligence of
any Indemnitee.   To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

            13.04. CHANGE IN ACCOUNTING PRINCIPLES. If any change in the accounting principles used in the preparation of the most recent financial statements referred to in SECTION 7.01 is hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and are adopted by the Borrower with the agreement of its independent certified public accountants and such change results in a change in the method of calculation of any of the covenants, standards or terms found in ARTICLE IX and ARTICLE X, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such change with the desired result that the criteria for evaluating compliance with such covenants, standards and terms by the Borrower shall be the same after such change as if such change had not been made; PROVIDED, HOWEVER, no change in GAAP that would affect the method of calculation of any of the covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in a manner satisfactory to the Requisite Lenders and the Borrower, to so reflect such change in accounting principles.

            13.05. SETOFF. In addition to any Liens granted under the Loan Documents and any rights now or hereafter granted under applicable law, upon the occurrence and during the continuance of any Event of Default, and with the prior written consent of the Requisite Lenders, each Lender, each Issuing Bank and any Affiliate of any Lender or Issuing Bank is hereby authorized by the Borrower at any time or from time to time, without notice to any Person (any such notice being hereby expressly waived) to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured (but not including trust accounts)) and any other Indebtedness at any time held or owing by such Lender, Issuing Bank or any of their Affiliates to or for the credit or the account of the Borrower against and on account of the Obligations of the Borrower to such Lender, Issuing Bank or any of their Affiliates, including, but not limited to, all Loans and Letters of Credit and all claims of any nature or description arising out of or in connection herewith, irrespective of whether or not (i) such Lender or Issuing Bank shall have made any demand hereunder or (ii) the Agent, at the request or with the consent of the Requisite Lenders, shall have declared the principal of and interest on the Loans and other amounts due hereunder to be due and payable as permitted by ARTICLE XI and even though such Obligations may be contingent or unmatured.

            13.06. RATABLE SHARING. The Lenders and the Issuing Banks agree among themselves that, except as otherwise expressly provided in any Loan Document, (i) with respect to all amounts received by them which are applicable to the payment of the Obligations (excluding (x) the fees described in SECTIONS 2.03(g), 3.03, 3.04, 4.01(f) and 4.02 and (y) and amounts so received in respect of Currency Agreements and/or Interest Rate Contracts) equitable adjustment shall be made so that, in effect, all such amounts shall be shared among them ratably in accordance with their Pro Rata Shares, whether received by voluntary payment, by the exercise of the right of setoff or banker's lien, by counterclaim or cross-action or by the enforcement of any or all of such Obligations (excluding the fees described in SECTIONS 2.03(g), 3.03, 3.04, 4.01(f) and 4.02) or the Collateral, (ii) if any of them shall by voluntary payment or by the exercise of any right of counterclaim, setoff, banker's lien or otherwise, receive payment of a proportion of the aggregate amount of such Obligations held by it which is greater than the amount which such Lender is entitled to receive hereunder, the Lender receiving such excess payment shall purchase, without recourse or warranty, an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in such Obligations owed to the others so that all such recoveries with respect to such Obligations shall be applied ratably in accordance with their Pro Rata Shares; PROVIDED, HOWEVER, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases shall be rescinded and the purchase prices paid for such participation shall be returned to such party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this SECTION 13.06 may, to the fullest extent permitted by law, exercise all its rights of payment (including, subject to SECTION 13.05, the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

            13.07. AMENDMENTS AND WAIVERS. (a) GENERAL PROVISIONS. Unless otherwise provided herein, no amendment or modification of any provision hereof shall be effective without the written agreement of the Requisite Lenders and the Borrower, and no termination or waiver of any provision hereof, or consent to any departure by the Borrower therefrom, shall be effective without the written concurrence of the Requisite Lenders, which the Requisite Lenders shall have the right to grant or withhold in their sole discretion.

            (b)  AMENDMENTS, CONSENTS AND WAIVERS BY ALL LENDERS.
Notwithstanding the foregoing, any amendment, modification, termination, waiver or consent with respect to any of the following provisions hereof shall be effective only by a written agreement, signed by the Borrower and each Lender:

            (i)  waiver of any of the conditions specified in SECTION 5.01 or
      5.02 (except with respect to a condition based upon another provision hereof, the waiver of which requires only the concurrence of the Requisite Lenders),

            (ii) increase in the amount of any of the Revolving Credit Commitments of any Lender,

            (iii) reduction of the principal of, rate or amount of interest on the Loans or Reimbursement Obligations or any fees or other amounts payable to any Lender (including, without limitation, amounts so payable pursuant to SECTION 3.01(b)),

            (iv) extension of the Revolving Credit Termination Date or postponement of any date on which any payment of principal of, or interest on, the Loans or Reimbursement Obligations or any fees or other amounts payable to any Lender would otherwise be due,

            (v) release of any Guarantor of the Obligations (except in connection with the sale of all or substantially all of the Capital Stock or Property of any Guarantor or a merger of a Guarantor into another Guarantor or into the Borrower, in each case approved by the Requisite Lenders or otherwise permitted hereunder) or all or any portion of the Collateral (except as provided in SECTION 12.09(c)),

            (vi) change in the aggregate Pro Rata Share of the Lenders which shall be required for the Lenders or any of them to take action hereunder,

            (vii) change in the definition of Requisite Lenders,

            (viii) amendment of SECTIONS 12.09(c) or 13.06 or this SECTION 13.07, or

            (ix) increase in the maximum amount of the advance rates set forth in the Borrowing Base to greater than 85% with respect to Eligible Receivables and 65% with respect to Eligible Inventory.

            The Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances. Notwithstanding anything to the contrary contained in this
SECTION 13.07, no amendment, modification, waiver or consent shall affect the rights or duties of the Agent hereunder or under the other Loan Documents, including this ARTICLE XIII, unless made in writing and signed by the Agent so affected in addition to the Lenders required above to take such action. Notwithstanding anything herein to the contrary, in the event that the Borrower shall have requested, in writing, that any Lender agree to an amendment, modification, waiver or consent with respect to any particular provision or provisions hereof, and such Lender shall have failed to state, in writing, that it either agrees or disagrees (in full or in part) with all such requests (it being understood that any such statement of agreement may be subject to satisfactory documentation and other conditions specified in such statement) within thirty (30) days of such request, then such Lender hereby irrevocably authorizes the Agent to agree or disagree, in full or in part, and in the Agent's sole discretion, to such requests on behalf of such Lender as such Lender's attorney-in-fact and to execute and deliver any writing approved by the Agent which evidences such agreement as such Lender's duly authorized agent for such purposes. Furthermore, in the event that any Lender fails to agree to any amendment, modification, waiver or consent requiring the unanimous approval of the Lenders pursuant to SECTION 13.07(b), at the joint request of the Borrower and the Agent, the Lenders who have so agreed to such amendment, modification, waiver or consent shall have the right (but not the obligation) to, or to cause an Eligible Assignee to, purchase from such Lender (at the face amount thereof) all Revolving Loans, Letter of Credit Obligations and Revolving Credit Commitments held by such Lender.

            13.08. NOTICES. (a) Unless otherwise specifically provided herein, any notice, consent or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, or sent by courier service and shall be deemed to have been given when delivered in person or by courier service, or upon receipt of a telecopy. Notices to the Agent pursuant to ARTICLES II or III shall not be effective until received by the Agent. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this SECTION 13.08) shall be as set forth below each party's name on the signature pages hereof or the signature page of any applicable Assignment and Acceptance, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties hereto.

            (b) The Borrower agrees to indemnify and hold harmless each Indemnitee from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses of any kind or nature (including, without limitation, reasonable fees and disbursements of counsel to any such Indemnitee) which may be imposed on, incurred by or asserted against any such Indemnitee in any manner relating to or arising out of any action taken or omitted by such Indemnitee in good faith in reliance on any notice or other written communication in the form of a telecopy or facsimile purporting to be from the Borrower; PROVIDED that the Borrower shall not have any obligation under this SECTION 13.08(b) to an Indemnitee with respect to any indemnified matter caused by or resulting from the gross negligence or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

            13.09. SURVIVAL OF WARRANTIES AND AGREEMENTS. All representations and warranties made herein and all obligations of the Borrower in respect of taxes, indemnification and expense reimbursement shall survive the execution and delivery hereof and of the other Loan Documents, the making and repayment of the Loans, the issuance and discharge of Letters of Credit hereunder and the termination hereof and shall not be limited in any way by the passage of time or occurrence of any event and shall expressly cover time periods when the Agent, any of the Issuing Banks or any of the Lenders may have come into possession or control of any of the Borrower's or the Borrower's Subsidiaries' Property.

            13.10. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Agent, any Lender or any Issuing Bank in the exercise of any power, right or privilege under any of the Loan Documents shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under the Loan Documents are cumulative to and not exclusive of any rights or remedies otherwise available.

            13.11. MARSHALLING; PAYMENTS SET ASIDE. None of the Agent, any Lender or any Issuing Bank shall be under any obligation to marshall any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that the Borrower makes a payment or payments to the Agent, the Lenders or the Issuing Banks or any of such Persons receives payment from the proceeds of the Collateral or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, right and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

            13.12. SEVERABILITY. In case any provision in or obligation hereunder or under the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

            13.13. HEADINGS. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof or be given any substantive effect.

           13.14.  GOVERNING LAW.  THIS AGREEMENT SHALL BE INTERPRETED, AND
THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

            13.15. LIMITATION OF LIABILITY. No claim may be made by the Borrower, any of the Borrower's Subsidiaries, any Lender, any Issuing Bank, the Agent or any other Person against the Agent, any other Issuing Bank or any other Lender or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any special, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated hereby, or any act, omission or event occurring in connection therewith; and the Borrower, each of the Borrower's Subsidiaries, each Lender, each Issuing Bank and the Agent hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

            13.16. SUCCESSORS AND ASSIGNS. This Agreement and the other Loan Documents shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of the Lenders and the Issuing Banks. The rights hereunder and the interest herein of the Borrower may not be assigned without the written consent of all Lenders. Any attempted assignment without such written consent shall be void.

            13.17.  CERTAIN CONSENTS AND WAIVERS.

            (a) PERSONAL JURISDICTION.  (i) EACH OF THE AGENT, THE LENDERS,
THE ISSUING BANKS AND THE BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT SITTING IN NEW YORK, NEW YORK, AND ANY COURT HAVING JURISDICTION OVER APPEALS OF MATTERS HEARD IN SUCH COURTS, IN ANY ACTION OR PROCEEDING ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT, WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. THE BORROWER IRREVOCABLY DESIGNATES AND APPOINTS CT CORPORATION SYSTEM AT 1633 BROADWAY, NEW YORK, NEW YORK 10019, AS ITS PROCESS AGENT (THE "PROCESS AGENT") FOR SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY

ACKNOWLEDGED TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. EACH OF THE AGENT, THE LENDERS, THE ISSUING BANKS AND THE BORROWER AGREES THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THE BORROWER WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

            (ii) THE BORROWER AGREES THAT THE AGENT SHALL HAVE THE RIGHT TO PROCEED AGAINST THE BORROWER OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE THE AGENT, THE ISSUING BANKS AND THE LENDERS TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE AGENT, ANY ISSUING BANK OR ANY LENDER. THE BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE AGENT, ANY ISSUING BANK OR ANY LENDER MAY COMMENCE A PROCEEDING DESCRIBED IN THIS SECTION.

            (b) SERVICE OF PROCESS. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PROCESS AGENT OR THE BORROWER'S NOTICE ADDRESS SPECIFIED PURSUANT TO SECTION 13.08, SUCH SERVICE TO BECOME EFFECTIVE FIVE (5) DAYS AFTER SUCH MAILING. THE BORROWER IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING
OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY JURISDICTION SET FORTH ABOVE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE AGENT TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

            (c) WAIVER OF JURY TRIAL. EACH OF THE AGENT, THE ISSUING BANKS, THE LENDERS AND THE BORROWER IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

            13.18. COUNTERPARTS; EFFECTIVENESS; INCONSISTENCIES. This Agreement and any amendments, waivers, consents, or supplements hereto may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective against the Borrower, each Lender, each Issuing Bank and the Agent on the date hereof. This Agreement and each of the other Loan Documents shall be construed to the extent reasonable to be consistent one with the other, but to the extent that the terms and conditions hereof are actually inconsistent with the terms and conditions of any other Loan Document, this Agreement shall govern.

            13.19. LIMITATION ON AGREEMENTS. All agreements between the Borrower, the Agent, each Lender and each Issuing Bank in the Loan Documents are hereby expressly limited so that in no event shall any of the Loans or other amounts payable by the Borrower under any of the Loan Documents be directly or indirectly secured (within the meaning of Regulation U) by Margin Stock.

            13.20.  CONFIDENTIALITY.  Subject to SECTION 13.01(e), the
Agent, the Lenders and the Issuing Banks shall hold all nonpublic information obtained pursuant to the requirements hereof and identified as such by the Borrower in accordance with such Person's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by a bona fide offeree or assignee (or participant) in connection with the contemplated transfer (or participation), or as required or requested by any Governmental Authority or representative thereof, or pursuant to legal process, or to its accountants, lawyers and other advisors, and shall require any such offeree or assignee (or participant) to agree (and require any of its offerees, assignees or participants to agree) to comply with this SECTION 13.20. In no event shall the Agent, any Lender or any Issuing Bank be obligated or required to return any materials furnished by the Borrower; PROVIDED, HOWEVER, each offeree shall be required to agree that if it does not become a assignee (or participant) it shall return all materials furnished to it by the Borrower in connection herewith.

            13.21. ENTIRE AGREEMENT. This Agreement, taken together with all of the other Loan Documents embodies the entire agreement and understanding among the parties hereto and supersedes the commitment letter dated January 6, 1995 from Citicorp and accepted and agreed to by the Borrower (except for provisions therein specifically referred to herein) and all prior agreements and understandings, written and oral, relating to the subject matter hereof.

            13.22. TERMINATION. This Agreement shall automatically and immediately terminate if (i) the Reorganization Effective Date has not occurred on or prior to February 28, 1995; or (ii) the Case shall have been dismissed prior to the confirmation of the Plan of Reorganization. Upon the termination in whole of the Revolving Credit Commitments pursuant to the terms of this Agreement, the Borrower shall pay to the Agent an amount equal to any and all Obligations then outstanding.

            IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.


                              HEXCEL CORPORATION



                              By: /s/ William Meehan
                                 --------------------------------
                                 Name: William Meehan
                                 Title: VP and CFO


                              NOTICE ADDRESS:

                              Hexcel Corporation
                              5794 W. Las Positas
                              Pleasanton, California  94588
                              Attention:  William P. Meehan

                              Telecopier No. (510) 734-8865
                              Confirmation No. (510) 847-9500

                              WITH A COPY TO:

                              Kronish Lieb Weiner & Hellman
                              1114 Avenue of the Americas
                              New York, New York 10036
                              Attention:  Steven K. Weinberg, Esq.
                              Telecopier No.    (212) 479-6275
                              Confirmation No. (212) 479-6000

                              CITICORP USA, INC., as Agent and Lender



                              By: /s/ Keith Karoko
                                 --------------------------------
                                 Name:
                                 Title: Attorney in Fact


                              CITIBANK, N.A., as Issuing Bank



                              By: /s/ Keith Karoko
                                 --------------------------------
                                 Name:
                                 Title: VP


REVOLVING CREDIT COMMITMENT
$18,750,000


                              NOTICE ADDRESS:

                              Citicorp USA, Inc.
                              399 Park Avenue
                              6th Floor
                              New York, New York 10043
                              Attention: Keith R. Karako
                              Telecopier No.: (212) 793-1290
                              Confirmation No.: (212) 559-3149

                              WITH A COPY TO:

                              Sidley & Austin
                              875 Third Avenue
                              New York, New York  10022
                              Attention: Daniel S. Dokos, Esq.
                              Telecopier No.: (212) 906-2021
                              Confirmation No.: (212) 906-2312

                              HELLER FINANCIAL, INC.



                              By: /s/ John Buff
                                 --------------------------------
                                 Name: John Buff
                                 Title: V.P.


REVOLVING CREDIT COMMITMENT

$18,750,000


                              NOTICE ADDRESS:

                              Heller Financial, Inc.
                              101 Park Avenue, 10th Floor
                              New York, New York  10178
                              Attention: John Buff
                              Telecopier No.: (212) 880-2060
                              Confirmation No.: (212) 880-2990

                              TRANSAMERICA BUSINESS CREDIT CORPORATION



                              By: /s/ Matthew N. McAlpine
                                 --------------------------------
                                 Name: Matthew N. McAlpine
                                 Title: Senior Account Executive



REVOLVING CREDIT COMMITMENT

$7,500,000


                              NOTICE ADDRESS:

                              TransAmerica Business Credit Corporation
                              8750 West Bryn Mawr, Suite 720
                              Chicago, Illinois  60631
                              Attention: Keith J. Mason
                              Telecopier No.: (312) 380-6169
                              Confirmation No.: (212) 380-6160

                                  EXHIBIT A
                                      TO
                               CREDIT AGREEMENT
                         DATED AS OF FEBRUARY 8, 1995

                     FORM OF ASSIGNMENT AND ACCEPTANCE


                           ASSIGNMENT AND ACCEPTANCE

      ASSIGNMENT AND ACCEPTANCE dated ____________ __, 199_, between _______________________ (the "Assignor") and __________________________ (the
"Assignee").

                            PRELIMINARY STATEMENTS

      A. Reference is made to the Credit Agreement dated as of February 8, 1995 among Hexcel Corporation (with its successors and permitted assigns, the "Borrower"), the institutions from time to time party thereto as Lenders (the "Lenders"), the institutions from time to time party thereto as Issuing Banks (the "Issuing Banks"), and Citicorp USA, Inc., in its separate capacity as agent for the Lenders and Issuing Banks (in such capacity, the "Agent")(as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings ascribed thereto in the Credit Agreement.

      B. The Assignor is a Lender under the Credit Agreement and desires to sell and assign to the Assignee, and the Assignee desires to purchase and assume from the Assignor, on the terms and conditions set forth below, a ___ percent (____%) interest in the aggregate Revolving Credit Commitments (the "Assigned Percentage") together with the Assignor's rights and obligations under the Credit Agreement with respect to the Assigned Percentage.

      NOW, THEREFORE, the Assignor and the Assignee hereby agree as follows:

      1. In consideration of the Assignee's payment to the Assignor of $_______________, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, the Assigned Percentage, together with the Assignor's rights and obligations under the Credit Agreement with respect to such Assigned Percentage, including, without limitation, the obligation to make Revolving Loans and to participate in Letters of Credit.

      2. The Assignor (i) represents and warrants that as of the date hereof its Pro Rata Share (without giving effect to assignments thereof which have not yet become effective) is ____% and that such Pro Rata Share multiplied by the aggregate Revolving Credit Commitments is equal to $_____________; (ii) represents and warrants that it has legal and beneficial title to the interests being assigned by it hereunder free and clear of any claim adverse to such title; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any of the other Loan Documents, or any other instrument or document furnished pursuant thereto or executed and delivered in connection therewith; (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of the Borrower's Subsidiaries or the performance or observance by the Borrower or any of the Borrower's Subsidiaries of any of such Persons' respective obligations under the Credit Agreement, any other Loan Document or any instrument or document furnished pursuant thereto; and (v) attaches the Revolving Loan Note delivered to it under the Credit Agreement and has requested that the Borrower exchange such Note for the following new Note(s):

      Revolving Loan                Revolving Loan
      Note Payable                  Note Amount:
      to the Order of:
      ----------------              ------------
      [Name of Assignor]            $_________

      [Name of Assignee]            $_________

      3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of such other Loan Documents, information, exhibits, reports, projections and forecasts which the Assignee has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it shall have no recourse against the Assignor with respect to any matters relating to the Credit Agreement, any other Loan Document or this Assignment and Acceptance (except with respect to the representations and warranties made by the Assignor in CLAUSES (i) and (ii) of PARAGRAPH 2 above); (iv) agrees that it will, independently and without reliance upon the Agent, any Issuing Bank, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Loan Documents; (v) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent, by the terms thereof, together with such powers as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and other Loan Documents are required to be performed by it as a Lender; (vii) confirms that it is an Eligible Assignee; and (viii) specifies as its address for notices the address set forth beneath its name on the signature page hereof, together with the name and address of its Domestic Lending Office and its Eurodollar Lending Office.

      4. The effective date for this Assignment and Acceptance shall be ___________ __, 199_ (the "Effective Date").(1) Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance by the Agent and for recording in the Register by the Agent, together with a processing and recordation fee of $2,500 to be paid to the Agent by the [Assignor][Assignee](2).

      5. As of the Effective Date, provided that the Agent accepts this Assignment and Acceptance and the Borrower accepts the Assignee pursuant to the terms of SECTION 13.01(b) of the Credit Agreement, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement with respect to the Assigned Percentage.

      6. From and after the Effective Date, provided that the Agent accepts this Assignment and Acceptance, the Agent shall make all payments under the Credit Agreement in respect of the Assigned Percentage (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

      7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.



- ------------------
(1) Such date shall be at least two (2) Business Days after the date of execution of this Assignment and Acceptance by the Assignor and Assignee.

(2)  Insert applicable selection.

            IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Assignment and Acceptance to be executed on its behalf by its officer thereunto duly authorized, as of _________ __, 199_.



                              [NAME OF ASSIGNOR]


                              By______________________________
                                Name:_________________________
                                Title:________________________

                              New Pro Rata Share  _______%

                              New Revolving
                              Credit Commitment       $_______


                              [NAME OF ASSIGNEE]

                              By______________________________
                                Name:_________________________
                                Title:________________________

                              Notice Address and
                              Domestic Lending Office:


                              Eurodollar Lending Office:


                              Pro Rata Share         _______%

                              Revolving Credit
                              Commitment              $_______

Agreed to and accepted this __
day of ___________, 199_

CITICORP USA, INC., as Agent


By____________________________
  Title:


HEXCEL CORPORATION, as Borrower


By____________________________
  Title:

                                  EXHIBIT B
                                      TO
                               CREDIT AGREEMENT
                         DATED AS OF FEBRUARY 8, 1995

                    FORM OF COLLECTION ACCOUNT AGREEMENT

To: Citicorp USA, Inc., in its capacity as agent (with its successors in such capacity, the "Agent") for the Lenders (as defined below) and the Issuing Banks (as defined below) under the Credit Agreement dated as of February 8, 1995 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among Hexcel Corporation (the "Borrower"), the financial institutions from time to time party thereto as Lenders (the "Lenders"), the financial institutions from time to time party thereto as Issuing Banks (the "Issuing Banks"), and the Agent.

RE: Collection Account[s] No[s]. _______________ maintained with ____________________________


      This will confirm that the Borrower and the undersigned collection bank (the "Bank") have agreed as follows with respect to the above-referenced deposit account (the "Account").

      1. The Borrower and the Bank acknowledge and confirm that all funds now or at any time hereafter deposited to the Account and all of the Borrower's rights regarding such Account constitute part of the collateral granted by the Borrower to the Agent to secure certain obligations of the Borrower to financial institutions for which the Agent acts as agent and that the Agent holds a security interest in such funds.

      2. A post box (the "Lock Box") has been rented in the name of the Borrower at the ____________________ Post Office and the address to be used for such box is: [Address]

      3. Checks from the Borrower's customers will be mailed to the foregoing address. The Bank's authorized representatives will have access to the Lock Box under the authority given by the Borrower to the Post Office and will make regular pick-ups from the Lock Box timed to gain the maximum benefit of early presentation and availability of funds. Checks so received will be processed and, where possible, started on their way through the regular channels for payment upon receipt by the Bank. Credit for such items will be given on the Bank's books relating to the Account. The Bank will present checks so received for payment through the customary collection procedures and subject to the terms of the Bank's by-laws covering the handling of items deposited with it. Collected funds on deposit in the Account are to be electronically transferred on the date of deposit directly to the following account (the "Concentration Account"):

                  ABA Number: 021000089
                  Citicorp USA, Inc.
                  399 Park Avenue, 10th Floor
                  New York, New York 10043
                  Account Name: CUSA - f.a.o. Hexcel Corporation
                       Concentration Account
                  Account Number: 4066-6421
                  Reference: Hexcel Corporation -- Lock Box Receipts

or to such other account as the Agent may designate in writing from time to time.

      4. The Bank may charge the amounts of deposited customer checks that are returned for any reason to the Account.

      5. All monies in the Account will become the property of the Agent upon deposit therein and the Borrower will have no interest therein or any control thereover. The Account will not be subject to any deductions, setoff, banker's liens, or any other right in favor of any person other than the Agent, except for the amount of returned checks as provided in paragraph 4 above. All charges incurred in connection with the administration of the Account will be payable by the Borrower. The Borrower and the Bank agree that neither will close the Account without giving the Agent at least 60 days' prior written notice.

      6. At the end of each month, the Bank's regular statement covering the deposits to and withdrawals from the Account is to be sent to the Borrower at 5794 West Las Positas Boulevard, Pleasanton, California, 94588, with a copy to Citicorp USA, Inc., 399 Park Avenue, 10th Floor, New York, New York 10043,
Attention:  Patricia Ellis.

      7. This letter agreement is binding upon the Bank and the Borrower and their successors and assigns and is enforceable by the Agent and its successor and assigns. This letter agreement may not be modified except upon the mutual consent of the Agent, the Bank, and the Borrower. The Bank and the Borrower waive notice of acceptance hereof by the Agent and of any action taken or omitted in reliance hereon.

      8. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED AND THE RIGHTS AND DUTIES OF THE PARTIES SHALL BE GOVERNED IN ALL RESPECTS IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

      9. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.


Dated this ___ day of ___________, 199_.


                                          HEXCEL CORPORATION


                                          By___________________________
                                            Name:______________________
                                            Title:_____________________



                                          [COLLECTION ACCOUNT BANK]


                                          By___________________________
                                            Name:______________________
                                            Title:_____________________



                                          CITICORP USA, INC., as Agent


                                          By___________________________
                                            Name:______________________
                                            Title:_____________________

                                  EXHIBIT C
                                      TO
                               CREDIT AGREEMENT
                         DATED AS OF FEBRUARY 8, 1995

                     FORM OF BORROWING BASE CERTIFICATE

                                                __________ __, 19__

To: Citicorp USA, Inc., in its capacity as agent (with its successors in such capacity, the "Agent") for the Lenders (as defined below) and the Issuing Banks (as defined below) under the Credit Agreement dated as of February 8, 1995 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among Hexcel Corporation (the "Borrower"), the financial institutions from time to time party thereto as Lenders (the "Lenders"), the financial institutions from time to time party thereto as Issuing Banks (the "Issuing Banks"), and the Agent. Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings herein.

            Pursuant to the provisions of the Credit Agreement, the undersigned officer of the Borrower hereby certifies the truth, accuracy and completeness of the information set forth on Schedule I hereto with respect to the Inventory, Receivables, Equipment and Real Property of the Borrower and the value of the Hexcel Lyon Capital Stock Valuation as of the close of business on _______________ (the "Period End Date").


Dated this ___ day of ___________, 199_.


                                          HEXCEL CORPORATION


                                          By___________________________

                                            Name:______________________

                                            Title:_____________________

                                    SCHEDULE I

                                HEXCEL CORPORATION
                          Summary of Credit Availability


                                                                 AVAILABILITY

Accounts Receivable Availability

Inventory Availability

Plant, Property, Equipment & Other
  (Maximum availability capped at $12,000,000)                    ____________


  Total Availability

Less:       Outstanding Loan Balance
            Letter of Credit                                      ____________


Net Availability                                                  ____________

ACCOUNTS RECEIVABLE AS OF ____________________

Beginning of Period                                                   $
Sales
Cash Receipts
Credits Issued
Debit memos/misc. adj.

End of Period Balance                                                 ________

Gross Trade Accounts Receivable

Less: Ineligibles

      Receivables greater than 90 days from invoice date

      Credit balances greater than 90 days from invoice date

      Cross-aging

      Receivables from foreign accounts not backed by Letters of Credit

      Receivables due from the U.S. Government

      Chargebacks

      Contras

      Intercompany Receivables

      Ineligible States - MN

      Other


            Total Ineligibles                                         _________

            Total Eligible Receivables                                _________

            Available @ 85%

INVENTORY

                              All
                              Others      Seguin      Gross       Availability

Raw Materials                 $           $           $
  Less: Reserves/
  Ineligibles
Eligible Raw Materials

Eligible @ 55%(1)
Eligible @ 65%(2)

Work-in-Process
  Less: Reserves/
  Ineligibles
Eligible Work-in-Process

Eligible @ 10%(1)
Eligible @ 30%(2)

Finished Goods
  Less: Reserves/
  Ineligibles
Eligible Finished Goods

Eligible @50%(1)
Eligible @55%(2)

Total Inventory
  Total Ineligible
Total Availability


(1)  All others

(2)  Seguin

PLANT, PROPERTY, EQUIPMENT & OTHER



                            Book                     Advance
                            Value       Eligible     Rates        Availability

Existing Machinery &        $           $
Equipment
Existing Real Estate
  Less:  Amortization
  ($250,000 per
  quarter)

Hexcel Lyon Capital
Stock(3) (Maximum
availability capped
at $3,000,000)

New Machinery &
Equipment
New Real Estate

Subtotal - Plant,
Property, Equipment &
Other



(3) Calculated as set forth in Schedule I attached hereto in accordance with the definition of "Borrowing Base" as set forth in the Credit Agreement.

                                   SCHEDULE I

The Hexcel Lyon Capital Stock Valuation shall mean up to the lesser of (a) $3,000,000 and (b) fifty percent (50%) of (I) EBITDA of Hexcel Lyon for the most recently ended four fiscal quarter period ending on the last day of the second fiscal quarter and the fourth fiscal quarter of each Fiscal Year (or such interim rolling four fiscal quarter period as the Agent may select in its sole discretion) MULTIPLIED BY two (2) MINUS (II) the average Indebtedness for borrowed money and any guarantees of Indebtedness for borrowed money outstanding of Hexcel Lyon during the four fiscal quarter period ending on such date, all as calculated by the Agent in its sole discretion based on the average exchange rates in effect during such four fiscal quarter period.

                                  EXHIBIT D
                                      TO
                               CREDIT AGREEMENT
                         DATED AS OF FEBRUARY 8, 1995



                         FORM OF NOTICE OF BORROWING


                              NOTICE OF BORROWING


To: Citicorp USA, Inc., in its capacity as agent (with its successors in such capacity, the "Agent") for the Lenders (as defined below) and the Issuing Banks (as defined below) under the Credit Agreement dated as of February 8, 1995 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among Hexcel Corporation (the "Borrower"), the financial institutions from time to time party thereto as Lenders (the "Lenders"), the financial institutions from time to time party thereto as Issuing Banks (the "Issuing Banks"), and the Agent.

      Pursuant to SECTION 2.02(b) of the Credit Agreement, this Notice of Borrowing ("Notice") represents the request of the Borrower to borrow on [the date hereof] [_______________, 199__ ](the "Funding Date")(1) from the Lenders the principal amount of $______________ in Swing Loans as Base Rate Loans or, in the event that the Agent determines in its sole discretion pursuant to SECTION 2.02(b) of the Credit Agreement that a Borrowing of Swing Loans is not possible or feasible, in Revolving Loans as [Base Rate Loans] [Eurodollar Rate Loans]. In the event that such Revolving Loans are Eurodollar Rate Loans, the Interest Period for such Eurodollar Rate Loans is requested to be a [one][three] month period. Proceeds of such Loans are to be deposited on the Funding Date into the Borrower's Disbursement Account, in immediately available funds. [The Revolving Credit Availability as of the date hereof is $_____________.]



- --------------------

(1) For Borrowings of Swing Loans after the Closing Date, a Notice of Borrowing must be given no later than 1:30 pm (New York time) on the day of the proposed Borrowing of a Swing Loan. The Funding Date must be a Business Day.

            The Borrower certifies that as of the Funding Date all of the conditions precedent contained in [SECTION 5.01 and 5.02 of the Credit Agreement](2)[SECTION 5.02 of the Credit Agreement](3) have been satisfied (or waived pursuant to SECTION 13.07 of the Credit Agreement) and that all representations and warranties of the Borrower set forth in SECTION
6.01 of the Credit Agreement are true and correct in all material respects (except for changes permitted under the Credit Agreement) on the Funding Date (other than representations and warranties which expressly speak as of a different date).

          Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings in this Notice.


Dated this ___ day of ___________, 199_.


                                          HEXCEL CORPORATION


                                          By___________________________
                                            Name:______________________
                                            Title:_____________________




- --------------------

(2) To be used for Revolving Loans to be made on the Closing Date.

(3) To be used for Revolving Loans and Swing Loans to be made after the Closing Date.

                                  EXHIBIT E
                                      TO
                               CREDIT AGREEMENT
                         DATED AS OF FEBRUARY 8, 1995

                  FORM OF NOTICE OF CONVERSION/CONTINUATION

To: Citicorp USA, Inc., in its capacity as agent (with its successors in such capacity, the "Agent") for the Lenders (as defined below) and the Issuing Banks (as defined below) under the Credit Agreement dated as of February 8, 1995 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among Hexcel Corporation (the "Borrower"), the financial institutions from time to time party thereto as Lenders (the "Lenders"), the financial institutions from time to time party thereto as Issuing Banks (the "Issuing Banks"), and the Agent.

      Pursuant to SECTION 4.01(c)(ii) of the Credit Agreement, this Notice of Conversion/Continuation ("Notice") represents the election of the Borrower to

      1. Convert $____________(1) in aggregate principal amount of Revolving Loans consisting of Base Rate Loans from Base Rate Loans to Eurodollar Rate Loans on ________________, 199_.(2) The initial Interest Period for such Eurodollar Rate Loans is requested to be a [one][three] month period.

      2. Convert $_____________ in aggregate principal amount of outstanding Eurodollar Rate Loans to Base Rate Loans on ____________, 199__.(3)

      3. Continue as Eurodollar Rate Loans $_______________(4) in aggregate principal amount of Revolving Loans consisting of Eurodollar Rate Loans with a current Interest Period ending _______________, 199_. The succeeding Interest Period for such



- --------------------

(1) Must be in a principal amount of at least $5,000,000 and in integral multiples of $1,000,000 in excess of that amount.

(2) Must be a Business Day at least three (3) Business Days following the Business Day on which the Notice of Conversion/Continuation is delivered to the Agent.

(3)  Must be the date of expiration of the relevant Eurodollar Interest Periods.

(4) Must be in a principal amount of at least $5,000,000 and in integral multiples of $1,000,000 in excess of that amount.

Eurodollar Rate Loans is requested to be a [one][three] month period.

      [The Borrower hereby certifies that (i) the proposed [continuation] [conversion] would not violate any provisions of SECTION 4.02(b) AND (e) of the Credit Agreement, (ii) no Default or Event of Default would occur or has occurred and is continuing under the Credit Agreement and (iii) all representations and warranties of the Borrower set forth in SECTION 6.01 of the Credit Agreement are and will be true and correct in all material respects (except for changes permitted under the Credit Agreement) on the date of the proposed [continuation] [conversion] (other than representations and warranties which expressly speak as of a different date).](5)

      Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings in this Notice.

Dated this ___ day of ________, 199_.


                                          HEXCEL CORPORATION


                                          By__________________________
                                            Name:_____________________
                                            Title:____________________



- --------------------

(5)  To be used for continuations of, and conversions into, Eurodollar Rate
Loans.

                                  EXHIBIT F
                                      TO
                               CREDIT AGREEMENT
                         DATED AS OF FEBRUARY 8, 1995


                                  $45,000,000

                            SECURED CREDIT FACILITY
                                      to
                              HEXCEL CORPORATION

                               February 8, 1995

                          LIST OF CLOSING DOCUMENTS(1)


      A.    LOAN DOCUMENTS

            1. CREDIT AGREEMENT, dated as of February 8, 1995 (the "Agreement") among Hexcel Corporation (the "Borrower"), the institutions from time to time party thereto as lenders (the "Lenders"), the institutions from time to time party thereto as issuing banks (the "Issuing Banks"), Citicorp USA, Inc. ("Citicorp") in its capacity as agent for the Lenders and Issuing Banks (in such capacity, the "Agent"), evidencing a secured revolving credit facility to be made available to the Borrower of up to $45,000,000, with the Exhibits and Schedules listed below attached thereto:

                                   EXHIBITS

Exhibit A  --  Form of Assignment and Acceptance
Exhibit B  --  Form of Collection Account Agreement
Exhibit C  --  Form of Borrowing Base Certificate
Exhibit D  --  Form of Notice of Borrowing
Exhibit E  --  Form of Notice of Conversion/Continuation
Exhibit F  --  List of Closing Documents
Exhibit G  --  Form of Officer's Certificate to Accompany Reports
Exhibit H  --  Form of Swing Loan Note
Exhibit I  --  Form of Revolving Loan Note
Exhibit J  --  Form of Borrower Security Agreement
Exhibit K  --  Form of Subsidiary Guaranty
Exhibit L  --  Form of Borrower Trademark Security Agreement
Exhibit M  --  Form of Borrower Patent Security Agreement
Exhibit N  --  Form of Borrower Pledge Agreement
Exhibit O  --  Form of Subsidiary Security Agreement
Exhibit P  --  Form of Hexcel Lyon Subordinated Note



- --------------------

(1) Capitalized terms used herein have the meanings ascribed to them in the Agreement.

                                   SCHEDULES

Schedule 1.01.1   --  Initial Projection
Schedule 1.01.2   --  Sources and Uses
Schedule 1.01.3   --  Permitted Existing Accommodation
                          Obligations
Schedule 1.01.4   --  Permitted Existing Indebtedness
Schedule 1.01.5   --  Permitted Existing Investments
Schedule 1.01.6   --  Permitted Existing Liens
Schedule 1.01.7   --  Existing Industrial Revenue Development
                          Bonds
Schedule 6.01-C   --  Authorized, Issued and Outstanding Capital
                          Stock; Subsidiaries
Schedule 6.01-D   --  Conflicts with Contractual Obligations and
                          Requirements of Law
Schedule 6.01-E   --  Governmental Consents
Schedule 6.01-I   --  Litigation; Adverse Effects
Schedule 6.01-K   --  Tax Payments
Schedule 6.01-O   --  Environmental Matters
Schedule 6.01-P   --  ERISA Matters
Schedule 6.01-R   --  Labor Matters
Schedule 6.01-U   --  Patent, Trademark & Permits
Schedule 6.01-V   --  Assets and Properties
Schedule 6.01-W   --  Insurance
Schedule 6.01-Y   --  Transactions with Affiliates
Schedule 6.01-Z   --  Collection Account Banks; Bank Accounts
Schedule 6.01-AA  --  Outstanding Letters of Credit
Schedule 6.01-BB  --  Government Contracts
Schedule 9.01     --  BNP Letters of Credit
Schedule 9.02     --  Properties to be Sold
Schedule 9.13     --  Management Incentive Plans
Schedule 9.16     --  Existing Industrial Revenue Bond Repayments

            2. REVOLVING LOAN NOTES made by the Borrower in favor of the Lenders in the aggregate principal amount of $45,000,000 evidencing the obligation to repay Revolving Loans.

            3. SWING LOAN NOTE made by the Borrower in favor of Citicorp, as the Swing Loan Bank, in the principal amount of $5,000,000 evidencing the obligation to repay Swing Loans.

            4. LETTERS OF CREDIT to be issued for the account of the Borrower on the Closing Date in favor of The CIT Group/Business Credit, Inc. ("CIT").

            5. SUBSIDIARY GUARANTY made by each of the Restricted Subsidiaries in favor of the Agent, the Lenders and the Issuing Banks, pursuant to which each of the Restricted Subsidiaries guaranties the obligations of the Borrower under the Credit Agreement.

      B.    SECURITY DOCUMENTS

            6. BORROWER SECURITY AGREEMENT executed by the Borrower in favor of the Agent, pursuant to which the Borrower grants to the Agent a security interest in all of the Borrower's personal Property.

            7. BORROWER PLEDGE AGREEMENT executed by the Borrower in favor of the Agent evidencing the pledge of (i) all the issued and outstanding Capital Stock of each of the Restricted Subsidiaries, together with the stock certificates and appropriate stock powers undated and endorsed in blank, and
(ii) all of the Capital Stock owned by the Borrower of each of the Existing Joint Ventures other than DIC.

            8. BELGIAN PLEDGE AGREEMENT executed by the Borrower in favor of the Agent (the "Belgian Pledge Agreement") evidencing the pledge of 65% of the issued and outstanding Capital Stock of Hexcel S.A. (Belgium), together with the stock certificates and appropriate stock powers undated and endorsed in blank and a notice of pledge.

            9. ENGLISH PLEDGE AGREEMENT executed by the Borrower in favor of the Agent (the "English Pledge Agreement") evidencing the pledge of 65% of the issued and outstanding Capital Stock of Hexcel (U.K.) Limited, together with the share certificates and appropriate share transfer forms undated and endorsed in blank and a certified copy of the Register of Members.

            10. FRENCH PLEDGE AGREEMENT executed by the Borrower in favor of the Agent (the "French Pledge Agreement") evidencing the pledge of 65% of the issued and outstanding Capital Stock of Hexcel S.A. (France), together with the stock certificates and appropriate stock powers undated and endorsed in blank.

            11. TRADEMARK SECURITY AGREEMENT executed by the Borrower in favor of the Agent pursuant to which the Borrower grants to the Agent a security interest in all of the Borrower's trademarks, trade names and goodwill.

            12. PATENT SECURITY AGREEMENT executed by the Borrower in favor of the Agent pursuant to which the Borrower grants to the Agent a security interest in all of the Borrower's patents and patent licenses.

            13. SUBSIDIARY SECURITY AGREEMENT executed by the Restricted Subsidiaries in favor of the Agent pursuant to which each of the Restricted Subsidiaries grants to the Agent a security interest in all of its personal Property.

            14. COLLECTION ACCOUNT AGREEMENT among the Borrower, the Agent and each of the following Collection Account Banks:

                  a.    Wells Fargo Bank
                  b.    Citibank Delaware

            15. UCC LIEN SEARCH REPORTS of filings against the Borrower and each Restricted Subsidiary in the offices set forth with respect to each such entity on Schedule I hereto.

            16.   TAX LIEN AND JUDGMENT SEARCH REPORTS relating to the
Borrower and each Restricted Subsidiary in the offices set forth with respect to each such entity on Schedule I hereto.

            17. UCC-1 FINANCING STATEMENTS filed against the Borrower and each Restricted Subsidiary with the offices set forth on Schedule II hereto.

            18. LOSS PAYABLE ENDORSEMENT(S) relating to insurance policies covering the Collateral (with copies of policies attached).

            19. LANDLORD WAIVERS relating to the Collateral held on the following properties:

                  a.    Casa Grande, Arizona
                  b.    Pottsville, Pennsylvania
                  c.   Cerritos, California
                  d.    Seguin, Texas
                  e.    Burlington, Washington

      C.    REAL PROPERTY SECURITY DOCUMENTS


            20. MORTGAGE, SECURITY AGREEMENT, FIXTURE FILING FINANCING STATEMENT AND ASSIGNMENT OF RENTS AND LEASES AND LEASEHOLD MORTGAGE, SECURITY AGREEMENT, FIXTURE FILING FINANCING STATEMENT AND ASSIGNMENT OF RENTS AND LEASES, executed by the Borrower in favor of the Agent in respect of the Casa Grande, Arizona property.

                  a.    Title Commitment/Policy
                  b.    Survey
                  c. UCC-1 Fixture Filings filed against the Borrower with County Clerk for Pinal County

            21. MORTGAGE, SECURITY AGREEMENT, FIXTURE FILING FINANCING STATEMENT AND ASSIGNMENT OF RENTS AND LEASES, executed by the Borrower in favor of the Agent in respect of the Livermore, California property.

                  a.    Title Commitment/Policy
                  b.    Survey
                  c. UCC-1 Fixture Filings filed against the Borrower with County Clerk for Alameda County

            22. MORTGAGE, SECURITY AGREEMENT, FIXTURE FILING FINANCING STATEMENT AND ASSIGNMENT OF RENTS AND LEASES, executed by the Borrower in favor of the Agent in respect of the Dublin, California property.

                  a.    Title Commitment/Policy
                  b.    Survey
                  c. UCC-1 Fixture Filings filed against the Borrower with County Clerk for Alameda County

            23. MORTGAGE, SECURITY AGREEMENT, FIXTURE FILING FINANCING STATEMENT AND ASSIGNMENT OF RENTS AND LEASES, executed by the Borrower in favor of the Agent in respect of the Lancaster, Ohio property.

                  a.    Title Commitment/Policy
                  b.    Survey
                  c. UCC-1 Fixture Filings filed against the Borrower with County Clerk for Fairfield County

            24. MORTGAGE, SECURITY AGREEMENT, FIXTURE FILING FINANCING STATEMENT AND ASSIGNMENT OF RENTS AND LEASES, executed by the Borrower in favor of the Agent in respect of the Pottsville, Pennsylvania property.

                  a.    Title Commitment/Policy
                  b.    Survey
                  c. UCC-1 Fixture Filings filed against the Borrower with County Clerk for Schuylkill County and the office of the Secretary of State of Pennsylvania

            25. MORTGAGE, SECURITY AGREEMENT, FIXTURE FILING FINANCING STATEMENT AND ASSIGNMENT OF RENTS AND LEASES, executed by the Borrower in favor of the Agent in respect of the Seguin, Texas property.

                  a.    Title Commitment/Policy
                  b.    Survey
                  c. UCC-1 Fixture Filings filed against the Borrower with County Clerk for Guadalupe County

            26. LEASEHOLD MORTGAGE, SECURITY AGREEMENT, FIXTURE FILING FINANCING STATEMENT AND ASSIGNMENT OF RENTS AND LEASES, executed by the Borrower in favor of the Agent in respect of the Burlington, Washington property.

                  a. UCC-1 Fixture Filings filed against the Borrower with County Clerk for Skagit County

      D.    CORPORATE DOCUMENTS

            27. CERTIFICATE OF INCORPORATION OF THE BORROWER together with all amendments thereto certified by the Secretary of State of Delaware.

            28. CERTIFICATE OF INCORPORATION OF EACH RESTRICTED SUBSIDIARY together with all amendments thereto certified by the Secretary of State of the such Restricted Subsidiary's jurisdiction or incorporation.

            29. CERTIFICATE OF INCORPORATION (OR EQUIVALENT) OF EACH UNRESTRICTED SUBSIDIARY, the stock of which is being pledged to the Agent pursuant to the Loan Documents, together with all amendments thereto certified by the appropriate Governmental Authority from the jurisdiction in which such Unrestricted Subsidiary is incorporated.

            30. GOOD STANDING CERTIFICATES FOR THE BORROWER from the appropriate offices of the states set forth on Schedule III hereto under the heading "Borrower Good Standing Certificates".

            31. GOOD STANDING CERTIFICATES FOR EACH RESTRICTED SUBSIDIARY from the appropriate offices of the states set forth on Schedule III hereto under the heading "Restricted Subsidiaries Good Standing Certificates".

            32. GOOD STANDING CERTIFICATES (OR EQUIVALENT) FOR HEXCEL (U.K) LIMITED AND HEXCEL S.A. (BELGIUM) from the office of the appropriate Governmental Authorities.

            33. CERTIFICATE OF THE SECRETARY OF THE BORROWER, certifying, among other things, (i) resolutions of the Board of Directors of the Borrower authorizing, among other things, the Agreement, the Notes and the other Loan Documents to which it is a party and the Transaction Documents to which it is a party, (ii) the names and signatures of the officers of the Borrower authorized, on behalf of the Borrower, to execute the Agreement, the Notes, the other Loan Documents and Transaction Documents to which it is a party and the other instruments and documents to be executed and delivered on behalf of the Borrower during the term of the Agreement, (iii) that the copies of the Transaction Documents to which it is party delivered to the Agent and the Lenders pursuant to the Agreement are true and correct copies of such documents and such documents have not been amended from the form of such documents delivered pursuant thereto, (iv) that attached thereto is a true and correct copy of the By-laws of the Borrower as in effect on the date of such certification and (v) that there have been no changes in the Certificate of Incorporation of the Borrower since the date of the most recent certification thereof by the Secretary of State of Delaware.

            34. CERTIFICATE OF THE SECRETARY OF EACH RESTRICTED SUBSIDIARY, certifying, among other things, (i) resolutions of the Board of Directors of such Restricted Subsidiary authorizing, among other things, the Subsidiary Guaranty and the other Loan Documents to which it is a party and the Transaction Documents to which it is a party, (ii) the names and signatures of the officers of such Restricted Subsidiary authorized, on behalf of such Restricted Subsidiary, to execute the Subsidiary Guaranty, the other Loan Documents and Transaction Documents to which it is a party and the other instruments and documents to be executed and delivered on behalf of such Restricted Subsidiary during the term of the Agreement, (iii) that the copies of the Transaction Documents to which it is party delivered to the Agent and the Lenders pursuant to the Agreement are true and correct copies of such documents and such documents have not been amended from the form of such documents delivered pursuant thereto, (iv) that attached thereto is a true and correct copy of the By-laws of such Restricted Subsidiary as in effect on the date of such certification and (v) that there have been no changes in the Certificate of Incorporation of such Restricted Subsidiary since the date of the most recent certification thereof by the Secretary of State of its incorporation.

            35. SHAREHOLDER CONSENTS OF THE SHAREHOLDERS OF EACH RESTRICTED SUBSIDIARY, consenting to the resolutions adopted by the Board of Directors of each such Restricted Subsidiary.

            36.   BY-LAWS OF EACH OF THE FOLLOWING UNRESTRICTED SUBSIDIARIES:

                  a.    Hexcel (U.K) Limited
                  b.    Hexcel S.A. (France)
                  c.    Hexcel S.A. (Belgium)


      E.    OPINIONS

            37. OPINION OF COUNSEL FOR THE BORROWER, Kronish, Lieb, Weiner & Hellman, addressed to the Lenders, the Issuing Banks and the Agent.

            38. OPINION OF CALIFORNIA COUNSEL FOR THE BORROWER, Wendel, Rosen, Black & Dean, addressed to the Lenders, the Issuing Banks and the Agent.

            39. OPINION OF INTELLECTUAL PROPERTY COUNSEL FOR THE BORROWER, Townsend and Townsend Khourie and Crew, addressed to the Lenders, the Issuing Banks and the Agent.

            40. OPINION OF LOCAL COUNSEL FOR THE BORROWER from each of the counsel of the Borrower set forth below in respect of real and personal property matters, addressed to the Lenders, the Issuing Banks and the Agent:

                  a.    Streich Lang (Arizona)
                  b.    Kaufman & Cumberland Co. L.P.A. (Ohio)
                  c.    Doepken, Keevican, Weiss & Medved (Pennsylvania)
                  d.    Vinson & Elkins L.L.P. (Texas)

            41. OPINION OF FOREIGN COUNSEL FOR THE BORROWER from each of the foreign counsel of the Borrower set forth below in respect of the pledge of foreign stock, addressed to the Lenders, the Issuing Banks and the Agent:

                  a.    Baker & McKenzie (Belgium)
                  b.    Baker & McKenzie (England)
                  c.    S.G. Archibald (France)

            42. OPINION OF FRENCH COUNSEL FOR THE AGENT, Jeantet & Associes, in respect of the pledge of the stock of Hexcel S.A. (France), addressed to the Lenders, the Issuing Banks and the Agent.

            43. OPINION OF MCFARLIN AND ANDERSON addressed to the Borrower and BNP, together with a supplemental memorandum regarding bond redemption issues.

      F.    TRANSACTION DOCUMENTS

            44.   DISCLOSURE STATEMENT dated as of November 7, 1994.

            45.   PLAN OF REORGANIZATION dated as of November 7, 1994.

            46.   CONFIRMATION ORDER dated as of January 10, 1995.

            47. SUBORDINATED DEBENTURE INDENTURE between the Borrower and The Bank of California, N.A., as Trustee.

            48. BNP LETTER OF CREDIT REIMBURSEMENT AGREEMENT evidencing the BNP Letters of Credit to be issued on the Reorganization Effective Date.

            49.   BNP LETTERS OF CREDIT issued on the Reorganization Effective
Date.

            50.   ADDITIONAL BNP LETTER OF CREDIT DOCUMENTS.

            51.   STANDBY COMMITMENT between Mutual Series and the Borrower.

            52. INTERCREDITOR AGREEMENT between Mutual Series and the Agent acknowledged by the Borrower.

      G.    MISCELLANEOUS

            53. PUBLICATION CONSENT executed by the Borrower and addressed to the Lenders and the Agent.

            54. BORROWING BASE CERTIFICATE executed by the Borrower on the Closing Date, substantially in the form of EXHIBIT C.

            55. LETTER FROM PROCESS AGENT accepting the appointment as the Borrower's agent in New York, indicating such Process Agent's fees for the longest contemplated term of the Agreement have been paid in full in advance.

            56. OFFICER'S CERTIFICATE of the Borrower setting forth the names of persons authorized to request Loans and Letters of Credit.

            57. LIEN RELEASE AND TERMINATION LETTER addressed to the Lenders and the Agent and the Borrower from CIT.

            58. LIEN RELEASES executed by CIT in connnection with the pledges by the Borrower of the stock of its foreign subsidiaries.

            59. NOTICE OF SECURITY INTEREST IN DEPOSIT ACCOUNTS addressed to Wells Fargo Bank from CIT.

            60. INDEMNITY AGREEMENT executed by the Borrower in favor of CIT.

            61. BOUNCED CHECK INDEMNITY executed by the Agent in favor of CIT.

            62. NOTICE OF SECURITY INTEREST IN DEPOSIT ACCOUNTS addressed to Wells Fargo Bank from the Agent.

            63. NOTICE OF TERMINATION OF LOCKBOX AGREEMENT addressed to Wells Fargo Bank from CIT.

            64. NOTICE OF TERMINATION OF LOCKBOX AGREEMENT addressed to The Northern Trust Company from CIT.


      H.    POSTCLOSING MATTERS

            65. POSTCLOSING LIEN SEARCH REPORTS of filings against the Borrower in the offices set forth with respect to the Borrower on Schedule II hereto.

                                  SCHEDULE I
                    (to Exhibit F to the Credit Agreement)

                              OFFICES SEARCHED
                              HEXCEL CORPORATION
                            JURISDICTIONS SEARCHED



      UCC Lien, Tax Lien and Judgment Search Reports in the following jurisdictions:

A.    Borrower

            ARIZONA
            Secretary of State
            Maricopa County
            Pinal County

            CALIFORNIA
            Secretary of State
            Alameda County
            Los Angeles County

            OHIO
            Secretary of State
            Fairfield County

            PENNSYLVANIA
            Secretary of State
            Schuylkill County

            TEXAS
            Secretary of State
            Tarrant County
            Guadalupe County
            Young County

            WASHINGTON
            Department of Licensing
            Skagit County

B.    Borrower's Restricted Subsidiaries:

HEXCEL INTERNATIONAL

            CALIFORNIA
            Secretary of State
            Alameda County

            DELAWARE
            Secretary of State

HEXCEL FAR EAST

            CALIFORNIA
            Secretary of State
            Alameda County

            DELAWARE
            Secretary of State

HEXCEL TECHNOLOGIES, INC.

            CALIFORNIA
            Secretary of State
            Alameda County

            DELAWARE
            Secretary of State


EXPLANATION:

            UCC = UCC-1s, UCC-2s and UCC-3s of Record.
            FF = Fixture Filings
            TL = State and Federal Tax Liens and Judgments
            PSJ = Pending Suits & Judgments

                                  SCHEDULE II
                    (to Exhibit F to the Credit Agreement)

FINANCING STATEMENTS FILED AGAINST THE BORROWER WITH:


            a.    ARIZONA
                  Secretary of State

            b.    CALIFORNIA
                  Secretary of State

            c.    DELAWARE
                  Secretary of State

            d.    GEORGIA
                  Gwinnett County

            e.    INDIANA
                  Lake County

            f.    OHIO
                  Secretary of State
                  Fairfield County

            g.    PENNSYLVANIA
                  Secretary of State
                  Schuylkill County
                  Chester County

            h.    TEXAS
                  Secretary of State

            i.    WASHINGTON
                  Secretary of State



Financing Statements filed against each Restricted Subsidiary with the California Secretary of State.

Financing Statements filed against Hexcel Technologies, Inc. with the Delaware Secretary of State.

                                 SCHEDULE III
                    (to Exhibit F to the Credit Agreement)


                  BORROWER GOOD STANDING CERTIFICATES

                        Arizona
                        California
                        Connecticut
                        Delaware
                        Florida
                        Georgia
                        Illinois
                        Massachusetts
                        Michigan
                        New Jersey
                        Ohio
                        Pennsylvania
                        Texas
                        Washington



                  RESTRICTED SUBSIDIARY GOOD STANDING CERTIFICATES

                  HEXCEL INTERNATIONAL

                        California

                  HEXCEL FAR EAST

                        California

                  HEXCEL TECHNOLOGIES, INC.

                        Delaware
                        California

                                  EXHIBIT G
                                     TO
                               CREDIT AGREEMENT
                         DATED AS OF FEBRUARY 8, 1995


             FORM OF OFFICER'S CERTIFICATE TO ACCOMPANY REPORTS



                            OFFICER'S CERTIFICATE

To: Citicorp USA, Inc., in its capacity as agent (with its successors in such capacity, the "Agent") for the Lenders (as defined below) and the Issuing Banks (as defined below) under the Credit Agreement dated as of February 8, 1995 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among Hexcel Corporation (the "Borrower"), the financial institutions from time to time party thereto as Lenders (the "Lenders"), the financial institutions from time to time party thereto as Issuing Banks (the "Issuing Banks"), and the Agent.

      Pursuant to SECTION 7.01(d) of the Credit Agreement, the Chief Financial Officer of the undersigned, hereby certifies that:

      1. I am the duly elected, qualified and acting [Chief Financial Officer][Treasurer][Controller] of the Borrower.

      2. Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings in this Certificate.

      3. There has been a review of the terms of the Loan Documents and a review in reasonable detail of the transactions and consolidated and consolidating financial condition of the Borrower and its Subsidiaries during the accounting period(s) covered by the financial statements identified below. Such review [has] [has not] disclosed the existence during or at the end of such accounting period, and as at the date hereof the undersigned [does] [does not] have knowledge, of any condition or event which constitutes a Default or an Event of Default. [If such condition or event exists or existed, specify (i) nature and period of such condition or event and (ii) action being taken and/or proposed to be taken with respect thereto.]

      4. The financial statements, reports and copies of certain instruments and documents attached hereto, namely,

      A.    _______________, dated _______________

      B.    _______________, dated _______________
      C.    _______________, dated _______________
      D.    _______________, dated _______________

are true, accurate and complete copies of the aforesaid instruments and documents which constitute part of the customary books and records of the Borrower.

      5. The Compliance Certificate attached as Annex I hereto demonstrates compliance by the Borrower with the provisions of the Credit Agreement referred to in SECTION 7.01(d) thereof.

Dated this ___ day of ________, 199_.


                                          HEXCEL CORPORATION


                                          By__________________________
                                            Name:_____________________
                                            Title:____________________

                                  EXHIBIT H
                                     TO
                               CREDIT AGREEMENT
                        DATED AS OF FEBRUARY __, 1995


                                SWING LOAN NOTE

                              HEXCEL CORPORATION



$ 5,000,000.00                            February 9, 1995
                                          New York, New York

      For value received, the undersigned, HEXCEL CORPORATION, a Delaware corporation (the "Borrower"), promises to pay to the order of _______________ (the "Swing Loan Bank"), in accordance with SECTION 3.01(b)(iii) of the Credit Agreement, on a daily basis, to the extent funds are on deposit in the Concentration Account (as defined in the Credit Agreement referred to below) and, if applicable, the Investment Account (as defined in the Credit Agreement referred to below), or on each settlement date and, in any event, on the Revolving Credit Termination Date (as defined in the Credit Agreement referred to below), the lesser of (i) the principal amount of FIVE MILLION DOLLARS ($5,000,000.00) or (ii) the unpaid principal amount of all amounts loaned by the Swing Loan Bank to the Borrower under this Note as Swing Loans under the Credit Agreement.

            The Borrower also promises to pay interest on the unpaid principal amount borrowed hereunder from the date advanced until paid at the rates (which shall not exceed the maximum rate permitted by applicable law) and at the times determined in accordance with the provisions of that certain Credit Agreement dated as of February 8, 1995 among the Borrower, the financial institutions from time to time a party thereto as Lenders (the "Lenders"), the financial institutions from time to time party thereto as Issuing Banks (the "Issuing Banks"), and Citicorp USA, Inc., in its capacity as agent for the Lenders and the Issuing Banks (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement").

            This Note is issued pursuant to, and is entitled to the benefits of, the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Swing Loans evidenced hereby are made and are to be repaid. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

            All payments of principal and interest in respect of this Note shall be made to the Agent not later than 1:00 p.m. (New York time) on the date and at the place due, to the Agent's

Account in lawful money of the United States of America in same day funds.

            This Note may be prepaid at any time at the option of the Borrower without premium or penalty, and must be prepaid as provided in SECTIONS 2.02(d) and 3.01(b) of the Credit Agreement.

            The Credit Agreement and this Note shall be governed by, and shall be construed and enforced in accordance with, the law of the State of New York.

            The Swing Loan Bank shall record in accordance with its usual practice the date and amount of each Swing Loan made hereunder and the date and amount of each payment of principal; PROVIDED, HOWEVER, that the failure to record any such amount shall not limit or otherwise affect the obligation of the Borrower to repay the Swing Loan Bank the outstanding principal amount evidenced by this Note together with accrued interest thereon in accordance with the terms of the Credit Agreement.

            Upon the occurrence of any one or more of certain Events of Default, the unpaid balance of the principal amount of this Note may become, and upon the occurrence and continuation of any one or more of certain other Events of Default, such unpaid balance may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

            No reference herein to the Credit Agreement and no provisions of this Note, the Credit Agreement or the other Loan Documents shall alter or impair the obligation of the Borrower, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

            The Borrower promises to pay all costs and expenses, including reasonable attorneys' fees and disbursements incurred in the collection and enforcement of this Note or any appeal of a judgment rendered thereon all in accordance with the provisions of the Credit Agreement. The Borrower hereby waives diligence, presentment, protest, demand and notice of every kind except as required pursuant to the Credit Agreement and to the full extent permitted by law the right to plead any statute of limitations as a defense to any demands hereunder.

            This Note is secured by certain of the Loan Documents, and reference is made to such Loan Documents for the terms and conditions governing the collateral security for the Obligations of the Borrower hereunder.

            IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year and at the place first above written.

                                          HEXCEL CORPORATION



                                          By_________________________
                                            Name:
                                            Title:

                                  EXHIBIT I
                                      TO
                               CREDIT AGREEMENT
                         DATED AS OF FEBRUARY 8, 1995


                              REVOLVING LOAN NOTE

                              HEXCEL CORPORATION


$_________________                                    February 9, 1995
                                                      New York, New York

            For value received, the undersigned, HEXCEL CORPORATION, a Delaware corporation (the "Borrower"), promises to pay to the order of ____________________ (the "Lender"), on the Revolving Credit Termination Date (as defined in the Credit Agreement referred to below), the lesser of (i) the principal amount of ______________________________ DOLLARS ($_____________) or
(ii) the unpaid principal amount of all amounts loaned by the Lender to the Borrower under this Note as Revolving Loans under the Credit Agreement.

            The Borrower also promises to pay interest on the unpaid principal amount borrowed hereunder from the date advanced until paid at the rates (which shall not exceed the maximum rate permitted by applicable law) and at the times determined in accordance with the provisions of that certain Credit Agreement dated as of February 8, 1995 among the Borrower, the financial institutions from time to time a party thereto as Lenders (the "Lenders"), the financial institutions from time to time party thereto as Issuing Banks (the "Issuing Banks"), and Citicorp USA, Inc., in its capacity as agent for the Lenders and the Issuing Banks (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement").

            This Note is issued pursuant to, and is entitled to the benefits of, the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Revolving Loans evidenced hereby are made and are to be repaid. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

            All payments of principal and interest in respect of this Note shall be made to the Agent not later than 1:00 p.m. (New York time) on the date and at the place due, to the Agent's Account in lawful money of the United States of America in same day funds.

            Subject to the terms and conditions of the Credit Agreement (including, without limitation, SECTION 2.01 thereof), the Borrower may from time to time borrow, repay (without premium or penalty except as provided in SECTION 4.02(f) of the Credit Agreement), and reborrow the Revolving Loans under this Note. This Note must be prepaid as provided in
SECTION 3.01(b) of the Credit Agreement.

            The Credit Agreement and this Note shall be governed by, and shall be construed and enforced in accordance with, the law of the State of New York.

            The Lender shall record in accordance with its usual practice the date and amount of each Revolving Loan made hereunder and the date and amount of each payment of principal; PROVIDED, HOWEVER, that the failure to record any such amount shall not limit or otherwise affect the obligation of the Borrower to repay the Lender the outstanding principal amount evidenced by this Note together with accrued interest thereon in accordance with the terms of the Credit Agreement.

            Upon the occurrence of any one or more of certain Events of Default, the unpaid balance of the principal amount of this Note may become, and upon the occurrence and continuation of any one or more of certain other Events of Default, such unpaid balance may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

            No reference herein to the Credit Agreement and no provisions of this Note, the Credit Agreement or the other Loan Documents shall alter or impair the obligation of the Borrower, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

            The Borrower promises to pay all costs and expenses, including reasonable attorneys' fees and disbursements incurred in the collection and enforcement of this Note or any appeal of a judgment rendered thereon all in accordance with the provisions of the Credit Agreement. The Borrower hereby waives diligence, presentment, protest, demand and notice of every kind except as required pursuant to the Credit Agreement and to the full extent permitted by law the right to plead any statute of limitations as a defense to any demands hereunder.

            This Note is secured by certain of the Loan Documents, and reference is made to such Loan Documents for the terms and conditions governing the collateral security for the Obligations of the Borrower hereunder.

            IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year and at the place first above written.

                                    HEXCEL CORPORATION



                                    By_____________________________
                                      Name:
                                      Title:

                                 EXHIBIT J
                              TO CREDIT AGREEMENT
                         DATED AS OF FEBRUARY 8, 1995

                     FORM OF BORROWER SECURITY AGREEMENT


            THIS SECURITY AGREEMENT (as amended, supplemented or otherwise modified from time to time, this "Security Agreement"), dated as of February 8, 1995, by and among Hexcel Corporation, a Delaware corporation (with its successors and permitted assigns, the "Borrower"), and Citicorp USA, Inc., in its capacity as agent (with its successors in such capacity, the "Agent") for the Lenders (as defined below) and the Issuing Banks (as defined below) under that certain Credit Agreement dated as of February 8, 1995 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among the Borrower, the Agent, the lenders from time to time a party thereto (the "Lenders"), and the issuing banks from time to time a party thereto (the "Issuing Banks"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

                                 WITNESSETH:

            WHEREAS, the Borrower is a party to the Credit Agreement, pursuant to which the Lenders and the Issuing Banks have agreed, subject to certain conditions precedent, to make loans and other financial accommodations to the Borrower from time to time;

            WHEREAS, in order to secure the prompt and complete payment, observance and performance of (i) all of the Obligations and (ii) all of the Borrower's obligations and liabilities hereunder and in connection herewith (all the Obligations and such obligations and liabilities hereunder being hereinafter referred to collectively as the "Liabilities"), the Agent, the Lenders and the Issuing Banks have required as a condition, among others, to entering into the Credit Agreement that the Borrower execute and deliver this Security Agreement;

            NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

            1.    DEFINED TERMS.

            (a) Unless otherwise defined herein, each capitalized term used herein that is defined in the Credit Agreement shall have the meaning specified for such term in the Credit Agreement. Unless otherwise defined herein or in the Credit Agreement, all terms defined in Article 8 and Article 9 of the Uniform

Commercial Code in effect as of the date hereof in the State of New York are used herein as defined therein as of the date hereof.

            (b) The words "hereby," "hereof," "herein" and "hereunder" and words of like import when used in this Security Agreement shall refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement, and section references are to this Security Agreement unless otherwise specified.

            (c) All terms defined in this Security Agreement in the singular shall have comparable meanings when used in the plural, and VICE VERSA, unless otherwise specified.

            2. GRANT OF SECURITY INTEREST. To secure the prompt and complete payment, observance and performance of all the Liabilities, the Borrower hereby grants to the Agent for the benefit of the Agent, the Lenders, the Issuing Banks and the other Holders a security interest in all of the Borrower's rights, title and interests in and to the following property, whether now owned or existing or hereafter arising or acquired and wheresoever located (the "Collateral"):

            (a) ACCOUNTS: All present and future accounts, accounts receivable and other rights of the Borrower to payment for the sale or lease of goods or the rendition of services (except those evidenced by instruments or chattel paper), whether now existing or hereafter arising and wherever arising, and whether or not they have been earned by performance (collectively, "Accounts");

            (b) EQUIPMENT: All of the Borrower's present and future (i) equipment and fixtures, including, without limitation, wherever located, printing presses and other machinery, manufacturing, distribution, selling, data processing and office equipment, furniture, furnishings, assembly systems, tools, tooling, molds, dies, appliances and vehicles, vessels and aircraft, (ii) other tangible personal property (other than the Borrower's Inventory) and (iii) any and all accessions, parts and appurtenances attached to any of the foregoing or used in connection therewith, and any substitutions therefor and replacements, products and proceeds thereof (collectively, "Equipment");

            (c) GENERAL INTANGIBLES: All of the Borrower's present and future general intangibles, choses in action, causes of action, and all other intangible personal property of every kind and nature including, without limitation, corporate, partnership and other business books and records, inventions, designs, patents, patent applications, trademarks, service marks, trademark applications, service mark applications, trade names, trade secrets, goodwill, registrations, copyrights, licenses, franchises, customer lists, computer programs, software and other computer materials, tax refunds, tax refund claims, rights and claims against charters, carriers, shippers, franchisees, lessors, and lessees, and rights to indemnification, intercompany receivables, and any security documents executed in connection therewith, deposit accounts, proceeds of any letters of credit, indemnity, warranty or guaranty payable to the Borrower from time to time with respect to the foregoing or proceeds of any insurance policies on which the Borrower is named as beneficiary, claims against third parties for advances and other financial accommodations and any other obligations whatsoever owing to the Borrower, contract rights, customer and supplier contracts, rights in and to all security agreements, security interests or other security held by the Borrower to secure payment of the Borrower's accounts, all right, title and interest under leases, subleases, and concessions and other agreements relating to real or personal property (including, without limitation, all rents, issues and profits related thereto), rights in and under guarantees, instruments, securities, documents of title and other contracts securing, evidencing, supporting or otherwise relating to any of the foregoing, together with all rights in any goods, merchandise or Inventory (as defined below) which any of the foregoing may represent (collectively, "General Intangibles");

            (d) INVENTORY: All of the Borrower's present and future (i) inventory, (ii) goods, merchandise and other personal property furnished or to be furnished under any contract of service or intended for sale or lease, and all goods consigned by the Borrower and all other items which have previously constituted Equipment but are then currently being held for sale or lease in the ordinary course of the Borrower's business, (iii) raw materials, work-in-process and finished goods, (iv) materials, components and supplies of any kind, nature or description used or consumed in the Borrower's business or in connection with the manufacture, production, packing, shipping, advertising, finishing or sale of any of the Property described in CLAUSES (i) through (iii) above, (v) goods in which the Borrower has a joint or other interest to the extent of the Borrower's interest therein or right of any kind (including, without limitation, goods in which the Borrower has an interest or right as consignee), and (vi) goods which are returned to or repossessed by the Borrower; in each case whether in the possession of the Borrower, a bailee, a consignee, or any other Person for sale, storage, transit, processing, use or otherwise, and any and all documents for or relating to any of the foregoing (collectively, "Inventory");

            (e) CHATTEL PAPER, INSTRUMENTS AND DOCUMENTS: All chattel paper, all instruments (as defined in Article 9 of the Uniform Commercial Code) and securities (as defined in Article 8 of the Uniform Commercial Code), all bills of lading, warehouse receipts and other documents of title and documents, in each instance whether now owned or hereafter acquired by the Borrower (collectively, "Chattel Paper, Instruments and Documents");

            (f) OTHER PROPERTY: All property or interests in property now owned or hereafter acquired by the Borrower whether in the possession, custody or control of the Agent, any Lender, any Issuing Bank or any other Holder, or any agent or affiliate of any of them in any way or for any purpose (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise), including, without limitation, (i) each Lockbox, and all funds, drafts, checks and other items deposited therein from time to time, (ii) each Collection Account, and all funds, drafts, checks and other items deposited therein from time to time, (iii) the Concentration Account, and all funds, drafts, checks and other items deposited therein from time to time, and (iv) the Investment Account, all funds, drafts, checks and other items deposited therein from time to time, all Investments made from time to time in or through the Investment Account, and all certificates and instruments, if any, from time to time representing such Investments; and all rights and interests of the Borrower, now existing or hereafter arising and however and wherever arising, in respect of any and all (w) notes, drafts, letters of credit, stocks, bonds, and debt and equity securities, whether or not certificated, and warrants, options, puts and calls and other rights to acquire or otherwise relating to the same; (x) money;
(y) proceeds of loans, including, without limitation, all the Loans made to the Borrower under the Credit Agreement; and (z) insurance proceeds and books and records relating to any of the property covered by this Security Agreement (collectively, "Other Property");

together with respect to each of the items set forth in paragraphs (a) through
(f) above with all accessions and additions thereto, substitutions therefor, and replacements, proceeds and products thereof; PROVIDED, HOWEVER, that the foregoing grant of a security interest shall not include a security interest in any contract right, license, agreement, any lease pertaining to real or personal property or any other document, instrument or agreement of the Borrower (each such contract right, license agreement, lease pertaining to real or personal property and other document, instrument or agreement of the Borrower being hereinafter referred to as "Excluded Property"), IF the granting of a security interest therein by the Borrower to the Agent is expressly prohibited by the terms and provisions of the written agreement, document or instrument creating or evidencing such Excluded Property or rights related thereto or by applicable law (it being understood and agreed that promptly following a request by the Agent, the Borrower shall use its best efforts to obtain from the Person in whose favor the prohibition has been granted any necessary waiver or consent in order to remove or terminate such prohibition or permit the Agent to have a security interest in the Borrower's rights to any such Excluded Property subject to such a prohibition and referred to in such request, and that any such Excluded Property so referred to shall constitute part of the Collateral automatically upon the execution and delivery of the applicable waiver or consent). Notwithstanding anything set forth herein to the contrary, the Agent will be deemed to have, and at all times from and after the date hereof to have had, a security interest in the proceeds of such Excluded Property to the extent that proceeds of such Excluded Property have come into the possession of the Agent, have been deposited into any Collection Account or the Concentration Account or otherwise constitute Collateral hereunder.

            3. CONTINUING LIABILITY. The Borrower hereby expressly agrees that, notwithstanding anything set forth herein to the contrary, the Borrower shall remain solely responsible under each contract, agreement, interest or obligation as to which a Lien has been granted to the Agent hereunder for the observance and performance of all of the conditions and obligations to be observed and performed by the Borrower thereunder, all in accordance with and pursuant to the terms and provisions thereof, and the exercise by the Agent, any Lender or any Issuing Bank of any rights under this Security Agreement, the Credit Agreement or any other Loan Document shall not release the Borrower from any of the Borrower's duties or obligations hereunder and under each such contract, agreement, interest or obligation. Neither the Agent nor any Lender or Issuing Bank shall have any duty, responsibility, obligation or liability under any such contract, agreement, interest or obligation by reason of or arising out of this Security Agreement or the assignment thereof by the Borrower to the Agent or the granting by the Borrower to the Agent of a Lien thereon or the receipt by the Agent, any Lender or any Issuing Bank of any payment relating to any such contract, agreement, interest or obligation pursuant hereto, nor shall the Agent, any Lender or any Issuing Bank be required or obligated (nor to the extent prohibited by the terms of such contract, agreement, interest or obligation or applicable law, rule or regulation, shall the Agent, Lender or Issuer be permitted), in any manner, to (a) perform or fulfill any of the obligations of the Borrower thereunder or pursuant thereto, (b) make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by the Borrower or the sufficiency of any performance by any party under any such contract, agreement, interest or obligation, or (c) present or file any claim, or take any action to collect or enforce any performance or payment of any amounts which may have been assigned to the Borrower, on which the Borrower has been granted a Lien to which the Borrower may be entitled at any time or times.

            4. REPRESENTATIONS, WARRANTIES AND COVENANTS. The Borrower hereby represents, warrants and covenants that as of the date of the execution of this Security Agreement, and until the termination of this Security Agreement pursuant to SECTION 14 below:

            (a) All of the Equipment and Inventory (other than Inventory and Equipment sold in accordance with the terms of the Credit Agreement, Equipment being repaired or serviced, Inventory in transit or in the possession and control of subcontractors of the Borrower and vehicles) are located at the places specified in SCHEDULE 1 attached hereto and such location is an owned, leased or bailment location as specified in
      SCHEDULE 1 attached hereto. As of the date hereof, the correct corporate name, the principal place of business, the chief executive office, and the federal tax identification number of the Borrower and the places where the Borrower's books and records concerning the Collateral are currently kept are set forth in SCHEDULE 2 attached hereto and made a part hereof, and the Borrower will not change such principal place of business or chief executive office or remove such records without (i) providing the Agent with at least thirty (30) days' prior written notice of such change, and (ii) making all filings under the Uniform Commercial Code necessary or appropriate to preserve the perfection of the security interests described herein to the extent such security interest may be perfected by such filings. The Borrower will not change its name, identity or corporate structure in any manner which might make any financing statement filed hereunder misleading, UNLESS the Borrower shall have (A) given the Agent at least thirty (30) days' prior written notice thereof (and received any consent that may be required under the terms of the Credit Agreement), and (B) certified to the Agent that all filings reflecting such new name, identity or structure have been made which are necessary or appropriate to preserve the perfection of the security interests described herein. The Borrower will hold and preserve such records and chattel paper and will permit representatives of the Agent at any time during normal business hours to inspect and make abstracts from such records and chattel paper.

            (b) The Borrower has exclusive possession and control of the Equipment and Inventory, except for (i) Inventory in the possession and control of a bailee or warehouseman of the Borrower as specified in
      SCHEDULE 1 attached hereto; (ii) Inventory in the possession and control of subcontractors of the Borrower; (iii) Equipment being repaired or serviced; and (iv) Equipment and Inventory in transit with common or other carriers.

            (c) The Borrower is the legal and beneficial owner of the Collateral free and clear of all Liens except as permitted under SECTION
      9.03 of the Credit Agreement. The Borrower has not, during the five (5) years preceding the date hereof, been known as or used any other corporate or fictitious name, except as disclosed on SCHEDULE 3 hereto, nor acquired all or substantially all the assets, capital stock or operating unit of any Person, except as disclosed on SCHEDULE 3 hereto and each predecessor in interest of the Borrower during the five (5) years preceding the Closing Date is disclosed on SCHEDULE 3 hereto.

            (d) This Security Agreement creates in favor of the Agent a legal, valid and enforceable security interest in the Collateral, securing the payment of the Liabilities. When financing statements have been filed in the appropriate offices in the locations listed on SCHEDULES 1 AND 2 hereto, the Agent will have a fully perfected first priority Lien on the Collateral to the extent such Lien may be perfected by Uniform Commercial Code filings, except, in the case of priority, for Liens permitted by
      SECTION 9.03 of the Credit Agreement.

            5. COVENANTS. The Borrower covenants and agrees with the Agent that from and after the date of this Security Agreement and until the termination of this Security Agreement pursuant to SECTION 14 below:

            (a) At any time and from time to time, upon the Agent's written request and at the expense of the Borrower, the Borrower will promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Agent reasonably may deem desirable in order to perfect and protect any Lien granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to the Collateral. Without limiting the generality of the foregoing, the Borrower will: (i) upon the occurrence and during the continuance of an Event of Default, at the request of the Agent, mark conspicuously each item of chattel paper included in the Collateral and each related contract and, each of its records pertaining to the Collateral, with a legend, in form and substance satisfactory to the Agent, indicating that such document, chattel paper, related contract or Collateral is subject to the security interest granted hereby; (ii) if any Collateral shall be evidenced by a promissory note or other instrument (other than checks or drafts received in the ordinary course of the Borrower's business), deliver and pledge to the Agent hereunder such note or instrument duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Agent; and (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices as the Agent may request, as may be necessary or desirable, in order to perfect and preserve the security interest granted or purported to be granted hereby. The Borrower hereby authorizes the Agent to file any such financing or continuation statements without the signature of the Borrower to the extent permitted by applicable law. The Borrower hereby agrees that a carbon, photographic, photostatic or other reproduction of this Security Agreement or of a financing statement is sufficient as a financing statement to the extent permitted by applicable law.

            (b) The Borrower shall keep the Equipment and Inventory (other than Inventory and Equipment sold in accordance with the terms of the Credit Agreement, Equipment being repaired or serviced, Inventory in transit or in the possession and control of subcontractors of the Borrower and vehicles) at the places specified in SCHEDULE 1 hereto and deliver written notice to the Agent at least 30 days prior to establishing any other location at which it reasonably expects to maintain Inventory and/or Equipment in any jurisdiction in which all action required by SECTION 5 hereof has not been taken with respect to all such Equipment and/or Inventory. Upon the establishment of any such location, and after notice thereof to the Agent as required in the preceding sentence, SCHEDULE 1 hereto shall be deemed amended to add such location thereto without further action by the Agent or the Borrower and the Borrower hereby authorizes the Agent to substitute a new SCHEDULE 1 hereto to reflect such additional location(s).

            (c) The Borrower will keep and maintain at the Borrower's own cost and expense satisfactory and complete records of the Collateral in a manner reasonably acceptable to the Agent, including, without limitation, a record of all payments received and all credits granted with respect to such Collateral and a record of the Agent's security interest in the Collateral. Upon the occurrence and during the continuance of an Event of Default, the Borrower shall, for the Agent's further security, deliver and turn over to the Agent or the Agent's designated representatives at any time upon three (3) days' notice from the Agent or the Agent's designated representative, any such books and records (including, without limitation, any and all computer tapes, programs and source codes relating to the Collateral or any part or parts thereof).

            (d) In any suit, proceeding or action brought by the Agent under any account comprising part of the Collateral, the Borrower will save, indemnify and keep the Agent, each Lender and each Issuing Bank harmless from and against all expense, loss or damages suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by the Borrower of any obligation or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligor or its successors from the Borrower, and all such obligations of the Borrower shall be and shall remain enforceable against and only against the Borrower and shall not be enforceable against the Agent, any Lender or any Issuing Bank; PROVIDED, HOWEVER, the Borrower shall have no obligation to the Agent with respect to the matters indemnified pursuant to this subsection (d) resulting from the willful misconduct or gross negligence of the Agent, as determined in a final non-appealable judgment by a court of competent jurisdiction.

            (e) The Borrower will not create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove, any Lien on such Collateral, other than Liens permitted under SECTION 9.03 of the Credit Agreement, and will defend the right, title and interest of the Agent in and to the Borrower's rights to such Collateral, including, without limitation, the proceeds and products thereof, against the claims and demands of all Persons whatsoever other than claims secured by liens permitted under SECTION 9.03 of the Credit Agreement.

            (f) The Borrower will not, without the Agent's prior written consent, except in the ordinary course of business and for amounts which are not material to the Borrower in the aggregate, (i) grant any extension of the time of payment of any of the Collateral or compromise, compound or settle the same for less than the full amount thereof;
      (ii) release, wholly or partly, any Person liable for the payment thereof; or (iii) allow any credit or discount whatsoever thereon other than trade discounts granted in the ordinary course of business.

            6.    COLLECTIONS.  Except as otherwise provided in this SECTION
6, the Borrower shall continue to collect, at its own expense, all amounts due or to become due to the Borrower under the Accounts. In connection with such collections, the Borrower may take (and, after the occurrence of an Event of Default, at the Agent's direction, must take) such action as the Borrower or, after the occurrence and during the continuation an Event of Default, the Agent may deem necessary or advisable to enforce collection of the Accounts;
PROVIDED, HOWEVER, that the Agent shall have the right at any time, upon the occurrence and during the continuance of an Event of Default, to the extent permitted by contract, agreement, interest or right giving rise to or relating to such Account and under applicable law, rule and regulation, to require the Borrower to prepare notices of assignment for each Government Contract and to file such notices of assignment with the appropriate contracting officer of the United States Government and to otherwise notify the account debtors or obligors under any Accounts of the assignment of such Accounts to the Agent and to direct such account debtors or obligors to make payment of all amounts due or to become due to the Borrower thereunder directly to the Agent and, upon such notification and at the expense of the Borrower, to enforce collection of any such Accounts, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Borrower might have done. After receipt by the Borrower of the notice from the Agent referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including instruments) received by the Borrower in respect of the Accounts shall be received in trust for the benefit of the Agent, the Lenders, the Issuing Banks and the other Holders hereunder, shall be segregated from other funds of the Borrower and shall be forthwith paid over to the Agent in the same form as so received (with any necessary endorsement) to be applied to the Obligations in accordance with the Credit Agreement (including, without limitation, SECTION 3.02(b)(ii) thereof) and (ii) the Borrower shall not adjust, settle or compromise the amount or payment of any Account, release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

            7.    REMEDIES, APPLICATION OF PROCEEDS, RIGHTS UPON EVENT OF
DEFAULT.

            (a) Upon the occurrence and during the continuance of an Event of Default, the Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies provided for in the Credit Agreement and all the rights and remedies of a secured party under the Uniform Commercial Code, and all other applicable law as in effect in any relevant jurisdiction; PROVIDED, HOWEVER, that notwithstanding anything set forth herein to the contrary, in exercising any rights provided in this Security Agreement or any of the other Loan Documents the Agent shall not cause any of the Borrower's trademarks to be abandoned by any assignment or conveyance of any such trademark separate from the goodwill symbolized by such mark. In addition, the Agent may also:

            (i) require the Borrower to, and the Borrower hereby agrees that it will at its expense and upon request of the Agent, promptly assemble all, or such part, of the Collateral as directed by the Agent and make such Collateral available to the Agent at a place designated by the Agent, which place shall be reasonably convenient to the Agent, whether at the premises of the Borrower or otherwise;

          (ii) enter, with or without process of law and without breach of the peace, any premises where any of the Collateral or the books and records of the Borrower related thereto are or may be located and, without charge or liability to the Agent, seize and remove such Collateral and such books and records from such premises, or remain upon such premises and use the same for the purpose of enforcing any and all rights and remedies of the Agent under this

      Security Agreement, the Credit Agreement or any of the other Loan Documents; and

         (iii) without notice, except as specified below, sell, lease, assign, grant an option or options to purchase or otherwise dispose of all or any part of the Collateral in one or more parcels, at public or private sale or sales, at any exchange, broker's board or at any of the Agent's offices or elsewhere, at such prices as the Agent may deem best, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable; PROVIDED, HOWEVER, that the Borrower shall not be credited with the net proceeds of any such credit sale, future delivery or lease of the Collateral until the cash proceeds thereof are actually received by the Agent and PROVIDED, FURTHER that any such sale, lease assignment, option to purchase or other disposition (each a "disposition") shall be subject to any prohibition or restriction thereon contained in any agreement, contract, interest or right comprising a part of the Collateral subject to such disposition and any applicable law, rule or regulation. The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten (10) Business Days' notice, or such longer period as may be required by law, to the Borrower of the time and place of any public sale, or the time after which any private sale is to be made, shall constitute reasonable notification. No notification required by law need be given to the Borrower if the Borrower has signed, after the occurrence of an Event of Default, a statement renouncing any right to notification of sale or other intended disposition. The Agent shall not be obligated to make any sale of any of the Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Agent, any Lender and any of the Issuing Banks shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Borrower, which right or equity is hereby expressly waived and released. In the event of a sale of any Collateral, or any part thereof, to a Lender, an Issuing Bank, or the Agent upon the occurrence and during the continuance of an Event of Default, such Lender, Issuing Bank, or the Agent shall not deduct or offset from any part of the purchase price to be paid therefor any indebtedness owing to it by the Borrower. Any and all proceeds received by the Agent with respect to any sale of, collection from or other realization upon all or any part of the Collateral, whether consisting of monies, checks, notes, drafts, bills of exchange, money orders or commercial paper of any kind whatsoever, shall be held by the Agent and distributed by the Agent in accordance with the Credit Agreement (including, without limitation, SECTION 3.02(b)(ii) thereof) and the Borrower shall remain liable for any deficiency following the sale of the Collateral. Subject to the terms of any applicable license agreement to which the Borrower is a party, the Agent is hereby granted an irrevocable license or other right to use, without charge, the Borrower's labels, copyrights, patents, rights of use of any name, trade names, general intangibles, trademarks and advertising matter, or any property of a similar nature, in completing production of, advertising for sale and selling any Collateral.

            (b) To the extent permitted by applicable law, the Borrower waives all claims, damages and demands against the Agent, any Lender or any Issuing Bank arising out of the repossession, retention or sale of the Collateral, or any part or parts thereof, except any such claims, damages and awards arising out of the gross negligence or willful misconduct of the Agent.

            (c) The Borrower recognizes that in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Security Agreement, no remedy at law will provide adequate relief to the Agent and the Agent shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

            (d) The rights and remedies provided under this Security Agreement are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law or equity.

            8. THE AGENT MAY PERFORM. If the Borrower fails to perform any agreement contained herein, the Agent, upon written notice to the Borrower if practicable, may itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall constitute Protective Advances payable by the Borrower in accordance with the terms of the Credit Agreement.

            9. THE AGENT'S DUTY. The Agent shall have no duty with respect to any Collateral except as set forth herein and in the Credit Agreement. Without limiting the generality of the foregoing, the Agent shall be under no obligation to take any steps necessary to preserve the rights of the Borrower in the Collateral against any other parties but may do so at its option provided that all expenses incurred in connection therewith shall be for the sole account of the Borrower and shall be added to the Liabilities secured hereby.

            10. MARSHALLING, PAYMENTS SET ASIDE; AGENT APPOINTED ATTORNEY-IN-FACT. The Agent shall be under no obligation to marshal any assets in favor of the Borrower or against or in payment of any or all of the Liabilities. To the extent that the Borrower makes a payment or payments to the Agent or the Agent receives any payment or proceeds of the Collateral for the benefit of the Agent, any Lender, any Issuing Bank or any other Holder, which payment(s) or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Liabilities or any part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by the Agent.

            The Borrower agrees, upon the request of the Agent and promptly following such request, to take any action and execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Security Agreement. The Borrower hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of the Borrower, or in its own name, from time to time in the Agent's discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes hereof and, without limiting the generality of the foregoing, hereby gives the Agent the power and right on behalf of the Borrower, without notice to or assent by the Borrower, to the extent permitted by applicable law, to do the following:

            (i) to obtain and adjust insurance required to be paid to the Agent pursuant to SECTION 8.05 of the Credit Agreement;

           (ii) ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipt for monies due and to become due under or in respect of any of the Collateral;

          (iii) receive, take, endorse, assign and deliver any and all checks, notes, drafts, acceptances, documents and other negotiable and nonnegotiable instruments, documents and chattel paper taken or received by the Agent in connection with this Security Agreement;

           (iv) to commence, file, prosecute, defend, settle, compromise or adjust any claim, suit, action or proceeding with respect to the Collateral;

            (v) to sell, transfer, assign or otherwise deal in or with the Collateral or any part thereof pursuant to the terms and conditions of this Security Agreement; and

           (vi) to do, at its option and at the expense and for the account of the Borrower, at any time or from time to time, all acts and things which the Agent deems necessary to protect or preserve the Collateral and to realize upon the Collateral.

            11. SEVERABILITY. If any provision of this Security Agreement is held to be prohibited or unenforceable in any jurisdiction the substantive laws of which are held to be applicable hereto, such prohibition or unenforceability shall not affect the validity or enforceability of the remaining provisions hereof and shall not invalidate or render unenforceable such provision in any other jurisdiction.

            12. AMENDMENTS, WAIVERS AND CONSENTS. None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended, and no consent to any departure by the Borrower herefrom shall be effective, except by or pursuant to an instrument in writing which (i) is duly executed by the Borrower and the Agent and (ii) complies with the requirements of the Credit Agreement. Any such waiver shall be valid only to the extent set forth therein. A waiver by the Agent of any right or remedy under this Security Agreement on any one occasion shall not be construed as a waiver of any right or remedy which the Agent would otherwise have on any future occasion. No failure to exercise or delay in exercising any right, power or privilege under this Security Agreement on the part of the Agent shall operate as a waiver thereof; and no single or partial exercise of any right, power or privilege under this Security Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

            13. BINDING EFFECT; SUCCESSORS AND ASSIGNS. This Security Agreement shall be binding upon the Borrower and its successors, and upon any assign(s) of the Borrower in accordance with SECTION 13.16 of the Credit Agreement, and shall inure to the benefit of the Agent, the Lenders, the Issuing Banks and the other Holders, and their respective successors and assigns. Nothing set forth herein or in any other Loan Document is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Security Agreement, the Credit Agreement or any other Loan Document or any Collateral. The Borrower's successors shall include, without limitation, a receiver, trustee or debtor-in-possession of or for the Borrower.

            14.   TERMINATION OF THIS SECURITY AGREEMENT; RELEASE OF
COLLATERAL.

            (a) The security interest granted by the Borrower under this Security Agreement shall terminate against all the Collateral upon final payment in full in cash of the Obligations and termination of the Revolving Credit Commitments. Upon such termination and at the written request of the Borrower or its successors or assigns, and at the cost and expense of the Borrower or its successors or assigns, the Agent shall execute in a timely manner a satisfaction of this Security Agreement and such instruments, documents or agreements as are necessary or desirable to terminate and remove of record any documents constituting public notice of this Security Agreement and the security interests and assignments granted hereunder and shall assign and transfer, or cause to be assigned and transferred, and shall deliver or cause to be delivered to the Borrower, all property, including all monies, instruments and securities of the Borrower then held by the Agent.

            (b) Notwithstanding anything in this Security Agreement to the contrary, the Borrower may, to the extent permitted by SECTION 9.02 of the Credit Agreement sell, assign, transfer or otherwise dispose of any Collateral. In addition, the Collateral shall be subject to release from time to time (with the Collateral referred to in the immediately preceding sentence, the "Released Collateral") in accordance with SECTION 12.09(c) of the Credit Agreement. The Liens under this Security Agreement shall terminate with respect to the Released Collateral upon such sale, transfer, assignment, disposition or release, and upon the request of the Borrower, the Agent shall execute and deliver such instrument or document as may be necessary to release the Liens granted hereunder; PROVIDED, HOWEVER, that (i) the Agent shall not be required to execute any such documents on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Liabilities or any Liens on (or obligations of the Borrower in respect of) all interests retained by the Borrower, including without limitation, the proceeds of any sale, all of which shall continue to constitute part of the Collateral unless and until applied strictly in accordance with the Loan Documents.

            15. THE AGENT'S EXERCISE OF RIGHTS AND REMEDIES UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT. Notwithstanding anything set forth herein to the contrary, it is hereby expressly agreed that upon the occurrence and during the continuance of an Event of Default, the Agent may, and upon the written direction of the Requisite Lenders shall, exercise any of the rights and remedies provided in this Security Agreement, the Credit Agreement and any of the other Loan Documents.

            16. NOTICES. Any notice, demand, request or any other communication required or desired to be served, given or delivered hereunder shall be in writing and shall be served, given or delivered as provided in SECTION 13.08 of the Credit Agreement.

            17. SECTION HEADINGS. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

            18.   GOVERNING LAW.  THIS SECURITY AGREEMENT SHALL BE GOVERNED
BY, AND BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, EXCEPT FOR PERFECTION AND ENFORCEMENT OF SECURITY INTERESTS AND LIENS IN OTHER JURISDICTIONS WHICH SHALL BE GOVERNED BY THE LAWS OF THOSE JURISDICTIONS.

            19. FURTHER INDEMNIFICATION. The Borrower agrees to pay, and to save the Agent, each Lender and each Issuing Bank harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Security Agreement.

            20. COUNTERPARTS. This Security Agreement may be executed in separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            21.   CONSENT TO JURISDICTION AND SERVICE OF PROCESS.  The
Borrower agrees that the terms of SECTION 13.17 of the Credit Agreement with respect to consent to jurisdiction and service of process shall apply equally to this Security Agreement.

            22. WAIVER OF BOND. The Borrower waives the posting of any bond otherwise required of the Agent in connection with any judicial process or proceeding to realize on the Collateral or any other security for the Liabilities, to enforce any judgment or other court order entered in favor of the Agent, or to enforce by specific performance, temporary restraining order, or preliminary or permanent injunction, this Security Agreement or any other agreement or document between the Agent and the Borrower.

            23. ADVICE OF COUNSEL. The Borrower represents and warrants to the Agent and the Lenders that it has discussed this Security Agreement and, specifically, the provisions of SECTIONS 18, 21, 22 and 26 hereof, with the Borrower's attorneys.

            24. FURTHER ASSURANCES. The Borrower agrees that it will cooperate with the Agent and will execute and deliver, or cause to be executed and delivered, all such other stock powers, proxies, instruments and documents, and will take all such other actions, including, without limitation, the execution and filing of financing statements, as the Agent may reasonably request from time to time in order to carry out the provisions and purposes of this Security Agreement.

            25. THE AGENT'S DUTY OF CARE. The Agent shall not be liable for any acts, omissions, errors of judgment or mistakes of fact or law including, without limitation, acts, omissions, errors or mistakes with respect to the Collateral, except for those arising out of or in connection with the Agent's
(i) gross negligence or willful misconduct, or (ii) failure to use reasonable care with respect to the safe custody of the Collateral in the Agent's possession. Without limiting the generality of the foregoing, the Agent shall be under no obligation to take any steps necessary to preserve rights in the Collateral against any other parties but may do so at its option. All expenses incurred in connection therewith shall be for the sole account of the Borrower, and shall constitute part of the Liabilities secured hereby.

            26. WAIVER OF JURY TRIAL. EACH OF THE BORROWER AND THE AGENT WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE AGENT AND THE BORROWER ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS SECURITY AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EITHER THE BORROWER OR THE AGENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECURITY AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

            IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement or caused this Security Agreement to be executed and delivered by their duly authorized officers as of the date first set forth above.


                                    HEXCEL CORPORATION



                                    By____________________________
                                      Name:
                                      Title:



                                    CITICORP USA, INC., as Agent


                                    By____________________________
                                      Name:
                                      Title:

                                  SCHEDULE 1
                                      TO
                              SECURITY AGREEMENT

                         Dated as of February __, 1995

                    LOCATIONS OF INVENTORY AND EQUIPMENT
                                 AND STATUS

LOCATION                                                   STATUS

                                  SCHEDULE 2
                                      TO
                              SECURITY AGREEMENT

                         Dated as of February __, 1995

                       LOCATIONS OF BOOKS AND RECORDS



1.    CORRECT CORPORATE NAME

2.    CHIEF EXECUTIVE OFFICE

3.    PRINCIPAL PLACE OF BUSINESS


4.    FEDERAL TAX IDENTIFICATION NUMBER


5.    LOCATION(S) OF THE BORROWER'S
      BOOKS AND RECORDS CONCERNING THE COLLATERAL

      Corporate Books and Accounting Records:

                                  SCHEDULE 3
                                      TO
                              SECURITY AGREEMENT

                         Dated as of February __, 1995

I.   PREVIOUS BORROWER NAMES


II.  ACQUISITIONS OF ALL OR SUBSTANTIALLY ALL OF THE ASSETS,
     CAPITAL STOCK OR OPERATING UNIT OF ANY PERSON

      (i)

      (ii)

      (iii)

III.  PREDECESSOR IN INTEREST OF THE BORROWER
      DURING THE FIVE PRECEDING YEARS

                                   EXHIBIT K
                               TO CREDIT AGREEMENT
                          DATED AS OF FEBRUARY 8, 1995

                         FORM OF SUBSIDIARY GUARANTY

                               SUBSIDIARY GUARANTY


            This SUBSIDIARY GUARANTY ("Guaranty") is made as of the eighth day of February, 1995, by HEXCEL INTERNATIONAL, a California corporation, HEXCEL FAR EAST, a California corporation, HEXCEL TECHNOLOGIES, INC., a Delaware corporation, and each Restricted Subsidiary of Hexcel Corporation which becomes a party hereto pursuant to SECTION 24 hereof (each individually a "Guarantor," and collectively the "Guarantors"), in favor of CITICORP USA, INC., as agent for the Lenders and the Issuing Banks (with its successors and permitted assigns in such capacity, the "Agent") for the ratable benefit of the Agent, the Lenders and the Issuing Banks. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement referred to below.

                               W I T N E S S E T H

            WHEREAS, Hexcel Corporation, a Delaware corporation ("Borrower"), the financial institutions party thereto from time to time as lenders (the "Lenders"), the institutions party thereto from time to time as issuing banks (the "Issuing Banks"), and Citicorp USA, Inc. in its capacity as agent for the Lenders and the Issuing Banks (the "Agent") have entered into that certain Credit Agreement, dated as of February 8, 1995 (as the same may be amended, restated, modified or supplemented from time to time, the "Credit Agreement");

            WHEREAS, each Guarantor is a direct wholly-owned Subsidiary of Borrower;

            WHEREAS, the Lenders, the Issuing Banks and the Agent have required as a condition, among others, to entering into the Credit Agreement, that each Guarantor guarantee the Obligations of Borrower;

            NOW THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

            1. GUARANTY. (i) For value received and in consideration of any loan, advance or financial accommodation of any kind whatsoever heretofore, now or hereafter made, given or granted to the Borrower by the Lenders and the Issuing Banks, each

Guarantor jointly and severally unconditionally guarantees for the benefit of the Agent, the Issuing Banks and the Lenders the full and prompt payment when due, whether at maturity or earlier, by reason of acceleration or otherwise, and at all times thereafter, of all the Obligations (including, without limitation, interest accruing following the filing of a bankruptcy petition by or against the Borrower, at the applicable rate specified in the Credit Agreement, whether or not such interest is allowed as a claim in bankruptcy).

            (ii) At any time after the occurrence of an Event of Default, each Guarantor shall jointly and severally pay to the Agent, for the benefit of the Agent, the Issuing Banks and the Lenders, on demand and in immediately available funds, the full amount of the Obligations (including any portion thereof which is not yet due and payable). Each Guarantor further agrees to jointly and severally pay and reimburse the Agent, the Issuing Banks and the Lenders for, on demand and in immediately available funds, (a) all fees, costs and expenses (including, without limitation, all court costs and attorneys' fees, costs and expenses) paid or incurred by the Agent, the Issuing Banks or the Lenders in:
(1) endeavoring to collect all or any part of the Obligations from, or in prosecuting any action against, the Borrower or such Guarantor relating to the Credit Agreement, this Guaranty or the transactions contemplated thereby; (2) taking any action with respect to any security or collateral securing the Obligations or such Guarantor's obligations hereunder; and (3) preserving, protecting or defending the enforceability of, or enforcing, this Guaranty or the Agent's rights hereunder (all such costs and expenses are hereinafter referred to as the "Expenses") and (b) interest on (1) the Obligations which do not constitute interest, (2) to the extent permitted by applicable law, the Obligations which constitute interest, and (3) the Expenses, from the date of demand under this Guaranty until paid in full at the per annum rate of interest described in Section 4.01(d) of the Credit Agreement. Each Guarantor hereby agrees that this Guaranty is an absolute guaranty of payment and is not a guaranty of collection.

            (iii) The Guarantors agree as between themselves and without limiting any liability of any Guarantor hereunder to the Agent, the Issuing Banks or the Lenders, that to the extent any payment of the Obligations of the Borrower is required to be made under this Guaranty, each Guarantor shall be responsible for a portion of such payment equal to the product of (a) a fraction, the numerator of which is the net worth (determined in accordance with GAAP) of such Guarantor on the date of such payment and the denominator of which is the aggregate net worth (computed as aforesaid) of the Guarantors, MULTIPLIED BY (b) the amount of such payment (such product being such Guarantor's "Contribution Amount"). To the extent that any Guarantor (the "Paying Guarantor") shall make a payment in respect of the Obligations of the Borrower under this Guaranty in excess of its Contribution Amount, the other Guarantors shall reimburse the Paying Guarantor in an amount equal to the excess of such payment over the Paying Guarantor's Contribution Amount, PRO RATA based on the respective net worths of such other Guarantors at the date enforcement under this Guaranty is sought.

            (iv) Notwithstanding anything contained in this Guaranty to the contrary, the amount guaranteed by each Guarantor hereunder shall be limited to an aggregate amount which is equal to the largest amount that would not be subject to avoidance under Section 548 of Title 11 of the United States Code (11
 U.S.C. Sections 101 ET SEQ.) (the "Bankruptcy Code") or any applicable of any comparable state law.

            2. OBLIGATIONS UNCONDITIONAL. Each Guarantor hereby agrees that its obligations under this Guaranty shall be unconditional, irrespective of:

            (i) the validity, enforceability, avoidance or subordination of any of the Obligations or any of the Loan Documents;

            (ii) the absence of any attempt by, or on behalf of, the Agent, any of the Issuing Banks or any of the Lenders to collect, or to take any other action to enforce, all or any part of the Obligations whether from or against the Borrower, any Guarantor or other guarantor of the Obligations or any other Person;

            (iii) the election of any remedy by, or on behalf of, the Agent, any of the Issuing Banks or any of the Lenders with respect to all or any part of the Obligations;

            (iv) the waiver, consent, extension, forbearance or granting of any indulgence by, or on behalf of, the Agent, any of the Issuing Banks or any of the Lenders with respect to any provision of any of the Loan Documents;

            (v) the failure of the Agent, any of the Issuing Banks or any of the Lenders to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations;

            (vi) the election by, or on behalf of, the Agent, any of the Issuing Banks or any of the Lenders, in any proceeding instituted under Chapter 11 of Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code;

            (vii) any borrowing or grant of a security interest by the Borrower, as debtor-in-possession, under Section 364 of the Bankruptcy Code;

            (viii) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims against the Borrower of any of the Lenders, any of the Issuing Banks, or the Agent for repayment of all or any part of the Obligations or any Expenses; or

            (ix) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Borrower or the Guarantors.

            3. ENFORCEMENT; APPLICATION OF PAYMENTS. Upon the occurrence of an Event of Default, the Agent, the Issuing Banks and/or the Lenders may proceed directly and at once, without notice, against any Guarantor to obtain performance of and to collect and recover the full amount, or any portion, of the Obligations, without first proceeding against the Borrower or any other Person, or against any security or collateral for the Obligations. Subject only to the terms and provisions of the Credit Agreement, the Lenders and the Issuing Banks shall have the exclusive right to determine the application of payments and credits, if any, from any Guarantor's, the Borrower or from any other Person on account of the Obligations or any other liability of the Guarantors to the Agent, any of the Issuing Banks or any of the Lenders.

            4. WAIVERS. (i) Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of receivership or bankruptcy of the Borrower, protest or notice with respect to the Obligations, all setoffs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Guaranty, the benefits of all statutes of limitation, and all other demands whatsoever (and shall not require that the same be made on the Borrower as a condition precedent to such Guarantor's obligations hereunder), and covenants that this Guaranty will not be discharged, except by complete payment (in cash) and performance of the Obligations and any other obligations contained herein. Each Guarantor further waives all notices of the existence, creation or incurring of new or additional Indebtedness, arising either from additional loans extended to the Borrower or otherwise, and also waives all notices that the principal amount, or any portion thereof, and/or any interest on any instrument or document evidencing all or any part of the Obligations is due, notices of any and all proceedings to collect from the maker, any endorser or any other guarantor of all or any part of the Obligations, or from any other Person, and, to the extent permitted by law, notices of exchange, sale, surrender or other handling of any security or collateral given to the Agent, any of the Issuing Banks or any of the Lenders to secure payment of all or any part of the Obligations.

            (ii) Each Guarantor understands that if all or any part of the Obligations is secured by Real Property, such Guarantor shall be liable for the full amount of its liability under this Guaranty, notwithstanding foreclosure of such Real Property by trustee sale or any other reason impairing the right of such

Guarantor or the Agent, any of the Issuing Banks or any of the Lenders to proceed against the Borrower or the Borrower's Property. Each Guarantor hereby waives, to the fullest extent permitted by law, all rights and benefits under
Section 2809 of the California Civil Code (or any similar law in any other jurisdiction) purporting to reduce a guarantor's obligation in proportion to the principal obligation. Each Guarantor hereby waives, to the fullest extent permitted by law, all rights and benefits under: (a) Section 580a of the California Code of Civil Procedure (or any similar law in any other jurisdiction) purporting to limit the amount of any deficiency judgment which might be recoverable following the occurrence of a trustee's sale under a deed of trust, (b) Section 580b of the California Code of Civil Procedure (or any similar law in any other jurisdiction) providing that no deficiency may be recovered on a real property purchase money obligation, and (c) Section 726 of the California Code of Civil Procedure (or any similar law in any other jurisdiction) providing that only one form of action may be maintained to enforce a mortgage on real property or indebtedness secured by a mortgage on real property, if such sections, or any of them, have any application hereto or any application to such Guarantor. Each Guarantor hereby waives, to the fullest extent permitted by law, all rights and defenses arising out of an election of remedies by the Agent, any Issuing Bank or any Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed such Guarantor's rights of subrogation and reimbursement against the Borrower by operation of Section 580d of the California Code of Civil Procedure or otherwise (or any similar law in any other jurisdiction). In addition, each Guarantor hereby waives, to the fullest extent permitted by law, without limiting the generality of the foregoing or any other provision hereof, all rights and benefits under California Civil Code Sections 2810, 2819, 2839, 2845, 2849, 2850, 2899, and 3433 (or any similar law in any other jurisdiction).

            (iii) The Agent, the Issuing Banks and/or the Lenders are hereby authorized, without notice or demand and without affecting the liability of the Guarantors hereunder, from time to time, (a) to renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, all or any part of the Obligations, or to otherwise modify, amend or change the terms of any of the Loan Documents; (b) to accept partial payments on all or any part of the Obligations; (c) to take and hold security or collateral for the payment of all or any part of the Obligations, this Guaranty, or any other guaranties of all or any part of the Obligations or other liabilities of the Borrower, (d) to exchange, enforce, waive and release any such security or collateral; (e) to apply such security or collateral and direct the order or manner of sale thereof as in its discretion it may determine; (f) to settle, release, exchange, enforce, waive, compromise or collect or otherwise liquidate all or any part of the Obligations, this Guaranty, any other guaranty of all or any part of the Obligations, and any security or collateral for the

Obligations or for any such guaranty. Any of the foregoing may be done in any manner, without affecting or impairing the obligations of the Guarantors hereunder.

            5. SETOFF. At any time after all or any part of the Obligations have become due and payable (by acceleration or otherwise), the Lenders and the Issuing Banks may, without notice to any Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of all or any part of the Obligations (i) any Indebtedness due or to become due from the Lenders or the Issuing Banks to such Guarantor, and (ii) any moneys, credits or other property belonging to such Guarantor, at any time held by or coming into the possession of the Lenders or the Issuing Banks or their respective affiliates.

            6. FINANCIAL INFORMATION. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower and any and all other Guarantors and endorsers and/or other guarantors of all or any part of the Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Obligations, or any part thereof, that diligent inquiry would reveal, and such Guarantor hereby agrees that the Agent, the Issuing Banks and the Lenders shall have no duty to advise any Guarantor of information known to it regarding such condition or any such circumstances. In the event the Agent, any of the Issuing Banks or any of the Lenders, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, the Agent, such Issuing Bank or such Lender shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which the Agent, such Issuing Bank or such Lender, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (iii) to make any other or future disclosures of such information or any other information to such Guarantor.

            7. NO MARSHALLING; REINSTATEMENT. Each Guarantor consents and agrees that none of the Agent, any of the Issuing Banks or any of the Lenders or any Person acting for or on behalf of the Agent shall be under any obligation to marshall any assets in favor of any Guarantor or against or in payment of any or all of the Obligations. Each Guarantor further agrees that, to the extent that the Borrower, any Guarantor or any other guarantor of all or any part of the Obligations makes a payment or payments to the Agent or the Lenders or the Issuing Banks, or the Agent or any Lender or Issuing Bank receives any proceeds of Collateral, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to the Borrower, any Guarantor, such other guarantor or any other Person, or their respective estates, trustees, receivers or any other party, including, without limitation, such Guarantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the part of the Obligations which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the time immediately preceding such initial payment, reduction or satisfaction.

            8. SUBROGATION. Until the Obligations shall have been paid in full, each Guarantor hereby agrees that it (i) shall have no right of subrogation with respect to such Obligations (under contract, Section 509 of the Bankruptcy Code or otherwise) or any other right of indemnity, reimbursement or contribution, and (ii) hereby waives any right to enforce any remedy which the Agent, any of the Lenders or any of the Issuing Banks now have or may hereafter have against the Borower, any endorser or any other guarantor of all or any part of the Obligations or any other Person, and each Guarantor hereby waives any benefit of, and any right to participate in, any security or collateral given to the Agent, the Lenders and the Issuing Banks to secure the payment or performance of all or any part of the Obligations or any other liability of the Borrower to the Agent, the Lenders and the Issuing Banks.

            9. SUBORDINATION. Each Guarantor agrees that any and all claims of such Guarantor against the Borrower, any other Guarantor or any endorser or other guarantor of all or any part of the Obligations, or against any of their respective properties, shall be subordinated to all of the Obligations. Notwithstanding any right of any Guarantor to ask, demand, sue for, take or receive any payment from the Borrower, all rights and Liens of such Guarantor, whether now or hereafter arising and howsoever existing, in any assets of the Borrower (whether constituting part of the Collateral or otherwise) shall be and hereby are subordinated to the rights of the Agent, the Issuing Banks or the Lenders in those assets. Such Guarantor shall have no right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Obligations shall have been fully paid and satisfied and all financing arrangements between the Borrower and the Lenders and the Issuing Banks have been terminated. If all or any part of the assets of the Borrower, or the proceeds thereof, are subject to any distribution, division or application to the creditors of the Borrower, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of the Borrower is dissolved or if substantially all of the assets of the Borrower are sold, then, and in any such event, any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any Indebtedness of the Borrower to such Guarantor ("Borrower Indebtedness") shall be paid or delivered directly to the Lenders and the Issuing Banks for application on any of the Obligations, due or to become due, until such Obligations shall have first been fully paid and satisfied. Each Guarantor irrevocably authorizes and empowers the Agent and each of the Lenders and each of the Issuing Banks to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to make and present for and on behalf of such Guarantor such proofs of claim and take such other action, in the Agent's or such Lender's or Issuing Bank's own name or in the name of such Guarantor or otherwise, as the Agent or any Lender or Issuing Bank may deem necessary or advisable for the enforcement of this Guaranty. Each Lender and each Issuing Bank may vote such proofs of claim in any such proceeding, receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and apply the same on account of any of the Obligations. Should any payment, distribution, security or instrument or proceeds thereof be received by any Guarantor upon or with respect to the Borrower Indebtedness prior to the satisfaction of all of the Obligations and the termination of all financing arrangements between the Borrower and the Lenders and the Issuing Banks, such Guarantor shall receive and hold the same in trust, as trustee, for the benefit of the Agent, the Issuing Banks and the Lenders and shall forthwith deliver the same to the Agent, in precisely the form received (except for the endorsement or assignment of such Guarantor where necessary), for application to any of the Obligations, due or not due, and, until so delivered, the same shall be held in trust by such Guarantor as the property of the Agent, the Issuing Banks and the Lenders. If any Guarantor fails to make any such endorsement or assignment to the Agent, the Issuing Banks or the Lenders, the Agent, the Issuing Banks or the Lenders or any of its officers or employees are hereby irrevocably authorized to make the same. Each Guarantor agrees that until the Obligations have been paid in full (in cash) and satisfied and all financing arrangements between the Borrower and the Lenders and the Issuing Banks have been terminated, such Guarantor will not assign or transfer to any Person any claim such Guarantor has or may have against the Borrower.

            10. ENFORCEMENT; AMENDMENTS; WAIVERS. No delay on the part of the Agent, any of the Issuing Banks or any of the Lenders in the exercise of any right or remedy arising under this Guaranty, the Credit Agreement, any of the other Loan Documents or otherwise with respect to all or any part of the Obligations, the Collateral or any other guaranty of or security for all or any part of the Obligations shall operate as a waiver thereof, and no single or partial exercise by the Agent, any of the Issuing Banks or any of the Lenders of any such right or remedy shall preclude any further exercise thereof. No modification or waiver of any of the provisions of this Guaranty shall be binding upon the Agent, any of the Issuing Banks or any of the Lenders, except as expressly set forth in a writing duly signed and delivered by the Agent. Failure by the Agent or any of the Lenders at any time or times hereafter to require strict performance by the Borrower, any Guarantor, any other guarantor of all or any part of the Obligations or any other Person of any of the provisions, warranties, terms and conditions contained in any of the Loan

Documents now or at any time or times hereafter executed by such Persons and delivered to the Agent, any of the Issuing Banks or any of the Lenders shall not waive, affect or diminish any right of the Agent, any of the Issuing Banks or any of the Lenders at any time or times hereafter to demand strict performance thereof and such right shall not be deemed to have been waived by any act or knowledge of the Agent, any of the Issuing Banks or any of the Lenders, or its agents, officers or employees, unless such waiver is contained in an instrument in writing, directed and delivered to the Borrower or the Guarantors, as applicable, specifying such waiver, and is signed by the Agent. No waiver of any Event of Default by the Lenders shall operate as a waiver of any other Event of Default or the same Event of Default on a future occasion, and no action by the Agent, any of the Issuing Banks or any of the Lenders permitted hereunder shall in any way affect or impair the Agent's, any Issuing Bank's or any Lender's rights and remedies or the obligations of the Guarantors under this Guaranty. Any determination by a court of competent jurisdiction of the amount of any principal and/or interest owing by the Borrower to the Agent, the Lenders and the Issuing Banks shall be conclusive and binding on each Guarantor irrespective of whether such Guarantor was a party to the suit or action in which such determination was made.

            11. EFFECTIVENESS; TERMINATION. This Guaranty shall become effective against any Guarantor upon its execution by such Guarantor and shall continue in full force and effect and may not be terminated or otherwise revoked until the Obligations (other than indemnities not yet due) shall have been fully paid (in cash) and discharged and the Credit Agreement and the Revolving Credit Commitments shall have been terminated. If, notwithstanding the foregoing, any Guarantor shall have any right under applicable law to terminate or revoke its obligations under this Guaranty, such Guarantor agrees that such termination or revocation shall not be effective until a written notice of such revocation or termination, specifically referring hereto, signed by such Guarantor, is actually received by the Agent. Such notice shall not affect the right and power of the Agent, any of the Issuing Banks or any of the Lenders to enforce rights arising prior to receipt thereof by the Agent, the Issuing Banks and the Lenders. If any of the Lenders or Issuing Banks grants loans or takes other action after such Guarantor terminates or revokes its obligations under this Guaranty but before such Lender or Issuing Bank receives such written notice, the rights of such Lender or such Issuing Bank with respect thereto shall be the same as if such termination or revocation had not occurred.

            12. SUCCESSORS AND ASSIGNS. This Guaranty shall be binding upon each Guarantor and upon the successors and assigns of such Guarantor and shall inure to the benefit of the Agent, the Issuing Banks and the Lenders and their respective successors and assigns; all references herein to the Borrower and to the Guarantors shall be deemed to include their respective successors and assigns. The successors and assigns of the Guarantors and the

Borrower shall include, without limitation, their respective receivers, trustees or debtors-in-possession. All references to the singular shall be deemed to include the plural where the context so requires.

            13. OFFICER AUTHORITY. Each Guarantor authorizes its Chairman, President, and each of its Executive Vice Presidents and Vice Presidents, respectively, from time to time, severally and not jointly, on behalf and in the name of such Guarantor from time to time in the discretion of such officer, to take or omit to take any and all actions and to execute and deliver any and all documents and instruments which such officer may determine to be necessary or desirable in relation to, and perform any obligations arising in connection with, this Guaranty and any of the transactions contemplated hereby, and, without limiting the generality of the foregoing, hereby gives to each such officer severally the power and right on behalf of such Guarantor, without notice to or assent by such Guarantor, to do the following: (i) to execute and deliver any amendment, waiver, consent, supplement, other modification or reaffirmation of its obligations under this Guaranty or any document covering any of the security for such Guarantor's obligations under this Guaranty, and to perform any obligation arising in connection herewith or therewith; (ii) to sell, transfer, assign, encumber or otherwise deal in or with the security for such Guarantor's obligations under this Guaranty or any part thereof; (iii) to grant liens, security interests or other encumbrances on or in respect of any property or assets of such Guarantor, whether now owned or hereafter acquired, in favor of the Agent; (iv) to send notices, directions, orders and other communications to any Person relating to this Guaranty, or the security for all or any part of the Obligations; (v) to take or omit to take any other action contemplated by or referred to in this Guaranty or any document covering any of the security for all or any part of the Obligations; and (vi) to take or omit to take any action with respect to this Guaranty, any of the security for all or any part of the Obligations or any document covering any such security, all as such officer may determine in his or her sole discretion. The undersigned with respect to each Guarantor hereby certifies that he/she has all necessary authority to grant and execute this Guaranty on behalf of such Guarantor.

           14. GOVERNING LAW. THIS GUARANTY SHALL BE CONSTRUED AND ENFORCED AND THE RIGHTS AND DUTIES OF THE PARTIES SHALL BE GOVERNED IN ALL RESPECTS IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

            15.  CERTAIN CONSENTS AND WAIVERS.

            (a) PERSONAL JURISDICTION. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, (i) EACH OF THE AGENT AND THE GUARANTORS IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT SITTING IN NEW YORK, NEW YORK, AND ANY COURT HAVING JURISDICTION OVER APPEALS OF MATTERS HEARD IN

SUCH COURTS, IN ANY ACTION OR PROCEEDING ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT, WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR IN SUCH FEDERAL COURT. EACH OF THE GUARANTORS IRREVOCABLY DESIGNATES AND APPOINTS CT CORPORATION SYSTEMS AT 1633 BROADWAY, NEW YORK, NEW YORK 10019, AS ITS RESPECTIVE PROCESS AGENT (THE "PROCESS AGENT") FOR SERVICE OF ALL PROCESS IN
ANY SUCH PROCEEDING IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. EACH OF THE AGENT AND THE GUARANTORS AGREES THAT A FINAL NONAPPEALABLE JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH OF THE AGENT AND THE GUARANTORS WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE IN ANY SUCH ACTION OR PROCEEDING IN SUCH STATE COURT OR IN SUCH FEDERAL COURT.

                (ii) EACH OF THE GUARANTORS AGREES THAT THE AGENT SHALL HAVE THE RIGHT TO PROCEED AGAINST EACH OF THE GUARANTORS OR ITS RESPECTIVE PROPERTY IN A COURT HAVING JURISDICTION IN ANY LOCATION TO ENABLE THE AGENT, THE ISSUING BANKS AND THE LENDERS TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE AGENT, ANY ISSUING BANK OR ANY LENDER. EACH OF THE GUARANTORS WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE
AGENT, ANY ISSUING BANK OR ANY LENDER MAY COMMENCE A PROCEEDING DESCRIBED IN THIS SECTION.

            (b) SERVICE OF PROCESS. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW: EACH OF THE GUARANTORS IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PROCESS AGENT OR THE GUARANTOR'S NOTICE ADDRESS SPECIFIED PURSUANT TO
SECTION 18 HEREOF, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. EACH OF THE AGENT AND THE GUARANTORS IRREVOCABLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY JURISDICTION SET FORTH ABOVE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE AGENT TO BRING PROCEEDINGS AGAINST EACH OF THE GUARANTORS IN THE COURTS OF ANY OTHER JURISDICTION.

            (c) WAIVER OF JURY TRIAL. EACH OF THE AGENT AND THE GUARANTORS IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

            16. WAIVER OF BOND. Each Guarantor waives the posting of any bond otherwise required of the Agent in connection with any judicial process or proceeding to realize on the Collateral or any other security for the Obligations, to enforce any judgment or other court order entered in favor of the Agent, or to enforce by specific performance, temporary restraining order, or preliminary or permanent injunction, this Guaranty or any other agreement or document between the Agent and such Guarantor.

            17. ADVICE OF COUNSEL. Each Guarantor represents and warrants to the Agent that it has discussed this Guaranty and, specifically, the provisions of SECTIONS 14 through 16 hereof, with such Guarantor's lawyers.

            18. NOTICES. All notices and other communications required or desired to be served, given or delivered hereunder shall be in writing or by a telecommunications device capable of creating a printed record and shall be addressed to the party to be notified as follows:

      if to any Guarantor, at:

            Hexcel Corporation
            5794 West Las Positas Boulevard
            Pleasanton, California 94588
            Attention:  Treasurer

      if to the Agent, at:

            Citicorp USA, Inc.
            399 Park Avenue
            6th Floor, Zone 4
            New York, New York 10043
            Attention: Keith R. Karako
            Telecopier No.: (212) 793-1290
            Confirmation No.: (212) 559-3149

            with a copy to:

            Sidley & Austin
            875 Third Avenue
            New York, New York  10022
            Attention: Daniel S. Dokos, Esq.
            Telecopier No.:  (212) 906-2021
            Confirmation No.: (212) 906-2312

or, as to each party, at such other address as designated by such party in a written notice to the other party. All such notices and communications shall be deemed to be validly served, given or delivered (i) ten (10) days following deposit in the United States mails, with proper postage prepaid; (ii) upon delivery thereof if delivered by hand to the party to be notified; (iii) upon delivery thereof to a reputable overnight courier service, with delivery charges prepaid; or (iv) upon confirmation of receipt thereof if transmitted by a telecommunications device.

            19. SEVERABILITY. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

            20. COLLATERAL. Each Guarantor hereby acknowledges and agrees that its obligations under this Guaranty are secured pursuant to the terms and provisions of the Loan Documents to which it is a party.

            21. MERGER. This Guaranty represents the final agreement of each Guarantor with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between such Guarantor and the Agent.

            22. REPRESENTATIONS AND WARRANTIES; COVENANTS. (a) Each Guarantor represents and warrants that as of the date of this Guaranty (and as of each date the representations and warranties of the Borrower and its Restricted Subsidiaries are made or deemed made pursuant to the Credit Agreement), and until the termination of this Guaranty pursuant to SECTION 11 above, all of the representations and warranties contained in SECTION 6.01 and relating to such Guarantor are true and correct in all material respects.

            (b) Each Guarantor covenants and agrees with the Agent that from and after the date of this Guaranty and until the termination of this Guaranty pursuant to SECTION 11 above, such Guarantor will comply with all of the covenants contained in the Credit Agreement applicable to Restricted Subsidiaries of the Borrower.

            23. EXECUTION IN COUNTERPARTS. This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            24. ADDITIONAL GUARANTORS. Each of the Guarantors agrees that, if pursuant to the Credit Agreement the Borrower shall be required to cause any Restricted Subsidiary that is not a Guarantor to become a Guarantor, such Restricted Subsidiary shall execute and deliver a Subsidiary Guaranty Supplement in the form of Exhibit A attached hereto and shall for all purposes be a party hereto and have the same rights, benefits and obligations as a Guarantor party hereto on the Closing Date.

            IN WITNESS WHEREOF, this Guaranty has been duly executed by each Guarantor as of the day and year first set forth above.


                                    HEXCEL INTERNATIONAL


                                    By____________________________
                                      Name:
                                      Title:


                                    HEXCEL FAR EAST


                                    By____________________________
                                      Name:
                                      Title:


                                    HEXCEL TECHNOLOGIES, INC.


                                    By____________________________
                                      Name:
                                      Title:


Acknowledged and agreed to
as of the __ day of February, 1995.

CITICORP USA, INC., as Agent



By:
   --------------------------
   Name:
   Title:

                        EXHIBIT A TO SUBSIDIARY GUARANTY



                         SUBSIDIARY GUARANTY SUPPLEMENT

            The undersigned hereby agrees to be bound as a Guarantor for purposes of the Subsidiary Guaranty dated as of February __, 1995, among certain Restricted Subsidiaries of Hexcel Corporation listed on the signature pages thereof and acknowledged by Citicorp USA, Inc., as Agent, and the undersigned hereby acknowledges receipt of a copy of the Guaranty. Capitalized terms used herein are used with the meanings given them in the Guaranty.


            Agreed to this ___ day of ______________, _________.


                                          [NAME OF GUARANTOR]


                                          By:________________________
                                          Name:
                                          Title:

                                          Notice Address:

                                   EXHIBIT L
                              TO CREDIT AGREEMENT
                         DATED AS OF FEBRUARY 8, 1995



                    FORM OF TRADEMARK SECURITY AGREEMENT


            THIS TRADEMARK SECURITY AGREEMENT ("Agreement") is made as of February 8, 1995, by and between Hexcel Corporation, a Delaware corporation ("Borrower") and Citicorp USA, Inc. ("Citicorp"), in its separate capacity as agent for the Lenders and the Issuing Banks (with its successors and permitted assigns in such capacity, the "Agent") under that certain Credit Agreement dated as of February 8, 1995 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among the Borrower, the financial institutions from time to time party thereto as Lenders (the "Lenders"), the financial institutions from time to time party thereto as Issuing Banks (the "Issuing Banks"), and Citicorp, as Agent.

                            W I T N E S S E T H:

            WHEREAS, the Borrower is a party to the Credit Agreement, pursuant to which the Lenders and the Issuing Banks have agreed to make loans and other financial accommodations to the Borrower from time to time; and

            WHEREAS, the Borrower and the Agent are parties to that certain Security Agreement of even date herewith (as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time, the "Security Agreement"), pursuant to which the Borrower has granted a security interest in certain of its assets to the Agent for the benefit of the Agent, the Lenders, the Issuing Banks and the other Holders; and

            WHEREAS, in order to secure the prompt and complete payment, observance and performance of (i) all of the Obligations and (ii) all of the Borrower's obligations and liabilities hereunder and in connection herewith (all such obligations and liabilities hereunder and the Obligations being hereinafter referred to as the "Liabilities"), the Agent, the Lenders and the Issuing Banks have required as a condition, among others, to entering into the Credit Agreement that the Borrower execute and deliver this Agreement;

            NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower agrees as follows:

            1.    DEFINED TERMS.

            (a) Unless otherwise defined herein, each capitalized term used herein that is defined in the Credit Agreement shall have the meaning specified for such term in the Credit Agreement.
            (b) The words "hereof," "herein," "hereby" and "hereunder" and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section references are to this Agreement unless otherwise specified.

            (c) All terms defined in this Agreement in the singular shall have comparable meanings when used in the plural, and VICE VERSA, unless otherwise specified.

            2. INCORPORATION OF PREMISES. The premises set forth above are incorporated into this Agreement by this reference thereto and are made a part hereof.

            3. SECURITY INTEREST IN TRADEMARKS. To secure the complete and timely payment, performance and satisfaction of all of the Liabilities, the Borrower hereby grants to the Agent, for the benefit of the Agent, the Lenders, the Issuing Banks and the other Holders, a security interest in, as and by way of a first mortgage and security interest having priority over all other security interests, with power of sale to the extent permitted by applicable law, all of the Borrower's now owned or existing and hereafter acquired or arising:

            (i) trademarks, registered trademarks, trademark applications, service marks, registered service marks and service mark applications, including, without limitation, the trademarks, registered trademarks, trademark applications, service marks, registered service marks and service mark applications listed on SCHEDULE A attached hereto and made a part hereof, and (a) all renewals thereof, (b) all income, royalties, damages and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (c) the right to sue for past, present and future infringements and dilutions thereof, (d) the goodwill of the Borrower's business symbolized by the foregoing and connected therewith, and (e) all of the Borrower's rights corresponding thereto throughout the world (all of the foregoing trademarks, registered trademarks and trademark applications, and service marks, registered service marks and service mark applications, together with the items described in CLAUSES (a) through (e) in this PARAGRAPH 3(i), are sometimes hereinafter individually and/or collectively referred to as the "Trademarks"); and

            (ii) rights under or interest in any trademark license agreements or service mark license agreements with any other party, whether the Borrower is a licensee or licensor under any such license agreement, including, without limitation, those trademark license agreements and service mark license agreements listed on SCHEDULE B attached hereto and made a part hereof, in each case to the extent assignable without violation thereof, together with any goodwill connected with and symbolized by any such trademark license agreements or service mark license agreements, and the right to prepare for sale and sell any and all Inventory now or hereafter owned by the Borrower and now or hereafter covered by such licenses (all of the foregoing are hereinafter referred to collectively as the "Licenses").

            4. RESTRICTIONS ON FUTURE AGREEMENTS. The Borrower will not, without the Agent's prior written consent (which shall not be unreasonably withheld), enter into any agreement, including, without limitation, any license agreement, which is inconsistent with this Agreement, and the Borrower further agrees that it will not take any action, and will use its best efforts not to permit any action to be taken by others, including, without limitation, licensees, or fail to take any action, which would in any respect affect the validity or enforcement of the rights transferred to the Agent under this Agreement or the rights associated with any material Trademarks or Licenses.

            5. NEW TRADEMARKS AND LICENSES. The Borrower represents and warrants that, from and after the Closing Date, to the best of its knowledge after reasonable inquiry, (a) the Trademarks listed on SCHEDULE A include all of the registered trademarks, trademark applications, registered service marks and service mark applications now owned or held by the Borrower, (b) the Licenses listed on SCHEDULE B include all of the trademark license agreements and service mark license agreements under which the Borrower is the licensee or licensor and which are material individually or in the aggregate to the operation of the business of the Borrower and (c) other than the rights of any party to the Licenses with respect to the Trademarks, no liens, claims or security interests in such Trademarks and Licenses have been granted by the Borrower to any Person other than the Agent. If, prior to the termination of this Agreement, the Borrower shall (i) obtain rights to any new trademarks, registered trademarks, trademark applications, service marks, registered service marks or service mark applications, (ii) become entitled to the benefit of any trademarks, registered trademarks, trademark applications, trademark licenses, trademark license renewals, service marks, registered service marks, service mark applications, service mark licenses or service mark license renewals, whether as licensee or licensor, or (iii) enter into any new trademark license agreement or service mark license agreement, the provisions of PARAGRAPH 3 above shall automatically apply thereto. The Borrower shall give to the

Agent written notice of events described in CLAUSES (i), (ii) and (iii) of the preceding sentence not less frequently than on an annual basis. The Borrower hereby authorizes the Agent to modify this Agreement unilaterally (i) by amending SCHEDULE A to include any future trademarks, registered trademarks, trademark applications, service marks, registered service marks and service mark applications owned or held by Borrower or to prepare this Agreement for filing with the Patent and Trademark Office and by amending SCHEDULE B to include any trademark license agreements and service mark license agreements to which Borrower becomes a party, which are Trademarks or Licenses under PARAGRAPH 3 above or under this PARAGRAPH 5, and (ii) by filing, in addition to and not in substitution for this Agreement, a duplicate original of this Agreement containing on SCHEDULE A or B thereto, as the case may be, such future trademarks, registered trademarks, trademark applications, service marks, registered service marks and service mark applications, and trademark license agreements and service mark license agreements.

            6. ROYALTIES. The Borrower hereby agrees that the use by the Agent of the Trademarks and Licenses as authorized hereunder in connection with the Agent's exercise of its rights and remedies under PARAGRAPH 14 hereof or pursuant to SECTION 7 of the Security Agreement shall be coextensive with the Borrower's rights thereunder and with respect thereto and without any liability for royalties or other related charges from the Agent, the Lenders, the Issuing Banks or any other Holder to the Borrower.

            7.    RIGHT TO INSPECT; FURTHER ASSIGNMENTS AND SECURITY
INTERESTS. The Agent may at all reasonable times (and at any time when a Default or Event of Default exists) have access to, examine, audit, make copies (at the Borrower's expense) and extracts from and inspect the Borrower's premises and examine the Borrower's books, records and operations relating to the Trademarks and Licenses; PROVIDED, that in conducting such inspections and examinations, the Agent shall use reasonable efforts not to disturb unnecessarily the conduct of the Borrower's ordinary business operations. From and after the occurrence of a Default or Event of Default, the Borrower agrees that the Agent, or a conservator appointed by the Agent, shall have the right to establish such reasonable additional product quality controls as the Agent or such conservator, in its sole and absolute judgment, may deem necessary to assure maintenance of the quality of products sold by the Borrower under the Trademarks and the Licenses or in connection with which such Trademarks and Licenses are used. The Borrower agrees (i) except as provided in SECTION 9.02 of the Credit Agreement, not to sell or assign its respective interests in, or grant any license under, the Trademarks or the Licenses without the prior and express written consent of the Agent, (ii) to maintain the quality of such products as of the date hereof, and (iii) not to change the quality of such products in any material respect without the Agent's prior and express written consent.

            8. NATURE AND CONTINUATION OF THE AGENT'S SECURITY INTEREST; TERMINATION OF THE AGENT'S SECURITY INTEREST; RELEASE OF COLLATERAL.

            (a) This Agreement is made for collateral security purposes only. This Agreement shall create a continuing security interest in the Trademarks and Licenses and shall terminate only when the Liabilities have been paid in full in cash and the Credit Agreement and the Security Agreement have been terminated. Upon such termination and at the written request of the Borrower or its successors or assigns, and at the cost and expense of the Borrower or its successors or assigns, the Agent shall execute in a timely manner such instruments, documents or agreements as are necessary or desirable to terminate the Agent's security interest in the Trademarks and the Licenses, subject to any disposition thereof which may have been made by the Agent pursuant to this Agreement or the Security Agreement.

            (b) Notwithstanding anything in this Agreement to the contrary, the Borrower may, to the extent permitted by SECTION 9.02 of the Credit Agreement sell, assign, transfer or otherwise dispose of any Trademarks and any Licenses. In addition, the Trademarks and Licenses shall be subject to release from time to time (with the Trademarks and Licenses referred to in the immediately preceding sentence, the "Released Collateral") in accordance with
SECTION 12.09(c) of the Credit Agreement. The Liens under this Agreement shall terminate with respect to the Released Collateral upon such sale, transfer, assignment, disposition or release, and upon the request of the Borrower, the Agent shall execute and deliver such instrument or document as may be necessary to release the Liens granted hereunder; PROVIDED, HOWEVER, that
(i) the Agent shall not be required to execute any such documents on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Liabilities or any Liens on (or obligations of the Borrower in respect of) all interests retained by the Borrower, including without limitation, the proceeds of any sale, all of which shall continue to constitute part of the Trademarks and Licenses.

            9. DUTIES OF THE BORROWER. The Borrower shall have the duty, to the extent desirable in the normal conduct of the Borrower's business, to:
(i) prosecute diligently any material trademark application or service mark application that is part of the Trademarks pending as of the date hereof or hereafter until the termination of this Agreement, and (ii) make application for the registration of trademarks or service marks used or adopted by the Borrower. The Borrower further agrees (i) not to abandon any material Trademark or License without the prior written consent of the Agent, and (ii) to use its reasonable best efforts to obtain and maintain in full force and effect the Trademarks and the Licenses that are or shall be necessary or economically desirable in the operation of the Borrower's business. Any expenses incurred in connection with the foregoing shall be borne by the Borrower. Neither the Agent, any of the Lenders nor any of the Issuing Banks shall have any duty with respect to the Trademarks and Licenses. Without limiting the generality of the foregoing, neither the Agent, any of the Lenders nor any of the Issuing Banks shall be under any obligation to take any steps necessary to preserve rights in the Trademarks or Licenses against any other parties, but the Agent may do so at its option from and after the occurrence of an Event of Default, and all expenses incurred in connection therewith shall be for the sole account of the Borrower and shall be added to the Liabilities secured hereby.

            10. THE AGENT'S RIGHT TO SUE. From and after the occurrence of an Event of Default, the Agent shall have the right, but shall not be obligated, to bring suit in its own name to enforce the Trademarks and the Licenses and, if the Agent shall commence any such suit, the Borrower shall, at the request of the Agent, do any and all lawful acts and execute any and all proper documents required by the Agent in aid of such enforcement. The Borrower shall, upon demand, promptly reimburse the Agent for all costs and expenses incurred by the Agent in the exercise of its rights under this PARAGRAPH 10 (including, without limitation, reasonable fees and expenses of attorneys for the Agent).

            11. WAIVERS. The Agent's failure, at any time or times hereafter, to require strict performance by the Borrower of any provision of this Agreement shall not waive, affect or diminish any right of the Agent thereafter to demand strict compliance and performance therewith nor shall any course of dealing between the Borrower and the Agent have such effect. No single or partial exercise of any right hereunder shall preclude any other or further exercise thereof or the exercise of any other right. None of the undertakings, agreements, warranties, covenants and representations of the Borrower contained in this Agreement shall be deemed to have been suspended or waived by the Agent unless such suspension or waiver is in writing signed by an officer of the Agent and directed to the Borrower specifying such suspension or waiver.

            12. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but the provisions of this Agreement are severable, and if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part hereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

            13. MODIFICATION. This Agreement cannot be altered, amended or modified in any way, except as specifically provided in PARAGRAPH 5 hereof or by a writing signed by the parties hereto.

            14. CUMULATIVE REMEDIES; POWER OF ATTORNEY. The Borrower hereby designates, constitutes and appoints the Agent (and all Persons designated by the Agent in its sole and absolute discretion) as the Borrower's true and lawful attorney-in-fact, and authorizes the Agent and any of the Agent's designees, in the Borrower's or the Agent's name, to take any action and execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, from and after the occurrence of an Event of Default, to (i) endorse the Borrower's name on all applications, documents, papers and instruments necessary or desirable for the Agent in the use, prosecution or protection of the Trademarks or the Licenses,
(ii) assign, pledge, convey or otherwise transfer title in or dispose of the Trademarks or the Licenses to anyone on commercially reasonable terms, (iii) grant or issue any exclusive or nonexclusive license under the Trademarks or under the Licenses, to anyone on commercially reasonable terms, and (iv) take any other actions with respect to the Trademarks or, to the extent permitted, the Licenses as the Agent, any of the Lenders or any of the Issuing Banks deems in its or their own best interest. The Borrower hereby ratifies all that such attorney shall lawfully do or, to the extent permitted, cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable until all of the Obligations shall have been paid in full in cash and the Credit Agreement shall have been terminated. The Borrower acknowledges and agrees that this Agreement is not intended to limit or restrict in any way the rights and remedies of the Agent, any of the Lenders or any of the Issuing Banks under the Security Agreement, but rather is intended to facilitate the exercise of such rights and remedies.

            The Agent shall have, in addition to all other rights and remedies given it by the terms of this Agreement, all rights and remedies allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which the Trademarks or the Licenses may be located or deemed located. Upon the occurrence of an Event of Default and the election by the Agent to exercise any of its remedies under Section 9-504 or
Section 9-505 of the Uniform Commercial Code with respect to the Trademarks and Licenses, the Borrower agrees to assign, convey and otherwise transfer title in and to the Trademarks and the Licenses to the Agent or any transferee of the Agent and to execute and deliver to the Agent or any such transferee all such agreements, documents and instruments as may be necessary, in the Agent's sole discretion, to effect such assignment, conveyance and transfer. All of the Agent's rights and remedies with respect to the Trademarks and the Licenses, whether established hereby, by the Security Agreement, by any other agreements or by law, shall be cumulative and may be exercised separately or concurrently. Notwithstanding anything set forth herein to the contrary, it is hereby expressly agreed that upon the occurrence of an Event of Default, the Agent may exercise any of the rights and remedies provided in this Agreement, the Security Agreement and any of the other Loan Documents. The Borrower agrees that any notification of intended disposition of any of the Trademarks and Licenses required by law shall be deemed reasonably and properly given if given at least ten (10) days before such disposition; PROVIDED, HOWEVER, that the Agent may give any shorter notice that is commercially reasonable under the circumstances. Further, notwithstanding anything set forth herein to the contrary, in exercising any rights provided in this Agreement or any of the other Loan Documents the Agent shall not cause any of the Trademarks to be abandoned by assignment or conveyance of a Trademark separate from the goodwill symbolized by such mark.

            15. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of each of the Agent, the Lenders and the Issuing Banks and their respective nominees, successors and assigns. The Borrower's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession of or for the Borrower; PROVIDED, HOWEVER, that the Borrower shall not voluntarily assign or transfer its rights or obligations hereunder without the Agent's prior written consent.

            16. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED AND THE RIGHTS AND DUTIES OF THE PARTIES SHALL BE GOVERNED IN ALL RESPECTS IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

            17. NOTICES. All notices or other communications hereunder shall be given in the manner and to the addresses set forth in SECTION 13.08 of the Credit Agreement.

            18. SECTION TITLES. The section titles herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

            19. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            20. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. The Borrower agrees that the terms of SECTION 13.17 of the Credit Agreement with respect to consent to jurisdiction and service of process shall apply equally to this Agreement.

            21. WAIVER OF JURY TRIAL. EACH OF THE BORROWER AND THE AGENT WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE AGENT AND THE BORROWER ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EITHER THE BORROWER OR THE AGENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

            IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                    HEXCEL CORPORATION


                                    By: ______________________________
                                        Name:
                                        Title:



                                    Accepted and agreed to as of the day and year first above written.

                                    CITICORP USA, INC.,
                                     as Agent



                                    By:_______________________________
                                       Name:
                                       Title:

                                  SCHEDULE A
                                      TO
                         TRADEMARK SECURITY AGREEMENT
                         DATED AS OF FEBRUARY __, 1995


                    TRADEMARKS, ETC., AND APPLICATIONS

            [All trademarks, registered trademarks, trademark applications, service marks, registered service marks and service mark applications now owned or held by the Borrower.]

                                  SCHEDULE B
                                      TO
                         TRADEMARK SECURITY AGREEMENT
                         DATED AS OF FEBRUARY __, 1995


                               LICENSE AGREEMENTS

            [All trademark license agreements and service mark license agreements under which the Borrower is the licensee or licensor.]

STATE OF NEW YORK  )
                   )  SS
COUNTY OF NEW YORK )


            On the ___ day of February, 1995, before me personally came ________________, to me known, who being by me duly sworn, did depose and say that he/she resides at _______________________________; that he/she is the of Hexcel Corporation, the corporation described in and which accepted and agreed to the foregoing instrument; and that he/she signed his/her name thereto by authority of the board of directors of said corporation.



                                    ____________________________
                                    Notary Public

STATE OF NEW YORK  )
                   )  SS
COUNTY OF NEW YORK )

            On the ___ day of February, 1995, before me personally came ________________, to me known, who being by me duly sworn, did depose and say that he/she resides at _________________________________ that he/she is the of Citicorp USA, Inc., the corporation described in and which accepted and agreed to the foregoing instrument; and that he/she signed his/her name thereto by authority of the board of directors of said corporation.



                                    _____________________________
                                    Notary Public

                                   EXHIBIT M
                              TO CREDIT AGREEMENT
                         DATED AS OF FEBRUARY 8, 1995




                     FORM OF PATENT SECURITY AGREEMENT


            THIS PATENT SECURITY AGREEMENT ("Agreement") is made as of February 8, 1995, by and between Hexcel Corporation, a Delaware corporation ("Borrower") and Citicorp USA, Inc. ("Citicorp"), in its separate capacity as agent for the Lenders and the Issuing Banks (with its successors and permitted assigns in such capacity, the "Agent") under that certain Credit Agreement dated as of February 8, 1995 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among the Borrower, the financial institutions from time to time party thereto as Lenders (the "Lenders"), the financial institutions from time to time party thereto as Issuing Banks (the "Issuing Banks"), and Citicorp, as Agent.

                            W I T N E S S E T H:

            WHEREAS, the Borrower is a party to the Credit Agreement, pursuant to which the Lenders and the Issuing Banks have agreed to make loans and other financial accommodations to the Borrower from time to time; and

            WHEREAS, the Borrower and the Agent are parties to that certain Security Agreement of even date herewith (as the same has heretofore and may hereafter be amended, restated, supplemented or otherwise modified, from time to time, the "Security Agreement"), pursuant to which the Borrower has granted a security interest in certain of its assets to the Agent for the benefit of the Agent, the Lenders, the Issuing Banks and the other Holders; and

            WHEREAS, in order to secure the prompt and complete payment, observance and performance of (i) all of the Obligations and (ii) all of the Borrower's obligations and liabilities hereunder and in connection herewith (all such obligations liabilities hereunder and the Obligations being referred to as the "Liabilities"), the Agent, the Lenders and the Issuing Banks have required as a condition, among others, to entering into the Credit Agreement that the Borrower execute and deliver this Agreement;

            NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower agrees as follows:


            1.    DEFINED TERMS.

            (a) Unless otherwise defined herein, each capitalized term used herein that is defined in the Credit Agreement shall have the meaning specified for such term in the Credit Agreement.

            (b) The words "hereof," "herein," "hereby" and "hereunder" and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section references are to this Agreement unless otherwise specified.

            (c) All terms defined in this Agreement in the singular shall have comparable meanings when used in the plural, and VICE VERSA, unless otherwise specified.

            2. INCORPORATION OF PREMISES. The premises set forth above are incorporated into this Agreement by this reference thereto and are made a part hereof.

            3. SECURITY INTEREST IN PATENTS. To secure the complete and timely payment, performance and satisfaction of all of the Liabilities, the Borrower hereby grants to the Agent, for the benefit of the Agent, the Lenders, the Issuing Banks and the other Holders, a security interest in, as and by way of a first mortgage and security interest having priority over all other security interests, with power of sale to the extent permitted by applicable law, all of the Borrower's now owned or existing and hereafter acquired or arising:

            (i) patents and patent applications, and the inventions and improvements described and claimed therein, including, without limitation, those patents and patent applications listed on SCHEDULE A attached hereto and made a part hereof, and (a) the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (b) all income, royalties, damages and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements thereof, (c) the right to sue for past, present and future infringements thereof, (d) all patented technology and know-how, and (e) all of the Borrower's rights corresponding thereto throughout the world (all of the foregoing patents and applications, together with the items described in CLAUSES (a) through (e) in this PARAGRAPH 3(i) are sometimes hereinafter individually and/or collectively referred to as the "Patents"); and

            (ii) rights under or interest in any patent license agreements with any other party, whether the Borrower is a licensee or licensor under any such license agreement, including, without limitation, those patent license agreements listed on SCHEDULE B attached hereto and made a part hereof, in each case to the extent assigned without violation thereof, and the right to prepare for sale and sell any and all Inventory now or hereafter owned by the Borrower and now or hereafter covered by such licenses (all of the foregoing are hereinafter referred to collectively as the "Licenses").

            4. RESTRICTIONS ON FUTURE AGREEMENTS. The Borrower will not, without the Agent's prior written consent (which shall not be unreasonably withheld), enter into any agreement, including, without limitation, any license agreement, which is inconsistent with this Agreement, and the Borrower further agrees that it will not take any action, and will use its reasonable best efforts not to permit any action to be taken by others, including, without limitation, licensees, or fail to take any action, which would in any respect affect the validity or enforcement of the rights transferred to the Agent under this Agreement or the rights associated with any material Patents or Licenses.

            5. NEW PATENTS AND LICENSES. The Borrower represents and warrants that, from and after the Closing Date, to the best of its knowledge, after reasonable inquiry, (a) the Patents listed on SCHEDULE A include all of the patents and patent applications now owned or held by the Borrower, (b) the Licenses listed on SCHEDULE B include all of the patent license agreements under which the Borrower is the licensee or licensor which is material to the business of the Borrower and (c) other than the rights of any party to the Licenses with respect to the Patents, no liens, claims or security interests in such Patents and Licenses have been granted by the Borrower to any Person other than the Agent. If, prior to the termination of this Agreement, the Borrower shall (i) obtain rights to any new patentable inventions, (ii) become entitled to the benefit of any patent, patent application, license or any reissue, division, continuation, renewal, extension or continuation-in-part of any Patent or any improvement on any Patent or License, or (iii) enter into any new patent license agreement, the provisions of PARAGRAPH 3 above shall automatically apply thereto. The Borrower shall give to the Agent written notice of events described in CLAUSES (i), (ii) and (iii) of the preceding sentence not less frequently than on an annual basis. The Borrower hereby authorizes the Agent to modify this Agreement unilaterally (i) by amending SCHEDULE A to include any future patents and patent applications owned or held by Borrower, and by amending SCHEDULE B to include any patent license agreements to which Borrower becomes a party, which are Patents or Licenses under PARAGRAPH 3 above or under this PARAGRAPH 5, and (ii) by filing, in addition to and not in substitution for this Agreement, a duplicate original of this Agreement containing on Schedule A or B thereto, as the case may be, such future patents, patent applications and license agreements.

            6. ROYALTIES. The Borrower hereby agrees that the use by the Agent of the Patents and Licenses as authorized hereunder in connection with the Agent's exercise of its rights and remedies under PARAGRAPH 14 hereof or pursuant to SECTION 7 of the Security Agreement shall be coextensive with the Borrower's rights thereunder and with respect thereto and without any liability for royalties or other related charges from the Agent, the Lenders, the Issuing Banks or the other Holders to the Borrower.

            7.    RIGHT TO INSPECT; FURTHER ASSIGNMENTS AND SECURITY
INTERESTS. The Agent may at all reasonable times (and at any time when a Default or Event of Default exists) have access to, examine, audit, make copies (at the Borrower's expense) and extracts from and inspect the Borrower's premises and examine the Borrower's books, records and operations relating to the Patents and Licenses; PROVIDED, that in conducting such inspections and examinations, the Agent shall use reasonable efforts not to disturb unnecessarily the conduct of the Borrower's ordinary business operations.
Except as permitted under SECTION 9.02 of the Credit Agreement, the Borrower agrees not to sell or assign its respective interests in, or grant any license under, the Patents or the Licenses without the prior and express written consent of the Agent.

            8. NATURE AND CONTINUATION OF THE AGENT'S SECURITY INTEREST; TERMINATION OF THE AGENT'S SECURITY INTEREST; RELEASE OF COLLATERAL.

            (a) This Agreement is made for collateral security purposes only. This Agreement shall create a continuing security interest in the Patents and Licenses and shall terminate only when the Obligations have been paid in full in cash and the Credit Agreement has been terminated. Upon such termination and at the written request of the Borrower or its successors or assigns, and at the cost and expense of the Borrower or its successors or assigns, the Agent shall execute in a timely manner such instruments, documents or agreements as are necessary or desirable to terminate the Agent's security interest in the Patents and the Licenses, subject to any disposition thereof which may have been made by the Agent pursuant to this Agreement or the Security Agreement.

            (b) Notwithstanding anything in this Agreement to the contrary, the Borrower may, to the extent permitted by SECTION 9.02 of the Credit Agreement sell, assign, transfer or otherwise dispose of any Patents and any Licenses. In addition, the

Patents and Licenses shall be subject to release from time to time (with the Patents and Licenses referred to in the immediately preceding sentence, the "Released Collateral") in accordance with SECTION 12.09(c) of the Credit Agreement. The Liens under this Agreement shall terminate with respect to the Released Collateral upon such sale, transfer, assignment, disposition or release, and upon the request of the Borrower, the Agent shall execute and deliver such instrument or document as may be necessary to release the Liens granted hereunder; PROVIDED, HOWEVER, that (i) the Agent shall not be required to execute any such documents on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Liabilities or any Liens on (or obligations of the Borrower in respect of) all interests retained by the Borrower, including without limitation, the proceeds of any sale, all of which shall continue to constitute part of the Patents and Licenses.

            9. DUTIES OF THE BORROWER. The Borrower shall have the duty, to the extent desirable in the normal conduct of the Borrower's business, to:
(i) prosecute diligently any material patent application that is part of the Patents pending as of the date hereof or hereafter until the termination of this Agreement, and (ii) make application on unpatented but patentable inventions. The Borrower further agrees (i) not to abandon any material Patent or License without the prior written consent of the Agent, and (ii) to use its reasonable best efforts to obtain and maintain in full force and effect the Patents and the Licenses that are or shall be necessary or economically desirable in the operation of the Borrower's business. Any expenses incurred in connection with the foregoing shall be borne by the Borrower. Neither the Agent, any of the Lenders nor any of the Issuing Banks shall have any duty with respect to the Patents and Licenses. Without limiting the generality of the foregoing, neither the Agent, any of the Lenders nor any of the Issuing Banks shall be under any obligation to take any steps necessary to preserve rights in the Patents or Licenses against any other parties, but the Agent may do so at its option from and after the occurrence of an Event of Default, and all expenses incurred in connection therewith shall be for the sole account of the Borrower and shall be added to the Liabilities secured hereby.

            10. THE AGENT'S RIGHT TO SUE. From and after the occurrence of an Event of Default, the Agent shall have the right, but shall not be obligated, to bring suit in its own name to enforce the Patents and the Licenses and, if the Agent shall commence any such suit, the Borrower shall, at the request of the Agent, do any and all lawful acts and execute any and all proper documents required by the Agent in aid of such enforcement. The Borrower shall, upon demand, promptly reimburse the Agent for all costs and expenses incurred by the Agent in the exercise of its rights under this PARAGRAPH 10 (including, without limitation, reasonable fees and expenses of attorneys for the Agent).

            11. WAIVERS. The Agent's failure, at any time or times hereafter, to require strict performance by the Borrower of any provision of this Agreement shall not waive, affect or diminish any right of the Agent thereafter to demand strict compliance and performance therewith nor shall any course of dealing between the Borrower and the Agent have such effect. No single or partial exercise of any right hereunder shall preclude any other or further exercise thereof or the exercise of any other right. None of the undertakings, agreements, warranties, covenants and representations of the Borrower contained in this Agreement shall be deemed to have been suspended or waived by the Agent unless such suspension or waiver is in writing signed by an officer of the Agent and directed to the Borrower specifying such suspension or waiver.

            12. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but the provisions of this Agreement are severable, and if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part hereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

            13. MODIFICATION. This Agreement cannot be altered, amended or modified in any way, except as specifically provided in PARAGRAPH 5 hereof or by a writing signed by the parties hereto.

            14. CUMULATIVE REMEDIES; POWER OF ATTORNEY. The Borrower hereby designates, constitutes and appoints the Agent (and all Persons designated by the Agent in its sole and absolute discretion) as the Borrower's true and lawful attorney-in-fact, and authorizes the Agent and any of the Agent's designees, in the Borrower's or the Agent's name, to take any action and execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, from and after the occurrence of an Event of Default, to (i) endorse the Borrower's name on all applications, documents, papers and instruments necessary or desirable for the Agent in the use, prosecution or protection of the Patents or the Licenses, (ii) assign, pledge, convey or otherwise transfer title in or dispose of the Patents or the Licenses to anyone on commercially reasonable terms, (iii) grant or issue any exclusive or nonexclusive license under the Patents or, to the extent permitted, under the Licenses, to anyone on commercially reasonable terms, and
(iv) take any other actions with respect to the Patents or the Licenses as the Agent, any of the Lenders or any of the Issuing Banks deems in its or their own best interest. The Borrower hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable until all of the Obligations shall have been paid in full in cash and the Credit Agreement shall have been terminated. The Borrower acknowledges and agrees that this Agreement is not intended to limit or restrict in any way the rights and remedies of the Agent, any of the Lenders or any of the Issuing Banks under the Credit Agreement, but rather is intended to facilitate the exercise of such rights and remedies.

            The Agent shall have, in addition to all other rights and remedies given it by the terms of this Agreement, all rights and remedies allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which the Patents or the Licenses may be located or deemed located. Upon the occurrence of an Event of Default and the election by the Agent to exercise any of its remedies under Section 9-504 or
Section 9-505 of the Uniform Commercial Code with respect to the Patents and Licenses, the Borrower agrees to assign, convey and otherwise transfer title in and to the Patents and the Licenses to the Agent or any transferee of the Agent and to execute and deliver to the Agent or any such transferee all such agreements, documents and instruments as may be necessary, in the Agent's sole discretion, to effect such assignment, conveyance and transfer. All of the Agent's rights and remedies with respect to the Patents and the Licenses, whether established hereby, by the Credit Agreement, by any other agreements or by law, shall be cumulative and may be exercised separately or concurrently. Notwithstanding anything set forth herein to the contrary, it is hereby expressly agreed that upon the occurrence of an Event of Default, the Agent may exercise any of the rights and remedies provided in this Agreement, the Credit Agreement and any of the other Loan Documents. The Borrower agrees that any notification of intended disposition of any of the Patents and Licenses required by law shall be deemed reasonably and properly given if given at least ten (10) days before such disposition; PROVIDED, HOWEVER, that the Agent may give any shorter notice that is commercially reasonable under the circumstances.

            15. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of each of the Agent, the Lenders and the Issuing Banks and their respective nominees, successors and assigns. The Borrower's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession of or for the Borrower; PROVIDED, HOWEVER, that the Borrower shall not voluntarily assign or transfer its rights or obligations hereunder without the Agent's prior written consent.

            16. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED AND THE RIGHTS AND DUTIES OF THE PARTIES SHALL BE GOVERNED IN ALL RESPECTS IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

            17. NOTICES. All notices or other communications hereunder shall be given in the manner and to the addresses set forth in SECTION 13.08 of the Credit Agreement.

            18. SECTION TITLES. The section titles herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

            19. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            20.   CONSENT TO JURISDICTION AND SERVICE OF PROCESS.  The
Borrower agrees that the terms of SECTION 13.17 of the Credit Agreement with respect to consent to jurisdiction and service of process shall apply equally to this Agreement.

            21. WAIVER OF JURY TRIAL. EACH OF THE BORROWER AND THE AGENT WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE AGENT AND THE BORROWER ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EITHER THE BORROWER OR THE AGENT MAY FILE AN ORIGINAL COUNTERPART OR COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

            IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                    HEXCEL CORPORATION


                                    By: ______________________________
                                        Name:
                                        Title:




                                    Accepted and agreed to as of the day and year first above written.

                                    CITICORP USA, INC.,
                                     as Agent



                                    By:_______________________________
                                       Name:
                                       Title:

                                  SCHEDULE A
                                      TO
                           PATENT SECURITY AGREEMENT
                         DATED AS OF FEBRUARY __, 1995


                        PATENTS AND PATENT APPLICATIONS



                                                            SERIAL/PATENT
PROJECT NO/                                                 NO. FILING/
STATUS          TITLE           INVENTOR                    ISSUED DATE
- ------          -----           --------                    -----------

                                 SCHEDULE B
                                      TO
                           PATENT SECURITY AGREEMENT
                         DATED AS OF FEBRUARY __, 1995


                              LICENSE AGREEMENTS


                LICENSES FROM THE BORROWER TO OTHER COMPANIES


      COMPANY         SUBJECT                 TERM
      -------         -------                 ----







               LICENSES FROM OTHER COMPANIES TO THE BORROWER


      COMPANY         SUBJECT/TYPE            TERM
      -------         ------------            ----

STATE OF NEW YORK  )
                   )  SS
COUNTY OF NEW YORK )

            On the ___ day of February, 1995, before me personally came ________________, to me known, who being by me duly sworn, did depose and say that he/she resides at _______________________ __________________________; that he/she is the ____________________ of Hexcel Corporation, the corporation described in and which accepted and agreed to the foregoing instrument; and that he/she signed his/her name thereto by authority of the board of directors of said corporation.



                                    ____________________________
                                    Notary Public

STATE OF NEW YORK  )
                   )  SS
COUNTY OF NEW YORK )

            On the ___ day of February, 1995, before me personally came ________________, to me known, who being by me duly sworn, did depose and say that he/she resides at ______________________ ______________________; that he/she is the __________________ of Citicorp USA, Inc., the corporation described in and which accepted and agreed to the foregoing instrument; and that he/she signed his/her name thereto by authority of the board of directors of said corporation.





                                    _____________________________
                                    Notary Public

                                    EXHIBIT N
                               TO CREDIT AGREEMENT
                          DATED AS OF FEBRUARY 8, 1995



                       FORM OF BORROWER PLEDGE AGREEMENT


            THIS PLEDGE AGREEMENT (as amended, supplemented or otherwise modified from time to time, this "Pledge Agreement"), dated as of February 8, 1995, by and between Hexcel Corporation, a Delaware corporation (with its successors and permitted assigns, the "Pledgor"), and Citicorp USA, Inc., in its separate capacity as Agent (with its successors and permitted assigns in such capacity, the "Agent") for the Lenders (as defined below) and the Issuing Banks (as defined below) party to that certain Credit Agreement dated as of February 8, 1995 among Hexcel Corporation as borrower (the "Borrower"), the financial institutions from time to time party thereto as Lenders (the "Lenders"), the financial institutions from time to time party thereto as Issuing Banks (the "Issuing Banks"), and Citicorp, as Agent (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings ascribed thereto in the Credit Agreement.


                                  WITNESSETH:

            WHEREAS, the Pledgor is a party to the Credit Agreement, pursuant to which the Lenders have agreed, subject to certain conditions precedent, to make loans and other financial accommodations to the Pledgor from time to time;

            WHEREAS, the Pledgor owns (i) the shares of capital stock described in EXHIBIT A hereto and issued by the issuers named therein and (ii) the indebtedness described in EXHIBIT C hereto and issued by the obligors named therein; and

            WHEREAS, in order to secure the prompt and complete payment, observance and performance of (i) all of the Obligations and (ii) all of the Borrower's obligations and liabilities hereunder and in connection herewith (all the Obligations and such obligations hereunder being hereinafter referred to collectively as the "Liabilities"), the Agent, the Lenders and the Issuing Banks have required, as a condition, among others, to entering into the Credit Agreement, that the Pledgor execute and deliver this Pledge Agreement;

            NOW, THEREFORE, for and in consideration of the foregoing and of any financial accommodations or extensions of credit (including, without limitation, any loan or advance by renewal, refinancing or extension of the agreements described hereinabove or otherwise) heretofore, now or hereafter made to or for the benefit of the Pledgor pursuant to the Credit Agreement or any other agreement, instrument or document executed pursuant to or in connection therewith, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor and the Agent hereby agree as follows:

            1.    DEFINED TERMS.

            (a) Unless otherwise defined herein, each capitalized term used herein that is defined in the Credit Agreement shall have the meaning specified for such term in the Credit Agreement. Unless otherwise defined herein, all terms defined in Article 8 and Article 9 of the Uniform Commercial Code in effect as of the date hereof in the State of New York are used herein as defined therein.

            (b) The words "hereby," "hereof," "herein" and "hereunder" and words of like import when used in this Pledge Agreement shall refer to this Pledge Agreement as a whole and not to any particular provision of this Pledge Agreement, and section references are to this Pledge Agreement unless otherwise specified.

            (c) All terms defined in this Pledge Agreement in the singular shall have comparable meanings when used in the plural, and VICE VERSA, unless otherwise specified.

            2. PLEDGE. The Pledgor hereby pledges to the Agent, for the benefit of the Agent, the Lenders, the Issuing Banks and the other Holders and grants to the Agent for the benefit of the Agent, the Lenders, the Issuing Banks and the other Holders, a security interest in, the following (collectively, the "Pledged Collateral"):

            (a) The shares of the capital stock described in EXHIBIT A hereto, and the certificates representing the shares of such capital stock, all options and warrants for the purchase of shares of such capital stock (all of said capital stock, options and warrants and all capital stock held in the name of the Pledgor as a result of the exercise of such options or warrants being hereinafter collectively referred to as the "Pledged Stock"), herewith delivered to the Agent accompanied by stock powers in the form of EXHIBIT B attached hereto and made a part hereof (the "Stock Powers") duly executed in blank, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Stock;

            (b) All additional shares of stock of any issuer of the Pledged Stock from time to time acquired by the Pledgor in any manner, and all of the shares of the capital stock issued to the Pledgor by any other issuer after the date hereof, and the certificates representing such additional shares (any such additional shares shall constitute part of the Pledged Stock and the Agent is irrevocably authorized to amend EXHIBIT A from time to time to reflect such additional shares), and all options, warrants, dividends, cash, instruments and other rights and options from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;

            (c) The indebtedness described in EXHIBIT C attached hereto (the "Pledged Debt") and the instruments evidencing such Pledged Debt, duly endorsed and in transferable form, all payments of principal thereof and interest thereon, due and to become due thereunder, and all books and records applicable thereto, herewith delivered to the Agent;

            (d) All additional evidence of indebtedness from time to time owed to the Pledgor by any obligor, duly endorsed and in transferable form, and all payments of principal thereof and interest thereon, due and to become due thereunder, and all books and records applicable thereto (such additional obligations shall constitute part of the Pledged Debt and the Agent is irrevocably authorized to amend EXHIBIT C from time to time to reflect such additional obligations);

            (e) The property and interests in property described in SECTION 4 below; and

            (f) All proceeds of the foregoing.

            3. SECURITY FOR OBLIGATIONS. The Pledged Collateral secures the prompt payment, performance and observance of the Liabilities.

            4. PLEDGED COLLATERAL ADJUSTMENTS. If, during the term of this Pledge Agreement:

            (a) Any stock dividend, reclassification, readjustment or other change is declared or made in the capital structure of any issuer of Pledged Stock, or any option included within the Pledged Collateral is exercised, or both, or

            (b) Any subscription warrants or any other rights or options shall be issued in connection with the Pledged Collateral, or

            (c) Any additional indebtedness owing to the Pledgor is incurred by any of the obligors of the Pledged Debt,

then all new, substituted and additional shares, warrants, rights, options, notes or other securities, issued by reason of any of the foregoing, shall be immediately delivered to and held by the Agent under the terms of this Pledge Agreement and shall constitute

Pledged Collateral hereunder; PROVIDED, HOWEVER, that nothing contained in this SECTION 4 shall be deemed to permit any stock dividend, issuance of additional stock, warrants, rights or options, reclassification, readjustment or other change in the capital structure of any issuer of Pledged Stock which is prohibited in the Credit Agreement.

            5. SUBSEQUENT CHANGES AFFECTING PLEDGED COLLATERAL. The Pledgor represents and warrants that it has made its own arrangements for keeping informed of changes or potential changes affecting the Pledged Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and the Pledgor agrees that neither the Agent nor any of the Lenders, Issuing Banks or any other Holder shall have any obligation to inform the Pledgor of any such changes or potential changes or to take any action or omit to take any action with respect thereto. The Agent may, upon the occurrence and during the continuation of an Event of Default, without notice and at its option, transfer or register the Pledged Collateral or any part thereof into its or its nominee's name with or without any indication that such Pledged Collateral is subject to the security interest hereunder. In addition, the Agent may at any time exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

            6. REPRESENTATIONS AND WARRANTIES. The Pledgor represents and warrants as follows:

            (a) The Pledgor is the sole legal and beneficial owner of the percentage of the issued and outstanding shares of capital stock of the respective issuers thereof listed on EXHIBIT A hereto, free and clear of any Lien except for the security interest created by this Pledge Agreement, and the Pledged Stock constitutes that percentage of the issued and outstanding shares of capital stock of the respective issuers thereof set forth in EXHIBIT A hereto;

            (b) The Pledgor is the sole legal and beneficial owner of the Pledged Debt, free and clear of any Lien except for the security interest created by this Pledge Agreement, and the Pledged Debt (i) constitutes all of the outstanding indebtedness for money borrowed or for any deferred purchase price of property of the respective obligors thereof owing to the Pledgor and (ii) are each a valid and binding obligation of its respective obligor, enforceable in accordance with its terms, except as such enforceability may be limited by (x) bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and (y) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (c) The Pledgor has full corporate power and authority to execute, deliver and perform this Pledge Agreement;

            (d) There are no restrictions upon the voting rights associated with, or upon the transfer of, any of the Pledged Collateral, other than pursuant to this Pledge Agreement;

            (e) The Pledgor has the right to vote, pledge and grant a security interest in or otherwise transfer such Pledged Collateral free of any Liens;

            (f) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge of the Pledged Collateral pursuant to this Pledge Agreement or for the execution, delivery or performance of this Pledge Agreement by the Pledgor or (ii) for the exercise by the Agent of the voting or other rights provided for in this Pledge Agreement or the remedies in respect of the Pledged Collateral pursuant to this Pledge Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally);

            (g) The pledge of the Pledged Collateral pursuant to this Pledge Agreement creates a valid and perfected first priority security interest in the Pledged Collateral, in favor of the Agent for the benefit of the Agent, the Lenders, the Issuing Banks and the other Holders securing the payment and performance of the Liabilities;

            (h) The Stock Powers are duly executed and give the Agent the authority they purport to confer; and

            (i) The grant and perfection of the security interests in the Pledged Collateral for the benefit of the Agent, the Lenders, the Issuing Banks and the other Holders, in accordance with the terms herein, are not made in violation of the registration of the Securities Act of 1933 (the "Securities Act"), any applicable provisions of other federal securities laws, state securities or "Blue Sky" law, foreign securities law, or applicable general corporation law or any other applicable law.

            7. VOTING RIGHTS. During the term of this Pledge Agreement, and except as provided in this SECTION 7 below, the Pledgor shall have the right to vote the Pledged Stock on all corporate questions in a manner not inconsistent with the terms of this Pledge Agreement, the Credit Agreement and any other agreement, instrument or document executed pursuant thereto or in connection therewith. Upon the occurrence and during the continuance of an Event of Default, the Agent may, at the Agent's option and following written notice from the Agent to the Pledgor, exercise all voting powers pertaining to the Pledged Collateral, including the right to take action by shareholder consent.

            8. DIVIDENDS AND OTHER DISTRIBUTIONS. (a) So long as no Event of Default shall have occurred and is continuing:

            (i) The Pledgor shall be entitled to receive and retain any and all dividends and interest paid in respect of the Pledged Collateral, PROVIDED, HOWEVER, that any and all

                  (A) dividends and interest paid or payable other than in cash with respect to, and instruments and other property received, receivable or otherwise distributed with respect to, or in exchange for, any of the Pledged Collateral;

                  (B) dividends and other distributions paid or payable in cash with respect to any of the Pledged Collateral on account of a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus; and

                  (C) cash paid, payable or otherwise distributed with respect to principal of, or in redemption of, or in exchange for, any of the Pledged Collateral;

      shall be Pledged Collateral, and shall be forthwith delivered to the Agent to hold, for the benefit of the Agent, the Lenders, the Issuing Banks and the other Holders, as Pledged Collateral and shall, if received by the Pledgor, be received in trust for the Agent, for the benefit of the Agent, the Lenders, the Issuing Banks and the other Holders, be segregated from the other property or funds of the Pledgor, and be delivered immediately to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsement); and

            (ii) The Agent shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to receive the dividends or interest payments which the Pledgor is authorized to receive and retain pursuant to CLAUSE (i) above.

      (b) Upon the occurrence and during the continuance of an Event of Default:

            (i) All rights of the Pledgor to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to SECTION 8(a)(i) hereof shall cease, and all such rights shall thereupon become vested in the Agent, for the benefit of the Agent, the Lenders, the Issuing Banks and the other Holders, which shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends and interest payments; and

            (ii) All dividends and interest payments which are received by the Pledgor contrary to the provisions of CLAUSE (i) of this SECTION 8(b) shall be received in trust for the Agent, for the benefit of the Agent, the Lenders, the Issuing Banks and the other Holders, shall be segregated from other funds of the Pledgor and shall be paid over immediately to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsements).

            (iii) The Pledgor shall, upon the request of the Agent, at Pledgor's expense, execute and deliver all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Agent, the Pledgor or its or their counsel, advisable to register the applicable Pledged Collateral under the provisions of the Securities Act, and to exercise its best efforts to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Agent, the Pledgor or its or their counsel, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

            (iv) The Pledgor shall, upon the request of the Agent, at Pledgor's expense, use its best efforts to qualify the Pledged Collateral under state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Pledged Collateral, as requested by the Agent;

            (v) The Pledgor shall, upon the request of the Agent, at the Pledgor's expense, make available to the holders of its securities, as soon as practicable, earnings statements which will satisfy the provisions of Section 11(a) of the Securities Act; and

            (vi) The Pledgor shall, upon the request of the Agent, at the Pledgor's expense, do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged Collateral or any part thereof valid and binding and in compliance with applicable law.

The Pledgor will reimburse the Agent for all expenses incurred by the Agent, including, without limitation, reasonable attorneys' and accountants' fees and expenses in connection with the foregoing. Upon or at any time after the occurrence and during the continuance of an Event of Default, if the Agent determines that, prior to any public offering of any securities constituting part of the Pledged Collateral, such securities should be registered under the Securities Act and/or registered or qualified under any other federal or state law and such registration and/or qualification is not practicable, then the Pledgor agrees that it will be commercially reasonable if a private sale, upon at least ten (10) Business Days' notice to the Pledgor, is arranged so as to avoid a public offering, even though the sales price established and/or obtained at such private sale may be substantially less than prices which could have been obtained for such security on any market or exchange or in any other public sale.

            9. TRANSFERS AND OTHER LIENS. The Pledgor agrees that it will not (i) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral without the prior written consent of the Agent, other than in accordance with SECTION 9.02 of the Credit Agreement, or (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interest under this Pledge Agreement.

            10. REMEDIES; APPLICATION OF PROCEEDS. (a) The Agent shall have, in addition to any other rights given under this Pledge Agreement or by law, all of the rights and remedies with respect to the Pledged Collateral of a secured party under the Uniform Commercial Code as in effect in the State of New York. In addition, upon the occurrence and during the continuance of an Event of Default, the Agent shall have such powers of sale and other powers as may be conferred by applicable law. With respect to the Pledged Collateral or any part thereof which shall then be in or shall thereafter come into the possession or custody of the Agent or which the Agent shall otherwise have the ability to transfer under applicable law, the Agent may, in its sole discretion, without notice except as specified below, after the occurrence of an Event of Default, sell or cause the same to be sold at any exchange, broker's board or at public or private sale, in one or more sales or lots, at such price as the Agent may deem best, for cash or on credit or for future delivery, without assumption of any credit risk, and the purchaser of any or all of the Pledged Collateral so sold shall thereafter own the same, absolutely free from any claim, encumbrance or right of any kind whatsoever. The Agent, any Lender and any Issuing Bank may, in its own name, or in the name of a designee or nominee, buy the Pledged Collateral at any public sale and, if permitted by applicable law, buy the Pledged Collateral at any private sale. In the event of a sale of any Collateral, or any part thereof, to a Lender, an Issuing Bank or the Agent upon the occurrence and during the continuance of an Event of Default, such Lender, such Issuing Bank or the Agent, as the case may be, shall not deduct or offset from any part of the purchase price to be paid therefor any indebtedness owing to it by the Pledgor. The Pledgor will pay to the Agent all reasonable expenses (including, without limitation, court costs and reasonable attorneys' expenses) of, or incidental to, the enforcement of any of the provisions hereof. The Agent agrees to distribute any proceeds of the sale of the Pledged Collateral in accordance with the Credit Agreement (including, without limitation, SECTION
3.02 thereof) and the Pledgor shall
remain liable for any deficiency following the sale of the Pledged Collateral.

      (b) Unless any of the Pledged Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, the Agent will give the Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, commercial finance companies, insurance companies or other financial institutions disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable. Notwithstanding any provision to the contrary contained herein, the Pledgor agrees that any requirements of reasonable notice shall be met if such notice is received by the Pledgor as provided in SECTION 20 below at least ten
(10) Business Days before the time of the sale or disposition; PROVIDED, HOWEVER, that the Agent may give any shorter notice that is commercially reasonable under the circumstances. Any other requirement of notice, demand or advertisement for sale is waived, to the extent permitted by law.

            (c) In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Pledged Collateral may be effected after an Event of Default, the Pledgor agrees that upon the occurrence and during the continuance of an Event of Default, the Agent may, from time to time, attempt to sell all or any part of the Pledged Collateral by means of a private placement restricting the bidders and prospective purchasers to those who are qualified and will represent and agree that they are purchasing for investment only and not for distribution. In so doing, the Agent may solicit offers to buy the Pledged Collateral, or any part of it, from a limited number of investors deemed by the Agent, in its reasonable judgment, to be financially responsible parties who might be interested in purchasing the Pledged Collateral. If the Agent solicits such offers from not less than four (4) such investors, then the acceptance by the Agent of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposing of such Pledged Collateral; PROVIDED, HOWEVER, that this Section does not impose a requirement that the Agent solicit offers from four or more investors in order for the sale to be commercially reasonable.

            11. AGENT APPOINTED ATTORNEY-IN-FACT. The Pledgor hereby appoints the Agent its attorney-in-fact, with full authority, in the name of the Pledgor or otherwise, upon the occurrence and during the continuance of an Event of Default, from time to time in the Agent's sole discretion, to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation (subject to SECTION 8 hereof), to receive, endorse and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same and to arrange for the transfer of all or any part of the Pledged Collateral on the books of each of the issuers of such Pledged Stock or obligors of such Pledged Debt to the name of the Agent or the Agent's nominee.

            12. WAIVERS. The Pledgor waives presentment and demand for payment of any of the Obligations, protest and notice of dishonor or Event of Default with respect to any of the Obligations and all other notices to which the Pledgor might otherwise be entitled except as otherwise expressly provided herein or in the Credit Agreement.

            13.   TERMINATION OF THIS SECURITY AGREEMENT; RELEASE OF
COLLATERAL.      (a)  The pledge made and the security interest granted by the
Pledgor under this Pledge Agreement shall terminate against all the Collateral upon final payment in full in cash of the Obligations and termination of the Revolving Credit Commitments under the Credit Agreement. Upon such termination (other than as a result of the sale of the Pledged Collateral) and at the written request of the Pledgor or its successors or assigns, and at the cost and expense of the Pledgor or its successors or assigns, the Agent shall execute in a timely manner such instruments, documents or agreements as are necessary or desirable to terminate the Agent's security interest in the Pledged Collateral and deliver the Pledged Stock, the Intercompany Notes and the Stock Powers, subject to any disposition made by the Agent pursuant to the Pledge Agreement.

            (b) Notwithstanding anything in this Pledge Agreement to the contrary, the Pledgor may, to the extent permitted by SECTION 9.02 and 9.13 of the Credit Agreement, sell, assign, transfer or otherwise dispose of any Pledged Collateral. In addition, the Collateral shall be subject to release from time to time (with the Collateral referred to in the immediately preceding sentence, the "Released Collateral") in accordance with SECTION 12.09(c) of the Credit Agreement. The Liens under this Pledge Agreement shall terminate with respect to the Released Collateral upon such sale, transfer, assignment, disposition or release, and, upon the request of the Pledgor, the Agent shall execute and deliver such instruments or documents as may be necessary to release the Liens granted hereunder; PROVIDED, HOWEVER, that (i) the Agent shall not be required to execute any such documents on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Liabilities or any Liens on (or obligations of the Pledgor in respect of) all interests retained by the Pledgor, including without limitation, the proceeds of any sale, all of which shall continue to constitute part of the Collateral unless and until applied strictly in accordance with the Loan Documents.

            14. SUCCESSORS AND ASSIGNS. This Pledge Agreement shall be binding upon the Pledgor and its successors, and upon any assign(s) of the Pledgor in accordance with SECTION 13.16 of the Credit Agreement, and shall inure to the benefit of the Agent, the Lenders, the Issuing Banks and the other Holders, and their respective successors and assigns. Nothing set forth herein or in any other Loan Document is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Pledge Agreement, the Credit Agreement or any other Loan Document or any Pledged Collateral. The Pledgor's successors shall include, without limitation, a receiver, trustee or debtor-in-possession of or for the Pledgor.

            15. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED AND THE RIGHTS AND DUTIES OF THE PARTIES SHALL BE GOVERNED BY IN ALL RESPECTS IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, EXCEPT FOR PERFECTION AND ENFORCEMENT OF SECURITY INTERESTS AND LIENS IN OTHER JURISDICTIONS WHICH SHALL BE GOVERNED BY THE LAWS OF THOSE JURISDICTIONS.

            16.   CONSENT TO JURISDICTION AND SERVICE OF PROCESS. The
Pledgor agrees that the terms of SECTION 13.17 of the Credit Agreement with respect to consent to jurisdiction and service of process shall apply equally to this Pledge Agreement.

            17.  WAIVER OF JURY TRIAL.  EACH OF THE PLEDGOR AND THE AGENT
WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE AGENT AND THE PLEDGOR ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EITHER THE PLEDGOR OR THE AGENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

            18. WAIVER OF BOND. The Pledgor waives the posting of any bond otherwise required of the Agent in connection with any judicial process or proceeding to realize on the Pledged Collateral or any other security for the Obligations, to enforce any judgment or other court order entered in favor of the Agent, or to enforce by specific performance, temporary restraining order, or preliminary or permanent injunction, this Pledge Agreement or any other agreement or document between the Agent and the Pledgor.

            19. ADVICE OF COUNSEL. The Pledgor represents and warrants to the Agent and the Lenders that it has discussed this Pledge Agreement and, specifically, the provisions of SECTIONS 15 through 18 hereof, with the Pledgor's attorneys.

            20. SEVERABILITY. Whenever possible, each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Pledge Agreement shall be held to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

            21. FURTHER ASSURANCES. The Pledgor agrees that it will cooperate with the Agent and will execute and deliver, or cause to be executed and delivered, all such other stock powers, proxies, instruments and documents, and will take all such other actions, including, without limitation, the execution and filing of financing statements, as the Agent may reasonably request from time to time in order to carry out the provisions and purposes of this Pledge Agreement.

            22. THE AGENT'S DUTY OF CARE. The Agent shall not be liable for any acts, omissions, errors of judgment or mistakes of fact or law including, without limitation, acts, omissions, errors or mistakes with respect to the Pledged Collateral, except for those arising out of or in connection with the Agent's (i) gross negligence or willful misconduct as determined in a final non-appealable judgment by a court of competent jurisdiction, or (ii) failure to use reasonable care with respect to the safe custody of the Pledged Collateral in the Agent's possession. Without limiting the generality of the foregoing, the Agent shall be under no obligation to take any steps necessary to preserve rights in the Pledged Collateral against any other parties but may do so at its option. All expenses incurred in connection therewith shall be for the sole account of the Pledgor, and shall constitute part of the Obligations secured hereby.

            23. NOTICES. All notices and other communications hereunder shall be given in the manner and to the addresses set forth in SECTION 13.08 of the Credit Agreement.

            24. AMENDMENTS, WAIVERS AND CONSENTS. None of the terms or provisions of this Pledge Agreement may be waived, altered, modified or amended, and no consent to any departure by the Pledgor herefrom shall be effective, except by or pursuant to an instrument in writing which (i) is duly executed by the Pledgor and the Agent and (ii) complies with the requirements of the Credit Agreement. Any such waiver shall be valid only to the extent set forth therein. A waiver by the Agent of any right or remedy under this Pledge Agreement on any one occasion shall not be construed as a waiver of any right or remedy which the Agent would otherwise have on any future occasion. No failure to exercise or delay in exercising any right, power or privilege under this Pledge Agreement on the part of the Agent shall operate as a waiver thereof; and no single or partial exercise of any right, power or privilege under this Pledge Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

            25. SECTION TITLES. The section titles herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

            26. EXECUTION IN COUNTERPARTS. This Pledge Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            IN WITNESS WHEREOF, the Pledgor and the Agent have executed this Pledge Agreement as of the date set forth above.

                                          HEXCEL CORPORATION


                                          By:________________________
                                             Name:
                                             Title:



                                          CITICORP USA, INC., as Agent


                                          By:_________________________
                                             Name:
                                             Title:

                                 ACKNOWLEDGMENT


            The undersigned hereby acknowledges receipt of a copy of the foregoing Pledge Agreement, agrees promptly to note on its books the security interests granted under such Pledge Agreement, and waives any rights or requirement at any time hereafter to receive a copy of such Pledge Agreement in connection with the registration of any Pledged Collateral in the name of the Agent or its nominee or the exercise of voting rights by the Agent.


                                    [SUBSIDIARIES]


                                    By: ___________________________
                                      Name:
                                      Title:

                                    EXHIBIT A
                                       to
                                PLEDGE AGREEMENT
                          dated as of February __, 1995



                                 PLEDGED STOCK
                                 -------------



                              PERCENTAGE OF                SHARES OF CAPITAL
                              ISSUED AND OUTSTANDING       STOCK OWNED BY
                              CAPITAL STOCK OWNED          THE PLEDGOR SUBJECT
STOCK ISSUER                  BY THE PLEDGOR               TO PLEDGE
- ------------                  --------------               ---------

                                      EXHIBIT B
                                         to
                                  PLEDGE AGREEMENT
                            dated as of February __, 1995



                                FORM OF STOCK POWER




                                    STOCK POWER


            FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer to _______________________________ ___ Shares of Common Stock of
______________________ represented by Certificate[s] No. __ [and __] (the "Stock"), standing in the name of the undersigned on the books of said corporation and does hereby irrevocably constitute and appoint _______________________________________________________ as the undersigned's true and lawful attorney, for and in name and stead, to sell, assign and transfer all or any of the Stock, and for that purpose to make and execute all necessary acts of assignment and transfer thereof; and to substitute one or more persons with like full power, hereby ratifying and confirming all that said attorney or substitute or substitutes shall lawfully do by virtue hereof.



Dated: _______________



                                    HEXCEL CORPORATION


                                    By:_________________________
                                       Name:
                                       Title:

                                      EXHIBIT C
                                         to
                                  PLEDGE AGREEMENT
                            dated as of February __, 1995



                                   PLEDGED DEBT




DEBT ISSUER                   PRINCIPAL AMOUNT                MATURITY
- -----------                   ----------------                --------

                                   EXHIBIT O
                               TO CREDIT AGREEMENT
                          DATED AS OF FEBRUARY 8, 1995


                     FORM OF SUBSIDIARY SECURITY AGREEMENT


            THIS SUBSIDIARY SECURITY AGREEMENT (as amended, supplemented or otherwise modified from time to time, this "Subsidiary Security Agreement"), dated as of February 8, 1995 by and among HEXCEL INTERNATIONAL, a California corporation, HEXCEL FAR EAST, a California corporation, and HEXCEL TECHNOLOGIES, INC., a Delaware corporation (each individually and with its respective successors and permitted assigns, a "Grantor," and collectively the "Grantors"), and Citicorp USA, Inc., in its capacity as agent (with its successors in such capacity, the "Agent") for the Lenders (as defined below) and the Issuing Banks (as defined below) under that certain Credit Agreement dated as of February 8, 1995 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among Hexcel Corporation as borrower (the "Borrower"), the Agent, the lenders from time to time a party thereto (the "Lenders"), and the issuing banks from time to time a party thereto (the "Issuing Banks").

                                  WITNESSETH:

            WHEREAS, Hexcel Corporation, a Delaware corporation, as borrower (the "Borrower") is a party to the Credit Agreement, pursuant to which the Lenders and the Issuing Banks have agreed, subject to certain conditions precedent, to make loans and other financial accommodations to the Borrower from time to time;

            WHEREAS, the Grantors have directly and indirectly benefitted, and will directly and indirectly benefit from the loans and other financial accommodations made to the Borrower pursuant to the Credit Agreement;

            WHEREAS, to induce the Lenders, the Issuing Banks, the Agent to enter into the Credit Agreement, the Grantors each have agreed to enter into the Subsidiary Guaranty dated as of the date hereof (the "Subsidiary Guaranty") pursuant to which each Grantor has jointly and severally guaranteed the payment and performance of the Obligations of the Borrower;

            WHEREAS, the Lenders and the Issuing Banks have required as a condition, among others, to entering into the Credit Agreement, that each Grantor enter into this Subsidiary Security Agreement in order to secure the prompt and complete payment, observance and performance of (i) all of such Grantor's obligations under the Subsidiary Guaranty and (ii) all of such Grantor's obligations and liabilities under this Subsidiary

Security Agreement and all other Loan Documents to which such Grantor is a party (all such obligations and liabilities of such Grantor being hereinafter referred to collectively as such Grantor's "Liabilities");

            NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

            1.    DEFINED TERMS.

            (a) Unless otherwise defined herein, each capitalized term used herein that is defined in the Credit Agreement shall have the meaning specified for such term in the Credit Agreement. Unless otherwise defined herein or in the Credit Agreement, all terms defined in Article 8 and Article 9 of the Uniform Commercial Code in effect as of the date hereof in the State of New York are used herein as defined therein as of the date hereof.

            (b) The words "hereby," "hereof," "herein" and "hereunder" and words of like import when used in this Subsidiary Security Agreement shall refer to this Subsidiary Security Agreement as a whole and not to any particular provision of this Subsidiary Security Agreement, and section references are to this Subsidiary Security Agreement unless otherwise specified.

            (c) All terms defined in this Subsidiary Security Agreement in the singular shall have comparable meanings when used in the plural, and VICE
VERSA, unless otherwise specified.

            2. GRANT OF SECURITY INTEREST. Each Grantor hereby grants to the Agent for the benefit of the Agent, the Lenders, the Issuing Banks and the other Holders a security interest in all of such Grantor's rights, title and interests in and to the following property, whether now owned or existing or hereafter arising or acquired and wheresoever located (the "Collateral"), to secure the prompt and complete payment, observance and performance of all such Grantor's Liabilities.

            (a) ACCOUNTS: All present and future accounts, accounts receivable and other rights of such Grantor to payment for the sale or lease of goods or the rendition of services (except those evidenced by instruments or chattel paper), whether now existing or hereafter arising and wherever arising, and whether or not they have been earned by performance (collectively, "Accounts");

            (b) EQUIPMENT: All of such Grantor's present and future (i) equipment and fixtures, including, without limitation, wherever located, printing presses and other machinery, manufacturing, distribution, selling, data processing and office equipment, furniture, furnishings, assembly systems, tools, tooling, molds, dies, appliances and vehicles, vessels and aircraft, (ii) other tangible personal property (other than such Grantor's Inventory) and (iii) any and all accessions, parts and appurtenances attached to any of the foregoing or used in connection therewith, and any substitutions therefor and replacements, products and proceeds thereof (collectively, "Equipment");

            (c) GENERAL INTANGIBLES: All of such Grantor's present and future general intangibles, choses in action, causes of action, and all other intangible personal property of every kind and nature including, without limitation, corporate, partnership and other business books and records, inventions, designs, patents, patent applications, trademarks, service marks, trademark applications, service mark applications, trade names, trade secrets, goodwill, registrations, copyrights, licenses, franchises, customer lists, computer programs, software and other computer materials, tax refunds, tax refund claims, rights and claims against charters, carriers, shippers, franchisees, lessors, and lessees, and rights to indemnification, intercompany receivables, and any security documents executed in connection therewith, deposit accounts, proceeds of any letters of credit, indemnity, warranty or guaranty payable to such Grantor from time to time with respect to the foregoing or proceeds of any insurance policies on which such Grantor is named as beneficiary, claims against third parties for advances and other financial accommodations and any other obligations whatsoever owing to such Grantor, contract rights, customer and supplier contracts, rights in and to all security agreements, security interests or other security held by such Grantor to secure payment of such Grantor's accounts, all right, title and interest under leases, subleases, and concessions and other agreements relating to real or personal property (including, without limitation, all rents, issues and profits related thereto), rights in and under guarantees, instruments, securities, documents of title and other contracts securing, evidencing, supporting or otherwise relating to any of the foregoing, together with all rights in any goods, merchandise or Inventory (as defined below) which any of the foregoing may represent (collectively, "General Intangibles");

            (d) INVENTORY: All of such Grantor's present and future (i) inventory, (ii) goods, merchandise and other personal property furnished or to be furnished under any contract of service or intended for sale or lease, and all goods consigned by such Grantor and all other items which have previously constituted Equipment but are then currently being held for sale or lease in the ordinary course of such Grantor's business, (iii) raw materials, work-in-process and finished goods, (iv) materials, components and supplies of any kind, nature or description used or consumed in such Grantor's business or in connection with the manufacture, production, packing, shipping, advertising, finishing or sale of any of the Property described in CLAUSES (i) through

(iii) above, (v) goods in which such Grantor has a joint or other interest to the extent of such Grantor's interest therein or right of any kind (including, without limitation, goods in which such Grantor has an interest or right as consignee), and (vi) goods which are returned to or repossessed by such Grantor; in each case whether in the possession of such Grantor, a bailee, a consignee, or any other Person for sale, storage, transit, processing, use or otherwise, and any and all documents for or relating to any of the foregoing (collectively, "Inventory");

            (e) CHATTEL PAPER, INSTRUMENTS AND DOCUMENTS: All chattel paper, all instruments (as defined in Article 9 of the Uniform Commercial Code) and securities (as defined in Article 8 of the Uniform Commercial Code), all bills of lading, warehouse receipts and other documents of title and documents, in each instance whether now owned or hereafter acquired by such Grantor (collectively, "Chattel Paper, Instruments and Documents");

            (f) OTHER PROPERTY: All property or interests in property now owned or hereafter acquired by such Grantor whether in the possession, custody or control of the Agent, any Lender, any Issuing Bank or any other Holder, or any agent or affiliate of any of them in any way or for any purpose (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise), including, without limitation, (i) each Lockbox, and all funds, drafts, checks and other items deposited therein from time to time, (ii) each Collection Account, and all funds, drafts, checks and other items deposited therein from time to time, (iii) the Concentration Account, and all funds, drafts, checks and other items deposited therein from time to time, and (iv) the Investment Account, all funds, drafts, checks and other items deposited therein from time to time, all Investments made from time to time in or through the Investment Account, and all certificates and instruments, if any, from time to time representing such Investments; and all rights and interests of such Grantor, now existing or hereafter arising and however and wherever arising, in respect of any and all (w) notes, drafts, letters of credit, stocks, bonds, and debt and equity securities, whether or not certificated, and warrants, options, puts and calls and other rights to acquire or otherwise relating to the same; (x) money;
(y) proceeds of loans, including, without limitation, all the intercompany loans made to such Grantor by the Borrower; and (z) insurance proceeds and books and records relating to any of the property covered by this Subsidiary Security Agreement (collectively, "Other Property");

together with respect to each of the items set forth in paragraphs (a) through
(f) above with all accessions and additions thereto, substitutions therefor, and replacements, proceeds and products thereof; PROVIDED, HOWEVER, that the foregoing grant of a security interest shall not include a security interest in any contract right, license, agreement, any lease pertaining to real or personal property or any other document, instrument or agreement of the Borrower (each such contract right, license agreement, lease pertaining to real or personal property and other document, instrument or agreement of the Borrower being hereinafter referred to as "Excluded Property"), IF the granting of a security interest therein by the Borrower to the Agent is expressly prohibited by the terms and provisions of the written agreement, document or instrument creating or evidencing such Excluded Property or rights related thereto or by applicable law (it being understood and agreed that promptly following a request by the Agent, the Borrower shall use its best efforts to obtain from the Person in whose favor the prohibition has been granted any necessary waiver or consent in order to remove or terminate such prohibition or permit the Agent to have a security interest in the Borrower's rights to any such Excluded Property subject to such a prohibition and referred to in such request, and that any such Excluded Property so referred to shall constitute part of the Collateral automatically upon the execution and delivery of the applicable waiver or consent). Notwithstanding anything set forth herein to the contrary, the Agent will be deemed to have, and at all times from and after the date hereof to have had, a security interest in the proceeds of such Excluded Property to the extent that proceeds of such Excluded Property have come into the possession of the Agent, have been deposited into any Collection Account or the Concentration Account or otherwise constitute Collateral hereunder.

            3. CONTINUING LIABILITY. Each Grantor hereby expressly agrees that, notwithstanding anything set forth herein to the contrary, such Grantor shall remain solely responsible under each contract, agreement, interest or obligation as to which a Lien has been granted to the Agent hereunder for the observance and performance of all of the conditions and obligations to be observed and performed by such Grantor thereunder, all in accordance with and pursuant to the terms and provisions thereof, and the exercise by the Agent, any Lender or any Issuing Bank of any rights under this Subsidiary Security Agreement, the Subsidiary Guaranty, the Credit Agreement or any other Loan Document shall not release such Grantor from any of such Grantor's duties or obligations hereunder and under each such contract, agreement, interest or obligation. Neither the Agent nor any Lender or Issuing Bank shall have any duty, responsibility, obligation or liability under any such contract, agreement, interest or obligation by reason of or arising out of this Subsidiary Security Agreement or the assignment thereof by such Grantor to the Agent or the granting by such Grantor to the Agent of a Lien thereon or the receipt by the Agent, any Lender or any Issuing Bank of any payment relating to any such contract, agreement, interest or obligation pursuant hereto, nor shall the Agent, any Lender or any Issuing Bank be required or obligated (nor to the extent prohibited by the terms of such contract, agreement, interest or obligation or applicable law, rule or regulation, shall the Agent, Lender or Issuer be permitted), in any manner, to (a) perform or fulfill any of the obligations of such Grantor thereunder or pursuant thereto, (b) make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by such Grantor or the sufficiency of any performance by any party under any such contract, agreement, interest or obligation, or (c) present or file any claim, or take any action to collect or enforce any performance or payment of any amounts which may have been assigned to such Grantor, on which such Grantor has been granted a Lien to which such Grantor may be entitled at any time or times.

            4. REPRESENTATIONS, WARRANTIES AND COVENANTS. Each Grantor hereby represents, warrants and covenants that as of the date of the execution of this Subsidiary Security Agreement, and until the termination of this Subsidiary Security Agreement pursuant to SECTION 14 below:

            (a) All of the Equipment and Inventory (other than Inventory and Equipment sold in accordance with the terms of the Credit Agreement, Equipment being repaired or serviced, Equipment and Inventory in transit or in the possession and control of subcontractors of such Grantor, are located at the places specified in SCHEDULE 1 attached hereto and such location is an owned, leased or bailment location as specified in
      SCHEDULE 1 attached hereto. As of the date hereof, the correct corporate name, the principal place of business, the chief executive office, and the federal tax identification number of such Grantor and the places where such Grantor's books and records concerning the Collateral are currently kept are set forth in SCHEDULE 2 attached hereto and made a part hereof, and such Grantor will not change such principal place of business or chief executive office or remove such records without (i) providing the Agent with at least thirty (30) days' prior written notice of such change, and (ii) making all filings under the Uniform Commercial Code necessary or appropriate to preserve the perfection of the security interests described herein to the extent such security interest may be perfected by such filings. Such Grantor will not change its name, identity or corporate structure in any manner which might make any financing statement filed hereunder misleading, UNLESS such Grantor shall have (A) given the Agent at least thirty (30) days' prior written notice thereof (and received any consent that may be required under the terms of the Credit Agreement), and (B) certified to the Agent that all filings reflecting such new name, identity or structure have been made which are necessary or appropriate to preserve the perfection of the security interests described herein. The Borrower will hold and preserve such records and chattel paper and will permit representatives of the Agent at any time during normal business hours to inspect and make abstracts from such records and chattel paper.

            (b) Such Grantor has exclusive possession and control of the Equipment and Inventory, except for (i) Inventory in the possession and control of a bailee or warehouseman of such Grantor in the ordinary course of business; (ii) Inventory in the possession and control of subcontractors of such Grantor; (iii) Equipment being repaired or serviced; and (iv) Equipment and Inventory in transit with common or other carriers.

            (c) Such Grantor is the legal and beneficial owner of the Collateral free and clear of all Liens except as permitted under SECTION
      9.03 of the Credit Agreement. Such Grantor has not, during the five (5) years preceding the date hereof, been known as or used any other corporate or fictitious name, except as disclosed on SCHEDULE 3 hereto, nor acquired all or substantially all the assets, capital stock or operating unit of any Person, except as disclosed on SCHEDULE 3 hereto, and each predecessor in interest of such Grantor during the five (5) years preceding the Closing Date is disclosed on SCHEDULE 3 hereto.

            (d) This Subsidiary Security Agreement creates in favor of the Agent a legal, valid and enforceable security interest in the Collateral, securing the payment of the Liabilities. When financing statements have been filed in the appropriate offices in the locations listed on SCHEDULES 1 AND 2 hereto, the Agent will have a fully perfected first priority Lien on the Collateral to the extent such Lien may be perfected by Uniform Commercial Code filings, except, in the case of priority, for Liens permitted by SECTION 9.03 of the Credit Agreement.

                  5. COVENANTS. Each Grantor covenants and agrees with the Agent that from and after the date of this Subsidiary Security Agreement and until the termination of this Subsidiary Security Agreement pursuant to SECTION 14 below:

            (a) At any time and from time to time, upon the Agent's written request and at the expense of such Grantor, such Grantor will promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Agent reasonably may deem desirable in order to perfect and protect any Lien granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to the Collateral. Without limiting the generality of the foregoing, such Grantor will: (i) upon the occurrence and during the continuance of an Event of Default, at the request of the Agent, mark conspicuously each item of chattel paper included in the Collateral and each related contract and, each of its records pertaining to the Collateral, with a legend, in form and substance satisfactory to the Agent, indicating that such document, chattel paper, related contract or Collateral is subject to the security interest granted hereby;
      (ii) if any Collateral shall be evidenced by a promissory note or other instrument (other than checks or drafts received in the ordinary course of such Grantor's business), deliver and pledge to the Agent hereunder such note or instrument duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Agent; and (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices as the Agent may request, as may be necessary or desirable, in order to perfect and preserve the security interest granted or purported to be granted hereby. Such Grantor hereby authorizes the Agent to file any such financing or continuation statements without the signature of such Grantor to the extent permitted by applicable law. Such Grantor hereby agrees that a carbon, photographic, photostatic or other reproduction of this Subsidiary Security Agreement or of a financing statement is sufficient as a financing statement to the extent permitted by applicable law.

            (b) Such Grantor shall keep the Equipment and Inventory (other than Inventory and Equipment sold in accordance with the terms of the Credit Agreement, Equipment being repaired or serviced, Inventory in transit or in the possession and control of subcontractors of such Grantor) at the places specified in SCHEDULE 1 hereto and shall deliver written notice to the Agent at least 30 days prior to establishing any other location at which it reasonably expects to maintain Inventory and/or Equipment in any jurisdiction in which all action required by SECTION 5 hereof has not been taken with respect to all such Equipment and/or Inventory. Upon the establishment of any such location, and after notice thereof to the Agent as required in the preceding sentence,
      SCHEDULE 1 hereto shall be deemed amended to add such location thereto without further action by the Agent or such Grantor and such Grantor hereby authorizes the Agent to substitute a new SCHEDULE 1 hereto to reflect such additional location(s).

            (c) Such Grantor will keep and maintain at such Grantor's own cost and expense satisfactory and complete records of the Collateral in a manner reasonably acceptable to the Agent, including, without limitation, a record of all payments received and all credits granted with respect to such Collateral and a record of the Agent's security interest in the Collateral. Upon the occurrence and during the continuance of an Event of Default, such Grantor shall, for the Agent's further security, deliver and turn over to the Agent or the Agent's designated representatives at any time upon three (3) days' notice from the Agent or the Agent's designated representative, any such books and records (including, without limitation, any and all computer tapes, programs and source codes relating to the Collateral or any part or parts thereof).

            (d) In any suit, proceeding or action brought by the Agent under any account comprising part of the Collateral, such Grantor will save, indemnify and keep the Agent, each Lender and each Issuing Bank harmless from and against all expense, loss or damages suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by such Grantor of any obligation or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligor or its successors from such Grantor, and all such obligations of such Grantor shall be and shall remain enforceable against and only against such Grantor and shall not be enforceable against the Agent, any Lender or any Issuing Bank; PROVIDED, HOWEVER, such Grantor shall have no obligation to the Agent with respect to the matters indemnified pursuant to this subsection (d) resulting from the willful misconduct or gross negligence of the Agent, as determined in a final non-appealable judgment by a court of competent jurisdiction.

            (e) Such Grantor will not create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove, any Lien on such Collateral, other than Liens permitted under SECTION 9.03 of the Credit Agreement, and will defend the right, title and interest of the Agent in and to such Grantor's rights to such Collateral, including, without limitation, the proceeds and products thereof, against the claims and demands of all Persons whatsoever other than claims secured by liens permitted under SECTION 9.03 of the Credit Agreement.

            (f) Such Grantor will not, without the Agent's prior written consent, except in the ordinary course of business and for amounts which are not material to such Grantor in the aggregate, (i) grant any extension of the time of payment of any of the Collateral or compromise, compound or settle the same for less than the full amount thereof; (ii) release, wholly or partly, any Person liable for the payment thereof; or (iii) allow any credit or discount whatsoever thereon other than trade discounts granted in the ordinary course of business.


            6. COLLECTIONS. Except as otherwise provided in this SECTION 6, each Grantor shall continue to collect, at its own expense, all amounts due or to become due to such Grantor under the Accounts. In connection with such collections, such Grantor may take (and, after the occurrence of an Event of Default, at the Agent's direction, must take) such action as such Grantor or, after the occurrence and during the continuation of an Event of

Default, the Agent may deem necessary or advisable to enforce collection of the Accounts; PROVIDED, HOWEVER, that the Agent shall have the right at any time, upon the occurrence and during the continuance of an Event of Default to the extent permitted by contract, agreement, interest or right giving rise to or relating to such Account and under applicable law, rule and regulation, to require the Borrower to prepare notices of assignment for each Government Contract and to file such notices of assignment with the appropriate contracting officer of the United States Government and to otherwise notify the account debtors or obligors under any Accounts of the assignment of such Accounts to the Agent and to direct such account debtors or obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Accounts, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. After receipt by such Grantor of the notice from the Agent referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including instruments) received by such Grantor in respect of the Accounts shall be received in trust for the benefit of the Agent, the Lenders, the Issuing Banks and the other Holders, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Agent in the same form as so received (with any necessary endorsement) to be applied to the Obligations in accordance with the Credit Agreement (including, without limitation, SECTION 3.02(B)(II) thereof) and (ii) such Grantor shall not adjust, settle or compromise the amount or payment of any Account, release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

            7.    REMEDIES, APPLICATION OF PROCEEDS, RIGHTS UPON EVENT OF
DEFAULT.

            (a) Upon the occurrence and during the continuance of an Event of Default, the Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies provided for in the Credit Agreement and all the rights and remedies of a secured party under the Uniform Commercial Code, and all other applicable law as in effect in any relevant jurisdiction. In addition, the Agent may also:

            (i) require such Grantor to, and such Grantor hereby agrees that it will at its expense and upon request of the Agent, promptly assemble all, or such part, of the Collateral as directed by the Agent and make such Collateral available to the Agent at a place designated by the Agent, which place shall be reasonably convenient to the Agent, whether at the premises of such Grantor or otherwise;

           (ii) enter, with or without process of law and without breach of the peace, any premises where any of the Collateral or the books and records of such Grantor related thereto are or may be located and, without charge or liability to the Agent, seize and remove such Collateral and such books and records from such premises, or remain upon such premises and use the same for the purpose of enforcing any and all rights and remedies of the Agent under this Subsidiary Security Agreement, the Credit Agreement or any of the other Loan Documents; and

         (iii) without notice, except as specified below, sell, lease, assign, grant an option or options to purchase or otherwise dispose of all or any part of the Collateral in one or more parcels, at public or private sale or sales, at any exchange, broker's board or at any of the Agent's offices or elsewhere, at such prices as the Agent may deem best, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable; PROVIDED, HOWEVER, that such Grantor shall not be credited with the net proceeds of any such credit sale, future delivery or lease of the Collateral until the cash proceeds thereof are actually received by the Agent and PROVIDED, FURTHER that any such sale, lease assignment, option to purchase or other disposition (each a "disposition") shall be subject to any prohibition or restriction thereon contained in any agreement, contract, interest or right comprising a part of the Collateral subject to such disposition and any applicable law, rule or regulation. Such Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) Business Days' notice, or such longer period as may be required by law, to such Grantor of the time and place of any public sale, or the time after which any private sale is to be made, shall constitute reasonable notification. No notification required by law need be given to such Grantor if such Grantor has signed, after the occurrence of an Event of Default, a statement renouncing any right to notification of sale or other intended disposition. The Agent shall not be obligated to make any sale of any of the Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Agent, any Lender and any of the Issuing Banks shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in such Grantor, which right or equity is hereby expressly waived and released. In the event of a sale of any Collateral, or any part thereof, to a Lender, an Issuing Bank or the Agent upon the occurrence and during the continuance of an Event of

      Default, such Lender, Issuing Bank, or the Agent shall not deduct or offset from any part of the purchase price to be paid therefor any indebtedness owing to it by such Grantor. Any and all proceeds received by the Agent with respect to any sale of, collection from or other realization upon all or any part of the Collateral, whether consisting of monies, checks, notes, drafts, bills of exchange, money orders or commercial paper of any kind whatsoever, shall be held by the Agent and distributed by the Agent in accordance with the Credit Agreement (including, without limitation, SECTION 3.02(b)(ii) thereof) and such Grantor shall remain liable for any deficiency following the sale of the Collateral. Subject to the terms of any applicable license agreement to which such Grantor is a party, the Agent is hereby granted an irrevocable license or other right to use, without charge, such Grantor's labels, copyrights, patents, rights of use of any name, trade names, general intangibles, trademarks and advertising matter, or any property of a similar nature, in completing production of, advertising for sale and selling any Collateral.

            (b) To the extent permitted by applicable law, such Grantor waives all claims, damages and demands against the Agent, any Lender or any Issuing Bank arising out of the repossession, retention or sale of the Collateral, or any part or parts thereof, except any such claims, damages and awards arising out of the gross negligence or willful misconduct of the Agent.

            (c) Such Grantor recognizes that in the event such Grantor fails to perform, observe or discharge any of its obligations or liabilities under this Subsidiary Security Agreement, no remedy at law will provide adequate relief to the Agent and the Agent shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

            (d) The rights and remedies provided under this Subsidiary Security Agreement are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law or equity.

            8. THE AGENT MAY PERFORM. If any Grantor fails to perform any agreement contained herein, the Agent, upon written notice to such Grantor if practicable, may itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall constitute Protective Advances payable by such Grantor in accordance with the terms of the Credit Agreement.

            9. THE AGENT'S DUTY. The Agent shall have no duty with respect to any Collateral except as set forth herein and in the Credit Agreement. Without limiting the generality of the foregoing, the Agent shall be under no obligation to take any steps necessary to preserve the rights of each Grantor in the Collateral against any other parties but may do so at its option provided that all expenses incurred in connection therewith shall be for the sole account of such Grantor and shall be added to the Liabilities secured hereby.

            10. MARSHALLING, PAYMENTS SET ASIDE; AGENT APPOINTED ATTORNEY-IN-FACT. The Agent shall be under no obligation to marshal any assets in favor of any Grantor or against or in payment of any or all of the Liabilities. To the extent that any Grantor makes a payment or payments to the Agent or the Agent receives any payment or proceeds of the Collateral for the benefit of the Agent, any Lender, any Issuing Bank or any other Holder, which payment(s) or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Liabilities or any part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by the Agent.

            Each Grantor agrees, upon the request of the Agent and promptly following such request, to take any action and execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Subsidiary Security Agreement. Such Grantor hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of such Grantor, or in its own name, from time to time in the Agent's discretion, for the purpose of carrying out the terms of this Subsidiary Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes hereof and, without limiting the generality of the foregoing, hereby gives the Agent the power and right on behalf of such Grantor, without notice to or assent by such Grantor, to the extent permitted by applicable law, to do the following:

            (i) to obtain and adjust insurance required to be paid to the Agent pursuant to SECTION 8.05 of the Credit Agreement;

           (ii) ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipt for monies due and to become due under or in respect of any of the Collateral;

          (iii) receive, take, endorse, assign and deliver any and all checks, notes, drafts, acceptances, documents and other negotiable and nonnegotiable instruments, documents and chattel paper taken or received by the Agent in connection with this Subsidiary Security Agreement;

           (iv) to commence, file, prosecute, defend, settle, compromise or adjust any claim, suit, action or proceeding with respect to the Collateral;

            (v) to sell, transfer, assign or otherwise deal in or with the Collateral or any part thereof pursuant to the terms and conditions of this Subsidiary Security Agreement; and

           (vi) to do, at its option and at the expense and for the account of such Grantor, at any time or from time to time, all acts and things which the Agent deems necessary to protect or preserve the Collateral and to realize upon the Collateral.

            11. SEVERABILITY. If any provision of this Subsidiary Security Agreement is held to be prohibited or unenforceable in any jurisdiction the substantive laws of which are held to be applicable hereto, such prohibition or unenforceability shall not affect the validity or enforceability of the remaining provisions hereof and shall not invalidate or render unenforceable such provision in any other jurisdiction.

            12. AMENDMENTS, WAIVERS AND CONSENTS. None of the terms or provisions of this Subsidiary Security Agreement may be waived, altered, modified or amended, and no consent to any departure by any Grantor herefrom shall be effective, except by or pursuant to an instrument in writing which (i) is duly executed by each Grantor and the Agent and (ii) complies with the requirements of the Credit Agreement. Any such waiver shall be valid only to the extent set forth therein. A waiver by the Agent of any right or remedy under this Subsidiary Security Agreement on any one occasion shall not be construed as a waiver of any right or remedy which the Agent would otherwise have on any future occasion. No failure to exercise or delay in exercising any right, power or privilege under this Subsidiary Security Agreement on the part of the Agent shall operate as a waiver thereof; and no single or partial exercise of any right, power or privilege under this Subsidiary Security Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

            13. BINDING EFFECT; SUCCESSORS AND ASSIGNS. This Subsidiary Security Agreement shall be binding upon each Grantor and its successors, and upon any assign(s) of such Grantor in accordance with SECTION 13.16 of the Credit Agreement and the Agent, the Lenders, the Issuing Banks and the other Holders, and their respective successors and assigns. Nothing set forth herein or in any other Loan Document is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Subsidiary Security Agreement, the Credit Agreement or any other Loan Document or any Collateral. Each Grantor's successors shall include, without limitation, a receiver, trustee or debtor-in-possession of or for such Grantor.

            14. TERMINATION OF THIS SUBSIDIARY SECURITY AGREEMENT; RELEASE OF COLLATERAL.

            (a) The security interest granted by each Grantor under this Subsidiary Security Agreement shall terminate against all the Collateral upon final payment in full in cash of the Obligations and termination of the Revolving Credit Commitments. Upon such termination and at the written request of such Grantor or its successors or assigns, and at the cost and expense of such Grantor or its successors or assigns, the Agent shall execute in a timely manner a satisfaction of this Subsidiary Security Agreement and such instruments, documents or agreements as are necessary or desirable to terminate and remove of record any documents constituting public notice of this Subsidiary Security Agreement and the security interests and assignments granted hereunder and shall assign and transfer, or cause to be assigned and transferred, and shall deliver or cause to be delivered to such Grantor, all property, including all monies, instruments and securities of such Grantor then held by the Agent.

            (b) Notwithstanding anything in this Subsidiary Security Agreement to the contrary, each Grantor may, to the extent permitted by SECTION 9.02 of the Credit Agreement sell, assign, transfer or otherwise dispose of any Collateral. In addition, the Collateral shall be subject to release from time to time (with the Collateral referred to in the immediately preceding sentence, the "Released Collateral") in accordance with SECTION 12.09(C) of the Credit Agreement. The Liens under this Subsidiary Security Agreement shall terminate with respect to the Released Collateral upon such sale, transfer, assignment, disposition or release, and upon the request of such Grantor, the Agent shall execute and deliver such instrument or document as may be necessary to release the Liens granted hereunder; PROVIDED, HOWEVER, that (i) the Agent shall not be required to execute any such documents on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Liabilities or any Liens on (or obligations of such Grantor in respect of) all interests retained by such Grantor, including without limitation, the proceeds of any sale, all of which shall continue to constitute part of the Collateral unless and until applied strictly in accordance with the Loan Documents.

            15. THE AGENT'S EXERCISE OF RIGHTS AND REMEDIES UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT. Notwithstanding anything set forth herein to the contrary, it is hereby expressly agreed that upon the occurrence and during the continuance of an Event of Default, the Agent may, and upon the written direction of the Requisite Lenders shall, exercise any of the rights and remedies provided in this Subsidiary Security Agreement, the Credit Agreement and any of the other Loan Documents.

            16. NOTICES. Any notice, demand, request or any other communication required or desired to be served, given or delivered hereunder shall be in writing and shall be served, given or delivered as provided in
SECTION 13.08 of the Credit Agreement.

            17. SECTION HEADINGS. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

            18. GOVERNING LAW. THIS SUBSIDIARY SECURITY AGREEMENT SHALL BE GOVERNED BY, AND BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, EXCEPT FOR PERFECTION AND ENFORCEMENT OF SECURITY INTERESTS AND LIENS IN OTHER JURISDICTIONS WHICH SHALL BE GOVERNED BY THE LAWS OF THOSE JURISDICTIONS.

            19. FURTHER INDEMNIFICATION. Each Grantor agrees to pay, and to save the Agent, each Lender and each Issuing Bank harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Subsidiary Security Agreement.

            20. COUNTERPARTS. This Subsidiary Security Agreement may be executed in separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            21.   CONSENT TO JURISDICTION AND SERVICE OF PROCESS.  Each
Grantor agrees that the terms of SECTION 13.17 of the Credit Agreement with respect to consent to jurisdiction and service of process shall apply equally to this Subsidiary Security Agreement.

            22. WAIVER OF BOND. Each Grantor waives the posting of any bond otherwise required of the Agent in connection with any judicial process or proceeding to realize on the Collateral or any other security for the Liabilities, to enforce any judgment or other court order entered in favor of the Agent, or to enforce by specific performance, temporary restraining order, or preliminary or permanent injunction, this Subsidiary Security Agreement or any other agreement or document between the Agent and such Grantor.

            23. ADVICE OF COUNSEL. Each Grantor represents and warrants to the Agent and the Lenders that it has discussed this Subsidiary Security Agreement and, specifically, the provisions of SECTIONS 18, 21, 22 and 26 hereof, with such Grantor's attorneys.

            24. FURTHER ASSURANCES. The Borrower agrees that it will cooperate with the Agent and will execute and deliver, or cause to be executed and delivered, all such other stock powers, proxies, instruments and documents, and will take all such other actions, including, without limitation, the execution and filing of financing statements, as the Agent may reasonably request from time to time in order to carry out the provisions and purposes of this Security Agreement.

            25. THE AGENT'S DUTY OF CARE. The Agent shall not be liable for any acts, omissions or errors of judgment or mistakes of fact or law including, without limitation, acts, omissions, errors or mistakes with respect to the Collateral, except for those arising out of or in connection with the Agent's
(i) gross negligence or willful misconduct or (ii) failure to use reasonable care with respect to the safe custody of the Collateral in the Agent's possession. Without limiting the generality of the foregoing, the Agent shall be under no obligation to take any steps necessary to preserve rights in the Collateral against any other parties but may do so at its option. All expenses incurred in connection therewith shall be for the sole account of the Grantors, and shall constitute part of the Liabilities of the Grantors secured hereby.

            26. WAIVER OF JURY TRIAL. EACH GRANTOR AND THE AGENT WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE AGENT AND SUCH GRANTOR ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS SUBSIDIARY SECURITY AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EITHER SUCH GRANTOR OR THE AGENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SUBSIDIARY SECURITY AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

            IN WITNESS WHEREOF, the parties hereto have executed this Subsidiary Security Agreement or caused this Subsidiary Security Agreement to be executed and delivered by their duly authorized officers as of the date first set forth above.


                                    HEXCEL INTERNATIONAL


                                    By____________________________
                                      Name:
                                      Title:


                                    HEXCEL FAR EAST


                                    By____________________________
                                      Name:
                                      Title:


                                    HEXCEL TECHNOLOGIES, INC.


                                    By____________________________
                                      Name:
                                      Title:


                                    CITICORP USA, INC.,
                                    as Agent


                                    By____________________________
                                      Name:
                                      Title:

                                   SCHEDULE 1
                                       TO
                          SUBSIDIARY SECURITY AGREEMENT
                          dated as of February __, 1995



                     LOCATIONS OF INVENTORY AND EQUIPMENT
                                  AND STATUS

LOCATION                                             STATUS

                                   SCHEDULE 2
                                       TO
                          SUBSIDIARY SECURITY AGREEMENT
                          dated as of February __, 1995



                        LOCATIONS OF BOOKS AND RECORDS



1.    CORRECT CORPORATE NAME

      HEXCEL INTERNATIONAL
      HEXCEL FAR EAST
      HEXCEL TECHNOLOGIES, INC.


2.    CHIEF EXECUTIVE OFFICE OF ALL GRANTORS

      5794 West Las Positas Boulevard
      Pleasanton, California 94588

3.    PRINCIPAL PLACE OF BUSINESS OF ALL GRANTORS

      5794 West Las Positas Boulevard
      Pleasanton, California 94588


4.    FEDERAL TAX IDENTIFICATION NUMBER

      HEXCEL INTERNATIONAL:               __________
      HEXCEL FAR EAST:                    __________
      HEXCEL TECHNOLOGIES, INC.:          __________


5.    LOCATION(S) OF ALL GRANTORS'
      BOOKS AND RECORDS CONCERNING THE COLLATERAL

      Corporate Books and Accounting Records:

      5794 West Las Positas Boulevard
      Pleasanton, California 94588

                                   SCHEDULE 3
                                       TO
                          SUBSIDIARY SECURITY AGREEMENT
                          dated as of February __, 1995

I.   PREVIOUS GRANTOR NAMES


II.  ACQUISITIONS OF ALL OR SUBSTANTIALLY ALL OF THE ASSETS,
     CAPITAL STOCK OR OPERATING UNIT OF ANY PERSON

      (i)

      (ii)

      (iii)

III.  PREDECESSOR IN INTEREST OF EACH GRANTOR DURING THE FIVE
      PRECEDING YEARS

                                    EXHIBIT P


$2,613,000.00                                     Dated:   February __, 1995
                                                           New York, New York



                          SUBORDINATED PROMISSORY NOTE


          FOR VALUE RECEIVED, the undersigned hereby promises to pay to the order of Hexcel S.A., a French corporation (the "Payee"), in lawful money of the United States the principal sum of Two Million Six Hundred Thirteen Thousand and 00/100 Dollars ($2,613,000), on demand; PROVIDED, such demand shall not be made prior to December 31, 1998 (the "Maturity Date"). The amount outstanding under this note shall bear interest at the rate of 6.9% per annum from the date hereof. To the extent permitted under the Credit Agreement (the "Credit Agreement") dated as of February __, 1995 by and among Hexcel Corporation, a Delaware corporation, and each of the Lenders and Issuing Banks (each as defined in the Credit Agreement) from time to time a party thereto and Citicorp U.S.A., Inc., as agent (the "Agent") for the Lenders and Issuing Banks, interest hereunder shall be payable semi-annually in arrears and, to the extent not so permitted, shall accrue and be payable on the Maturity Date.

I.   SUBORDINATION OF THIS NOTE.

     1.   NOTE SUBORDINATE TO SENIOR INDEBTEDNESS.

          The Maker and the Holder, by the Holder's acceptance hereof, covenant and agree that, to the extent and in the manner hereinafter set forth in this Paragraph I, the indebtedness represented by this Note and the payment of the principal of and the interest on this Note and all other payments with respect to or an account of this Note (collectively, the "Subordinated Indebtedness") are hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash of all Senior Indebtedness.

     2.   PAYMENT OVER OF PROCEEDS UPON BANKRUPTCY, ETC.

          In the event of (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Maker or its assets, or (ii) any liquidation, dissolution or other winding up of the Maker, whether voluntary or involuntary or whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshalling of assets or liabilities of the Maker (each such event, if any, herein sometimes referred to as a "Proceeding"), then and in any such event the holders of all

Senior Indebtedness shall first be paid in full (including, without limitation, all Post-Commencement Interest) or provision for such payment shall be made and agreed to in writing by the holders of Senior Indebtedness before the Holder is entitled to receive any direct or indirect payment or distribution of any cash, property or securities on account of or with respect to Subordinated Indebtedness. To the extent any payment of Senior Indebtedness is declared to be fraudulent or preferential, set aside or required to be paid to a trustee, receiver or other similar party under any bankruptcy, insolvency, receivership or similar law, then if such payment is recovered by, or paid over to, such trustee, receiver or other similar party, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

     3.   NO PAYMENTS EXCEPT AS PERMITTED UNDER SENIOR INDEBTEDNESS.

          (a) Except as permitted under the terms of the Senior Credit Agreement, the Maker may not and shall not make any payment on account of or with respect to the Subordinated Indebtedness.

          (b) The Holder irrevocably authorizes and empowers the Agent (for the benefit of each holder of the Senior Indebtedness) to demand, sue for, collect and receive all such payment and distribution and receipt therefor, and to file and prove all such claims (in any Proceeding or otherwise) and take all such other action in the name of all holders of the Subordinated Indebtedness or otherwise, as the Agent may determine to be necessary or appropriate.

     4.   ENFORCEMENT.

          The Holder hereby agrees that, unless and until the Senior Indebtedness shall have been paid and satisfied in full in cash, the Holder shall not exercise or assert any right or remedy, by suit, acceleration or otherwise, against Maker or any of its properties or assets in respect of the Subordinated Indebtedness.

     5.   PROCEEDS; NO SETOFF; PAYMENTS OVER.

          The Holder hereby agrees that if it receives any payment, distribution or any cash or other property with respect to the Subordinated Indebtedness in contravention of the terms of this Paragraph I, it shall hold the same for the account of and for the benefit of the holders of Senior Indebtedness and shall promptly deliver the same (in the form such payments or distributions are received) to the Agent for the benefit of such holders for application to the Senior Indebtedness, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct and, if the Holder fails to make any such endorsement, the Agent is authorized to make the same as agent for it and on its behalf (which authorization, being coupled with an interest, is irrevocable).

     6.   SUBROGATION TO RIGHTS OF LENDERS OF SENIOR INDEBTEDNESS.

          After all amounts payable under or in respect of Senior Indebtedness are paid in full in cash, whether or not due, the Holder shall be subrogated to the extent of the payments or distributions made to the holders of, or otherwise applied to payment of, such Senior Indebtedness pursuant to the provisions of this Paragraph I and to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the Subordinated Indebtedness shall be paid in full.

     7.   NO WAIVER OF SUBORDINATION PROVISIONS.

          (a) No right of any holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Maker or by any act or failure to act by such holder or any agent of such holder, or by any noncompliance by the Maker with such terms, provisions and covenants of this Note, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

          (b) Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness, the Agent, and any of them, may, at any time and from time to time, without the consent of, or notice to, the Holder, without incurring any liabilities to the Holder and without impairing or releasing the subordination and other benefits provided to them (and their successors and assigns) in this Agreement (even if any right of subrogation or other right or remedy of the Holder is affected, impaired or extinguished thereby) amend, renew, exchange, extend, modify, supplement in any manner the Senior Indebtedness, sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the collateral securing the Senior Indebtedness, settle or compromise any Senior Indebtedness or any security therefor, exercise or delay in or refrain from exercising any right or remedy against Maker or any security or any guarantor or any other Person, elect any remedy an otherwise deal freely with Maker and the collateral securing the Senior Indebtedness.

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II.  ASSIGNMENT.

     The Payee shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Maker and, so long as any Senior Indebtedness or commitment thereunder remains outstanding, the Agent. Neither the Maker nor the Agent shall unreasonably withhold such consent.

III. CERTAIN DEFINITIONS

     As used in this Note, the following terms have the following meanings (which meanings are equally applicable to both the singular and plural forms of the terms defined):

     "AGENT" means the then acting agent or administrative agent, as the case may be, as defined in and under the Senior Credit Agreement, or any successor thereto.

     "BUSINESS DAY" shall mean a day that is not a Saturday, Sunday or day on which banking institutions are not required to be open in the State of New York.

     "HOLDER" means the Payee or any subsequent holder of this Note.

     "POST-COMMENCEMENT INTEREST" means all interest accrued or accruing after the commencement of any Proceedings (and interest that would accrue but for the commencement of any Proceeding) in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing any Senior Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Proceeding.

     "SENIOR CREDIT AGREEMENT" means, collectively, the Credit Agreement dated as of February __, 1995, among the Maker, the financial institutions from time to time party thereto as Lenders and Issuing Banks and Citicorp USA, Inc., in its separate capacity as agent for the Lenders and Issuing Banks, as the same may from time to time be amended, renewed, supplemented or otherwise modified at the option of the parties thereto and any other agreement pursuant to which any of the indebtedness, commitments, obligations, costs, expenses, fees, reimbursements and other indemnities payable or owing thereunder may be refinanced, restructured, renewed, extended, refunded or increased, as any such other agreement may from time to time at the option of the parties thereto be amended, supplemented, renewed or otherwise modified.

     "SENIOR INDEBTEDNESS" means the principal of and premium, if any, and interest on (including Post-Commencement Interest) and other amounts due on or in connection with the Senior Credit Agreement and all Loan Documents (as defined in the Senior Credit Agreement) executed in connection therewith (including contingent obligations with respect to undrawn letters or credit issued the Senior Credit Agreement, any obligations owed to the Lenders with respect to interest rate protection incurred to satisfy the requirements of the Senior Credit Agreement and commitment fees and agency fees payable thereunder or pursuant thereto).

IV.  OTHER TERMS

     1. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     2. All the covenants, stipulations, promises and agreements made by or contained in this Note on behalf of the undersigned shall bind its successors, whether so expressed or not.

     3. By accepting this Note, the Holder for itself and its successors and assigns, agrees that it will not, without the prior written consent of the Agent and the Maker, (i) modify or amend this Note, (ii) cancel, waive, forgive, transfer or assign or subordinate the Subordinated Indebtedness to any other debt of Maker, or (ii) so long as any Senior Indebtedness is outstanding, initiate or be party to any Proceeding (other than a Proceeding initiated by the holders of the Senior Indebtedness) pursuant to which it is sought to adjudicate the Maker bankrupt or insolvent.



                                             HEXCEL CORPORATION


                                             By: ______________________________
                                                 Title:

The schedules to this agreement have been omitted and are available upon request.